                                               FILED PURSUANT TO RULE 424(b)(3)
                                                   REGISTRATION  NO. 333-113759

                           PROSPECTUS SUPPLEMENT NO. 8
                      (TO PROSPECTUS DATED MARCH 31, 2004,
                               AS SUPPLEMENTED BY
   PROSPECTUS SUPPLEMENT NO. 1 DATED MAY 11, 2004, PROSPECTUS SUPPLEMENT NO. 2 DATED MAY 26, 2004, PROSPECTUS SUPPLEMENT NO. 3 DATED JUNE 18, 2004, PROSPECTUS
   SUPPLEMENT NO. 4 DATED AUGUST 12, 2004, PROSPECTUS SUPPLEMENT NO. 5 DATED NOVEMBER 18, 2004, PROSPECTUS SUPPLEMENT NO. 6 DATED DECEMBER 6, 2004 AND
              PROSPECTUS SUPPLEMENT NO. 7 DATED DECEMBER 30, 2004)

         This Prospectus Supplement No. 8 supplements and amends the Prospectus dated March 31, 2004, as amended and supplemented by Prospectus Supplement No. 1 thereto dated May 11, 2004, Prospectus Supplement No. 2 thereto dated May 26, 2004, Prospectus Supplement No. 3 thereto dated June 18, 2004, Prospectus Supplement No. 4 thereto dated August 12, 2004, Prospectus Supplement No. 5 thereto dated November 18, 2004, Prospectus Supplement No. 6 thereto dated December 6, 2004, and Prospectus Supplement No. 7 thereto dated December 30, 2004 (as so amended and supplemented, the "Prospectus"), relating to the resale of shares of common stock, par value $.01 per share, of Verso Technologies, Inc. You should read this Prospectus Supplement No. 8 in conjunction with the Prospectus.

         Attached hereto and incorporated by reference herein are Verso's Current Reports on Form 8-K filed with the Securities Exchange Commission on January 18, 2005 and January 27, 2005. This Prospectus Supplement No. 8 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 8 supersedes the information contained in the Prospectus.

         The Prospectus, together with this Prospectus Supplement No. 8, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to the offers and sales of the Verso common stock offered hereby.

         The Verso common stock is listed on the Nasdaq SmallCap Market under the symbol "VRSO." The last reported sale price of the Verso common stock as reported on the Nasdaq SmallCap Market on February 8, 2005 was $0.46.

         See the section of the Prospectus titled "Risk Factors" for certain factors relating to an investment in the shares of Verso common stock offered hereby.

         Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the Verso common stock offered hereby or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 8. Any representation to the contrary is a criminal offense.

         The date of this Prospectus Supplement No. 8 is February 9, 2005.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): January 18, 2005
                                                 (January 17, 2005)


                            Verso Technologies, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Minnesota                      0-22190                    41-1484525
--------------------  ---------------------------------  ----------------------
(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                       No.)


  400 Galleria Parkway, Suite 300, Atlanta, Georgia             30339
-------------------------------------------------------  ----------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:   (678) 589-3500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On January 17, 2005, Joseph R. Wright, Jr., resigned from the Board of Directors of Verso Technologies, Inc., a Minnesota corporation (the "Company"), in order to devote additional time to his position as President, Chief Executive Officer and a director of PanAmSat Corporation, a global provider of satellite-based video, broadcasting and network distribution and delivery services. Mr. Wright had no disagreements with the Company on any matters related to the Company's operations, policies or practices.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        VERSO TECHNOLOGIES, INC.

                                        By: /s/ Juliet M. Reising
                                            ------------------------------------
                                            Juliet M. Reising, Chief Financial
                                            Officer and Executive Vice President



Dated:  January 18, 2005

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2005
                                                 (January 21, 2005)

                            VERSO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Minnesota                       0-22190                  41-1484525
--------------------------------------------------------------------------------
(State or other           (Commission File Number)          (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)


400 Galleria Parkway, Suite 300, Atlanta, Georgia               30339
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01 Entry into a Material Definitive Agreement.

         On January 21, 2005, Verso Technologies, Inc., a Minnesota corporation ("Verso"), MCK Communications, Inc., a Nevada corporation and an indirect, wholly-owned subsidiary of Verso ("MCK-NV"), MCK Communications, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Verso ("MCK-DE"), MCK Telecommunications Inc., a company organized under the laws of the Yukon Territory and an indirect, wholly-owned subsidiary of Verso ("MCK-Canada"), and Digital Techniques, Inc., a Texas corporation and an indirect, wholly-owned subsidiary of Verso ("Digital" and together with Verso, MCK-NV, MCK-DE and MCK-Canada, the "MCK Sellers") entered into that certain Asset Purchase Agreement (the "MCK Agreement") with CITEL Technologies Limited ("CITEL U.K."), MCK Canada Operations Inc. ("CITEL Canada") and CITEL Technologies Inc. ("CITEL U.S." and together with CITEL U.K and CITEL Canada, "CITEL"). The transactions contemplated by the MCK Agreement were consummated on January 21, 2005 pursuant to the terms and conditions thereof, a summary of which is set forth in Section
2.01 of this Current Report. In order to effect the transactions contemplated by the MCK Agreement and otherwise in connection therewith, on January 21, 2005 one or more of the MCK Sellers also entered into certain ancillary agreements which are listed as exhibits to this Current Report.

         On January 21, 2005, Verso, NACT Telecommunications, Inc., a direct, wholly-owned subsidiary of Verso ("NACT"), and NACT Limited, an indirect, wholly-owned subsidiary of Verso, entered into that certain Asset Purchase Agreement (the "NACT Agreement") with NACT Acquisition, Inc. ("Acquisition, Inc."), a special purpose entity created by Kinderhook Industries, LLC in conjunction with certain senior management members of NACT. The transactions contemplated by the NACT Agreement were consummated on January 21, 2005 pursuant to the terms and conditions thereof, a summary of which is set forth in Section
2.01 of this Current Report. In order to effect the transactions contemplated by the NACT Agreement and otherwise in connection therewith, on January 21, 2005 one or more of Verso, NACT and NACT Limited also entered into certain ancillary agreements contemplated by the NACT Agreement which are listed as exhibits to this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

         On January 21, 2005, pursuant to the MCK Agreement, the MCK Sellers sold to CITEL (the "MCK Disposition") substantially all of the assets used by the MCK Sellers which allow (i) legacy digital business telephone handsets to be used in a voice network using public/private IP-based, circuit-switched, frame relay or wireless technology networks and (ii) products that enable call recording of legacy business telephone systems in non-packet environments (the "MCK Business"). In connection with the MCK Disposition, CITEL U.K. and CITEL U.S. issued to Verso a convertible secured promissory note in principal amount of $3.5 million (the "Note"), CITEL paid to Verso approximately $157,000 with respect to certain net receivables and CITEL assumed certain liabilities related to the operation of the MCK Business. The outstanding principal under the Note accrues interest at an annual rate of 6% and is payable along with all interest accrued thereon in fourteen (14)
monthly payments of $60,000 commencing on July 21, 2005 followed by sixteen (16) monthly payments of $75,000, with all remaining outstanding principal and interest under the Note payable on January 21, 2008. Under certain circumstances described in the Note, all or any portion of the principal outstanding under the Note may be converted at Verso's option into shares of the capital stock of CITEL U.K. CITEL U.K.'s and CITEL U.S.' obligations under the Note are secured by a security interest in certain assets sold to CITEL.

         On January 21, 2005, pursuant to the NACT Agreement, NACT sold to Acquisition, Inc. (the "NACT Disposition") substantially all of the assets used by NACT in its business of providing software and hardware for switching, billing, provisioning and management solutions for the telecommunications and related industries in exchange for a purchase price of $4.0 million and the assumption of certain liabilities relating to such assets. In connection with NACT Disposition, certain senior management members of NACT became senior management members of Acquisition, Inc. The nature and amount of consideration received by Verso for the NACT Disposition was a result of arms-length negotiations between Verso and Kinderhook Industries, LLC.

         During the nine months ended September 30, 2004, the combined operating results of the MCK Business and the NACT Business represented approximately 37% of Verso's consolidated revenues, 24% of Verso's consolidated operating losses and 23% of Verso's consolidated net loss.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired. None.

(b)      Pro Forma Financial Information.

         Included in this Current Report (see Index to Financial Statements) are the following unaudited pro forma condensed consolidated financial statements, together with the notes thereto:

         (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004;

         (ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004; and

         (iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003.

         The Unaudited Pro Forma Condensed Balance Sheet presents the financial position of Verso at September 30, 2004, giving effect to the MCK Disposition and the NACT Disposition as if they had each occurred on such date. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 give effect to the MCK Disposition and the NACT Disposition as if they had each occurred at the beginning of each such period. The pro forma data does not purport to be indicative of the results which would actually have been reported if such dispositions had occurred on such dates or which may be reported in the future. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of Verso and the related notes thereto.

         (c)      Exhibits.

         The exhibits required to be filed with this Current Report are set forth on the Exhibit Index attached hereto.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VERSO TECHNOLOGIES, INC.

                                        By:   /s/Juliet M. Reising
                                           ------------------------------------
                                           Juliet M. Reising, Chief Financial
                                           Officer and Executive Vice President

Dated: January 26, 2005

                                  EXHIBIT INDEX


2.1 Asset Purchase Agreement with respect to the MCK Disposition. (The schedules to the Asset Purchase Agreement have been omitted from this Current Report pursuant to Item 601(b)(2) of Regulation S-K, and Verso agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

2.2 Asset Purchase Agreement with respect to the NACT Disposition. (The schedules to the Asset Purchase Agreement have been omitted from this Current Report pursuant to Item 601(b)(2) of Regulation S-K, and Verso agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

Ancillary Documents Regarding MCK Disposition:

99.1 Assignment and Assumption Agreement entered into in connection with the MCK Disposition with respect to U.K. assets.

99.2 Assignment and Assumption Agreement entered into in connection with the MCK Disposition with respect to U.S. assets.

99.3 Assignment and Assumption Agreement entered into in connection with the MCK Disposition with respect to Canadian assets.

99.4 Bill of Sale entered into in connection with the MCK Disposition with respect to U.K assets.

99.5 Bill of Sale entered into in connection with the MCK Disposition with respect to U.S. assets.

99.6 Bill of Sale entered into in connection with the MCK Disposition with respect to Canadian assets.

99.7 Secured Convertible Promissory Note issued to Verso in connection with the MCK Disposition.

99.8     Security Agreement entered into in connection with the MCK Disposition.

99.9 Copyright Assignment Agreement entered into in connection with the MCK Disposition.

99.10 Domain Name Assignment Agreement entered into in connection with the MCK Disposition.

99.11 Patent Assignment Agreement entered into in connection with the MCK Disposition.

99.12 Trademark Assignment Agreement entered into in connection with the MCK Disposition.

Ancillary Documents Regarding NACT Disposition:

99.13    Bill of Sale entered into in connection with the NACT Disposition.

99.14 Copyright Assignment Agreement entered into in connection with the NACT Disposition.

99.15 Trademark Assignment Agreement entered into in connection with the NACT Disposition.

99.16 Patent Assignment Agreement entered into in connection with the NACT Disposition.

99.17    License Agreement entered into in connection with the NACT Disposition.

99.18 Reciprocal Reseller Agreement entered into in connection with the NACT Disposition.

99.19 Call Center Services Agreement entered into in connection with the NACT Disposition.

99.20 Instrument of Assignment, Agreement and Consent entered into in connection with the NACT Disposition.

                          INDEX TO FINANCIAL STATEMENTS



Unaudited Pro Forma Condensed Consolidated Financial Statements:

Introduction                                                            F-2

Unaudited Pro Forma Condensed Consolidated Balance Sheet at
September 30, 2004                                                      F-3

Unaudited Pro Forma Condensed Consolidated Statement of
Operations for the nine months ended September 30, 2004                 F-4

Unaudited Pro forma Condensed Consolidated Statement of
Operations for the year ended December 31, 2003                         F-5

Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information                                                   F-6

                                  INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements give effect to the sale by:

         (i) Verso Technologies, Inc. ("Verso"), MCK Communications, Inc., a Nevada corporation and an indirect, wholly-owned subsidiary of Verso ("MCK-NV"), MCK Communications, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Verso ("MCK-DE"), MCK Telecommunications Inc., a company organized under the laws of the Yukon Territory and an indirect, wholly-owned subsidiary of Verso ("MCK-Canada"), and Digital Techniques, Inc., a Texas corporation and an indirect, wholly-owned subsidiary of Verso ("Digital" and together with Verso, MCK-NV, MCK-DE and MCK-Canada, the "MCK Sellers"), to CITEL Technologies Limited, MCK Canada Operations Inc. and CITEL Technologies Inc. (collectively, "CITEL") of the assets of the MCK Sellers which allow (a) legacy digital business telephone handsets to be used in a voice network using public/private IP-based, circuit-switched, frame relay or wireless technology networks and (b) products that enable call recording of legacy business telephone systems in non-packet environments (the "MCK Business"); and

         (ii) NACT Telecommunications, Inc. ("NACT") to NACT Acquisition, Inc. ("Acquisition, Inc.") of substantially all of the assets used by NACT in its business of providing software and hardware for switching, billing, provisioning and management solutions for the telecommunications and related industries (the "NACT Business").

         The unaudited pro forma condensed consolidated balance sheet presents the financial position of Verso at September 30, 2004 giving effect to the dispositions as if they had occurred on such date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 give effect to the dispositions as if they had occurred at the beginning of each such period.

         Verso's historical consolidated balance sheet has been reclassified to reflect assets and liabilities of discontinued operations. The MCK Business and NACT Business have been reclassified as discontinued operations in Verso's historical financial statements for the nine months ended September 30, 2004 and for the year ended December 31, 2003.

         The unaudited pro forma financial information is presented for information purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the dispositions been completed as of the dates indicated and is not necessarily indicative of Verso's future financial position or results of operations.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Verso, including the related notes thereto.

                            VERSO TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (Unaudited)
                        (in thousands except share data)


                                                                                                                        Pro Forma
                                                                                       MCK                NACT             without
                                                                 Historical (a)      Pro Forma           Pro Forma        MCK and
                                                              September 30, 2004    Adjustments         Adjustments          NACT
                                                              ------------------   -------------       -----------      ----------
ASSETS:
Current assets:
   Cash and cash equivalents ..................................     $  10,865      $     813  (c)      $   4,000  (d)   $   15,678
   Accounts receivable, net ...................................         7,834         (1,538) (b)         (2,666) (b)        3,630
   Inventory ..................................................         8,914           (321) (b)         (2,726) (b)        5,867
   Other current assets .......................................         1,487           (117) (b)           (596) (b)          774
   Assets of discontinued operations ..........................            --          7,854  (b)         17,994  (b)           --
                                                                                      (7,854) (c)       (17,994)  (d)
                                                                    ---------      ---------            ---------       ---------
    Total current assets ......................................        29,100         (1,163)             (1,988)           25,949
Furniture and equipment, net ..................................         5,365           (164) (b)         (1,008) (b)        4,193
Investment ....................................................           554             --                  --               554
Notes receivable ..............................................            --          3,500  (c)             --             3,500
Other intangibles, net ........................................         5,660         (2,400) (b)           (828) (b)        2,432
Goodwill ......................................................        15,998         (3,314) (b)        (10,170) (b)        2,514
                                                                    ---------      ---------            ---------       ---------
      Total assets ............................................     $  56,677      $  (3,541)          $ (13,994)       $   39,142
                                                                    =========      =========            =========       =========
 LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current liabilities:
   Accounts payable ...........................................     $   2,521      $    (581) (b)      $    (224)(b)    $   1,716
   Accrued compensation .......................................         1,956            (21) (b)           (553)(b)        1,382
   Accrued expenses ...........................................         3,022           (181) (b)           (191)(b)        2,650
   Current portion of accrued costs of MCK acquisition ........           434                                                 434
   Current portion of liabilities of discontinued operations ..           759          1,091  (b)          2,434 (b)        2,684
                                                                                        (440) (c)         (2,434)(d)
                                                                                         774  (c)            500 (d)
   Unearned revenue and customer deposits .....................         5,287           (308) (b)         (1,466)(b)        3,513
                                                                    ---------      ---------            ---------       ---------
    Total current liabilities .................................        13,979            334              (1,934)          12,379
 Liabilities of discontinued operations, net of current
       portion ................................................           744             --                   --            744
 Other long-term liabilities ..................................         1,262             --                   --          1,262
 Notes payable, net of current portion ........................         2,696                                              2,696
 Convertible subordinated debentures ..........................         4,185             --                   --          4,185
                                                                    ---------      ---------            ---------       ---------

    Total liabilities .........................................        22,866            334               (1,934)        21,266
Shareholders' equity:
   Common stock ...............................................         1,331             --                    --          1,331
   Additional paid-in capital .................................       322,926             --                    --        322,926
   Stock payable ..............................................            94                                                  94
   Accumulated deficit ........................................      (290,482)        (3,875) (c)         (12,060)(d)    (306,417)
   Deferred compensation ......................................           (97)            --                   --             (97)
    Accumulated other comprehensive loss - foreign
      currency translation ....................................            39             --                   --              39
                                                                    ---------      ---------            ---------       ---------
     Total shareholders' equity ...............................        33,811         (3,875)             (12,060)         17,876
       Total liabilities and shareholders' equity .............     $  56,677      $  (3,541)           $ (13,994)      $  39,142
                                                                    =========      =========            =========       =========


See accompanying notes to the Pro Forma Condensed Consolidated Financial Statements.

                            VERSO TECHNOLOGIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Unaudited)
                        (in thousands, except share data)



                                                                                                                     Pro Forma
                                                            Historical (e)          MCK            NACT          Consolidated Verso
                                                           Nine months ended     Pro Forma        Pro Forma          without MCK
                                                          September 30, 2004    Adjustments      Adjustments            and NACT
                                                        --------------------- --------------    ---------------- -----------------
Revenue..............................................       $      39,143        $ (5,727)  (f)   $ (8,720)  (g)     $      24,696
Cost of revenue......................................              21,004          (3,055)  (f)     (5,149)  (g)            12,800
                                                            -------------        --------         --------           -------------
    Gross profit.....................................              18,139          (2,672)          (3,571)                 11,896
Operating expenses:
  General and administrative.........................              11,266            (627)  (f)     (1,536)  (g)             9,103
  Sales and marketing................................              10,287          (1,431)  (f)     (1,906)  (g)             6,950
  Research and development...........................               8,919            (873)  (f)     (2,905)  (g)             5,141
  Depreciation and amortization of property and
   equipment.........................................               2,420            (154)  (f)       (600)  (g)             1,666
  Amortization of intangibles........................                 405            (225)  (f)         --                     180
  Amortization of deferred compensation..............                 346              --               --                     346
  Reorganization costs                                              1,154              --               --                   1,154
                                                            -------------        --------         --------           -------------
    Total operating expenses.........................              34,797          (3,310)          (6,947)                 24,540
                                                            -------------        --------         --------           -------------
  Operating loss.....................................             (16,658)            638            3,376                 (12,644)
Other income (expense)...............................                 224             (27)  (f)         --                     197
Equity in loss of investment.........................                (119)             --               --                    (119)
Interest expense, net................................                (785)              1   (f)         (4)  (g)              (788)
                                                            -------------        --------         --------           -------------
Loss before income taxes.............................             (17,338)            612            3,372                 (13,354)
Income taxes.........................................                  --              --               --                      --
                                                            -------------        --------         --------           -------------
  Net loss...........................................       $     (17,338)       $    612         $  3,372           $     (13,354)
                                                            =============        ========         ========           =============
Net loss per common share - basic and
  diluted:                                                  $       (0.13)                                           $       (0.10)
                                                            =============                                            =============
Weighted average shares outstanding - basic and
  diluted............................................         130,994,763                                              130,994,763
                                                            =============                                            =============

See accompanying notes to the Pro Forma Condensed Consolidated Financial Statements.

                            VERSO TECHNOLOGIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)
                        (in thousands, except share data)

                                                                                                                      Pro Forma
                                                            Historical (e)          MCK             NACT         Consolidated Verso
                                                              Year ended         Pro Forma        Pro Forma          without MCK
                                                           December 31, 2003    Adjustments      Adjustments           and NACT
                                                         -------------------- ----------------   --------------  ------------------
Revenue...............................................        $    59,498        $ (2,678)  (f)  $ (18,681)  (g)      $    38,139
Cost of revenue.......................................             26,724          (1,208)  (f)     (8,715)  (g)           16,801
                                                              -----------        --------        ---------            -----------
    Gross profit......................................             32,774          (1,470)          (9,966)                21,338
Operating expenses:
  General and administrative..........................             14,340            (317)  (f)     (4,396)  (g)            9,627
  Sales and marketing.................................              9,642            (643)  (f)     (2,329)  (g)            6,670
  Research and development............................              9,630            (439)  (f)     (4,347)  (g)            4,844
  Depreciation and amortization of property and
   equipment..........................................              2,900            (101)  (f)       (871)  (g)            1,928
  Amortization of intangibles.........................              1,317            (300)  (f)       (610)  (g)              407
  Amortization of deferred compensation...............                780              --               --                    780
  Write-down of goodwill..............................             10,930              --               --                 10,930
  Reorganization costs................................                425              --             (266)  (g)              159
                                                              -----------        --------        ---------            -----------
   Total operating expenses...........................             49,964          (1,800)         (12,819)                35,345
                                                              -----------        --------        ---------            -----------
  Operating loss from operations......................            (17,190)            330            2,853                (14,007)
Other income (expense)................................                338              --              (24)                   314
Equity in loss of investment..........................                 73              --               --                     73
Interest expense, net.................................             (1,508)            (13)  (f)         (4)  (g)           (1,525)
                                                              -----------        --------        ---------            -----------
Loss before income taxes..............................            (18,287)            317            2,825                (15,145)
Income taxes..........................................                 --              --               --                     --
                                                              -----------        --------        ---------            -----------
  Net loss............................................        $   (18,287)       $    317        $   2,825            $   (15,145)
                                                              ===========        ========        =========            ===========
Net loss per common
share - basic and
diluted:                                                      $      (0.18)                                           $      (0.15)
                                                              ============                                            ============
Weighted average shares outstanding - basic and
  diluted.............................................         99,134,790                                              99,134,790
                                                              ===========                                             ===========

See accompanying notes to the Pro Forma Condensed Consolidated Financial Statements.

              Notes to Pro Forma Consolidated Financial Information

(a) Reflects the historical financial position of Verso at September 30, 2004.

(b) Reflects the reclassification of the assets and liabilities of the MCK Business and the NACT Business to assets of discontinued operations and liabilities of discontinued operations.

(c) Reflects the results of the sale of the assets and liabilities of the MCK Business to CITEL summarized as follows (in thousands):

       Cash proceeds received at closing                                            $      813
       Notes receivable at closing................................................       3,500
       Less estimated transaction costs (including severance costs of
       approximately $274)                                                                (774)
                                                                                    ----------
       Net consideration..........................................................       3,539
       Assets of discontinued operations..........................................      (7,854)
       Liabilities of discontinued operations.....................................         440
                                                                                    ----------
       Loss on sale...............................................................  $    3,875
                                                                                    ==========

         The pro forma condensed consolidated balance sheet reflects an adjustment to retained earnings for the loss on sale calculated above. The cash proceeds and loss on sale calculated above are based on balances as of September 30, 2004 and will be different upon calculation using final actual balances. The actual loss on sale is estimated to be in the range of $3.5 million to $3.75 million.

(d) Reflects the results of the sale of the assets and liabilities of the NACT Business to Acquisition, Inc. summarized as follows (in thousands):

       Cash proceeds received at closing           $     4,000
       Liabilities assumed                               2,434
       Less estimated transaction costs                   (500)
                                                   -----------
       Net consideration                                 5,934
       Assets of discontinued operations               (17,994)
                                                   -----------
           Loss on sale                            $    12,060
                                                   ===========

The pro forma condensed consolidated balance sheet reflects an adjustment to retained earnings for the loss on sale calculated above. The loss on sale calculated above is based on balances as of September 30, 2004 and will be different upon calculation using final actual balances. The actual loss on sale is estimated to be in the range of $11.5 million to $11.75 million.

(e)      Reflects the historical operations of Verso for the periods shown.

(f) Reflects the historical operations of the MCK Sellers, excluding Verso, for the periods shown.

(g)      Reflects the historical operations of NACT for the periods shown.

                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           CITEL TECHNOLOGIES LIMITED,

                           MCK CANADA OPERATIONS INC.

                            CITEL TECHNOLOGIES INC.,

                       MCK COMMUNICATIONS, INC. (NEVADA),

                      MCK COMMUNICATIONS, INC. (DELAWARE),

                      MCK TELECOMMUNICATIONS INC. (CANADA),

                            DIGITAL TECHNIQUES, INC.

                                       AND

                            VERSO TECHNOLOGIES, INC.

                                JANUARY 21, 2005


                                                               EXECUTION VERSION

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
1.  DEFINITIONS...............................................................................................    2

2.  PURCHASE OF CERTAIN ASSETS................................................................................    8

    2.1         PURCHASED ASSETS..............................................................................    8

    2.2         EXCLUDED ASSETS...............................................................................    9

3.  ASSUMPTION OF CERTAIN LIABILITIES.........................................................................   10

    3.1         ASSUMED LIABILITIES...........................................................................   10

    3.2         EXCLUDED LIABILITIES..........................................................................   11

4.  CLOSING...................................................................................................   11

    4.1         CLOSING.......................................................................................   11

    4.2         PAYMENT OF PURCHASE PRICE.....................................................................   12

    4.3         CONVEYANCE OF ASSETS AND OTHER CLOSING DELIVERABLES...........................................   12

    4.4         ADJUSTMENT AMOUNT; PROCEDURE AND PAYMENT......................................................   14

    4.5         ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES..........................................   15

5.  SELLERS' REPRESENTATIONS AND WARRANTIES...................................................................   16

    5.1         ORGANIZATION AND STANDING.....................................................................   16

    5.2         AUTHORIZATION AND BINDING OBLIGATION..........................................................   16

    5.3         ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS........................................   16

    5.4         TITLE TO AND CONDITION OF REAL PROPERTY.......................................................   17

    5.5         TITLE TO AND CONDITION OF PERSONAL PROPERTY...................................................   17

    5.6         CONTRACTS.....................................................................................   17

    5.7         INTELLECTUAL PROPERTY.........................................................................   18

    5.8         FINANCIAL STATEMENTS..........................................................................   20

    5.9         INSURANCE.....................................................................................   20

    5.10        PERSONNEL INFORMATION OF TRANSFERRED EMPLOYEES................................................   20

    5.11        EMPLOYEES AND LABOR RELATIONS MATTERS.........................................................   21

    5.12        LITIGATION AND ADMINISTRATIVE PROCEEDINGS.....................................................   22

    5.13        COMPLIANCE WITH LAWS..........................................................................   22

    5.14        INVENTORIES...................................................................................   22

    5.15        ABSENCE OF CERTAIN CHANGES....................................................................   23

    5.16        NO UNDISCLOSED LIABILITIES....................................................................   23

                                                               EXECUTION VERSION

    5.17        TAX MATTERS...................................................................................   24

    5.18        BROKERAGE.....................................................................................   25

    5.19        EMPLOYEE PLANS................................................................................   25

    5.20        ACCOUNTS RECEIVABLE...........................................................................   27

    5.21        WARRANTIES....................................................................................   27

    5.22        CUSTOMERS.....................................................................................   27

    5.23        ASSETS........................................................................................   27

    5.24        SOLVENCY......................................................................................   27

    5.25        DISCLOSURE....................................................................................   28

5A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PARENT.......................................................   28

    5A.1        ACCREDITED STATUS.............................................................................   28

    5A.2        DISCLOSURE....................................................................................   28

    5A.3        NO REGISTRATION...............................................................................   28

    5A.4        INVESTMENT FOR OWN ACCOUNT....................................................................   28

    5A.5        RESTRICTIVE LEGEND; TRANSFER AGENT INSTRUCTIONS...............................................   28

6.  REPRESENTATIONS AND WARRANTIES OF BUYERS..................................................................   29

    6.1         ORGANIZATION AND STANDING.....................................................................   29

    6.2         AUTHORIZATION AND BINDING OBLIGATION..........................................................   29

    6.3         ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS........................................   29

    6.4         BROKERAGE.....................................................................................   30

    6.5         LITIGATION AND ADMINISTRATIVE PROCEEDINGS.....................................................   30

    6.6         FINANCIAL STATEMENTS..........................................................................   30

    6.7         NO UNDISCLOSED LIABILITIES....................................................................   30

    6.8         DISCLOSURE....................................................................................   30

    6.9         FINANCING.....................................................................................   30

7.  COVENANTS OF BUYERS.......................................................................................   30

    7.1         PRIVACY COMPLIANCE............................................................................   30

    7.2         SATISFACTION OF CLOSING CONDITIONS............................................................   31

    7.3         OFFERS OF EMPLOYMENT..........................................................................   31

8.  COVENANTS OF SELLERS......................................................................................   31

    8.1         CONSENTS AND APPROVALS........................................................................   31

    8.2         NET RECEIVABLES REPORT........................................................................   31

    8.3         CHANGE OF NAME................................................................................   31

                                                               EXECUTION VERSION

    8.4         SATISFACTION OF CLOSING CONDITIONS............................................................   31

9.  JOINT COVENANTS...........................................................................................   31

    9.1         PUBLIC ANNOUNCEMENTS..........................................................................   31

    9.2         EMPLOYEE MATTERS..............................................................................   31

    9.3         CERTIFICATE OF TAX AUTHORITIES................................................................   32

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS.............................................................   32

    10.1        CONSENTS AND FILINGS..........................................................................   32

    10.2        CLOSING DELIVERABLES..........................................................................   33

    10.3        ADVERSE PROCEEDINGS...........................................................................   33

    10.4        LIST OF TRANSFERRED EMPLOYEES.................................................................   33

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS............................................................   33

    11.1        CLOSING DELIVERABLES..........................................................................   33

    11.2        ADVERSE PROCEEDINGS...........................................................................   33

12. ADDITIONAL COVENANTS......................................................................................   33

    12.1        TRANSFER TAXES; EXPENSES......................................................................   33

    12.2        SVB CONSENT AND COLLATERAL RELEASE AGREEMENT..................................................   33

    12.3        CANADIAN TAX AUDIT............................................................................   34

    12.4        PAYMENT OF LIABILITIES........................................................................   34

    12.5        COOPERATION; FURTHER ASSURANCES...............................................................   34

    12.6        COVENANT NOT TO COMPETE.......................................................................   36

    12.7        TREATMENT OF PROPRIETARY INFORMATION AND CONFIDENTIAL INFORMATION.............................   36

    12.8        NON-ASSIGNABLE CONTRACTS......................................................................   36

    12.9        INFORMATION COVENANTS.........................................................................   37

    12.10       COVENANT REGARDING CERTAIN  EMPLOYEES.........................................................   37

    12.11       REMAINING CONTRACTS...........................................................................   38

    12.12       CANADIAN TAX ELECTIONS........................................................................   39

13. INDEMNIFICATION...........................................................................................   39

    13.1        SELLERS' AGREEMENT TO INDEMNIFY...............................................................   39

    13.2        BUYERS' AGREEMENT TO INDEMNIFY................................................................   39

    13.3        INDEMNIFICATION PROCEDURE.....................................................................   39

    13.4        INDEMNIFICATION THRESHOLDS AND LIMITATIONS....................................................   41

    13.5        SETOFF RIGHT..................................................................................   42

    13.6        INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE..........................   44

                                                               EXECUTION VERSION

    13.7        NO CONSEQUENTIAL DAMAGES......................................................................   44

14. [INTENTIONALLY OMITTED]...................................................................................   44

15. OTHER PROVISIONS..........................................................................................   44

    15.1        BENEFIT AND ASSIGNMENT........................................................................   44

    15.2        ENTIRE AGREEMENT..............................................................................   44

    15.3        GOVERNING LAW.................................................................................   44

    15.4        NOTICES.......................................................................................   44

    15.5        COUNTERPARTS..................................................................................   46

    15.6        SEVERABILITY..................................................................................   46

    15.7        WAIVERS.......................................................................................   46

    15.8        ENFORCEMENT OF AGREEMENT......................................................................   47

    15.9        CONSTRUCTION AND INTERPRETATION...............................................................   47

                                                               EXECUTION VERSION

                                  Exhibit Index

Exhibit A-1:    Assignment and Assumption Agreement (U.K.)

Exhibit A-2     Assignment and Assumption Agreement (U.S.)

Exhibit A-3     Assignment and Assumption Agreement (Canada)

Exhibit B-1:    Bill of Sale (U.K.)

Exhibit B-2:    Bill of Sale (U.S.)

Exhibit B-3:    Bill of Sale (Canada)

Exhibit C-1:    Form of 6% Secured Convertible Promissory Note

Exhibit C-2:    Form of Security Agreement

Exhibit D-1:    Form of U.S. Employment Offer Letter

Exhibit D-2:    Form of Canada Employment Offer Letter

Exhibit D-3:    Form of U.S. Security and Confidentiality Agreement

Exhibit D-4:    Form of Canada Security and Confidentiality Agreement

Exhibit E-1:    Form of Opinion of Counsel to Verso, MCK-DE, MCK-NV, and DTI

Exhibit E-2:    Form of Opinion of Counsel to MCK-Canada

Exhibit F-1:    Form of Opinion of Counsel to CITEL (U.S.)

Exhibit F-2:    Form of Opinion of Counsel to CITEL (Canada)

Exhibit F-3:    Form of Opinion of Counsel to CITEL (U.K.)

Exhibit G:      Copyright Assignment Agreement

Exhibit H:      Domain Name Assignment Agreement

Exhibit I:      Patent Application Assignment Agreement

Exhibit J:      Trademark Assignment Agreement

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("AGREEMENT"), dated January 21, 2005, is by and among CITEL Technologies Limited, a company organized under the laws of England and Wales ("CITEL (U.K.)"), CITEL Technologies, Inc., a Delaware corporation ("CITEL (U.S.)"), and MCK Canada Operations Inc., a company organized under the laws of the Province of British Columbia ("CITEL (CANADA)") (each of the foregoing parties is referred to herein as a "BUYER" and collectively as the "BUYERS"),

and

MCK Communications, Inc., a Nevada corporation ("MCK-NV"), MCK Communications, Inc., a Delaware corporation ("MCK-DE"), MCK Telecommunications, Inc., a company organized under the laws of Yukon ("MCK CANADA"), Digital Techniques, Inc., a Texas corporation ("DTI"), and Verso Technologies, Inc., a Minnesota corporation ("PARENT") (each of the foregoing parties is referred to herein as a "SELLER" and collectively as the "SELLERS").

                                    RECITALS

      A Sellers own certain assets that can be used to allow (i) legacy digital business telephone handsets to be used in a distributed voice network using public/private IP-based, circuit-switched, frame relay or wireless technology networks, and (ii) products that enable call recording of legacy business telephone systems in non packet environments (the "MCK BUSINESS").

      B Sellers desire to sell, transfer, assign, deliver and otherwise convey to Buyers, and Buyers desire to purchase from Sellers, all of the right, title and interest of Sellers in, to and under the Assets (as defined below), and to assume specified liabilities, of the MCK Business, on the terms and subject to the conditions set forth herein.

      C Sellers and Buyers desire to make certain representations, warranties, covenants, and agreements in connection with the transactions contemplated herein.

                                                               EXECUTION VERSION

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants contained herein, the parties agree as follows:

      1. DEFINITIONS. The following terms will have the following meanings:

      "ACCOUNTS RECEIVABLE" means all trade accounts receivable (whether or not invoiced) and other rights to payment from Sellers' customers, re-sellers, distributors, and licensees that relate to the MCK Business, including any claims, credits, refunds, offsets, back charges or similar other amounts owing to Sellers, and the full benefit of all security for such accounts or rights to payment.

      "ACTUAL VALUE" is defined in Section 4.4(d)(iii).

      "ADJUSTMENT AMOUNT" means the adjustment to the Purchase Price, as more fully specified in Section 4.4.

      "ASSETS" means the assets to be purchased and transferred to Buyers hereunder, as more fully specified in Section 2.1.

      "ASSIGNMENT AND ASSUMPTION AGREEMENTS" means the assignment and assumption agreements attached as Exhibits A-1 through A-3 hereto, pursuant to which, as of the Closing, Sellers will assign to Buyers, and Buyers will accept and assume, all of Sellers' rights and obligations with respect to the Assumed Liabilities referenced in such agreements.

      "ASSUMED PAYABLES" means accrued warranty costs, deferred service revenue, and deferred stock rotation, as set forth on the Balance Sheet, the Net Receivables Report, and the Closing Financial Statements, as the case may be.

      "ASSUMED LIABILITIES" means the Liabilities of Sellers to be assumed by Buyers hereunder, as more fully specified in Section 3.1.

      "BALANCE SHEET" means the unaudited December 31, 2004 balance sheet of the MCK Business described in Section 5.8.

      "BILLS OF SALE" means the bills of sale attached as Exhibits B-1 through B-3 hereto, effecting the sale, transfer, assignment, and conveyance by Sellers of the Assets to Buyers at the Closing.

      "BUYER INDEMNIFIED PARTIES" means Buyers and each of their respective officers, directors, agents, employees, affiliates, and representatives.

      "CLAIM" means any claim for indemnification under Section 13.

      "CLAIM NOTICE" means a written notice of any Claim.

                                                               EXECUTION VERSION

      "CLOSING" means the closing described in Section 4.1.

      "CLOSING NET RECEIVABLES" means (a) all Accounts Receivable that are outstanding and aged less than 45 days as of the Closing Date, less (b) any Assumed Payables, as calculated from the face of the Closing Financial Statements.

      "CLOSING DATE" means the date described in Section 4.1.

      "CLOSING FINANCIAL STATEMENTS" means the unaudited balance sheet and statements of income and expense of the MCK Business as of and for the period ended the Closing Date.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPUTER SOFTWARE" means computer software programs (in object code and source form), databases, and all documentation related thereto, in each case related to the MCK Business.

      "CONFIDENTIAL INFORMATION" means any information relating to the MCK Business provided to or received by any Seller from a third party pursuant to an obligation to keep such information confidential.

      "CONTRACTS" means all contracts, agreements, Licenses, leases, and all other consensual obligations, promises or undertakings, written or oral, of a Seller or to which a Seller is a party, relating to the MCK Business.

      "CONVERSION SHARES" means the shares of capital stock of CITEL (U.K.) that are issuable upon conversion of the Note.

      "COPYRIGHTS" means U.S. and foreign registered and unregistered copyrights (including those in Computer Software), rights of publicity, and all registrations and applications to register the same relating to the MCK Business.

      "DOLLARS" or "$" means United States Dollars.

      "DOMAIN NAMES" means Internet domain name registrations and Internet domain name registration applications relating to the MCK Business.

      "EMPLOYEE BENEFIT PLANS" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA; any pension, profit sharing, retirement, stock purchase, severance, termination pay, wages, overtime, deferred or incentive compensation, commissions, bonus, stock appreciation right, stock option or other equity based, paid or personal time off, vacation, holiday pay, sick pay, other paid leave, disability, hospitalization, healthcare, dental care, life insurance, accidental death and dismemberment coverage, medical insurance or other fringe benefit plan, program, policy, employee handbook or manual, arrangement, agreement or commitment; and any employment or change of control agreement, in each case only to the extent that employees of the MCK Business may participate in or receive benefits under any such Employee Benefit Plan.

                                                               EXECUTION VERSION

      "ENCUMBRANCE" means any charge, claim, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership.

      "ENVIRONMENTAL MATTERS" means, as the context may require, any federal, state, provincial, municipal or local tax, rule, regulation, ordinance, statute, guideline, standard, order, license, permit, judgment or award relating to pollution of the ambient environment, including matters relating to air, water or soil quality, or the handling, storage, release or disposal of hazardous substances, or compliance with any of the foregoing, or both.

      "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

      "ESTIMATED NET RECEIVABLES" means (a) all Accounts Receivable that are outstanding and aged less than 45 days as of the date of the Net Receivables Report, less (b) any Assumed Payables as of the date of the Net Receivables Report, as calculated from the face of the Net Receivables Report.

      "EXCLUDED ASSETS" is defined in Section 2.2.

      "EXCLUDED CONTRACT" is defined in Section 12.11.

      "EXCLUDED LIABILITIES" is defined in Section 3.2.

      "FINANCIAL STATEMENTS" is defined in Section 5.8.

      "GOVERNMENTAL BODY" means any federal, state, local, municipal, foreign or other government; governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or any official of any of the foregoing.

      "HIGH VALUE" is defined in Section 4.4(d)(ii).

      "INDEMNIFIED PARTIES" means the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be.

      "INDEPENDENT ACCOUNTANTS" means a firm of independent certified accountants mutually agreeable to CITEL (U.S.) and Parent. In the event the parties cannot mutually agree, Citel (U.S.) and Parent shall each select a firm of independent certified accountants who shall jointly select a third firm, which such firm shall serve as the Independent Accountants.

      "INTELLECTUAL PROPERTY" means Trademarks, Patents, Copyrights, Trade Secrets, and Domain Names.

                                                               EXECUTION VERSION

      "INTELLECTUAL PROPERTY ASSIGNMENTS" means the copyright assignment agreement, domain name assignment agreement, patent application assignment agreement, and trademark assignment agreement, all to be executed by Sellers and dated as of the Closing Date, attached as Exhibits G, H, I and J hereto.

      "INVENTORIES" means all inventories of Sellers related to the MCK Business, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Sellers in the production of finished goods.

      "KNOWLEDGE" (whether or not capitalized) means, with respect to any Seller, the actual knowledge of Steven A. Odom, Lewis Jaffe, Juliet M. Reising, David P. Ryan, Ann Doyle, Larry Schwartz, Leslie Gersack, Julie Frye or Patrick Curley of a fact or matter, or the knowledge that any such person reasonably could be expected to discover or otherwise become aware in the course of performing his or her customary duties on behalf of Sellers, or any of them, regarding the accuracy or any representation or warranty contained in this Agreement.

      "LIABILITIES" means all debts, claims, actions, grievances, complaints, liabilities, obligations, losses, damages, deficiencies, fines, penalties, costs and expenses and interest of every kind and nature, whether liquidated or unliquidated, direct or indirect, absolute, accrued, contingent or otherwise, regardless of when such debt, claim, actions, grievances, complaints, liability, obligation, loss, damage, deficiency, fine, penalty, interest, cost or expense arose or might arise.

      "LICENSE" means any license or agreement pursuant to which a Seller has acquired rights in or to any Trademarks, Patents, Copyrights, Trade Secrets, Domain Names or Computer Software, in all cases limited to those related to the MCK Business, or license or agreement pursuant to which a Seller has licensed or transferred the right to use any of the foregoing.

      "LOW VALUE" is defined in Section 4.4(d)(i).

      "MCK PRODUCTS" means the products (and any versions thereof) manufactured by or on behalf of, and sold by, Sellers in the conduct of the MCK Business as of the Closing Date, as set forth on Schedule 1.

      "NET RECEIVABLES REPORT" means an accurate and complete Accounts Receivable aging report and corresponding report of Assumed Payables, reflecting such accounts and payables as of a date within five business days of the Closing Date.

      "NON-ASSIGNABLE CONTRACTS" means a Contract that cannot be assigned to Buyers without the consent of a third party by reason of its terms and for which the required consent has not been obtained prior to the Closing Date.

      "NOTE" means a 6% secured convertible promissory note in substantially the form attached as Exhibit C-1 hereto.

      "OEMW" is defined in Section 2.1(n).

                                                               EXECUTION VERSION

      "OEMW OPEN ORDERS" is defined in Section 2.1(n).

      "PATENTS" means issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights, in all cases limited to those related to the MCK Business.

      "PERMITTED ENCUMBRANCE" means (a) minor imperfections of title that do not detract from the value or impair the use of any Asset; (b) liens for Taxes not yet due or which are being contested in good faith by appropriate action and as to which adequate reserves have been set aside in the Financial Statements (as defined in Section 5.8) in accordance with generally accepted accounting principles; and (c) statutory liens of mechanics, materialmen, warehousemen or carriers and similar liens arising by operation of law in the ordinary course of business for sums not yet due or being contested in good faith and as to which adequate reserves have been set aside in the Financial Statements (as defined in Section 5.8) in accordance with generally accepted accounting principles.

      "PERSON" means an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, and Governmental Body.

      "PERSONAL INFORMATION" means information about an identifiable individual, excluding business contact information when collected, used or disclosed for the purposes of contacting an individual in that individual's capacity as an employee or an official of a Person and for no other purpose.

      "POST-CLOSING ASSET" means an asset of Sellers relating to the MCK Business that is not an Asset, the existence of which is discovered by Buyers or Sellers after execution of this Agreement or, if the existence of such asset was known prior to execution of this Agreement (such as, by way of example, an Excluded Contract), is determined by Buyers after Closing to be material to the MCK Business and subject to assignment and transfer to Buyers in accordance with
Section 12.5(d).

      "PROPRIETARY INFORMATION" means information not readily available in the public domain or already known to the recipient that is of such a nature or that is conveyed in such a way that a reasonable recipient would understand that the disclosing party considered the information to be proprietary. Information may be proprietary even if no formal claim to that effect is made by the disclosing party but the burden of proof that information is proprietary is on the disclosing party. The term proprietary information refers to specific items of information furnished by one party to the other and does not include, without more, a general increase in the understanding of one party of the nature of the business of the other.

      "PURCHASE AGREEMENTS" means, collectively, this Agreement, the Assignment and Assumption Agreements, the Intellectual Property Assignments, and the Bills of Sale.

      "PURCHASE PRICE" means the consideration delivered to Sellers by Buyers pursuant to Section 4.2, as adjusted pursuant to Section 4.4.

                                                               EXECUTION VERSION

      "REGISTERED INTELLECTUAL PROPERTY" means all Patents, registered Copyrights and Copyright applications, registered Trademarks and Trademark applications, and Domain Names owned by Sellers that relate to the MCK Business.

      "SALES ORDERS" is defined in Section 2.1.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLER INDEMNIFIED PARTIES" means Sellers and each of their respective officers, directors, agents, employees, affiliates, and representatives.

      "TAX" OR "TAXES" means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Body, under any applicable Tax Legislation, including federal, state, territorial, municipal and local, foreign or other income, gross receipts, license, severance, stamp, occupation, capital, goods and services, sales, use, consumption, excise, value-added, business, real property, personal property, transfer, franchise, withholding, payroll, or employer health taxes, customs, import, anti-dumping, or countervailing duties, employment insurance premiums, Canada pension plan contributions, and workers' compensation payments, alternative or add-on minimum, or any other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalties and fines associated therewith.

      "TAX LEGISLATION" means, collectively, the Code and all federal, state, municipal, foreign, or other statutes imposing a Tax, including all treaties, conventions, rules, regulations, orders, and decrees of any jurisdiction.

      "TAX RETURNS" means any return, declaration, report, election, claim for refund, information return or statement or other document required to be filed under the provisions of any Tax Legislation and any tax forms required to be filed, whether in connection with a Tax Return or not, under any provisions of any applicable Tax Legislation.

      "TRADEMARKS" means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same, in each case that relate to the MCK Business.

      "TRANSFERRED EMPLOYEE" means an employee or consultant listed on Schedule
5.10 who is being made an offer of employment in accordance with Section 9.2.

      "TRANSFERRED INFORMATION" means the Canadian Personal Information to be disclosed or conveyed to Buyers or any of its representatives or agents by or on behalf of Sellers as a result of or in conjunction with the transactions contemplated herein, and includes all such Canadian Personal Information disclosed to Buyers during the period leading up to and including the completion of the transactions contemplated herein.

      "TRADE SECRETS" means all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business information, that relate to the MCK Business.

                                                               EXECUTION VERSION

      2. PURCHASE OF CERTAIN ASSETS

            2.1 PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement and pursuant to the Bills of Sale, the Assignment and Assumption Agreements, and the Intellectual Property Assignments, at the Closing Sellers will sell, assign, transfer, deliver, and otherwise convey to Buyers, and Buyers will purchase, acquire, and accept from Sellers, free and clear of any Encumbrances except for Permitted Encumbrances, all of Sellers' right, title, and interest in and to all of Sellers' property and assets, personal or mixed, tangible and intangible, of every kind and description, related to and used in the conduct of the MCK Business (but excluding all Excluded Assets), including the following:

                  (a) all Accounts Receivable, including those set forth in the Net Receivables Report, as attached on Schedule 2.1(a);

                  (b) all prepaid expenses, as listed on Schedule 2.1(b), and the proceeds of any insurance coverage in respect of an Asset or an Assumed Liability;

                  (c) all leasehold interests in the real property listed on
      Schedule 2.1(c);

                  (d) all tangible personal property, including all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by Sellers (wherever located and whether or not carried on Sellers' books), together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto, as listed on Schedule 2.1(d);

                  (e) all Inventories, as listed on Schedule 2.1(e);

                  (f) all Trademarks, Copyrights, and Patents, as listed on
      Schedule 2.1(f), together with any related, legally subsisting rights to use any of the foregoing and all other rights in, to and under the foregoing in all countries in which such rights legally subsist;

                  (g) all other intangible assets, including all inventions, shop rights, know-how, Trade Secrets, Domain Names, improvements, processes, formulae, Computer Software, Proprietary Information, specifications and ideas, whether patentable or not, and all drawings, records, books or other indicia, however evidenced, of all of the foregoing, as listed on Schedule 2.1(g), together with any related, legally subsisting rights to use any of the foregoing and all other rights in, to and under the foregoing in all countries in which such rights legally subsist;

                  (h) all creative materials, including photographs, films, art work, color separations and the like, advertising and promotional materials and all other printed or written materials, in each case to the extent related to the MCK Business;

                                                               EXECUTION VERSION

                  (i) all policies of insurance and rights thereunder, rights of indemnity from third parties, standby commitments of third parties and other similar rights of every kind and nature, as listed on Schedule 2.1(i);

                  (j) the Contracts listed on Schedule 2.1(j) and the Confidential Information incident thereto;

                  (k) the right to receive mail and other communications addressed to Sellers, including mail and communications from customers, suppliers, distributors, licensors, licensees, agents and others, but excluding mail and other communications relating solely to Excluded Assets or Excluded Liabilities;

                  (l) all lists and records pertaining to customers, suppliers, distributors, licensors, licensees, resellers, end-users, business partners, personnel, and agents (including original invoices relating to Accounts Receivable and associated evidence of order and shipping) and all other books, ledgers, files, documents, correspondence, and business records of every kind and nature, other than records (i) required by law to be retained by Sellers, copies of which have been furnished to Buyer at or before the Closing, (ii) having no relation to the MCK Business; (iii) relating to current litigation not assumed by Buyer, copies of which have been furnished to Buyer at or before the Closing; and (iv) relating exclusively to Excluded Assets or Excluded Liabilities;

                  (m) all claims, refunds, credits, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature, other than those (i) associated with Excluded Assets or Excluded Liabilities or (ii) having no relation to the MCK Business;

                  (n) all rights under all outstanding purchase orders issued to OEMW Worldwide, LLC ("OEMW") that are unfulfilled (in whole or in part) as of the Closing (the "OEMW OPEN ORDERS"), as set forth on Schedule 2.1(n)(i), and all outstanding sales orders as set forth on Schedule 2.1(n)(ii) ("SALES ORDERS"); and

                  (o) all goodwill as a going concern and all goodwill associated with the Assets described in Sections 2.1(f), 2.1(g), and 2.1(h).

            2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Sellers (collectively, the "EXCLUDED ASSETS") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Sellers after the Closing:

                  (a) Sellers' cash, cash equivalents, bank accounts, securities, short-term investments, and all other instruments and interests of a similar nature;

                  (b) the outstanding capital stock of Parent's subsidiaries, including MCK-NV, MCK-DE, MCK-Canada, and DTI;

                                                               EXECUTION VERSION

                  (c) Sellers' minute books, charter documents, corporate stock record books, and such other books and records as pertain to the organization, existence or share capitalization of Sellers or as are necessary to enable Sellers to file their Tax Returns; provided, however, that such books and records will be maintained in existence and made available to Buyers for not less than six years following the Closing Date;

                  (d) copies of such other records that relate to the MCK Business as Sellers may deem reasonably necessary to permit Sellers to prepare financial statements and Tax Returns, respond to any tax audits or inquires and to defend claims, demands, disputes, arbitrations, and other legal proceedings with respect to the MCK Business;

                  (e) all rights in and assets of Sellers' Employee Benefits Plans;

                  (f) the Non-assignable Contracts;

                  (g) the Excluded Contracts and any other Contracts not listed on Schedule 2.1(j), except those that are Post-Closing Assets;

                  (h) those properties and assets specified on Schedule 2.2; and

                  (i) all Assets owned by the Parent other than those that are
      (i) used exclusively for the MCK Business or (ii) necessary to conduct the MCK Business in the manner presently conducted by Sellers and are located in the Needham, Massachusetts or Calgary, Alberta facilities of Sellers.

      3. ASSUMPTION OF CERTAIN LIABILITIES

            3.1 ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyers will assume and agree to pay, defend, discharge, and perform as and when due only the following Liabilities of Sellers (the "Assumed Liabilities"):

                  (a) any Liability arising after the Closing Date under the Contracts that are included among the Assets, other than any Liability arising out of or relating to a Seller's breach of such Contract that occurred on or before the Closing Date;

                  (b) all accrued warranty obligations and deferred service revenue under the Contracts specified on Schedule 3.1(b);

                  (c) all stock rotation obligations under the Contracts specified on Schedule 3.1(c), where the amount of such obligation is determined by reference to the historical product cost for the inventory required to satisfy such stock rotation obligation); and

                  (d) all Liabilities arising out of or relating to the OEMW Open Orders and the Sales Orders.

                                                               EXECUTION VERSION

            3.2 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary herein, Buyers are not assuming and shall not become responsible for any Liability of any Seller of whatever nature, whether presently in existence or arising hereafter, including any Liability incurred in connection with, arising out of, or related to the ownership or use of any of the Assets or the conduct of the MCK Business on or before the Closing Date, except as otherwise set forth in this Agreement. In particular, Sellers shall remain liable for all, and Buyers shall have no obligation or responsibility for any, Liabilities relating to:

                  (a) any Employee Benefit Plan of Sellers, or any multiemployer plan (as defined under section 4001(a)(3) of ERISA) to which Sellers or any member of the same controlled group (as defined under Code section 414(b) or (c)) that includes Sellers;

                  (b) any Transferred Employee for any period before the date on which such Transferred Employee becomes an employee of a Buyer (and, for greater certainty, Sellers shall remain liable for any Liability for any Transferred Employee who does not accept Buyers' offer of employment);

                  (c) all Taxes applicable to the MCK Business and the Assets to the extent attributable to taxable years or periods (or portions thereof) ending on or before the Closing Date;

                  (d) any employee, consultant, officer, director or former employee of Sellers who is not a Transferred Employee, whether such Liability arose before or after the Closing;

                  (e) the Non-assignable Contracts and the Excluded Contracts;

                  (f) Post-Closing Assets unless and until Buyers assume the Liabilities thereunder pursuant to Section 12.5(d);

                  (g) Subject to Section 3.2(f), any Contracts not listed on
      Schedule 2.1(j);

                  (h) any matter listed on Schedule 5.7(e), Schedule 5.12 or
      Schedule 5.17;

                  (i) any other Liability that is neither set forth in a Schedule to this Agreement nor listed in this Section 3.2, except as otherwise set forth in this Agreement.

      All such Liabilities other than the Assumed Liabilities are referred to herein as the "EXCLUDED LIABILITIES" and shall be retained by and remain Liabilities of Sellers.

      4. CLOSING

            4.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Stoel Rives LLP, 36th Floor, One Union Square, Seattle, Washington, at a mutually acceptable time on the second business day after the date on

                                                               EXECUTION VERSION
which all of the conditions set forth in Sections 10 and 11 have been satisfied or waived, or at such other time or place as the parties may agree (the "CLOSING DATE").

            4.2 PAYMENT OF PURCHASE PRICE. At the Closing, Buyers will deliver to Sellers the Purchase Price as follows:

                  (a) an amount in cash equivalent to 75% of the Estimated Net Receivables; and

                  (b) one or more Notes in the aggregate principal amount of three million five hundred thousand dollars ($3,500,000).

All cash payments required by this Section 4 will be made by wire transfer of immediately available funds denominated in dollars in accordance with wire transfer instructions provided to Buyers before Closing. The Purchase Price shall be subject to adjustment as set forth in Section 4.4.

            4.3 CONVEYANCE OF ASSETS AND OTHER CLOSING DELIVERABLES. At the Closing, each party shall deliver to the other parties such documents, certificates, schedules, agreements, and instruments contemplated by this Agreement. In particular:

                  (a) Sellers shall deliver to Buyers:

                        (i) the Bills of Sale, Assignment and Assumption
            Agreements, and Intellectual Property Assignments, each duly executed by Sellers;

                        (ii) a certificate executed by Sellers as to the
            accuracy and completeness of their representations and warranties as of the date of this Agreement and as of the Closing and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing;

                        (iii) a certificate of the Secretary of each Seller
            certifying, as complete and accurate as of the Closing, attached copies of the charter documents of each Seller, certifying and attaching all requisite resolutions or actions of such Seller's board of directors and shareholders, as applicable, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and certifying to the incumbency and signature of the officer of Seller executing this Agreement and any other document relating to the transactions contemplated herein;

                        (iv) the opinions of counsel to Sellers substantially in
            the forms attached as Exhibit E-1 and Exhibit E-2 hereto;

                        (vi) such other deeds, bills of sale, assignments,
            certificates of title, documents, and other instruments of transfer and conveyance as may

                                                               EXECUTION VERSION
            reasonably be requested by Buyers, each in form and substance reasonably satisfactory to Buyers and its legal counsel and duly executed by Sellers; and

                        (vii) a properly completed Internal Revenue Service Form
            W-9, Request for Taxpayer Identification Number and Certification, or valid substitute or successor form (or Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or other applicable Form W-8 in the case of a Seller that is not a U.S. person) showing that no federal income tax withholding is required with respect to payments of interest pursuant to the Note.

                  (b) Buyers shall deliver to Sellers:

                        (i) the cash portion of the Purchase Price, as set forth
            in Section 4.2(a);

                        (ii) the Note, duly executed by CITEL (U.K.) and CITEL
            (U.S.);

                        (iii) the Security Agreement, duly executed by CITEL
            (U.K.) and CITEL (U.S.);

                        (iv) counterparts of the Assignment and Assumption
            Agreements, duly executed by Buyers;

                        (v) a certificate executed by Buyers as to the accuracy
            and completeness of their representations and warranties as of the date of this Agreement and as of the Closing and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing;

                        (vi) a certificate of the Chief Executive Officer or
            Secretary of each Buyer certifying, as complete and accurate as of the Closing, attached copies of the charter documents of each Buyer, certifying and attaching all requisite resolutions or actions of such Buyer's board of directors, shareholders, and members, as applicable, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and certifying to the incumbency and signature of the officer of such Buyer executing this Agreement and any other document relating to the transactions contemplated herein;

                        (vii) the opinions of counsel to Buyers substantially in
            the forms attached as Exhibit F-1, Exhibit F-2, and Exhibit F-3 hereto; and

                        (viii) such other assignments, documents, and other
            instruments of assumption as may reasonably be requested by Sellers, each in form and substance reasonably satisfactory to Sellers and its legal counsel and duly executed by Buyers.

                                                               EXECUTION VERSION

            4.4 ADJUSTMENT AMOUNT; PROCEDURE AND PAYMENT.

                  (a) The Adjustment Amount (which may be a positive or negative number) will be equal to 75% of the amount determined by subtracting the Closing Net Receivables from the Estimated Net Receivables. If the difference between the Closing Net Receivables and Estimated Net Receivables is positive, the Adjustment Amount shall be deducted from the outstanding principal amounts owing under the Note in order of maturity. If the Adjustment Amount is negative, Buyers shall pay the Adjustment Amount in cash to Sellers. Within three business days after the calculation of the Closing Net Receivables becomes binding and conclusive on the parties pursuant to Section 4.4(c) or 4.4(d), Buyers shall setoff the Adjustment Amount against the Note or make the cash payment, as the case may be, provided for in this Section 4.4(a).

                  (b) Buyers shall prepare the Closing Financial Statements of the MCK Business as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date on the same basis and applying the same accounting principles, policies and practices that were used in preparing the accounts reflected in the Balance Sheet that are applicable to the determination of the Adjustment Amount, including the principles, policies and practices set forth on Schedule 4.4(b). Buyers shall then determine the Closing Net Receivables based on the Closing Financial Statements using the same methodology as was used to calculate the Estimated Net Receivables. Subject to Sellers' satisfaction of their obligations under Section 12.5, Buyers shall deliver the Closing Financial Statements and the determination of the Closing Net Receivables to Sellers within 30 days after the Closing Date.

                  (c) If within 15 business days following delivery of the Closing Financial Statements and the Closing Net Receivables calculation Sellers have not given Buyers written notice of their objection as to the Closing Net Receivables calculation (which notice shall state the basis of Sellers' objection), then the Closing Net Receivables calculated by Buyers shall be binding and conclusive on the parties and be used in determining the Adjustment Amount.

                  (d) If Sellers give Buyers such notice of objection, and if Sellers and Buyers fail to resolve the issues outstanding with respect to the Closing Financial Statements and the calculation of the Closing Net Receivables within 15 business days of Buyers' receipt of Sellers' objection notice, then within five business days thereafter, Sellers and Buyers shall submit the issues remaining in dispute to the Independent Accountants for resolution, applying the principles, policies, and practices referred to in Section 4.4(b). If issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Sellers and Buyers within 60 days of the submission to the

                                                               EXECUTION VERSION

      Independent Accountants of the issues remaining in dispute, shall be final, binding, and conclusive on the parties and shall be used in the calculation of the Closing Net Receivables; and (iii) Sellers and Buyers will bear the fees and costs of the Independent Accountants for such determination as follows:

                        (i) if the Independent Accountants resolve all of the
            objections with respect to the Closing Net Receivables in favor of Buyers' position (the Closing Net Receivables so determined is referred to herein as the "LOW VALUE"), then Sellers will, jointly and severally, be responsible for all of the fees and expenses of the Independent Accountants;

                        (ii) if the Independent Accountants resolve all of the
            objections with respect to the Closing Net Receivables in favor of Sellers' position (the Closing Net Receivables so determined is referred to herein as the "HIGH VALUE"), then Buyers will, jointly and severally, be responsible for all of the fees and expenses of the Independent Accountants; and

                        (iii) if the Independent Accountants neither resolve all
            of the objections with respect to the Closing Net Receivables in favor of Buyers' position nor resolve all of the objections with respect to the Closing Net Receivables in favor of Sellers' position (the Closing Net Receivables so determined is referred to herein as the "ACTUAL VALUE"), then Sellers will, jointly and severally, be responsible for that fraction of the fees and expenses of the Independent Accountants equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and Buyers will, jointly and severally, be responsible for the remainder of the fees and expenses of the Independent Accountants.

            4.5 ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES

                  (a) As soon as practicable after the Closing, Buyers shall deliver to Sellers a statement setting forth the allocation of the Purchase Price and the Assumed Liabilities (the "ALLOCATION") among the Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder (and any similar provision of state, local or foreign law, as applicable). Sellers shall have a period of 15 business days after the delivery of the Allocation to present in writing to Buyers notice of any objections Sellers may have to the allocation set forth therein. Unless Sellers timely object, the Allocation shall be binding on the parties without further adjustment.

                  (b) If Sellers shall raise any objections within the 15 business day period, Buyers and Sellers shall negotiate in good faith and use their commercially reasonable efforts to resolve such dispute. If the parties fail to agree within five business days after the delivery of Sellers' notice, then the disputed items shall be resolved by the Independent Accountants, which shall resolve the dispute within 20 business days of having the item referred to it. The costs, fees, and expenses of the Independent Accountants shall be borne equally by Sellers and Buyers.

                                                               EXECUTION VERSION

                  (c) Any adjustment made with respect to the Purchase Price pursuant to Section 4.4 of this Agreement shall be allocated in accordance with the determination mutually agreed by Sellers and Buyers. In the event that an agreement over allocation is not reached within five business days after the determination of the Adjustment Amount pursuant to Section 4.4, the disputed item(s) shall be resolved pursuant to Section 4.5(b).

                  (d) Sellers and Buyers shall report an allocation of the Purchase Price and Assumed Liabilities among the Assets in a manner entirely consistent with the Allocation (including any adjustment made pursuant to Section 4.5(c)), and shall act in accordance with such Allocation in the preparation of financial statements and the timely filing of all Tax Returns (including, without limitation, filing Form 8594 with its Federal Income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto. No later than 10 business days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

      5. SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller, jointly and severally, represents and warrants to Buyers as follows:

            5.1 ORGANIZATION AND STANDING. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or continuation. Each Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect upon the MCK Business or any of the Assets. Each Seller has full corporate power and authority to own or lease its properties and to carry on the MCK Business as now being conducted.

            5.2 AUTHORIZATION AND BINDING OBLIGATION. Each Seller has full corporate power and authority to execute and deliver the Purchase Agreements and perform its obligations thereunder. The execution, delivery, and performance of the Purchase Agreements by each Seller have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

            5.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth on Schedule 5.3, the execution, delivery and performance of the Purchase Agreements by Seller (a) do not require (i) the consent, approval or authorization of any Governmental Body having jurisdiction over any Seller or of any third party or (ii) the submission or filing of any notice, report or other filing with any Governmental Body having jurisdiction over any Seller; (b) will not violate any provisions of any Seller's charter documents; (c) will not violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Body applicable to any Seller; (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the

                                                               EXECUTION VERSION
terms, conditions, or provisions of, or constitute any default under any Contract or permit to which any Seller is subject or by which any property of Seller is bound or affected; and (e) will not result in the creation of any Encumbrance on any of the Assets.

            5.4 TITLE TO AND CONDITION OF REAL PROPERTY. No Seller owns any real property. Schedule 5.4 contains a list of all real property currently leased by Seller that is used in the conduct of the MCK Business. Each Seller has delivered to Buyers copies of all leases referenced in Schedule 5.4 (including any and all amendments and other modifications of such leases), all of which leases and other agreements are valid, binding, and enforceable in accordance with their terms and in full force and effect. No Seller is in default under any such leases, and no event has occurred and is continuing that, with the passage of time or upon giving of notice or both, would constitute an event of default thereunder. All property listed in Schedule 5.4 (including improvements thereon) is in satisfactory condition and repair consistent with its present use, and available for immediate use in the conduct of the MCK Business. None of the property listed in Schedule 5.4 violates in any material respect any applicable building or zoning code or regulation of any Governmental Body having jurisdiction. The property and leases described in Schedule 5.4 include all such property or property interests necessary to conduct the MCK Business in the manner presently conducted by Seller.

            5.5 TITLE TO AND CONDITION OF PERSONAL PROPERTY. Schedule 5.5 contains descriptions of all tangible personal property and assets owned, leased or held by Seller (other than Parent) material to the conduct of the MCK Business, and, with respect to such tangible personal property owned, leased or held by Parent, such Schedule lists such tangible personal property exclusively used in the conduct of the MCK Business. All of the tangible personal property and assets set forth on Schedule 5.5 is located at the facilities identified in
Schedule 5.4 that currently are leased by Seller, the Needham, Massachusetts PBX facility, at OEMW's facilities or are in possession or control of the Transferred Employees who accept employment with a Buyer. Except as shown in
Schedule 5.5, Seller has delivered to CITEL copies of all leases and other agreements or documents affecting the properties and assets listed in Schedule
5.5 (including any and all amendments and other modifications to such leases and other agreements), all of which leases are valid, binding and enforceable in accordance with their terms, and neither it nor, to such Seller's knowledge, any other party thereto is in default under any of such leases and other agreements. The properties and assets listed therein are in good operating condition and repair, ordinary wear and tear excepted, and are available for immediate use in the conduct of the MCK Business. Seller has, and at Closing will have, good and marketable title to all of the personal property included in the Assets, free and clear of all Encumbrances except Permitted Encumbrances or other Encumbrances to be released in connection with the Closing.

            5.6 CONTRACTS

                  (a) Schedule 5.6 lists all Contracts relating to the conduct of the MCK Business that (i) are not entered into in the ordinary course of business and impose monetary obligations or confer monetary benefits on any Seller in excess of $5,000; (ii) are not terminable without payment of premium or penalty at will or upon notice of not more than thirty days and impose monetary obligations or confer monetary benefits

                                                               EXECUTION VERSION

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
      on any Seller in excess of $5,000; (iii) impose any monetary obligations or confer any monetary benefits on any Seller in excess of $1,000; or (iv) impose any non-monetary obligation or confer any non-monetary benefit.

                  (b) By Closing, Seller shall have delivered to Buyers copies of or memoranda of all written Contracts, and memoranda of all oral Contracts as listed in Schedule 5.6, including any and all amendments and other modifications to such Contracts. With the exception of those Contracts that are Excluded Assets, the Contracts listed in Schedule 5.6 are the valid and binding obligations of the parties thereto as of the Closing Date, enforceable against such parties in accordance with their respective terms.

                  (c) The parties to each Contract listed therein have complied in all material respects therewith and, to Seller's knowledge, no such party is in material default under any of such Contracts, nor has any Seller granted or been granted any material waiver or forbearance with respect to any of such Contracts. Subject to the receipt of any required consents (as set forth on Schedule 5.3), Seller has full legal power and authority to assign its rights under all Contracts that are included among the Assets to Buyers in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuity of any of such Contracts in accordance with their terms.

            5.7 INTELLECTUAL PROPERTY

                  (a) Set forth on Schedule 5.7(a) is a list of all Registered Intellectual Property. At least one of Sellers is listed in the records of the appropriate United States federal or state agency as the sole owner for each item of the Registered Intellectual Property that is the subject of a registration in the United States, and at least one of Sellers is listed in the records of the appropriate foreign agency as the sole owner for each item of Registered Intellectual Property that is the subject of a registration outside the United States. No Seller has done, or failed to do, any act or thing which could reasonably be expected, after the Closing Date, to prejudice the validity or enforceability of any Intellectual Property in any material respect. The Intellectual Property included among the Assets, including the Registered Intellectual Property, includes all Intellectual Property rights in and to all material inventions, works of authorship, and know-how created, invented or authored, as the case may be, by any employee of, or consultant to, Seller in the course of such employment or consulting relationship, and Seller is the sole and exclusive owner of all such Intellectual Property. Each employee, contractor, and other party who has created Intellectual Property for, or on behalf of, such Seller has executed a confidentiality and assignment agreement in substantially the form provided to Buyers, transferring ownership of such Intellectual Property to, and waiving any moral rights in favor of, such Seller.

                  (b) Schedule 5.7(b) sets forth a list of all Computer Software owned or licensed by Seller, or necessary to conduct the MCK Business in the manner presently conducted by Seller, other than (x) third party software applications that are generally available and have an individual acquisition cost of $10,000 or less, or (y) software

                                                               EXECUTION VERSION
      applications that are used in general infrastructure and administrative functions that are generally available and have an individual acquisition cost of $10,000 or less, or (z) enterprise software owned or licensed by Parent used in the general infrastructure and administrative functions of Parent in respect of all or any portion of its business, and (ii) identifies whether each of the foregoing items of Computer Software are owned, licensed, or otherwise used, as the case may be.

                  (c) Schedule 5.7(c) sets forth a list of all material Licenses, specifying the name of the parties thereto and whether the License is an inbound license, an outbound license or a cross-license.

                  (d) Seller owns, free and clear of all Encumbrances, or otherwise has the right to use, all Intellectual Property and Computer Software necessary to: (i) provide the services currently provided by such Seller to third parties; (ii) use, manufacture, copy, modify, market and distribute the products currently manufactured, marketed, sold, licensed or otherwise distributed by such Seller; and (iii) operate the internal systems of such Seller that are material to the MCK Business (other than any back-office systems used by Parent). There are no facts or circumstances that would reasonably lead any Seller to believe that such Seller does not own or otherwise have the right to use all Intellectual Property necessary to engage in the activities set forth in the immediately foregoing sentence. Each material item of such Intellectual Property and Computer Software (to the extent such Intellectual Property and Computer Software constitute Assets) shall be owned, available for use or enforceable, as the case may be, by Buyers immediately following the Closing on substantially identical terms and conditions as it was available to or enforceable by Seller immediately before the Closing.

                  (e) Except as set forth on Schedule 5.7(e), the activities and the conduct of the MCK Business did not, before Closing, and will not, when conducted in the same manner after Closing, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party in existence as of the Closing Date. There are no facts or circumstances that would reasonably lead any Seller to believe that the activities or the conduct of the business or operations of such Seller did before Closing, or will when conducted in the same manner following the Closing, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party. There is no pending or, to any Seller's knowledge, threatened claim (i) alleging that the activities or the conduct of the MCK Business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party; or (ii) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by such Seller. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations (other than license agreements in the ordinary course of business) which (A) restrict the rights of any Seller to use any material Intellectual Property; (B) restrict the MCK Business in order to accommodate a third party's intellectual property rights; or (C) permit third parties to use any material Intellectual Property owned by such Seller.

                                                               EXECUTION VERSION

                  (f) No third party possesses any copy of any source code to any material Computer Software of any Seller, except as permitted under a License set forth on Schedule 5.7(c). To Seller's knowledge, no Seller has disclosed the source code for any of the Computer Software owned by Seller or other Proprietary Information constituting, embodied in or pertaining to such Computer Software to any Person, except pursuant to effective nondisclosure agreements, and Seller has taken commercially reasonable measures to prevent disclosure of such source code.

                  (g) Except as set forth on Schedule 5.7(g), no Computer Software that is open source, public source or freeware, or any modification or derivative thereof, including any version of any Computer Software licensed pursuant to any GNU general public license or limited general public license was or is used in, incorporated into, integrated or bundled with any material service offerings, Computer Software or other products or services of any Seller.

                  (h) Seller has taken commercially reasonable actions to protect each item of material Intellectual Property owned by it, except where the failure to take such actions was the result of a reasonable business decision by such Seller made in the ordinary course of business.

            5.8 FINANCIAL STATEMENTS. Parent has delivered to Buyers an unaudited balance sheet ("BALANCE SHEET") and statement of income and expense of the MCK Business as of and for the year ended December 31, 2004 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of Sellers on an accrual basis in the ordinary course of Sellers' business and fairly present the financial condition of the MCK Business as of their respective dates and the results of its operations for the periods indicated, in each case prepared in accordance with generally accepted accounting principles and on a basis consistent with prior periods, except for
(i) the absence of footnote disclosure or as otherwise specified in such statements, (ii) adjustments which consist only of normal recurring accruals and which are not individually or in the aggregate material in amount, and (iii) any expenses that are part of the shared services performed by Parent. Except as set forth on Schedule 5.8, since December 31, 2004, there have been no changes in the financial condition or in the assets or liabilities of the MCK Business as set forth in the Financial Statements, except for changes in the ordinary course of business that individually and in the aggregate have not been materially adverse to the MCK Business or any of the Assets.

            5.9 INSURANCE. Schedule 5.9 is a list of all policies of insurance that insure any part of the Assets or the MCK Business. All policies of insurance listed in Schedule 5.9 are in full force and effect and will remain so until the Closing.

            5.10 PERSONNEL INFORMATION OF TRANSFERRED EMPLOYEES. Schedule 5.10 contains a list of all Transferred Employees, including a description of all compensation arrangements and a list of all benefits, vacation, employment, recognized service date, title, affecting such persons and a description of the basis for their compensation. There are currently no Transferred Employees on a paid or unpaid leave of absence.

                                                               EXECUTION VERSION

            5.11 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth on
Schedule 5.11 or as provided in this Agreement and, in each case, only with respect to the MCK Business:

                  (a) Each of Seller's employees' is an "at-will" employee and there are no collective bargaining agreements, commission, compensation or severance agreements of any kind between Seller and any of its employees.
      Schedule 5.11 lists all Seller's employment or supervisory manuals, employment or supervisory policies, and written information generally provided to employees (such as applications or notices), and true and complete copies of those manuals, policies and written information have been provided to Buyer. Seller does not have any agreements or understandings with its employees except as reflected in the items listed in Schedule 5.11 or any employment practices contrary to those reflected in the items listed in Schedule 5.11.

                  (b) Seller has complied in all material respects with all labor and employment, human rights, occupational health and safety, and workers' compensation laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security, employment insurance, Canada pension plan contributions, payroll remittances, and other taxes;

                  (c) there is no unfair labor practice charge, complaint or other action against any Seller pending or, to any Seller's knowledge, threatened before the National Labor Relations Board or Alberta Labor Relations Board, and no Seller is subject to any order to bargain by the National Labor Relations Board or Alberta Labor Relations Board, nor is there any charge, complaint, dispute, grievance, arbitration or any discrimination, wage and hour, wrongful or constructive termination, or any other employment-related claim under any Canadian, U.S., U.K., state, provincial, or local labor or employment laws or regulations, or based on contract, tort or other common law theories, threatened against or involving any Seller, and none has occurred;

                  (d) there is no labor strike, dispute, request for representation, slowdown or stoppage that has occurred in the last two years, that is currently pending or, to any Seller's knowledge, threatened against any Seller;

                  (e) no questions concerning representation have been raised or, to any Seller's knowledge, are threatened with respect to employees of any Seller;

                  (f) no grievance that might have a material adverse effect on the MCK Business or any of the Assets and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to Seller's knowledge, no basis exists for any such grievance or arbitration proceeding;

                  (g) to Seller's knowledge, no employee of Seller is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreements other than with Seller relating to the MCK Business; and

                  (h) Seller has complied in all material respects with all privacy laws.

                                                               EXECUTION VERSION

            5.12 LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as set forth on Schedule 5.12, there is no litigation, proceeding or investigation pending or, to any Seller's knowledge, threatened against any Seller or any of the Assets in any federal, state, local or foreign court, or before any Governmental Body, that might result in any material adverse effect upon the MCK Business or any of the Assets or that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

            5.13 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.13, no Seller has received any written notice or, to any Seller's knowledge, any oral notice, asserting any noncompliance in any material respect by it with any applicable statute, rule or regulation, whether federal, state, provincial, municipal, local, or foreign, from any Governmental Body having jurisdiction over it with respect to the MCK Business. No Seller is in default with respect to any judgment, order, injunction or decree of any Governmental Body in any respect material to the transactions contemplated hereby. Seller is in compliance in all material respects with all laws, regulations, orders, guidelines, and standards of any Governmental Body applicable to the conduct of the MCK Business, including laws, regulations, orders, guidelines, and standards relating to Environmental Matters, and its present use of the Assets does not violate in any material respect any of such laws, regulations, orders, guidelines, and standards except, in each case, where such non-compliance is the result of facts that are not, and in the exercise of reasonable diligence should not be, known to such Seller. Seller has currently in full force and effect all of the licenses and permits required to conduct the MCK Business as it is presently conducted. Copies of each such license and permit, as currently in force, will be delivered to CITEL before the Closing. No Seller has received notice from any Governmental Body indicating its intention to amend materially and adversely or to revoke any such license or permit or to conduct hearings, investigations or other proceedings potentially leading to such action. All material reports and statements required to be filed by any Seller with any Governmental Body with respect to the MCK Business have been filed, and all reporting requirements of any Governmental Body having jurisdiction thereof have been complied with in all material respects. All of such reports and statements are substantially complete and correct as filed.

            5.14 INVENTORIES. All items included in Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value in the Balance Sheet or on the accounting records of Seller as of the Closing Date, as the case may be. No Seller is in possession of any inventory related to the MCK Business not owned by such Seller, including goods already sold. All of the Inventories have been valued at the lower of cost or market value on an average basis. Inventories now on hand that were purchased after the date of the Balance Sheet were purchased in the ordinary course of business at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Seller. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to generally accepted accounting principles.

                                                               EXECUTION VERSION

            5.15 ABSENCE OF CERTAIN CHANGES. Since December 31, 2004, there has not been, in each case only with respect to the MCK Business:

                  (a) any material adverse change in the MCK Business or any of the Assets;

                  (b) any pending or, to any Seller's knowledge, threatened union organizational activity, labor dispute, strike or work stoppage affecting the MCK Business, or any charge or complaint against any Seller filed with the National Labor Relations Board, the Alberta Labor Relations Board, or any administrator of any applicable state, provincial or federal equal employment opportunity or human rights or labor laws;

                  (c) any damage, destruction or loss, whether or not covered by insurance, materially affecting the Assets;

                  (d) any increase in compensation payable or to become payable to any of the employees of any Seller, or any bonus payment made or promised to any employee of Seller, or any change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of any Seller, except for increases or changes substantially in accordance with existing employment practices;

                  (e) any sale, assignment, lease or other transfer of any property of any Seller included among the Assets, except in the ordinary course of business or in connection with the acquisition of similar property or assets;

                  (f) any creation or assumption of any Encumbrance upon any Assets, except for Permitted Encumbrances;

                  (g) any sale, assignment, transfer, abandonment or lapse on the part of any Seller of any material Licenses or permits or Intellectual Property or other intangible assets;

                  (h) any amounts borrowed or material Liabilities incurred, except current liabilities incurred in the ordinary course of business and Liabilities under Contracts entered into in the ordinary course of business;

                  (i) any loans or advances to or guarantees for the benefit of any Persons, except for advances made to employees for expenses in the ordinary course of business; or

                  (j) any extraordinary losses or waivers of any rights of material value, whether or not in the ordinary course of business or consistent with past practice.

            5.16 NO UNDISCLOSED LIABILITIES. Except for Liabilities incurred in the ordinary course of business, since December 31, 2004, there is no Liability that was, in accordance with generally accepted accounting principles applied consistently with past practice,

                                                               EXECUTION VERSION
required to be included or adequately reserved against in the Financial Statements and was not so included, reserved against or described.

            5.17 TAX MATTERS. Except as set forth on Schedule 5.17:

                  (a) Seller has filed all Tax Returns that it was required to file. All such Tax Returns are true, correct and complete. All Taxes owed by Seller (whether or not shown on any Tax Return) has been paid. No Seller currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a taxing authority in a jurisdiction where a Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and all Forms W-2, 1099, T-4 and T-5 required with respect thereto have been properly completed and timely filed. There are no liens on any of the Assets that arose in connection with any failure, or alleged failure, to pay any Tax, and no Seller has any knowledge of any basis for the assertion of any claims attributable to Taxes that, if adversely determined, would result in such a lien.

                  (b) No taxing authority has assessed or, to Seller's knowledge, intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of any Seller either (i) claimed or raised by any taxing authority in writing or (ii) as to which any Seller has knowledge.

                  (c) None of the federal, state, local, and foreign Tax Returns filed with respect to Seller for taxable periods ending on or after December 31, 2001, have been audited or currently are the subject of audit, and no notice of assessment has been received under the Code or any other Tax Legislation with respect to any such Tax Returns. Seller has delivered or made available to Buyers correct and complete copies of all federal, state, local, and foreign Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by such Seller. No Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) No Seller is a party to any Tax allocation or sharing agreement. No Seller (i) is or has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Parent) or (ii) has any liability for the Taxes of any Person (other than such Seller) under Reg. Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (e) The unpaid Taxes of Seller (i) did not, as of December 31, 2004, exceed the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Balance Sheet and (ii) will not exceed by any amount that reserve as adjusted for

                                                               EXECUTION VERSION
      operations and transactions through the Closing Date in accordance with the past custom and practice of Seller in filing their Tax Returns.

                  (f) MCK-Canada is not a non-resident within the meaning of the Income Tax Act (Canada) and it is registered for the purposes of the Excise Tax Act (Canada) under number GST # 11942 9645 RT0001.

            5.18 BROKERAGE. Except as set forth on Schedule 5.18, neither Seller nor any of its respective affiliates has entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the purchase of the Assets and the other transactions contemplated hereby.

            5.19 EMPLOYEE PLANS.

                  (a) Schedule 5.19 lists and describes all Employee Benefit Plans maintained or contributed to by Seller. Copies of each written Employee Benefit Plan, and all related documents, including funding agreements and employee booklets, as amended to the date hereof, have been provided to Buyers. In the case of any unwritten Employee Benefit Plan, a written description thereof, which accurately describes all material provisions of such Employee Benefit Plan, has been provided to Buyers.

                  (b) There have been no promised improvements, increases or changes to the benefits provided under the Employee Benefit Plans. Each Employee Benefit Plan is, and has been, established and administered in compliance with all applicable laws, the terms of such Employee Benefit Plan and all written and oral understandings between Seller and the employees of Seller, in each case, in all material respects. No prohibited transaction (as such term is defined in Section 4975 of the Code and Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") has occurred with respect to an Employee Benefit Plan that is subject to either of such provisions for which an exemption is not available. Seller and each Employee Benefit Plan providing health benefits comply with the applicable provisions of the Health Insurance Portability and Accountability Act (HIPAA) and have done so since the applicable effective date of each applicable provision of HIPAA.

                  (c) Each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to qualify under Section 401(a) of the Code and nothing has occurred that could cause the loss of such qualification.

                  (d) All obligations required under the Employee Benefit Plans and all applicable laws have been satisfied in all material respects and there are no defaults, violations or funding deficiencies thereunder. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and there are no pending or threatened litigation or claims against the assets of any Employee Benefit Plan (other than a Multiemployer Plan) or against any fiduciary of such Employee Benefit Plan with respect to the operation of such Benefit Plan, which, if adversely determined, could have a material effect on Seller.

                                                               EXECUTION VERSION

                  (e) Schedule 5.19 also lists any defined benefit plan (as defined in Section 3(35) of ERISA), or any other pension plan (as defined in Treasury Regulation section 1.401-1(b)) to which Seller or any subsidiary or trade or business (whether or not incorporated) that is a member of a "controlled group" of which either Seller is a member or under "common control" with Seller (within the meaning of Section 414(b) and (c) of the Code) (an "ERISA Affiliate") is or ever has been a party or by which any of them is or ever has been bound, legally or otherwise, and any Multiemployer Plan to which Seller or any ERISA Affiliate contributes or is or was required to contribute (an "ERISA Affiliate Plan"). Neither Seller nor any ERISA Affiliate has incurred (i) any liability to the Pension Benefit Guaranty Corporation (other than routine claims and premium payments), (ii) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a "complete withdrawal" or a "partial withdrawal" (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (iii) any liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation, or to a trustee appointed under Section 4042 of ERISA. Neither Seller nor any of ERISA Affiliate nor any organization to which either Seller or any such ERISA Affiliate is a successor or parent corporation (as described in Section 4069(b) of ERISA) has engaged in a transaction described in Section 4069 of ERISA.

                  (f) Seller has not established any "welfare benefit plan" in which employees of the MCK Business may participate in or receive benefits under, other than those listed on Schedule 5.19, that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Section 4980B of the Code or Part 6 of Title I of ERISA ("COBRA"), and the regulations thereunder and at the expense of the participant or the beneficiary of the participant. With respect to the MCK Business, Seller is either exempt from or have complied with all applicable notice and continuation coverage requirements of COBRA and the regulations thereunder such that there would not result in any material tax, penalty or liability to either Seller or Buyers.

                  (g) Seller has made, or will, prior to the Closing Date, have made, all contributions required (including payments of insurance premiums), if any, under all Employee Benefit Plans to fund fully all benefits and obligations accrued thereunder prior to the Closing Date.

                  (h) There are no liabilities or obligations with respect to any of the plans, agreements or Employee Benefit Plans described in
      Schedule 5.19 that are required to be funded for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles on Seller's financial statements.

                  (i) Except as set forth on Schedule 5.19, the consummation of the transactions contemplated by this Agreement shall not accelerate the time of payment or

                                                               EXECUTION VERSION
vesting, or increase the amount of benefits or compensation due to any individual under any of the Employee Benefit Plans.

            5.20 ACCOUNTS RECEIVABLE. Schedule 5.20 contains a complete and accurate list of all Accounts Receivable as of December 31, 2004, which list sets forth the aging of each such Account Receivable. All Accounts Receivable that are reflected on the Balance Sheet, Net Receivables Report, or on the accounting records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the ordinary course of business. Except to the extent paid before the Closing Date or as set forth on the Net Receivables Report, such Accounts Receivable are or will be as of the Closing Date current and, to Seller's knowledge, collectible net of the respective reserves shown on the Balance Sheet (which reserves are calculated consistent with past practice). To Seller's knowledge, there is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

            5.21 WARRANTIES. All products and services, in each case relating to the MCK Business, of Seller under warranty as of the date of this Agreement, have been serviced, distributed, or sold by such Seller in conformity with all applicable contractual warranty commitments of such Seller (which warranty commitments consist only of warranty commitments under Seller's standard form of warranty or as otherwise disclosed on Schedule 5.21).

            5.22 CUSTOMERS. Schedule 5.22 contains an accurate and complete list of all current customers and licensees, in each case with respect to the MCK Business, of Seller in respect of which such Seller billed in excess of $25,000 in 2004. Except as listed on Schedule 5.22, no Seller has any knowledge that any customer or licensee listed thereon intends to discontinue its purchases of products or services.

            5.23 ASSETS. The Assets referenced in Section 2.1 comprise all of the assets, except for the Excluded Assets described in Sections 2.2(a), (e),
(g), and (h), necessary to conduct the MCK Business in the manner presently conducted by Seller.

            5.24 SOLVENCY

                  (a) No Seller is now insolvent or will be rendered insolvent by any of the transactions contemplated in the Purchase Agreements. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of a Seller exceeds the present fair saleable value of such Seller's assets.

                  (b) Immediately after giving effect to the consummation of the transactions contemplated in the Purchase Agreements, (i) Seller will be able to pay its Liabilities as they become due in the ordinary course of its business;
(ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against any Seller in actions for money damages are not reasonably anticipated to be rendered at a

                                                               EXECUTION VERSION
      time when, or in amounts such that, such Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of such Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

            5.25 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other information furnished to Buyers by or on behalf of Seller in connection with the transactions provided for herein, is false or misleading in any material respect. In connection with such information and this Agreement, no Seller has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered, in light of the circumstances under which they were made, not misleading.

      5A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PARENT

            5A.1 ACCREDITED STATUS. Parent is an "accredited investor" as defined in Regulation D of the Securities Act.

            5A.2 DISCLOSURE. Parent has been furnished with all information that it deems necessary to evaluate the risks and merits of the Note as part of the Purchase Price. Parent has had the opportunity to ask questions and receive answers concerning the information it has received about Buyers and the Note.

            5A.3 NO REGISTRATION. Parent is aware and understands that (a) neither the Note nor the Conversion Shares have been and will not before issuance be registered under the Securities Act; (b) it must continue to bear the economic risk of the investment in the Note for the duration of its term;
(c) neither the Note nor the Conversion Shares may be sold unless it or they subsequently are registered or an exemption from registration is available; and
(d) Buyers have no obligation to register the Note or the Conversion Shares with the Securities and Exchange Commission and have not represented that such securities will be registered.

            5A.4 INVESTMENT FOR OWN ACCOUNT. The Note is being acquired by Parent for investment for its account, not as a nominee or agent, and not with a view to the distribution of any part thereof; Parent has no present intention of selling, granting any participation in or otherwise distributing the Note in a manner contrary to the Securities Act or to any applicable state securities or blue sky law, nor does Parent have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to the Note.

            5A.5 RESTRICTIVE LEGEND; TRANSFER AGENT INSTRUCTIONS. Parent understands that, before the effectiveness of a registration statement registering the Note or the Conversion Shares for sale, if any, the Note and the certificates representing the Conversion Shares will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

                                                               EXECUTION VERSION

      The securities represented by this certificate have not been registered under the Securities Act of 1933 or any other applicable federal or state securities laws, and may not be sold, distributed, pledged on or otherwise transferred unless (I) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving these securities, (II) the company receives an opinion of legal counsel for the holder of the securities satisfactory to the company stating that such transaction is exempt from registration, or
      (III) the company otherwise satisfies itself that such transaction is exempt from registration.

Parent agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, CITEL (U.K.) may, before the effectiveness of a registration statement, issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Note or the Conversion Shares or if, CITEL (U.K.) transfers its own securities, that it may make appropriate notations to the same effect in its records.

      6. REPRESENTATIONS AND WARRANTIES OF BUYERS.

      Each Buyer, jointly and severally, represents and warrants to Sellers as follows:

            6.1 ORGANIZATION AND STANDING. Buyer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

            6.2 AUTHORIZATION AND BINDING OBLIGATION. Buyer has full corporate power and authority to execute and deliver the Purchase Agreements and perform its obligations thereunder. The execution, delivery, and performance of the Purchase Agreements by Buyer have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligations thereof, enforceable against each such party in accordance with their terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

            6.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth on Schedule 6.3, the execution, delivery, and performance of the Purchase Agreements by Buyer (a) does not require (i) the consent, approval or authorization of any Governmental Body having jurisdiction over Buyer or of any third party or (ii) the submission or filing of any notice, report or other filing with any Governmental Body having jurisdiction over Buyer; (b) will not violate the charter documents of a Buyer; (c) will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Body applicable to Buyer; and (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any Contract material to the transactions contemplated hereby and to which a Buyer is now subject.

                                                               EXECUTION VERSION

            6.4 BROKERAGE. Buyer has not entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the purchase of the assets and the other transactions contemplated hereby.

            6.5 LITIGATION AND ADMINISTRATIVE PROCEEDINGS. There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer in any federal, state, local or foreign court, or before any Governmental Body, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

            6.6 FINANCIAL STATEMENTS. The (a) audited balance sheet and statement of income and expense as of and for the twelve months ended March 31, 2003 and (b) unaudited summary balance sheets and statements of income and expense as of and for the periods ended March 31, 2004, and October 31, 2004 (collectively, the "CITEL FINANCIAL STATEMENTS") are set forth on Schedule 6.6. The CITEL Financial Statements have been prepared from the books and records of Buyer on an accrual basis in the ordinary course of its business and fairly present the financial condition of Buyer as of their respective dates and the results of its operations for the periods indicated, in each case prepared in accordance with generally accepted accounting principles and on a basis consistent with prior periods, except as otherwise specified in such statements and except, in the case of the unaudited statements, for audit adjustments which are not expected to be, in the aggregate, material in amount.

            6.7 NO UNDISCLOSED LIABILITIES. Except for (i) Liabilities incurred in the ordinary course of business since December 31, 2004 and (ii) Liabilities described in Schedule 6.7, Buyer is not subject to any Liability that was, in accordance with generally accepted accounting principles applied consistently with past practice, required to be included or adequately reserved against in the December 31, 2004 unaudited financial statements and was not so included, reserved against or described.

            6.8 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other information furnished to Seller by or on behalf of Buyer in connection with the transactions provided for herein, is false or misleading in any material respect. In connection with such information and this Agreement, Buyer have not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in light of the circumstances under which they were made, not misleading.

            6.9 FINANCING. Assuming that Sellers fully comply with this Agreement, Buyer will have sufficient funds readily available to satisfy its obligation to pay the Purchase Price, including, as applicable, amounts due under the Note.

      7. COVENANTS OF BUYERS

            7.1 PRIVACY COMPLIANCE. Buyers shall use and disclose the Transferred Information only for those purposes for which the Transferred Information was initially collected from or in respect of the individual to which such Transferred Information relates, unless (a) Buyers have first notified such individual of such additional purpose, and where required by law,

                                                               EXECUTION VERSION
obtained the consent of such individual to such additional purpose, or (b) such use or disclosure is permitted or authorized by law, without notice to, or consent from, such individual.

            7.2 SATISFACTION OF CLOSING CONDITIONS. Each Buyer shall use its commercially reasonable efforts to cause the conditions set forth in Section 11 to be satisfied at of before the Closing.

            7.3 OFFERS OF EMPLOYMENT. Buyers shall make offers of employment to the Transferred Employees listed on Schedule 10.4 by delivering to them the form of employment offer letters attached hereto as Exhibit D-1 or Exhibit D-2, as appropriate.

      8. COVENANTS OF SELLERS

            8.1 CONSENTS AND APPROVALS. Where the consent of any third party is required under the terms of any of the Contracts to be assigned by Sellers hereunder, Sellers will use their commercially reasonable efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the date hereof. Sellers and Buyers will cooperate fully with each other to the extent reasonably required to obtain such consents.

            8.2 NET RECEIVABLES REPORT. Parent shall deliver to Buyers the Net Receivables Report.

            8.3 CHANGE OF NAME. On or before the Closing Date, each Seller (other than the Parent) shall amend its charter document and take all other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Buyers' reasonable judgment, to avoid confusion with the Trademarks and other Assets being acquired by Buyers hereunder.

            8.4 SATISFACTION OF CLOSING CONDITIONS. Each Seller shall use its commercially reasonable efforts to cause the conditions set forth in Section 10 to be satisfied at or before the Closing.

      9. JOINT COVENANTS.

            9.1 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market, no press release or other public announcement with respect to this Agreement or the transactions contemplated herein will be issued or made without the joint approval of Parent and CITEL (U.S.), which consent shall not be unreasonably withheld, delayed or conditioned.

            9.2 EMPLOYEE MATTERS

                  (a) Sellers shall cooperate with Buyers in communicating offers of employment to Transferred Employees, and shall not interfere with the hiring of any such Transferred Employee. Each Seller waives as of the Closing Date any noncompetition restriction to which any Transferred Employee may be subject to the extent that any such

                                                               EXECUTION VERSION
      restriction would prevent any such Transferred Employee from accepting a Buyer's offer of employment and carrying out his duties as an employee of any Buyer.

                  (b) As soon as practicable after the Closing, and subject to compliance with all applicable laws and regulations, Buyers will use their reasonable efforts to permit all Transferred Employees who accept offers of employment and commence employment with a Buyer effective as of the Closing Date to participate in Buyers' Employee Benefits Plans that are designated by Buyers (the "CITEL PLANS") as applicable to the Transferred Employees at the level of participation designated by Buyers, which designations of the CITEL Plans and levels of participation shall be made by Buyers in their discretion based on the criteria Buyers would apply to similarly-situated employees of Buyers and otherwise in accordance with this Section 9.2. Buyers shall, or shall cause the applicable subsidiary to, give credit to Transferred Employees for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) in the CITEL Plans for all service by Transferred Employees with Sellers before the Closing, to the extent such service was taken into account for each such purpose by Sellers under the corresponding Seller Employee Benefit Plan in which such Transferred Employee was an active participant immediately before the Closing.

                  (c) Buyers shall be solely responsible for any Liabilities arising from the employment or subsequent termination of any such employment by a Buyer of any Transferred Employee who accepts employment with a Buyer.

                  (d) Except as set forth in this Section 9.2, Sellers shall be solely responsible for any Liabilities arising from any act, omission, contractual obligation or other legal obligation alleged by any Transferred Employee to arise out of such employee's employment with, or termination from, any Seller.

            9.3 CERTIFICATE OF TAX AUTHORITIES. Sellers shall provide to Buyers all consents, authorizations and other reasonably requested assistance in connection with efforts by Buyers to obtain certificates from the appropriate taxing authority stating that as of a date on or close to the Closing Date no Taxes are due to any state, provincial or other taxing authority for which Buyers could have liability to withhold or pay Taxes with respect to the transfer of the Assets.

      10. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS. The obligations of Buyers hereunder are, at their option, subject to satisfaction, at or before the Closing Date, of each of the following conditions:

            10.1 CONSENTS AND FILINGS. All applicable consents or filings with respect to the assignment of any permits or authorizations of any Governmental Body to be assigned hereunder will have been obtained or made. Sellers will have obtained such third party consents as are required under the terms of the Contracts (other than with respect to any Non-assignable Contracts) to be assigned by them hereunder on terms and conditions not materially less favorable than those in effect on the date hereof. Sellers will have obtained releases of all Encumbrances on the Assets.

                                                               EXECUTION VERSION

            10.2 CLOSING DELIVERABLES. Sellers will have delivered to Buyers the documents, certificates, and other instruments contemplated in Section 4.3(a).

            10.3 ADVERSE PROCEEDINGS. No suit, action, claim or proceeding will have been instituted or, to Buyers' knowledge, threatened against, and no order, decree, or judgment of any Governmental Body shall have been rendered against, any party hereto (a) seeking to restrain, prohibit or otherwise interfere with the sale by Sellers of and/or the ownership or operation by Buyers or any of their affiliates of all or any material portion of the MCK Business or the Assets, or (b) seeking to impose or confirm limitations on the ability of Buyers or any of their affiliates effectively to exercise full rights of ownership of the Assets.

            10.4 LIST OF TRANSFERRED EMPLOYEES. Each of the Transferred Employees listed on Schedule 10.4 shall have signed and delivered to CITEL the form of employment offer letters attached hereto as Exhibit D-1 and Exhibit D-2 and the security and confidentiality agreements attached hereto as Exhibit D-3 and Exhibit D-4.

      11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of Sellers hereunder are, at their option, subject to satisfaction, at or before the Closing Date, of each of the following conditions:

            11.1 CLOSING DELIVERABLES. Buyers will have delivered to Sellers the Purchase Price and the documents, certificates, and other instruments contemplated in Section 4.3(b).

            11.2 ADVERSE PROCEEDINGS. No suit, action, claim or proceeding will have been instituted or, to Sellers' knowledge, threatened against, and no order, decree, or judgment of any Governmental Body shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms or that materially adversely effect the ability of Buyers to perform their obligations hereunder or under the Notes.

      12. ADDITIONAL COVENANTS

            12.1 TRANSFER TAXES; EXPENSES. Sellers shall pay in a timely manner all Taxes and costs resulting from or payable in connection with the sale and transfer of the Assets pursuant to this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes. Except as set forth in the immediately preceding sentence, each party shall be solely responsible for their respective costs and expenses incurred in connection with the negotiation, preparation, performance and compliance with this Agreement, including all fees and expenses of counsel and accountants.

            12.2 SVB CONSENT AND COLLATERAL RELEASE AGREEMENT. Sellers shall deliver or cause to be delivered to Silicon Valley Bank a copy of this Agreement (together with all schedules and exhibits hereto), and a duly executed counterpart of that certain Consent and Collateral Release Agreement between Verso, MCK-DE and Silicon Valley Bank dated January 21, 2005, within five business days of Closing.

                                                               EXECUTION VERSION

            12.3 CANADIAN TAX AUDIT. Sellers shall provide copies of all communications to and from Sellers or their agents and Canadian tax authorities concerning the matter identified on Schedule 5.17 within five business days of the communication being sent or received.

            12.4 PAYMENT OF LIABILITIES. Sellers shall pay or cause to be paid or otherwise satisfied when due all of the Excluded Liabilities in accordance with their terms. Buyers and Sellers hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the transactions contemplated herein.

            12.5 COOPERATION; FURTHER ASSURANCES.

                  (a) After the Closing Date, Sellers and Buyers will each make available to the other for inspection and copying at reasonable times any documents retained by Buyers or Sellers, as the case may be, that are reasonably required by the party requesting such documents and that are related to the MCK Business and the transactions contemplated hereby. After the Closing, Sellers and Buyers will reasonably assist each other and cooperate in the administration, defense, and disposition of any claims made against the other parties relating to the MCK Business, including the production of relevant documents and making available employees for consultation or testimony in a manner that does not disrupt normal business operations. Except as otherwise provided in Section 13 hereof, neither Buyers nor Sellers will be obligated to compensate or reimburse the other party for any assistance or cooperation rendered pursuant to this Section 12.5, except for copying costs and transportation, lodging and miscellaneous travel expenses.

                  (b) After the Closing Date, Sellers will take such actions and execute and deliver to Buyers such further instruments of assignment, conveyance, and transfer as may be necessary, in the reasonable opinion of counsel for Buyers, to ensure, complete, and evidence the full and effective transfer of the Assets to, and assumption of Assumed Liabilities by, Buyers pursuant to this Agreement; and Buyers and Sellers shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, including (i) furnishing upon request to each other such further information (including such books and records of Sellers as may be reasonably necessary to enable Buyers to prepare the Closing Financial Statements); (ii) executing and delivering to each other such other documents; and (iii) doing such other acts and things, all as the other party may reasonably request, for the purpose of carrying out the intent of this Agreement and the transactions contemplated herein.

                  (c) Sellers will promptly forward, or cause to be forwarded, to Buyers any payments on Accounts Receivable, and all mail and other communications addressed to Sellers related to the MCK Business, that are received by Sellers or any of their affiliates after the Closing Date, including mail and communications from customers, suppliers, distributors, agents and others, but excluding any mail or other communications relating solely to Excluded Assets and Excluded Liabilities.

                                                               EXECUTION VERSION

                  (d) (i) After the Closing, if Sellers discover the existence of a Post-Closing Asset, Sellers shall within five business days of such discovery inform Buyers of the existence of such Post-Closing Asset and use commercially reasonable efforts to obtain and forward to Buyers all relevant documentation and information relating to such Post-Closing Asset.

                        (ii) After the Closing, if Buyers identify a
            Post-Closing Asset, Buyers may request that Sellers use commercially reasonable efforts to obtain and forward to Buyers all relevant documentation and information relating to such Post-Closing Asset.

                        (iii) Within (x) 14 days after receiving the
            documentation pertaining to such Post-Closing Asset, or (y) in the event that no documentation is made available, within 60 days after receiving notice of the existence of a Post-Closing Asset, Buyers shall have the option to request that Sellers take, at no additional cost to Buyers, and Sellers shall so take, such actions and execute and deliver to Buyers such further instruments of assignment, conveyance, and transfer as may be necessary, in the reasonable opinion of counsel for Buyers, to ensure the full and effective transfer of such Post-Closing Asset to Buyers pursuant to this Agreement.

                        (iv) After the Closing, if a Buyer discovers that it has
            in its possession any Excluded Asset, it shall promptly notify Sellers and permit Sellers reasonable access to such Buyer's premises and systems to allow Sellers to remove such Excluded Asset.

                  (e) For a period of 120 days after the Closing, Sellers, upon the reasonable request of Buyers, will use their commercially reasonable efforts to cooperate with Buyers to continue and maintain for the benefit of Buyers those business relationships of Sellers existing before the Closing and relating to the MCK Business, including relationships with lessors, licensors, customers, suppliers, and others, it being understood that, from and after the Closing, all of Sellers' personnel theretofore providing services to the MCK Business (other than certain management level employees and certain corporate services personnel of Parent) will no longer be employees of Sellers and, as a result thereof, Sellers' ability to cooperate with Buyers pursuant to this subsection will be limited. Sellers will refer to Buyers all inquiries relating to such business. Neither Sellers nor any of their respective officers, employees or agents shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the MCK Business after the Closing, including disparaging the name or business of Buyers.

                  (f) Within 30 days after the Closing, Sellers shall provide Buyers with an accurate and complete list of the copies of the records that Sellers have retained in accordance with Section 2.2(d).

                                                               EXECUTION VERSION

            12.6 COVENANT NOT TO COMPETE. Neither Parent nor any of its affiliates under its control will, for a period of three years after the Closing Date, directly or indirectly carry on, engage in, support, assist or support through investment or consulting arrangements any business activity that competes with the MCK Business in any market in which the MCK Business is conducted as of the Closing Date. If any Person violates or attempts to violate the covenant set forth in this Section 12.6, Buyers will be entitled to have and obtain injunctive relief in any court having jurisdiction to enforce such covenants to prevent and terminate any violation or attempted violation hereof, and may have and recover from the violating party any appropriate damages for any violations of the covenants made herein. The parties expressly agree that the indemnity threshold and limitation of liability provisions of Section 13.4 shall not apply to Parent's covenant pursuant to this Section 12.6. If the time or subject area limitations, or both, contained herein are held by any court of competent jurisdiction to be unreasonable or otherwise unenforceable, this covenant will nevertheless be enforceable for such lesser time or lesser area, or both, as the court shall find reasonable. Notwithstanding anything herein to the contrary, nothing herein shall prohibit Parent or any of its affiliates from holding or owning the Note or the Conversion Shares or owning not in excess of 5% in the aggregate of the capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or reported on an automated quotation system of a registered securities association.

            12.7 TREATMENT OF PROPRIETARY INFORMATION AND CONFIDENTIAL
INFORMATION

                  (a) From and after the Closing, Sellers will not disclose, use or allow the use or disclosure by any of their affiliates or any third party that receives such information from Sellers of (i) any Proprietary Information of Buyers or their affiliates or (ii) any information contained in the copies of the records retained by Sellers pursuant to
      Section 2.2(d), except in accordance with the purposes set forth therein. From and after the Closing and except to the extent that such Proprietary Information is an Asset, Buyers shall not disclose, use or allow the use or disclosure by any of their affiliates or any third party that receives such information from a Buyer of any Proprietary Information of Sellers or their affiliates (including, without limitation, any Proprietary Information relating to or comprising an Excluded Asset).

                  (b) Sellers will not disclose, use or allow the use or disclosure by any of their affiliates or any unauthorized third party of any Confidential Information included among the Assets and that Sellers inadvertently may retain after Closing until the expiration or termination of the confidentiality and non-disclosure obligations to which such Confidential Information is subject.

            12.8 NON-ASSIGNABLE CONTRACTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Non-assignable Contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment of such Contract without consent of a third party would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyers or a Seller thereunder. Sellers shall use their commercially reasonable efforts (but without any payment of money by Buyers or Sellers) to obtain the consent of the other parties to any such Contract or claim or right or any benefit arising thereunder for the assignment thereof to Buyers as Buyers

                                                               EXECUTION VERSION
may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Sellers or Buyers thereunder so that Buyers would not in fact receive all such rights, Sellers and Buyers will cooperate in a mutually agreeable arrangement under which Buyers would obtain the benefits and assume the obligations (except for Excluded Liabilities) thereunder in accordance with this Agreement, including subcontracting, sub-licensing or subleasing to Buyers, or under which a Seller would enforce for the benefit of Buyers, with Buyers assuming such Seller's obligations, any and all rights of such Seller against a third party thereto. Sellers will promptly pay to Buyers when received all monies received by a Seller under any such Contract or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

            12.9 INFORMATION COVENANTS

                  (a) For so long as any amounts remain due and owing under the Note, Buyers shall:

                        (i) deliver to the Parent an unaudited quarterly
            consolidated balance sheet and income statement of Buyers within 30 days after each quarter, together with any audited financials prepared with respect to Buyers promptly following their preparation; and

                        (ii) promptly upon becoming aware of any of the
            following, give Parent notice thereof, together with a written statement of an executive officer of CITEL (U.K.) setting forth the details thereof and any action with respect thereto taken or proposed to be taken by Buyers: (A) any "Event of Default" under the Note or the Security Agreement; (B) any material adverse change in the business, assets, properties, operations or condition (financial or otherwise) of Buyers (taken as a whole); and (C) any pending action, suit, proceeding or investigation by or before any Governmental Body against or affecting any of Buyers (or any such action, suit, proceeding or investigation threatened in writing).

                  (b) In the event that Parent ceases to be subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities and Exchange Act, as amended, at any time before the outstanding principal and accrued and unpaid interest under the Note becomes due and payable, then Parent shall deliver to CITEL (U.K.) the financial statements of Parent as described in Section 12.9(a)(i), and provide prompt written notice to CITEL (U.K.) of the matters described in
      Section 12.9(a)(ii)(B) and (C) as they may relate to Parent.

            12.10 COVENANT REGARDING CERTAIN EMPLOYEES. For a period of three months commencing on the Closing Date, Buyers shall not hire as an employee any Transferred Employee who does not accept the offer of employment made pursuant to Section 7.3 hereof.

                                                               EXECUTION VERSION

            12.11 REMAINING CONTRACTS.

                  (a) Buyers acknowledge that Sellers will retain after the Closing certain Contracts, as set forth on Schedule 12.11 (each, an "EXCLUDED CONTRACT"), that obligate Sellers to supply MCK Products to the counterparties thereof. If after the Closing a Seller receives a purchase order for MCK Products under an Excluded Contract, then Seller shall propose to the counterparty that it purchase such MCK Products directly from Buyers rather than from Sellers under the Excluded Contract. If such counterparty rejects such proposal and elects to purchase MCK Products from Sellers under an Excluded Contract rather than directly from Buyers, then from time to time after the Closing, a Seller may purchase MCK Products from Buyers to satisfy such Seller's supply obligations under the Excluded Contracts. In order to facilitate Sellers' performance of their supply obligations under the Excluded Contracts, for a period of 120 days after the Closing Date Buyers shall sell to Sellers for such purpose any MCK Product; and thereafter Buyers shall use their respective best efforts to honor a Seller's purchase order for any MCK Product that Buyers manufacture or for which they maintain an unsold inventory at the time Seller's purchase order is received by Buyers. In addition, Buyers shall sell to Sellers a final order of any of the MCK Products ordered by Sellers no later than 120 days after the Closing Date for the sole purpose of establishing an inventory to meet Sellers' existing sales or support obligations under the Excluded Contracts or other contracts discovered by Sellers after Closing, except to the extent that such Excluded Contracts or other contracts are Post-Closing Assets. Buyers shall at its option hold such inventory purchased by Sellers until Sellers submit shipping orders for the inventory or Buyers shall ship the items to Sellers. Subject to the foregoing sentence, Buyers will sell MCK Products to Sellers at a price equal to the greater of (i) 125% of Buyers' standard cost for such product or (ii) the purchase price for the product set forth in the applicable Excluded Contract, on Buyers' standard terms and conditions of sale, through the term of the respective supply commitment under such Excluded Contracts as set forth on Schedule 12.11. Buyers will ship the MCK Products so purchased by a Seller in accordance with Seller's instructions, and at Seller's expense. In addition, Buyers shall sell to any Seller, at Buyers' standard rates then in effect, spare parts relating to the MCK Products, to the extent that Buyers have such spare parts available for sale, to permit any such Seller to satisfy its obligations under any of the Excluded Contracts to provide spare parts to the counterparty thereto.

                  (b) Buyers acknowledge Sellers intend to terminate certain of the Excluded Contracts as soon as practicable after the Closing. During the first 90 days after Closing, Sellers shall provide Buyers five business days' advance notice before delivering a termination notice to a counterparty under an Excluded Agreement. Upon reasonable request by Buyers received by Sellers within such five business day period, Sellers shall delay the delivery of such termination notice by not more than 10 business days in order to enable Buyers to determine whether such Excluded Asset should be treated as a Post-Closing Asset.

                  (c) For a period of one year after the Closing, Buyers shall provide Sellers 20 business days advance notice of a decision to discontinue the manufacture of

                                                               EXECUTION VERSION
any MCK Product. Buyers shall not discontinue the manufacture of any MCK Product during the first 120 days after the Closing Date.

                  (d) The MCK Products purchased by Sellers pursuant to this
Section 12.11 shall be subject to the standard product warranty offered by Buyers in respect of such products, provided that in no event shall such warranty expire before the date that is 15 months following the shipment date.

            12.12 CANADIAN TAX ELECTIONS. Promptly after the Closing, CITEL (Canada) and MCK-Canada shall enter into joint elections pursuant to Section 22 of the Income Tax Act (Canada) and Part IX of the Excise Tax Act (Canada). CITEL (Canada) and MCK-Canada, as applicable, shall file such elections with the applicable Tax Returns required to be filed for the reporting period in which the Closing occurs.

13. INDEMNIFICATION

            13.1 SELLERS' AGREEMENT TO INDEMNIFY. Subject to the limitations hereinafter set forth, each Seller jointly and severally, shall defend, indemnify and hold the Buyer Indemnified Parties harmless against and in respect of, and shall reimburse the Buyer Indemnified Parties for, any and all Liabilities arising from or in connection with (a) any breach of any representation or warranty made by a Seller in the Purchase Agreements and any other certificate, document or instrument delivered by a Seller pursuant thereto; (b) any breach of any covenant or obligation of a Seller in the Purchase Agreements and any other certificate, document or instrument delivered by a Seller pursuant thereto; (c) any noncompliance with any bulk sales or fraudulent transfer laws in respect of the transactions contemplated herein; (d) any liability under the WARN Act or any similar state or local law or regulation that may result from an "Employment Loss," as defined by 29 U.S.C. Sec. 2101(a)(6), or a loss of employment as defined under any similar state or local law, caused by any action of a Seller before or on the date of the Closing or by Buyers' decision not to hire former employees of a Seller; (e) any Employee Benefit Plan established or maintained by a Seller; (f) any Excluded Asset or Excluded Liability; or (g) the matters described on Schedule 5.7(e) and Schedule 5.17.

            13.2 BUYERS' AGREEMENT TO INDEMNIFY. Subject to the limitations hereinafter set forth, each Buyer, jointly and severally, shall defend, indemnify and hold the Seller Indemnified Parties harmless against and in respect of, and shall reimburse the Seller Indemnified Parties for, any and all Liabilities arising from or in connection with (a) any breach of any representation or warranty made by a Buyer in the Purchase Agreements and any other certificate, document or instrument delivered by a Buyer pursuant thereto;
(b) any breach of any covenant or obligation of a Buyer in the Purchase Agreements and any other certificate, document or instrument delivered by a Seller pursuant thereto; (c) any Assumed Liabilities, except as otherwise set forth in this Agreement; (d) any Liabilities relating to the conduct of the MCK Business after the Closing, other than Excluded Liabilities; or (e) any Tax incurred by the MCK Business with respect to activities occurring in any period after the Closing.

            13.3 INDEMNIFICATION PROCEDURE

                                                               EXECUTION VERSION

                  (a) The Indemnified Party shall give a Claim Notice of any Claim to the indemnifying party as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against an Indemnified Party of any claim by a third party (a "THIRD PARTY CLAIM"), within 30 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 30 days after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to this Section 13; provided, however, that the failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the Claim is based.

                  (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 13.3(b)(ii) hereof shall govern.

                        (ii) The indemnifying party shall select counsel
            reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and
            (B) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could reasonably be expected to result in an adverse impact on the business, operations, assets, Liabilities, condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days following receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of Section 13.3(c)(ii) hereof shall govern.

                                                               EXECUTION VERSION

                        (ii) The Indemnified Party may, at the indemnifying
            party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (d) The amount of any Liabilities shall be determined net of any amounts that the Indemnified Party recovers under insurance policies, indemnities (other than pursuant hereto), other reimbursement arrangements with respect to such Liabilities or any Tax benefits. Each party waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Liabilities.

            13.4 INDEMNIFICATION THRESHOLDS AND LIMITATIONS

                  (a) All representations, warranties, covenants, and obligations in this Agreement and the certificates and other instruments delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated herein, subject to Section 13.4(d). The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants, and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

                  (b) (i) Sellers shall have no liability with respect to
            claims under Section 13.1 until the total of all Liabilities with respect to such matters exceeds $75,000 (the "Liability Threshold"); provided, however, that once such Liabilities exceed the Liability Threshold, the Buyer Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Liabilities irrespective of the Liability Threshold. Claims under Section 13.1(b) through 13.1(g), matters arising in respect of Sections 5.4, 5.5, 5.7, 5.17, 5.18, 5.24 or Section 5A, and claims resulting from fraud or willful breach of a Seller's representations and warranties shall not be subject to the Liability Threshold.

                                                               EXECUTION VERSION

                        (ii) In no event shall the Buyer Indemnified Parties be
            entitled to recover more, in the aggregate, than $2,000,000 from Sellers (the "Liability Cap"); provided, however, that claims under Sections 5.7(a), 5.7(d), 5.7(e). 5.7(f), 5.24, 12.6, 13.1(c),
            13.1(f), and 13.1(g), and claims resulting from fraud or willful breach of a Seller's representations and warranties, shall not be subject to the Liability Cap. Notwithstanding anything herein to the contrary, Sellers shall have no liability with respect to the matters set forth on Schedule 13.4(b).

                  (c) (i) Buyers will have no liability with respect to claims under Section 13.2 until the total of all Liabilities with respect to such matters exceeds the Liability Threshold; provided, however, that once such Liabilities exceed the Liability Threshold, the Seller Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Liabilities irrespective of the Liability Threshold. Claims under clauses (b) through (e) of Section 13.2, matters arising in respect of Section 6.4 (Brokerage), any claims resulting from fraud or willful breach of a Buyer's representations and warranties shall not be subject to the Liability Threshold.

                        (ii) In no event shall the Seller Indemnified Parties be
            entitled to recover more, in the aggregate, than the amount of the Liability Cap from Buyers; provided, however, that claims under
            Section 13.2 relating to or arising from any Asset or any Assumed Liability after the Closing shall not be subject to the Liability Cap.

                  (d) (i) Sellers will have liability with respect to any breach of a representation or warranty (other than those in Sections 5.4, 5.5, 5.7, 5.17, 5.19, and Section 5A, as to which a claim may be made at any time), only if a Buyer notifies Parent of a Claim on or before the date upon which the outstanding principal and accrued and unpaid interest under the Note becomes due and payable; and

                        (ii) Buyers will have liability with respect to any
            breach of a representation or warranty (other than that set forth in Section 6.4, as to which a claim may be made at any time), only if a Seller notifies CITEL (U.S.) of a Claim on or before the date upon which the outstanding principal and accrued and unpaid interest under the Note becomes due and payable.

                  (e) Notwithstanding the foregoing, a party shall be entitled to equitable remedies (other than rescission) in connection with a breach by any other party of a covenant or obligation hereunder. The right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Section 13 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by such other party hereto of any representation, warranty, covenant or agreement contained in this Agreement.

            13.5 SETOFF RIGHT

                                                               EXECUTION VERSION

                  (a) Upon notice to Parent specifying in reasonable detail the basis therefor, either CITEL (U.K.) or CITEL (U.S.) may set off any amount to which any Buyer Indemnified Party may be entitled under this Section 13 against amounts otherwise payable under the Note, unless Parent, in good faith, reasonably believes that the Buyer Indemnified Party is not entitled to such indemnification and delivers a written objection to the Buyer Indemnified Party, which written objection must be delivered to the Buyer Indemnified Party within 15 business days of Parent's receipt of the notice from the Buyer Indemnified Party pursuant to this Section 13.5.

                  (b) Upon the Buyer Indemnified Party's receipt of such objection, the parties shall submit to arbitration the issue of the Buyer Indemnified Party's right to indemnification pursuant to Section 13.1 hereof in respect of such claim and, hence, the Buyer Indemnified Party's right of setoff with respect thereto pursuant to Section 13.5(a). The arbitration shall be administered by the American Arbitration Association under the Commercial Arbitration Rules, as modified by this Section 13.5(b) and any other instructions that the parties may agree upon at the time of such arbitration. There shall be one arbitrator selected by mutual agreement by the parties within 10 business days after the initiation of the arbitration proceeding or, if the parties are unable to agree on a single arbitrator, by the Independent Accountants within 10 business days thereafter. The parties shall be permitted to conduct reasonable (in terms of scope and time) discovery with respect to the substance and merits of the claim being arbitrated, but in no event shall the parties be permitted to undertake any discovery, in the sole discretion of the arbitrator, that could not reasonably be expected to yield relevant information with respect to such substance and merits; and the arbitrator shall have the power and authority to suspend, terminate and disallow any discovery undertaken or attempted in violation of this standard. The arbitrator shall render a reasoned determination (with findings of fact and conclusions of law) in the arbitration not later than 60 days after the initiation thereof. Each party shall bear its own fees and expenses with respect to the arbitration; provided, that the unsuccessful party in the arbitration, as determined by the arbitrator, shall pay the fees and expenses of the American Arbitration Association and the arbitrator. The forum for the arbitration shall be Boston, Massachusetts, and the governing law for the arbitration shall be the law of the State of New York, without reference to its conflicts of laws provisions. The arbitrator shall have power and authority only to authorize setoff of amounts payable under the Note in accordance with Section 13.5(a) if the arbitrator determines that the Buyer Indemnified Parties are entitled to indemnification hereunder with respect to the claim submitted to arbitration. The determination rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

                  (c) The exercise of such right of setoff by CITEL (U.K.) or CITEL (U.S.) in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Note. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit the Buyer Indemnified Parties in any manner in the enforcement of any other remedies that may be available to them.

                                                               EXECUTION VERSION

            13.6 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVISIONS IN THIS SECTION 13 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR ESTABLISHES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

            13.7 NO CONSEQUENTIAL DAMAGES. No indemnifying party shall be liable or otherwise responsible to a Seller Indemnified Party or a Buyer Indemnified Party, as the case may be, for consequential, incidental or punitive damages or, in the case of Sellers, for diminution in value of an Asset (other than a diminution in value for which a Buyer Indemnified Party realizes a loss) or lost profits, that arise out of or relate to this Agreement or the performance or breach hereof or any Liability retained or assumed hereunder.

      14. [INTENTIONALLY OMITTED]

      15. OTHER PROVISIONS

            15.1 BENEFIT AND ASSIGNMENT. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any party without the prior written consent of the other parties. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            15.2 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein and therein. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

            15.3 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within that State, without reference to its conflict of laws rules. Each of the parties irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 15.4. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law or regulation or to obtain execution of judgment in any other jurisdiction.

            15.4 NOTICES. Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other

                                                               EXECUTION VERSION
address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

            To Sellers:

                      Verso Technologies, Inc.
                      400 Galleria Parkway, Suite 300
                      Atlanta, GA 30339
                      Attn: Juliet M. Reising
                      Facsimile: 678-589-3750

            Copy to (for information purposes only):

                      Rogers & Hardin LLP
                      229 Peachtree Street NE
                      2700 International Tower, Peachtree Center
                      Atlanta, GA 30303
                      Attn: Robert C. Hussle
                      Facsimile: 404-525-2224

            To Buyers:

                      CITEL Technologies, Inc.
                      1420 Fifth Avenue, Suite 1650
                      Seattle, WA 98101
                      Attn: Chief Financial Officer
                      Facsimile: 206-957-9275

                                                               EXECUTION VERSION

            Copies to (for information purposes only):

                      Stoel Rives LLP
                      36th Floor, One Union Square
                      Seattle, WA 98101
                      Attn: Christopher J. Voss
                      Facsimile: 206-386-7500

                      Fraser Milner Casgrain LLP
                      15th Floor, Grosvenor Building
                      1040 West Georgia Street
                      Vancouver, BC V6E 4M8
                      Canada
                      Attn: Blair Horn
                      Facsimile: 604-683-5214

            15.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party or parties.

            15.6 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms of this Agreement; provided, however, that (a) if such invalidity or unenforceability results in an inequity to a party to this Agreement, equitable adjustment will be made to the extent practicable, and (b) if such invalidity or unenforceability results (after any equitable adjustment that can be made pursuant to (a), above) in the failure of either party hereto to achieve any objective that was otherwise achievable and the achievement of which was a fundamental purpose of such party in entering into this Agreement, such party may decline to proceed with the transactions contemplated hereby if the Closing has not occurred.

            15.7 WAIVERS. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take

                                                               EXECUTION VERSION
further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            15.8 ENFORCEMENT OF AGREEMENT. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The parties acknowledge and agree that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

            15.9 CONSTRUCTION AND INTERPRETATION. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Schedules and Exhibits refer to the Articles and Sections of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The Schedules and Exhibits to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. The parties acknowledge that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Exhibit or Schedule attached hereto.

                                                               EXECUTION VERSION

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              BUYERS:

                              CITEL TECHNOLOGIES LIMITED

                              By: /s/ Michael Joseph Robinson
                                  --------------------------------------------
                              Title: Chief Executive Officer
                                     -----------------------------------------
                              CITEL TECHNOLOGIES LIMITED

                              By: /s/ Nicholas G. Gretton
                                  --------------------------------------------
                              Title: Secretary
                                     -----------------------------------------

                              CITEL TECHNOLOGIES, INC.

                              By: /s/ Nicholas G. Gretton
                                  --------------------------------------------
                              Title: Chief Executive Officer,
                                     President and Secretary
                                     -----------------------------------------
                              MCK CANADA OPERATIONS INC.

                              By: /s/ Nicholas G. Gretton
                                  --------------------------------------------
                              Title: Chief Financial Officer
                                     -----------------------------------------
                                                               EXECUTION VERSION

                              THE SELLERS:

                              MCK COMMUNICATIONS, INC. (NEVADA)

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------
                              Title:  Vice President
                                      ------------------------------------

                              MCK TELECOMMUNICATIONS INC. (CANADA)

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  President
                                      ------------------------------------

                              MCK COMMUNICATIONS, INC. (DELAWARE)

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  Vice President
                                      ------------------------------------

                              DIGITAL TECHNIQUES, INC.

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  Vice President
                                      ------------------------------------

                              VERSO TECHNOLOGIES, INC.

                              By:  /s/ Juliet M. Reising
                                   ---------------------------------------

                              Title:  Executive Vice President and Chief
                                      ------------------------------------
                                      Financial Officer

                                                               EXECUTION VERSION

                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             NACT ACQUISITION, INC.

                                       AND

                         NACT TELECOMMUNICATIONS, INC.,
                                NACT LIMITED AND
                             VERSO TECHNOLOGIES INC.

                                JANUARY 21, 2005

                                TABLE OF CONTENTS

ARTICLE 1 TRANSFER OF ASSETS AND LIABILITIES.....................................................................      1
           1.1       Definitions.................................................................................      1
           1.2       Assets to be Sold...........................................................................      1
           1.3       Excluded Assets.............................................................................      3
           1.4       Assumed Liabilities.........................................................................      3
           1.5       Liabilities Not Assumed.....................................................................      3
           1.6       Seller Employees and Employee Benefit Plans.................................................      5

ARTICLE 2 PURCHASE PRICE; ADJUSTMENT; ALLOCATION.................................................................      6
           2.1       Purchase Price..............................................................................      6
           2.2       Allocation of Purchase Price................................................................      6

ARTICLE 3 CLOSING; CLOSING DATE..................................................................................      6

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER AND VERSO.....................................................      7
           4.1       Due Organization, Authority and Qualification...............................................      7
           4.2       Shareholder; Subsidiaries...................................................................      7
           4.3       Authority to Execute and Perform Agreements.................................................      7
           4.4       Financial Statements; Liabilities...........................................................      7
           4.5       Inventory; Accounts Receivable..............................................................      8
           4.6       No Material Adverse Change..................................................................      8
           4.7       Taxes.......................................................................................      8
           4.8       Compliance with Laws........................................................................      8
           4.9       Permits.....................................................................................      9
           4.10      No Breach...................................................................................      9
           4.11      Environmental Matters.......................................................................      9
           4.12      Claims and Proceedings......................................................................     10
           4.13      Contracts...................................................................................     11
           4.14      Prepayments and Deposits....................................................................     12
           4.15      Leased Real Property........................................................................     12
           4.16      Product Warranty............................................................................     13
           4.17      Bank Accounts; Powers.......................................................................     13
           4.18      Tangible Property...........................................................................     13
           4.19      Intellectual Property.......................................................................     13
           4.20      Title to the Assets; Adequacy of Assets.....................................................     15
           4.21      Suppliers and Customers.....................................................................     16
           4.22      Employee Benefit Plans......................................................................     16
           4.23      Labor Matters...............................................................................     17
           4.24      Insurance...................................................................................     18
           4.25      Seller Employees............................................................................     18
           4.26      Business Products...........................................................................     18
           4.27      Operations of Seller........................................................................     18
           4.28      Related Party Transactions..................................................................     19

           4.29      Brokers' Fees...............................................................................     20
           4.30      Solvency....................................................................................     20
           4.31      Security Interests..........................................................................     20
           4.32      U.K. Assets.................................................................................     20

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................     20
           5.1       Due Organization and Authority..............................................................     20
           5.2       Authority to Execute and Perform Agreements.................................................     20
           5.3       No Breach...................................................................................     21
           5.4       Broker's Fees...............................................................................     21
           5.5       Financing...................................................................................     21

ARTICLE 6 COVENANTS AND AGREEMENTS...............................................................................     22
           6.1       Examinations and Investigations.............................................................     22
           6.2       Publicity...................................................................................     22
           6.3       Seller's Required Consents..................................................................     22
           6.4       Notification of Certain Matters.............................................................     22
           6.5       Continued Solvency..........................................................................     22
           6.6       Corporate Names.............................................................................     23
           6.7       Assets of the Business held by Verso........................................................     23
           6.8       Financing Statements........................................................................     23
           6.9       U.K. Assets.................................................................................     23
           6.10      Transition Services.........................................................................     23
           6.11      Provo Lease Bank Account....................................................................     24
           6.12      Seller Received Cash........................................................................     24
           6.13      Webconnect Consumer.........................................................................     25

ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASERS..................................................     25
           7.1       Representations and Covenants...............................................................     25
           7.2       Seller's Required Consents..................................................................     25
           7.3       Opinion of Counsel to Seller and Verso......................................................     25
           7.4       Additional Closing Documents of Seller......................................................     25
           7.5       Material Adverse Effect.....................................................................     26
           7.6       No Claims...................................................................................     26
           7.7       Release of Liens and Guarantees.............................................................     26
           7.8       FIRPTA Affidavit............................................................................     26
           7.9       NTS License Agreement.......................................................................     26
           7.10      Reciprocal Reseller Agreement...............................................................     26
           7.11      Call Center Services Agreement..............................................................     26

ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER.......................................................     27
           8.1       Representations and Covenants...............................................................     27
           8.2       Instrument of Assumption....................................................................     27
           8.3       Delivery of the Cash Consideration..........................................................     27
           8.4       NTS License Agreement.......................................................................     27
           8.5       Reciprocal Reseller Agreement...............................................................     27

           8.6       Call Center Services Agreement..............................................................     27

ARTICLE 9 POST-CLOSING COVENANTS AND AGREEMENTS..................................................................     27
           9.1       Further Assurances..........................................................................     27
           9.2       Consent of Third Parties....................................................................     28
           9.3       Provision of Data...........................................................................     28
           9.4       Accounts Receivable Payment and Collection..................................................     28
           9.5       Confidentiality.............................................................................     28
           9.6       Non-Competition; Non-Solicitation...........................................................     29

ARTICLE 10 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....................................     30

ARTICLE 11 INDEMNIFICATION.......................................................................................     30
           11.1      Obligation of Seller to Indemnify...........................................................     30
           11.2      Obligation of Purchaser to Indemnify........................................................     31
           11.3      Notice and Opportunity to Defend............................................................     32
           11.4      Characterization of Indemnity Payments......................................................     33
           11.5      Exclusivity.................................................................................     33
           11.6      No Consequential Damages....................................................................     33
           11.7      Net of Insurance............................................................................     33
           11.8      Reliance on the Management Group............................................................     33

ARTICLE 12 MISCELLANEOUS.........................................................................................     34
           12.1      Certain Definitions.........................................................................     34
           12.2      Notices.....................................................................................     41
           12.3      Entire Agreement; No Third Party Beneficiaries..............................................     41
           12.4      Specific Performance........................................................................     42
           12.5      Waivers and Amendments; Non-Contractual Remedies............................................     42
           12.6      Binding Effect; Assignment..................................................................     42
           12.7      Counterparts and Facsimile..................................................................     42
           12.8      Exhibits and Schedules......................................................................     42
           12.9      Headings....................................................................................     42
           12.10     Usage     ..................................................................................     43
           12.11     Interpretation..............................................................................     43
           12.12     Currency....................................................................................     43
           12.13     Severability................................................................................     43
           12.14     Fees; Expenses and Certain Taxes............................................................     43
           12.15     WAIVER OF JURY TRIAL........................................................................     43
           12.16     GOVERNING LAW...............................................................................     43

EXHIBITS

Exhibit A         Form of Bill of Sale
Exhibit B         Form of Assignment of Business Intellectual Property
Exhibit C         Form of Instrument of Assumption
Exhibit D         Form of NTS License Agreement
Exhibit E         Form of Reciprocal Reseller Agreement
Exhibit F         Form of Call Center Services Agreement
Exhibit G         Form of Assignment, Agreement and Consent relating to the
                  Provo Lease

SCHEDULES

Schedule 1.3      Excluded Assets
Schedule 1.4      Assumed Contracts
Schedule 1.6      Seller Employees
Schedule 4.1      Qualifications to do Business
Schedule 4.4      Financial Statements
Schedule 4.5(a)   Inventory
Schedule 4.5(b)   Accounts Receivable
Schedule 4.8      Compliance with Laws
Schedule 4.9      Permits
Schedule 4.10     Seller's Required Consents
Schedule 4.11     Environmental Matters
Schedule 4.11(b)  Environmental Law Permits
Schedule 4.11(d)  Environmental Law Notices
Schedule 4.12     Claims
Schedule 4.13(a)  Material Contracts
Schedule 4.13(b)  Business Contracts
Schedule 4.14     Prepayments and Deposits
Schedule 4.15     Leased Real Property
Schedule 4.16     Product Warranty
Schedule 4.17     Bank Accounts; Powers
Schedule 4.18     Tangible Property
Schedule 4.19     Intellectual Property
Schedule 4.21     Suppliers and Customers
Schedule 4.22     Employee Benefit Plans
Schedule 4.24     Insurance
Schedule 4.25     Compensation of Seller Employees
Schedule 4.27     Operations of Seller
Schedule 4.28     Related Party Transactions
Schedule 4.31     Financing Statements
Schedule 4.32     U.K. Subsidiary Assets
Schedule 12.1     December Operating Current Liabilities

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT, dated as of January 21, 2005 (this "Agreement"), is by and among NACT Acquisition, Inc., a Delaware corporation, ("Purchaser") and NACT Telecommunications, Inc., a Delaware corporation ("Seller"), Verso Technologies Inc., a Minnesota corporation ("Verso"); and solely for the purposes of Section 6.9 herein, NACT Limited, an English private limited company ("U.K. Subsidiary").

      WHEREAS, Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, certain of the assets, properties, rights and businesses of Seller upon the terms and subject to the conditions of this Agreement (the "Contemplated Transactions").

      NOW THEREFORE, in consideration of the foregoing, of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                   ARTICLE 1
                       TRANSFER OF ASSETS AND LIABILITIES

      1.1 DEFINITIONS. Capitalized terms used herein without definitions shall have the meanings ascribed to them in Section 12.1 and in other sections herein where such capitalized terms are defined.

      1.2 ASSETS TO BE SOLD. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to all of the Assets (as herein defined) (which includes the Business as a going concern), free and clear of all Liens, other than Permitted Liens. At the Closing, Seller shall execute and deliver to Purchaser (x) a Bill of Sale substantially in the form of Exhibit A hereto (the "Bill of Sale") and (y) a customary assignment of the Business Intellectual Property substantially in the form of Exhibit B hereto (the "Assignment of Business Intellectual Property"). The "Assets" consist of all right, title and interest of Seller in and to:

                  (i) All rights under all written and oral (a) contracts and agreements with customers of the Business, (b) purchase orders, sales orders and other orders and commitments issued by customers of the Business, (c) other licenses, leases, contracts and agreements which are used in or relate to the Business, including, without limitation, License Agreements and (d) to the extent not included in the foregoing, Assumed Contracts (as herein defined) (collectively, the "Business Contracts");

                  (ii) All rights to trades receivable, accounts receivable, notes receivable and other monies receivable relating to or arising out of the Business (the "Accounts Receivable");

                  (iii) All rights with respect to claims made under or pursuant to the Business Insurance Policies (as herein defined) through the Closing;

                  (iv) All product records, customer correspondence, production records, contract files, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of any of the Assets, to the extent that any of the foregoing are used in or relate to the Business;

                  (v) All rights under express or implied warranties and guarantees relating to any of the Assets or relating to or arising out of the Business;

                  (vi) All inventory of the Business, whether located at 191 West 5200 North, Provo, Utah or at any other location, including all inventory of the Business consisting of work in process and finished products (the "Inventory");

                  (vii) All property, plant, equipment, fixed assets, furniture and fixtures, and tangible personal property, including machinery, equipment, furniture, fixtures, buildings and other improvements, leasehold improvements, vehicles, structures, computers, supplies, office equipment and other property, in each case, relating to or used in connection with the Business other than the Inventory (the "Tangible Property");

                  (viii) All deposits and other similar assets related to or made in connection with any of the Assets as well as all prepayments or deposits received by Seller from customers of the Business (collectively, the "Prepayments and Deposits");

                  (ix) All rights of Seller under any non-disclosure agreements, non-solicitation agreements, non-competition agreements, confidentiality agreements or other restrictive agreements or covenants entered into with any Seller Employee or any other person to the extent such rights relate to the Business or the Assets to the extent such agreements are assignable;

                  (x) All goodwill of the Business and all Intellectual Property used or held for use by or in connection with the Business together with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof) with respect thereto, the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property (the "Business Intellectual Property");

                  (xi) All franchises, approvals, permits, licenses, orders, registrations, certificates, variances and other similar permits and rights obtained from any government or similar type entity in connection with the conduct of the Business, and all pending applications therefore, to the extent the foregoing are by their terms or by law assignable;

                  (xii) Any and all cash received by Verso or Seller from any customer of the Business on or after January 14, 2005 (the "Seller Received Cash"); and

                  (xiii) Except for the Excluded Assets, all other assets, properties, prepaid charges, prepaid expenses, claims, rights and interests of Seller related to the Business of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

      1.3 EXCLUDED ASSETS. The following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the
Closing:

                  (i) The consideration deliverable from Purchaser to Seller pursuant to this Agreement;

                  (ii) Seller's certificate of incorporation, non-transferable franchises, corporate seals, minute books, stock books and other corporate records having to do with the corporate organization and capitalization of Seller and all of Seller's income tax records;

                  (iii) Seller's books of account; provided, however, that copies of such books of accounts related to the Business shall be provided to Purchaser at the Closing;

                  (iv) All shares of the capital stock of Seller and the U.K. Subsidiary;

                  (v) Any deferred tax assets of Seller;

                  (vi) The assets relating to or maintained in connection with any Employee Benefit Plan, and all rights under such Employee Benefit Plans;

                  (vii) Except for the Seller Received Cash, the cash of Seller; and

                  (viii) The assets set forth on Schedule 1.3.

      1.4 ASSUMED LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume and become responsible for (i) the Business Contracts listed on Schedule 1.4 attached hereto (the "Assumed Contracts") (in each case, in no event to include any obligations of Seller that relate to any breach of any representation, warranty, covenant or agreement under such leases or contracts that arose on or prior to Closing) and (ii) the Closing Date Operating Current Liabilities (collectively with the Assumed Contracts, the "Assumed Liabilities"). At the Closing, Purchaser and Seller shall execute and deliver an instrument of assumption (the "Instrument of Assumption") substantially in the form attached as Exhibit C hereto, pursuant to which Purchaser shall assume and agree to perform and pay and discharge the Assumed Liabilities in the manner set forth herein.

      1.5 LIABILITIES NOT ASSUMED.

            (a) Purchaser shall not assume or in any way be liable for the payment, performance and discharge of any liabilities and/or obligations of Seller or any of its affiliates, including liabilities and/or obligations relating to Taxes of Seller or in any way attaching to the Assets, except for the Assumed Liabilities.

            (b) Without limiting the generality of the foregoing, Purchaser shall not assume and Seller shall retain and shall punctually pay, perform and discharge when due, the following liabilities and/or obligations of Seller (collectively, the "Excluded Liabilities"):

                  (i) any and all liabilities and/or obligations of any kind or nature relating to Taxes of Seller and, with respect to the Assets, all Tax liabilities and/or obligations accrued for, applicable to or arising from any period ending on or before the Closing Date (including, without limitation, any liabilities or obligations pursuant to any Tax sharing agreement, Tax indemnification or similar arrangement);

                  (ii) any and all liabilities and/or obligations incurred by or on behalf of Seller or its affiliates arising from the Contemplated Transactions, including, without limitation, all legal fees, Taxes, costs and disbursements of Seller or any of its affiliates payable in connection with this Agreement, and all sales, transfer, use and other similar type Taxes which arise from the sale of the Assets to Purchaser;

                  (iii) any and all liabilities and/or obligations arising pursuant to Environmental Laws or the common law relating to environmental matters (whether or not technically constituting "liabilities and/or obligations" of Seller) and arising from or related to: (A) the operation or ownership of the Assets or the Business on or before the Closing Date or from any events, conditions or circumstances, including without limitation, conditions on, in or under the Assets resulting from any Release of a Hazardous Substance, existing on or before the Closing Date; (B) any property or facility formerly owned or operated by Seller or any predecessor of Seller; and (C) the offsite disposal of or arrangement for offsite disposal of any waste materials by Seller on or before the Closing Date ("Pre-Closing Environmental Liabilities");

                  (iv) any and all liabilities and/or obligations (A) relating to or arising under any "employee benefit plan" (as defined in Section 3(3) of ERISA) or any other employee benefit plan, program or arrangement at any time maintained, sponsored or contributed to by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has any liability or potential liability, or (B) pertaining to the employment by, or termination from employment with, Seller or any ERISA Affiliate, of any individual (including any Seller Employee);

                  (v) any and all liabilities and/or obligations with respect to any indebtedness for borrowed money or capital leases (other than any capital lease listed on Schedule 1.5 attached hereto) or any guaranties of any indebtedness for borrowed money;

                  (vi) any and all liabilities and/or obligations of Seller to any of Seller's affiliates, including Verso;

                  (vii) any and all semi-monthly base salary payroll of Seller prorated for the period from January 16, 2005 to (and including) the Closing Date (together with reimbursement of employee pre-Closing out-of-pocket expenses in a manner consistent with past practices, but in no event shall such reimbursement include any such expenses incurred by any employee of Seller in connection with the Contemplated Transactions);

                  (viii) any and all liabilities and/or obligations of Seller other than the Assumed Liabilities; and

                  (ix) any and all liabilities for the infringement or misappropriation of or conflict with any Intellectual Property.

            (c) Seller shall perform, pay and discharge, in the normal course of business, consistent with past practices, all Excluded Liabilities.

      1.6 SELLER EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

            (a) Schedule 1.6 lists all individuals who are actively employed by Seller as of the date hereof. By no later than the Closing, Purchaser shall offer employment to all of the Seller Employees and the Seller Employees who accept such offer of employment shall be hereafter referred to as "Transferred Employees."

            (b) Purchaser shall offer employment to the Seller Employees on commercially reasonable terms and conditions at substantially the same wage rates in effect for such Seller Employees as of the date hereof, but otherwise as deemed appropriate by Purchaser, in its sole discretion. This Section 1.6 is a covenant among the parties hereto and shall not, in any manner, create any contractual right of employment for any Seller Employee or any other person.

            (c) Seller agrees that it shall be responsible for any and all liabilities and obligations related to, or arising from or in connection with, any individual's (including all Seller Employees') employment by, or termination from employment with, Seller, any subsidiary of Seller, any ERISA Affiliate or any other entity related to Seller, including, without limitation, claims for health continuation coverage pursuant to COBRA, severance pay, expense reimbursement and any other benefit provided to any such individual by Seller or any subsidiary, ERISA Affiliate or other related entity. Seller shall have sole responsibility for satisfying the continuation coverage requirements of COBRA for all employees or former employees of Seller (and any dependents or beneficiaries thereof) who are receiving COBRA continuation coverage as of the Closing Date or who are entitled to elect such coverage on account of a qualifying event occurring on or before the Closing Date.

            (d) Effective as of the Closing Date, Verso and/or Seller shall cause all Transferred Employees to become fully vested in their account balances under the Verso Technologies, Inc. Retirement and Savings Plan. Purchaser shall establish as soon as practicable a new 401(k) plan for the Transferred Employees.

            (e) Seller and Purchaser hereby agree that any employee of the Business who (i) as of the Closing Date is receiving or entitled to receive short-term disability benefits and who subsequently becomes eligible to receive long-term disability benefits, or (ii) as of the Closing Date is receiving or entitled to receive long-term disability benefits, shall become eligible (to the extent not already eligible) or continue to be eligible (to the extent already eligible), as applicable, to receive long-term disability benefits under Seller's long-term disability plan(s) unless and until such employee is no longer disabled and in no event shall Purchaser have an obligation to provide disability benefits to any such employee.

            (f) Seller shall remain responsible for all claims incurred by Transferred Employees and any former employee of Seller (and any eligible dependents and beneficiaries thereof) prior to the Closing (regardless of when such claims are reported) under any self-insured Employee Benefit Plans. For purposes of clarity, a claim shall be considered incurred when the service for which payment is requested is rendered.

            (g) Seller and Purchaser agree to follow the Standard Procedure specified in Revenue Procedure 2004-53, 2004-34 I.R.B. 320, whereby, among other things, each will be responsible for the reporting duties with respect to its own payment of wages and compensation to the Transferred Employees in connection with the operation or activities of the Business.

                                   ARTICLE 2
                     PURCHASE PRICE; ADJUSTMENT; ALLOCATION

      2.1 PURCHASE PRICE

            (a) The aggregate purchase price (the "Purchase Price") for the Assets shall be equal to (x) $4,000,000 (the "Cash Consideration"), plus (y) the assumption of the Assumed Liabilities.

            (b) Subject to the terms and conditions set forth herein, at the Closing, Purchaser shall deliver to Seller by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the Cash Consideration.

      2.2 ALLOCATION OF PURCHASE PRICE. Seller and Purchaser shall agree to an allocation of the Purchase Price among the Assets and the Assumed Liabilities within thirty (30) calendar days after the Closing Date. The parties hereto shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation, including but not limited to the preparation and filing of Form 8594 under Section 1060 of the Code (or any successor form or successor provision of any future tax law) with their respective federal income tax returns for the taxable year that includes the Closing Date, and no party hereto will take any position inconsistent with such allocation unless otherwise required by applicable law.

                                   ARTICLE 3
                              CLOSING; CLOSING DATE

            The closing (the "Closing") of the sale and purchase of the Assets contemplated hereby shall take place at the New York office of Kirkland & Ellis LLP at 11:00 a.m., New York City time, on the third Business Day following satisfaction or waiver of each of the conditions set forth in Articles 7 and 8, or at such other place or such other time or date as the parties may mutually agree, provided that all of the conditions to the Closing set forth in Articles 7 and 8 have been satisfied or waived in writing by the party entitled to waive the same. The date of the Closing is referred to herein as the "Closing Date".

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF SELLER AND VERSO

            Seller (and Verso with respect to itself in Sections 4.1, 4.3, 4.10, 4.19(b)(vi), 4.22 and 4.29), represents and warrants to Purchaser as follows:

      4.1 DUE ORGANIZATION, AUTHORITY AND QUALIFICATION. Each of Seller and Verso is a corporation duly incorporated and organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties used in connection with the Business and to carry on the Business as now being conducted by Seller or Verso, as the case may be. Seller is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 4.1 opposite its name thereon, which are the only jurisdictions in which such qualification or authorization is required by law in respect of the conduct of the Business or the ownership of the Assets, except to the extent that the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

      4.2 SHAREHOLDER; SUBSIDIARIES. Seller is a wholly-owned subsidiary of Verso. Except for Seller's ownership of the U.K. Subsidiary, Seller does not own, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, joint venture, limited liability company or other business association (other than any joint venture agreement from which no separate legal entity has been formed).

      4.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Each of Seller and Verso has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which such Seller or Verso is or will be a party, and to perform fully such Seller's obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by Seller and Verso and no other corporate proceedings or approvals with respect to Seller or Verso are necessary to authorize this Agreement or the Contemplated Transactions. This Agreement has been duly executed and delivered by each of Seller and Verso, and each and every other agreement and instrument to which Seller is or will be a party will be duly executed and delivered by Seller, and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement will be a valid and binding obligation of Seller and Verso and each such other agreement and instrument will be a valid and binding obligation of Seller enforceable against Seller and Verso (as to this Agreement) and against Seller (as to such other agreements and instruments), in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      4.4 FINANCIAL STATEMENTS; LIABILITIES.

            (a) Attached hereto as Schedule 4.4 is a copy of the following financial statements for the Business: the unaudited balance sheet and statement of operations for the Business for each of the fiscal years ended December 31, 2002, December 31, 2003 and

December 31, 2004 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller and the Business and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the Financial Statements may omit statements of changes in financial position and footnote disclosures required by GAAP and any costs that are part of shared services performed by Verso. The Financial Statements fairly present the financial condition and operating results of the Business as of the dates, and for the periods, indicated therein.

            (b) The Business does not have any material liability or obligation other than: (i) liabilities and obligations fully and adequately reflected or reserved against in the Financial Statements; and (ii) liabilities and obligations incurred after September 30, 2004 in the ordinary course of business consistent with past practices of the Business.

      4.5 INVENTORY; ACCOUNTS RECEIVABLE.

            (a) Schedule 4.5(a) attached hereto sets forth a list of all Inventory as of November 30, 2004 and the reserves related thereto. Except as set forth on Schedule 4.5(a), the Inventory (net of any reserves) (i) is fit for the use which is intended, free from any material defects and in a quality and quantity usable in the ordinary course of business; (ii) contains no material amounts of items that are obsolete or of below-standard quality; and (iii) is fully paid (or included in accounts payable as of November 30, 2004) for and is not subject to any consignment or credit arrangement with a third party.

            (b) Schedule 4.5(b) attached hereto sets forth a list of all Accounts Receivable as of November 30, 2004. All Accounts Receivable represent sales actually made in the ordinary course of business, and, to the knowledge of Seller, are collectible net of any reserves as set forth on the face of the Financial Statements (as herein defined) (rather than in any notes thereto), which reserves were calculated on a basis consistent with GAAP and past practices.

      4.6 NO MATERIAL ADVERSE CHANGE. Since September 30, 2004 (the "Balance Sheet Date"), (i) the Business has been conducted in all material respects in the ordinary course of business consistent with past practice; (ii) there has been no event, occurrence or change that has had, or is reasonably expected to have, a Material Adverse Effect on the Condition of the Business, and Seller does not know of any such event, occurrence or change that is threatened; and
(iii) there has not been any damage, destruction or loss which could have or has had a Material Adverse Effect on the Condition of the Business, whether or not covered by insurance.

      4.7 TAXES. With respect to the Business and the Assets, Seller has timely filed all Tax Returns that it was required to file (taking into account applicable extensions) and all such Tax Returns are correct and complete. Seller has paid on a timely basis all such Taxes that were shown as due on such Tax Returns. There is no pending or, to the knowledge of Seller, threatened Tax audit of any Tax Return involving the Business or the Assets, or with respect to Seller's income, assets and operations, including the Assets.

      4.8 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.8, Seller is conducting the Business and owns the Assets in compliance with all applicable orders, judgments, injunctions, awards, decrees or writs (collectively, "Orders"), and, to the knowledge of Seller, any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") having jurisdiction over the Business or the Assets, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect. Seller has not received any written notice alleging any violation of any Orders or Laws. Seller and its directors, managers, officers, agents, employees or other authorized persons associated with or acting on behalf of the Business are in compliance with the provisions of the Foreign Corrupt Practices Act of 1977 to the extent such act is applicable to such person.

      4.9 PERMITS. Except as set forth on Schedule 4.9, Seller has all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and has made all required registrations with, any Governmental Body that are material to the conduct of the Business, or the use of any of the Assets (collectively, "Permits"). All Permits are listed on Schedule 4.9 and are in full force and effect; no material violations have occurred, or are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of Seller, threatened to revoke or limit any Permit. Except as set forth on Schedule 4.9, no registration, application, notice, consent, order or other action is required by virtue of the execution and delivery of this Agreement or the consummation of the Contemplated Transactions to avoid the loss of any Permit or the violation, breach or termination of, or any default under, or the creation of any Lien under the terms of, any applicable Law, or to enable the Business to continue to be carried on as currently conducted.

      4.10 NO BREACH. Neither the execution and delivery of this Agreement by Seller or Verso, nor the consummation by Seller or Verso of the transactions contemplated hereby, will violate (a) any provision of the charter or bylaws or other constitutional document, as the case may be, of Seller or Verso, or (b) assuming the truth and completeness of the representations and warranties made by Purchaser in this Agreement, any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Seller, Verso or any of the Assets is subject except where such violation will not materially, adversely affect the Assets when taken as a whole and Seller's or Verso's ability to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Seller or Verso, nor the consummation by Seller or Verso of the Contemplated Transactions requires Seller or Verso to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental body or any other person (including any party to any of the Business Contracts), except as set forth in Schedule 4.10 (the "Seller's Required Consents").

      4.11 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 4.11:

            (a) Seller is not, and has not been in violation in any material respect, during the past three years, of any applicable Environmental Law in respect of the Business or the Assets. No Environmental Compliance Cost is necessary in respect of the Assets or the Business.

            (b) Seller has all Permits required pursuant to Environmental Laws that are material to the conduct of the Business, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and Seller is in compliance in all material respects with all terms and conditions thereof. All such Permits are listed on Schedule 4.11(b).

            (c) Seller has not received, and to the knowledge of Seller, will not receive due to the consummation of the Contemplated Transactions, any Environmental Claim in respect of the Business or the Assets.

            (d) Seller has filed all notices required under Environmental Laws in respect of the Business and the Assets, indicating the past or present Release, generation, treatment, storage or disposal of Hazardous Substances. All such notices are listed on Schedule 4.11(d).

            (e) Seller has not entered into any written agreement in respect of the Business or the Assets with any Governmental Body or any other person by which Seller has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment.

            (f) To the knowledge of Seller, there is not now, and has not been at any time in the past, a Release or threatened Release of Hazardous Substances into the Environment in respect of the Business or the Assets for which Seller may be directly or indirectly responsible.

            (g) To the knowledge of Seller, there is not now, and has not been at any time in the past, on or in any of the real properties owned, leased or operated by Seller in respect of the Business: (i) any Release, treatment, recycling, storage or on-site disposal of any Hazardous Substances; (ii) any underground storage tank, surface impoundment, lagoon, landfill, solid waste disposal area or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances; (iii) any asbestos-containing material; (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment owned by Seller; or
(vi) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Business.

            (h) To the knowledge of Seller, there is no basis for any action, suit, claim or liability under or pursuant to any Environmental Law, or common law relating to environmental matters, in connection with the operation of the Business or the Assets prior to the Closing.

            (i) Seller has delivered to Purchaser all environmental audits, reports and other material environmental documents relating to it, or its predecessors' past or current properties, facilities or operations which are in its possession or under its reasonable control.

      4.12 CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving Seller with respect to the Business or any of the Assets. Except as set forth on Schedule 4.12, there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or, to the knowledge of Seller, threatened, against or involving Seller with respect to the Business or any of the Assets. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on Schedule 4.12 have been timely and duly given and, except as set forth on Schedule 4.12, no insurance company has asserted, orally or in writing, that such Claim is not covered by the applicable policy relating to such Claim. Except as set forth on Schedule 4.12, there are no product liability Claims against or involving Seller with respect to the Business or any of the Assets or any product manufactured, marketed or distributed at any time by the Business ("Business Products") and no such Claims have been settled, adjudicated or otherwise disposed of since January 1, 2002.

      4.13 CONTRACTS.

            (a) Schedule 4.13(a) sets forth all of the Business Contracts, whether or not in writing, that are material to the Business or by which the Assets are bound, including, but not limited to (collectively, the "Material Contracts"):

                  (i) any contract or agreement for the purchase of goods, or for the furnishing of services that provides for, or would reasonably be expected to provide for, remaining payments by any party thereto in excess of $25,000 during the term of such contract or agreement;

                  (ii) any contract or agreement with any customer which contains financing arrangements or any deferred payment provisions;

                  (iii) any employment, severance, non-competition, consulting or other contract or agreement with any Seller Employee or any consultant to the Business;

                  (iv) any collective bargaining agreement, labor contract or other written agreement or arrangement with any labor union or other employee organization of which any of the Seller Employees is a member;

                  (v) any joint venture or similar type agreement related to the Business;

                  (vi) any material sales, distribution or supply agreements used in or by the Business;

                  (vii) any contract or agreement relating to the borrowing of money, or the guaranty of another person's borrowing of money or other obligation, including, without limitation, all notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

                  (viii) any contract or agreement granting any person a Lien on all or any part of the Assets;

                  (ix) any contract or agreement granting to any person a first refusal, first-offer or similar preferential right to purchase or acquire any of the Assets;

                  (x) any leases, licenses, contracts or agreements under which Seller uses any tangible personal property or equipment or intangible property in connection with the Business, including each such lease, contract or agreement that is required to be classified and accounted for as capital lease in accordance with GAAP;

                  (xi) contracts containing covenants which materially restrict Seller or the Business from engaging in any business or in any geographical area or containing any prohibition from the disclosure of confidential information in the possession of Seller or any exclusivity provision with respect to any business or geographic area; and

                  (xii) any other contract or agreement, whether or not made in the ordinary course of business, which involves payments in excess of $25,000.

            (b) Seller has delivered to Purchaser true and complete copies of all of the Material Contracts and License Agreements; provided, however, that, with respect to copies of any License Agreements that have not been provided to Purchaser as of the Closing Date, such License Agreements are for commercially available, off the shelf software purchased or licensed for less than a total cost of $10,000 in the aggregate, and contain provisions customary in the industry with respect to the scope of the license and Seller's indemnification obligations, and any other rights, obligations and liabilities of Seller. All of the Business Contracts are valid, binding and in full force and effect. Seller is not in default in any material respect under any Business Contract, and no condition known to Seller exists that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of Seller, no other party to any Business Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. Other than as set forth on
Schedule 4.13(b), the continuation, validity and effectiveness of each Business Contract will not be affected by the transfer thereof to Purchaser under this Agreement and all such Business Contracts are assignable to Purchaser without the consent or approval of any person or entity which is a party thereto.

      4.14 PREPAYMENTS AND DEPOSITS. Schedule 4.14 attached hereto sets forth all Prepayments and Deposits as of November 30, 2004.

      4.15 LEASED REAL PROPERTY. Seller does not own any real property. Seller has valid leasehold interests in all of the real property which it holds under the leases described on Schedule 4.15 (collectively, the "Leased Real Property"), in each case free and clear of all Liens, except for (i) Liens for Taxes not yet due or delinquent, (ii) Liens identified on Schedule 4.15 and
(iii) imperfections of title, easements, restrictions and encumbrances, including, without limitation, survey matters, if any, that do not in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the manner in which such property is currently being used in the Business or materially impair the operations of the Business. With respect to the Leased Real Property: (i) Seller has all easements and rights necessary to conduct the Business; (ii) to the knowledge of Seller, no portion thereof is subject to any pending or threatened condemnation proceeding or proceeding by any public authority; (iii) the buildings, plants and structures, including, without limitation, heating, ventilation and air conditioning systems, roof, foundation and floors, are in good operating condition and repair, subject only to ordinary wear and tear; (iv) there are no leases, subleases, licenses, concessions or other agreements to which Seller or any of Seller's affiliates is a party, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of Leased Real Property; and (v) the Leased Real Property is supplied with utilities and other services necessary for the operation of such facilities.

      4.16 PRODUCT WARRANTY. Schedule 4.16 sets forth a description of all express warranties provided by the Business with respect to products sold by it and includes a copy of the standard terms and conditions of sale for the Business.

      4.17 BANK ACCOUNTS; POWERS. Schedule 4.17 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Seller or any of Seller's affiliates has an account or safe deposit box maintained solely for the benefit of the Business and the names and identification of all individuals authorized to draw thereon or to have access thereto, and lists the names of each person holding powers of attorney or agency authority from Seller and a summary of the terms thereof, in each case to the extent used solely in connection with the Business or otherwise in the name of or on behalf of the Business.

      4.18 TANGIBLE PROPERTY. Schedule 4.18 sets forth a list of the Tangible Property as of November 30, 2004. The Tangible Property is in good operating condition and repair, subject to continued repair and replacement in accordance with past practice. During the past three years there has not been any significant interruption of the operations of Seller due to inadequate maintenance of the Tangible Property.

      4.19 INTELLECTUAL PROPERTY.

            (a) Schedule 4.19 attached hereto sets forth a complete and correct list of all of the following that are owned by Seller or used or held for use by the Business:

                  (i) patented or registered Intellectual Property and applications for registrations of Intellectual Property;

                  (ii) material unregistered trademarks, material unregistered service marks, trade names, and Internet domain names;

                  (iii) material unregistered copyrights;

                  (iv) Software (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $10,000 in the aggregate);

                  (v) all agreements relating to the licensing of Intellectual Property by Seller to a third party or by a third party to Seller, and all other agreements affecting Seller's ability to use or disclose any Intellectual Property (collectively, "License Agreements") (unless such agreement has been set forth on Schedule 4.13(a)); and

                  (vi) any other material Intellectual Property.

            (b) Except as set forth on Schedule 4.19:

                  (i) Seller owns all right, title and interest in and to, or has a valid and enforceable license to use pursuant to a written license agreement set forth on Schedule 4.13(a) or Schedule 4.19, all of the Business Intellectual Property including, without limitation, the property set forth on
Schedule 4.19;

                  (ii) All of the Business Intellectual Property is valid and enforceable and, to the knowledge of Seller, there is no claim by any third party contesting the validity, enforceability, use or ownership of any of the Business Intellectual Property;

                  (iii) The Business Intellectual Property constitutes all the Intellectual Property necessary for the operation of the Business as presently conducted and as presently proposed to be conducted by Seller, and neither Verso nor any of Verso's affiliates (other than Seller) own any Intellectual Property used in the Business as currently conducted or as presently proposed to be conducted;

                  (iv) The Business Intellectual Property is not subject to any Liens;

                  (v) Neither Seller nor the Business has infringed, misappropriated or otherwise conflicted with, and the operation of the Business as currently conducted and as currently proposed to be conducted by Seller will not infringe, misappropriate or otherwise conflict with, any Intellectual Property of any third party. Seller has not received any notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party);

                  (vi) Verso and Seller have taken all necessary and desirable actions to maintain and protect all of the Business Intellectual Property;

                  (vii) To the knowledge of Seller, no third party has infringed, misappropriated or otherwise conflicted with any of the Business Intellectual Property and, to the knowledge of Seller, there are no facts that indicate a likelihood of any of the foregoing;

                  (viii) Immediately subsequent to the Closing, the Business Intellectual Property will be owned by or available for use by Purchaser on terms and conditions identical to those under which Seller owned or used the Business Intellectual Property immediately prior to the Closing. No loss or expiration of any of the Business Intellectual Property is pending, reasonably foreseeable or, to the knowledge of Seller, threatened, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Seller, including, without limitation, a failure by Seller to pay any required maintenance fees);

                  (ix) To the knowledge of Seller, no Intellectual Property is owned or used by any competitor or third party which reasonably could be expected to supersede or make obsolete any product or process of the Business or to limit or otherwise restrict the operation of the Business as currently conducted or as currently proposed to be conducted;

                  (x) None of Seller's agreements with customers, suppliers, contractors, resellers or consultants or any other party confers upon any party other than Seller any ownership right with respect to any Intellectual Property developed in connection with such agreement;

                  (xi) All present employees of, and consultants to, Seller have entered into agreements regarding the non-disclosure of confidential information and providing for the assignment to Seller of all Intellectual Property developed by such employee or consultant in the course of their relationship with Seller, without any restrictions or obligations whatsoever;

                  (xii) With respect to all Software owned by the Seller, such Software was either developed (A) by employees of Seller within the scope of their employment or (B) by independent contractors who have assigned their rights to Seller pursuant to written agreements;

                  (xiii) The Software included in the Business Intellectual Property (the "Business Software") is not subject to any "copyleft" or other obligation or condition (including, without limitation, any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that could (A) require, or condition the use or distribution of such Software, on the disclosure, licensing, or distribution of any source code for any portion of such Software or (B) otherwise impose any limitation, restriction, or condition on the right or ability of Seller to use, license or distribute any Software;

                  (xiv) Since July 2001, in each agreement in which the Seller has licensed Software, hardware or networks to third parties, the Seller has not
(A) failed to limit its liability to the amount of the fees paid pursuant to the agreement or (B) warranted as to the performance or functionality of the Software other than stating that the Software would perform in accordance with its documentation and/or specifications;

                  (xv) (A) No source code for any Business Software has been delivered, licensed, or made available to any escrow agent or other person who is not, as of the date of this Agreement, an employee of the Seller, (B) Seller has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Business Software to any escrow agent or other person who is not, as of the date of this Agreement, an employee of the Seller, and (C) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Business Software to any other person who is not, as of the date of this Agreement, an employee of Seller; and

                  (xvi) The computer systems, including, without limitation, the Software, hardware and networks (collectively, "Systems") currently used or currently proposed by Seller to be used in the operation of the Business are sufficient for the immediate needs of Seller, as currently contemplated by Seller, and all Systems, other than Software, used in the operation of the Business are owned and operated by and are under the control of the Seller and are not wholly or partly dependent on any facilities which are owned, operated or controlled by Verso or any third party.

      4.20 TITLE TO THE ASSETS; ADEQUACY OF ASSETS. Seller has good title to, or a valid leasehold interest in, all of the Assets, free and clear of any Liens, except for Permitted Liens. Upon completion of the Contemplated Transactions, Purchaser will acquire good title to all of the Assets, free and clear of any Liens, other than Permitted Liens. The Assets (i) constitute all of the assets and properties necessary to permit Purchaser to carry on the Business immediately following the Closing, in all material respects, as presently conducted by Seller and its affiliates and (ii) constitute all of the material property and assets (tangible and intangible) used by Seller and Seller's affiliates in the conduct of the Business as presently conducted by Seller and Seller's affiliates and in the achievement by the Business of the financial results contained in the Financial Statements. The representations of this Section 4.20 are cumulative to the representations in Section 4.19 and in no way limit the representations in
Section 4.19.

      4.21 SUPPLIERS AND CUSTOMERS. Schedule 4.21 lists, by dollar volume paid, for the twelve month period ended September 30, 2004, the top ten (10) suppliers and customers of Seller, related, directly or indirectly, to the Business, and any sole-source suppliers of goods or services (other than electricity, gas, telephone or water) to the Business with respect to which alternative sources of supply are not readily available on comparable terms and conditions. The relationships of Seller with such suppliers and customers are good commercial working relationships and, except as set forth on Schedule 4.21: (i) no person listed on Schedule 4.21, within the last twelve months, has, to the knowledge of Seller, threatened to cancel or otherwise terminate, or to the knowledge of Seller, intends to cancel or otherwise terminate, the relationship of such person with Seller; and (ii) no such person has, during the last twelve months, decreased materially or, to the knowledge of Seller, threatened to decrease or limit materially, or to the knowledge of Seller intends to modify materially its relationship with Seller or intends to decrease or limit materially its services or supplies to Seller or its usage or purchase of the services or products of Seller, as the case may be.

      4.22 EMPLOYEE BENEFIT PLANS.

            (a) Schedule 4.22 contains a complete and correct list of each Employee Benefit Plan.

            (b) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

            (c) Each Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a determination from the IRS that such Employee Benefit Plan is so qualified, and there are no facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan. Each such Employee Benefit Plan has been timely amended to comply with the provisions of legislation commonly referred to as "GUST" and "EGTRRA" and has been submitted to the IRS for a determination letter that takes the GUST amendments into account within the applicable remedial amendment period.

            (d) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each Employee Pension Benefit Plan or properly accrued. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan.

            (e) There have been no Prohibited Transactions with respect to any Employee Benefit Plan or any employee benefit plan (as such term is defined in Section 3(3) of ERISA) maintained by an ERISA Affiliate. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan. No action, suit, proceeding, hearing, investigation or other Claim with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

            (f) Neither Verso, Seller nor any ERISA Affiliate maintains, sponsors, contributes to or has an obligation to contribute to, or has any liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees, officers, directors or contractors (or any spouse or other dependent thereof) other than in accordance with COBRA.

            (g) Neither Verso, Seller nor any ERISA Affiliate has any liability or potential liability under Title IV of ERISA, including on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan; and neither Verso, Seller nor any ERISA Affiliate is bound by any contract or agreement or has any obligation or liability described in Section 4204 of ERISA.

            (h) The consummation of the transactions contemplated by this Agreement will not (i) accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any Seller Employee or (ii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code.

            (i) Neither Verso nor Seller has announced a plan or legally binding commitment to create any additional employee benefit plans or to amend or modify any existing Employee Benefit Plan.

            (j) Neither Seller nor Verso has any liability, whether absolute or contingent, including any obligations under any Employee Benefit Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee.

      4.23 LABOR MATTERS. Seller is not a party to or bound by any union or collective bargaining agreement involving the Business. Seller is not a party to any pending arbitration or grievance proceeding or other claim relating to any labor matter involving the Business nor, to the knowledge of Seller, is any such action threatened. Within the previous twelve months, Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with the Business, and there is currently no labor strike, request for representation, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against Seller. With respect to all current and former employees of Seller who are or have been employed in the Business, solely as to matters related to their employment by Seller, Seller is in compliance, in all material respects, with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and Seller is not delinquent in the payment of any wages or social security Taxes.

      4.24 INSURANCE. Schedule 4.24 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of Seller with respect to the Business or any of the Assets (the "Business Insurance Policies"). Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industries in which the Business operates. To the knowledge of Seller, Seller is not in default with respect to any provision contained in any such policy or binder. Seller has not failed to give any notice or present any Claim involving the Business under any such policy or binder in due and timely fashion. Except for Claims set forth on Schedule 4.24, there are no outstanding unpaid Claims involving the Business under any such policy or binder, and Seller has not received any notice of cancellation or non-renewal of any such policy or binder.

      4.25 SELLER EMPLOYEES. Schedule 4.25 sets forth:

            (a) the name, title and total compensation of each Seller Employee;

            (b) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by each Seller Employee since the Balance Sheet Date; and

            (c) any payments or commitments to pay any severance or termination pay to any Seller Employee.

To the knowledge of Seller, no Seller Employee has indicated that he or she will refuse to accept Purchaser's offer of employment.

      4.26 BUSINESS PRODUCTS. There are no statements, citations or decisions by any Governmental Body specifically stating that any Business Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. There is no (a) fact relating to any Business Product that may impose upon Seller or Purchaser a duty to recall such Business Product or a duty to warn customers of a defect in any Business Product, (b) latent or overt design, manufacturing or other defect in any Business Product or (c) material liability for warranty claims or returns with respect to any Business Product that is (i) not fully and adequately reserved against or reflected on the Financial Statements or (ii) not fully and adequately covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other persons that will be included in the Assets.

      4.27 OPERATIONS OF SELLER. Except as set forth on Schedule 4.27, since the Balance Sheet Date, Seller has not:

            (a) waived any material right under any Business Contract;

            (b) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it with respect to the Business;

            (c) materially changed any of its business policies with respect to the Business or the Assets, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;

            (d) made any acquisition of all or any part of the properties, capital stock or business of any other person that are included in the Business and/or the Assets;

            (e) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Business Contract or other agreement that is or was material to the Condition of the Business;

            (f) made any material capital expenditures (or series of related capital expenditures) in connection with the Business or the Assets outside the ordinary course of business;

            (g) sold, transferred, licensed or made any other disposition of any of the inventory or other assets of the Business other than in the ordinary course of business, consistent with past practice;

            (h) taken any action, or failed to take any action, that has resulted or could reasonably be expected to result in the loss, lapse, expiration or abandonment of any Business Intellectual Property;

            (i) engaged in any other material transaction involving the Business other than in the ordinary course of business;

            (j) suffered any losses, whether insured or uninsured and whether or not in control of Seller, in excess of $50,000 in the aggregate, or waived any material rights of any value, in each case in respect of the Business or any of the Assets;

            (k) made any changes in compensation of any Seller Employee;

            (l) authorized or issued recall notices for any of the Business Products or initiated any safety investigations; or

            (m) received written notice of any litigation, warranty claim or products liability claim involving the Business.

      4.28 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 4.28, none of (a) Seller, (b) the officers or directors of Seller or (c) the entities controlled by or under common control with one or more of the foregoing (including Verso):

            (a) own(s), directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies including, without limitation, Verso), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Business, excepting any such position or relationship with Verso (and not the Seller);

            (b) own(s), directly or indirectly, in whole or in part, any property that is used in the conduct of the Business;

            (c) except in the case of Seller, is a party to any of the Real Estate Leases or Business Contracts; or

            (d) has any cause of action or other claim whatsoever against, or owes any amount to, the Business or Seller with respect to the Business, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements existing on the date hereof.

      4.29 BROKERS' FEES. No broker has acted on behalf of Seller or Verso in connection with this Agreement or the Contemplated Transactions, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement, or understanding with Seller or Verso or any action taken by Seller or Verso.

      4.30 SOLVENCY. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; and (ii) Seller will have assets (calculated at fair market value) that exceed its liabilities.

      4.31 SECURITY INTERESTS. Schedule 4.31 sets forth (i) all of the security interests granted to Seller (whether or not perfected) by any third-party having a balance due Seller as of the date hereof (excluding those that have been written-off prior to January 1, 2004), including without limitation, security interests in assets of Seller's customers granted to Seller pursuant to Seller's standard sale and services agreement and (ii) the date and parties of each of the financing statements that have been filed with respect to the security interests required to be listed by (i) above ("Financing Statements").

      4.32 U.K. ASSETS. Schedule 4.32 sets forth all of the assets (such assets, the "U.K. Assets") that are owned, held or used by the U.K. Subsidiary and that are used exclusively in the Business.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller and Verso as follows:

      5.1 DUE ORGANIZATION AND AUTHORITY. Purchaser is a corporation duly incorporated, formed or organized and validly existing (where applicable) in good standing under the laws of its jurisdiction of incorporation, formation and has all necessary corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

      5.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Purchaser has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every other agreement and instrument contemplated hereby to which Purchaser is or will be a party, and to perform fully Purchaser's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Purchaser, and each and every other agreement and instrument contemplated by this Agreement to which Purchaser is to be a party will be duly executed and delivered by Purchaser, and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      5.3 NO BREACH. None of the execution and delivery by Purchaser of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance by Purchaser of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions:

            (a) violates any provision of the Certificate of Incorporation or Bylaws of Purchaser;

            (b) requires Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person subject except where the failure to obtain such consent, approval or action, or where the failure to make such filing, or where the failure to give such notice, will not materially and adversely affect Purchaser's ability to consummate the transactions contemplated hereby; or

            (c) assuming the truth and completeness of Seller's and Verso's respective representations and warranties contained herein, violates any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Purchaser is subject except where such violation will not materially and adversely affect Purchaser's ability to consummate the transactions contemplated hereby.

      5.4 BROKER'S FEES. No broker has acted on behalf of Purchaser in connection with this Agreement or the Contemplated Transactions, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement, or understanding with Purchaser or any action taken by Purchaser for which Seller or Verso could have any liability.

      5.5 FINANCING. Purchaser has sufficient funds readily available to satisfy its obligation to pay all amounts payable to Seller at Closing pursuant to the provisions of Section 2.1(b).

                                   ARTICLE 6
                            COVENANTS AND AGREEMENTS

            Each party hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 7 and 8, and, in addition, the parties hereto covenant and agree as follows:

      6.1 EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, Seller agrees that Purchaser and any prospective lender to Purchaser, each shall be entitled, through their employees and representatives, and at their sole cost and expense, to make such investigation of the properties, businesses and operations of the Business, and such examination of the books, records and financial condition of the Business (including, but not limited to, with respect to any Phase II environmental audit), as they wish, including without limitation, Phase I and II environmental assessments. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and Seller and Verso shall cooperate fully therein. Unless waived in writing by Purchaser, no investigation by or on behalf of Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of any other party contained in this Agreement.

      6.2 PUBLICITY. Verso and Purchaser shall coordinate all publicity relating to the transaction contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transaction contemplated by this Agreement, without obtaining the prior consent of Verso and Purchaser, except to the extent that a particular action may be required by applicable Law.

      6.3 SELLER'S REQUIRED CONSENTS. Seller shall, prior to the Closing, use its commercially reasonable efforts to obtain or make, at its sole expense, all Seller's Required Consents and undertake all actions, incur all expenses, costs and obligations and provide all bonds, guarantees or other financial instruments required pursuant to the Seller's Required Consents.

      6.4 NOTIFICATION OF CERTAIN MATTERS. Each of Seller and Verso shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller and Verso, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure on the part of either Seller or Verso to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notice required to be provided pursuant to this
Section 6.4 shall not effect any rights of Purchaser under Article 11 herein.

      6.5 CONTINUED SOLVENCY. After the Closing, Seller will not take any action which would result in Seller (a) being unable to pay its liabilities as they become due in the usual course of its business and (b) having liabilities that exceed its assets (calculated at fair market value). Notwithstanding the foregoing, Purchaser acknowledges and agrees that following the Closing Seller may dissolve, in which case, Seller shall provide for sufficient payment for all liabilities as required by applicable law.

      6.6 CORPORATE NAMES. On the Closing Date, Verso shall cause each of Seller and the U.K. Subsidiary to change their respective corporate names to new names that do not incorporate the words "NACT," "NACT Telecommunications, Inc." or "NACT Limited" and promptly following the Closing Date (but in no event later than thirty (30) days thereafter), Verso shall cause each of Seller and the U.K. Subsidiary to take all other action necessary and file all documents or instruments necessary with any Governmental Body or other person to reflect such name changes. Any such new name shall not conflict with or otherwise interfere with Purchaser's ability to use any name of Seller used as of the date hereof after the Closing and shall not include the words "NACT," "NACT Telecommunications" or "NACT Limited" or any variation or combination thereof. Furthermore, Verso and Seller hereby acknowledge that, pursuant to this Agreement, and without limiting the generality of Section 1.2, as of the Closing Date it has assigned, transferred and conveyed to Purchaser its entire right, title and interest in and to the names "NACT," "NACT Telecommunications" and "NACT Limited" and all other marks included within the Business Intellectual Property. After the Closing, neither Verso, nor Seller nor any affiliates of Verso shall, directly or indirectly, make any use of, nor attempt to register in any jurisdiction, any name or term similar to the names "NACT," "NACT Telecommunications" or "NACT Limited" or any other mark included within the Business Intellectual Property, including, without limitation, any world wide web domain name incorporating the words "NACT," "NACT Telecommunications" or "NACT Limited". Nothing in this Section 6.6 shall limit or otherwise derogate Purchaser's rights under trademark, unfair competition, or domain name law, including, without limitation, with respect to any marks acquired by Purchaser under this Agreement.

      6.7 ASSETS OF THE BUSINESS HELD BY VERSO. Verso hereby agrees that if any assets (other than cash and cash equivalents that are not Seller Received Cash, enterprise software or back office systems owned or licensed by Verso and used by Verso in the general infrastructure and administrative functions of Verso in respect of all or any portion of Verso's business and other Excluded Assets but including all Intellectual Property) necessary for the conduct of the Business as it is currently conducted are owned by Verso or any affiliate of Verso (other than Seller), then prior to Closing Verso shall (or shall cause the applicable affiliate of Verso to) assign, all right, title and interest in and to such assets to Seller so that such assets shall be deemed part of the Assets.

      6.8 FINANCING STATEMENTS. Effective as of the Closing, Verso hereby transfers any and all rights in and to the Financing Statements to Purchaser. Verso hereby further agrees to (i) permit Purchaser to make any and all amendments and filings necessary in order for Purchaser to be listed as the secured party on each of the Financing Statements and (ii) take any action necessary in order for Purchaser to perfect and/or maintain the priority of the security interests reflected in the Financing Statements.

      6.9 U.K. ASSETS. Effective as of the Closing and for no additional consideration, Seller and/or the U.K. Subsidiary, as applicable, hereby transfer all right, title and interest in and to the U.K. Assets, free and clear of all Liens, to NACT Europe Limited, an English private limited company and a wholly-owned subsidiary of Purchaser ("NACT Acquisition Europe").

      6.10 TRANSITION SERVICES. Verso shall assist and cooperate with Purchaser, for a period of up to ninety (90) days from and after the Closing Date, in transitioning (i) all accounting records and recording services used in connection with the Business from Verso and Seller to Purchaser and (ii) information technology services from Verso and Seller to Purchaser used in connection with the Business, including, without limitation, by (1) maintaining Purchaser's accounts receivable and accounts payable, (2) maintaining Purchaser's balance sheet as related to asset, accrual and other liability accounts that are included in the Assets, (3) maintaining Purchaser's fixed assets and depreciation schedules, (4) posting journal entries to Purchaser's general ledger, (5) customer invoicing, (6) providing payroll services to all of the Purchaser's employees and any employee(s) of NACT Acquisition Europe, including Andrew Consdine, (7) providing any other service as may be reasonably requested by Purchaser in order to transfer to Purchaser and maintain Seller's accounting records, (8) forwarding all e-mails addressed to the Transferred Employees, (9) providing frame relay line services from Purchaser to Verso's Atlanta call center and (10) providing Purchaser with access to Seller's WEBEX applications (collectively, the "Services"). Purchaser shall pay Verso a fee of $15,000 for the first thirty
(30) days following the Closing for the Services to be provided pursuant to this
Section 6.10 and, provided that Purchaser has given Verso at least two weeks advance notice that Purchaser desires Verso to continue to perform the Services beyond such thirty day period, Verso shall provide the Services for such additional periods (but not beyond the date that is 90 days following the Closing) for a fee of $25,000 for each additional thirty (30) day period. The fees payable to Verso pursuant to the immediately preceding sentence shall be paid in advance of each thirty day period for which Services are to be performed hereunder. In addition to the fees described in the immediately preceding two sentences, Purchaser will also pay to Verso $150 for each hour that Sean O'Shea, in his capacity as an employee of Verso, works in connection with the transition of the accounting database of the Business to the Purchaser's Great Plains System; provided that, notwithstanding the foregoing in no event will Sean O'Shea spend more than 20 hours on such project without the prior written consent of Purchaser. Except as expressly set forth in this Section 6.10, Purchaser shall have no obligation to make any payments to Verso in connection with Verso providing the Services to Purchaser. Verso shall perform the Services in a professional and workmanlike manner with at least the same frequency and standards as the Services were performed during the ninety (90) day period prior to the Closing Date. To the extent additional transition services (or an extension of the foregoing Services) are requested by Purchaser, Verso and Purchaser shall negotiate in good faith to reach a mutually satisfactory arrangement with respect to the services to be provided and the time period and cost thereof.

      6.11 PROVO LEASE BANK ACCOUNT. Purchaser has created a separate bank account (the "Provo Lease Bank Account") into which on or before the Closing Purchaser shall deposit $500,000 (the "Provo Lease Funds"). Purchaser hereby agrees that it will not use the Provo Lease Funds for any purpose other than to make payments required by or otherwise pursuant to the Provo Lease on or after January 1, 2006 as and when such payments are due. Purchaser (i) shall provide Verso with written notice within 48 hours of each disbursement of Provo Lease Funds from the Provo Lease Bank Account, which written notice shall specify the amount of such disbursement and the recipient of such disbursement and (ii) shall promptly provide Verso with a copy of each monthly bank statement received by Purchaser for the Provo Lease Bank Account.

      6.12 SELLER RECEIVED CASH. Verso hereby represents and warrants to Purchaser that to its knowledge, as of the date hereof, the Seller Received Cash is $141,562. Verso hereby agrees that at or promptly after Closing Verso or Seller will deliver to Purchaser all of the Seller Received Cash free and clear of all Liens.

      6.13 WEBCONNECT CONSUMER. Verso and Seller acknowledge and agree that, after the Closing, they shall have no right, title or interest in or to the WEBCONNECT and WEBCONNECT:CONSUMER trademarks and any trademarks similar thereto, including any rights in U.S. Trademark Registration No. 2,797,908 (collectively, the "Webconnect Marks"). Verso and Seller shall not use the Webconnect Marks in any manner after Closing. Purchaser shall deliver all source code, documentation and other materials that it may have pertaining to WEBCONNECT:CONSUMER 2.1 to Verso within thirty (30) days of Closing. Verso and Seller agree to remove any Webconnect Marks from all copies of and documentation and other materials for the WEBCONNECT:CONSUMER 2.1 software promptly after receipt of such software.

                                   ARTICLE 7
                           CONDITIONS PRECEDENT TO THE
                            OBLIGATIONS OF PURCHASERS

            The obligation of Purchaser to complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Purchaser:

      7.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Seller and Verso contained in this Agreement which are qualified by materiality shall be true and correct in all respects, and those which are not qualified as to materiality shall be true and correct in all material respects, in each case, on and as of the Closing Date, except to the extent that such representation or warranty is made as of a particular date (in which case such representation or warranty shall be true and correct as of such date). Seller and Verso shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller and Verso on or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate, dated the date of the Closing and signed by an officer of Seller and Verso, to the foregoing effect.

      7.2 SELLER'S REQUIRED CONSENTS. Seller shall have obtained the Seller's Required Consents listed on Schedule 7.2 hereto (the "Closing Required Consents") on terms reasonably satisfactory to Purchaser, and Purchaser shall have been furnished with evidence reasonably satisfactory to it that the Closing Required Consents have been obtained and remain in full force and effect.

      7.3 OPINION OF COUNSEL TO SELLER AND VERSO. Purchaser shall have received the opinion of Rogers & Hardin LLP, counsel to Seller and Verso, as of the Closing Date, addressed to Purchaser, in form and substance reasonably acceptable to Purchaser.

      7.4 ADDITIONAL CLOSING DOCUMENTS OF SELLER. Seller shall have executed and delivered to Purchaser the following documents, each dated as of the Closing
Date:

            (a) the Bill of Sale;

            (b) the Assignment of Business Intellectual Property;

            (c) the Instrument of Assumption; and

            (d) such further instruments of sale, transfer, conveyance, assignment or delivery covering the Assets or any part thereof as Purchaser may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Assets (including the Permits), free and clear of all Liens (including, if appropriate, UCC termination statements and releases of mortgages).

      7.5 MATERIAL ADVERSE EFFECT. Since September 30, 2004, there has occurred no fact, event or circumstance which has, or could reasonably be expected to have, a Material Adverse Effect.

      7.6 NO CLAIMS. No claims shall be pending or, to the knowledge of Purchaser or knowledge of Seller, threatened, before any Governmental Bodies to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions or which has had or may have, in the reasonable judgment of Purchaser, a Material Adverse Effect.

      7.7 RELEASE OF LIENS AND GUARANTEES. Seller shall have obtained the release of all Liens on the Assets and all guarantees made by Seller. At the Closing, Seller shall provide or arrange to be provided to Purchaser evidence demonstrating the release of such Liens and guarantees.

      7.8 FIRPTA AFFIDAVIT. Purchaser shall have received an affidavit of an officer of Seller sworn to under penalty of perjury, setting forth Seller's address and Federal tax identification number and stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

      7.9 NTS LICENSE AGREEMENT. Purchaser and Verso shall have entered into a license agreement in form and substance substantially as set forth in Exhibit D attached hereto (the "NTS License Agreement"), and the NTS License Agreement shall be in full force and effect as of the Closing.

      7.10 RECIPROCAL RESELLER AGREEMENT. Purchaser and Verso shall have entered into a reciprocal reseller agreement in form and substance substantially as set forth in Exhibit E attached hereto (the "Reseller Agreement"), and the Reseller Agreement shall be in full force and effect as of the Closing.

      7.11 CALL CENTER SERVICES AGREEMENT. Purchaser and Verso shall have entered into a call center services agreement in form and substance substantially as set forth in Exhibit F attached hereto (the "Call Center Services Agreement") and the Call Center Services Agreement shall be in full force and effect as of the Closing.

                                   ARTICLE 8
                CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER

            The obligation of Seller to complete the Closing is subject, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Seller:

      8.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Purchaser shall have delivered to Seller a certificate, dated the date of the Closing and signed by an officer of Purchaser, to the foregoing effect.

      8.2 INSTRUMENT OF ASSUMPTION. Purchaser shall have executed and delivered to Seller (i) the Instrument of Assumption and (ii) the Instrument of Assignment, Agreement and Consent relating to the Provo Lease, substantially in the form attached as Exhibit G, which shall also have been executed and delivered by the landlord of the Provo Lease and such landlord's lender, each as identified therein.

      8.3 DELIVERY OF THE CASH CONSIDERATION. Purchaser shall have delivered or tendered delivery of the Cash Consideration to Seller in the manner and as set forth in Section 2.1(b).

      8.4 NTS LICENSE AGREEMENT. Purchaser and Verso shall have entered into the NTS License Agreement, and the NTS License Agreement shall be in full force and effect as of the Closing.

      8.5 RECIPROCAL RESELLER AGREEMENT. Purchaser and Verso shall have entered into the Reseller Agreement, and the Reseller Agreement shall be in full force and effect as of the Closing.

      8.6 CALL CENTER SERVICES AGREEMENT. Purchaser and Verso shall have entered into the Call Center Services Agreement and the Call Center Services Agreement shall be in full force and effect as of the Closing.

                                   ARTICLE 9
                      POST-CLOSING COVENANTS AND AGREEMENTS

      9.1 FURTHER ASSURANCES. At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver, and/or Verso shall execute and deliver (or shall cause any of its applicable affiliates to execute and deliver), such further documents, and perform such further acts, as may be reasonably necessary in order to effectively transfer and convey the Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Contemplated Transactions.

      9.2 CONSENT OF THIRD PARTIES. Nothing in this Agreement shall be construed as an attempt or obligation to assign any contract, agreement, permit, license, guaranty, warranty, franchise or claim included in the Assets which is by its terms or by law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would, as a matter of law, pass to Purchaser as an incident of the assignments provided for by this Agreement (any such contract, agreement, permit, license, guaranty, warranty, franchise or claim, a "Non-Assignable Right"). In order, however, to provide Purchaser the full realization and value of every Non-Assignable Right, Seller agrees that on and after the Closing, it will, at the request and under the direction of Purchaser, in the name of Seller or otherwise as Purchaser shall specify, take all actions necessary or proper (a) to assure that the rights of Seller under such Non-Assignable Rights shall be preserved for the benefit of Purchaser and (b) to facilitate receipt of the consideration to be received by Seller in and under every such Non-Assignable Rights, which consideration shall be held for the benefit of, and shall be delivered to, Purchaser. From and after the Closing, Seller shall use its commercially reasonable efforts (but without any payment of money by Purchaser or Seller) to obtain the consent of the other parties to any Non-Assignable Right for the assignment thereof to Purchaser as Purchaser may request, and upon receipt of such consent, Seller shall take such other actions pursuant to Section 9.1 hereof to assign such Non-Assignable Right to Purchaser as Purchaser may request. Nothing in this Section 9.2 shall in any way diminish (i) Seller's obligations under Section 6.3 or (ii) Purchaser's obligation to pay, perform and discharge the Assumed Liabilities.

      9.3 PROVISION OF DATA. Purchaser shall (i) for a period of three years following the Closing Date, have, and Seller and Verso hereby grant Purchaser for such period, reasonable access to those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records of Seller and Verso to the extent that any of the foregoing relates to the Business or the Assets or is otherwise needed by Purchaser (x) in order to comply with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations or (y) in order for Purchaser or any of its affiliates to obtain any debt or equity financing (including, without limitation, if necessary, the conduct of a financial audit of the Business).

      9.4 ACCOUNTS RECEIVABLE PAYMENT AND COLLECTION. If any party hereto (or any affiliate thereof) at any time receives any funds from any third party that are properly payable to another party hereto (including, without limitation, any payments with respect to the Accounts Receivable), the party hereto receiving such funds shall promptly remit such funds to the party hereto entitled to such funds. Purchaser hereby agrees that it will use commercially reasonable efforts to collect the Accounts Receivable included in the Assets in a similar manner to the reasonable past practices of the Business, and any amounts collected by an account debtor shall be applied first to the Accounts Receivable unless otherwise directed by such account debtor.

      9.5 CONFIDENTIALITY. During the five year period beginning on the date hereof, Seller agrees not to divulge, communicate, use to the detriment of Purchaser or any of its affiliates, for Seller's, Verso's or any of their respective affiliates' benefit or the benefit of any other person, firm, corporation, association or other entity, or misuse in any way, in whole or in part, any proprietary or confidential information, including, without limitation, trade secrets related to the Business or the Assets, as they may exist from time to time. Seller and Verso each acknowledge that the list of the customers of the Business as it may exist from time to time, and the Business' proprietary information, including, without limitation, its trade secrets, are valuable, special and unique assets of the Business and are "confidential information".

      9.6 NON-COMPETITION; NON-SOLICITATION.

            (a) Seller and Verso each hereby covenant and agree that on and after the Closing until the fifth anniversary of the Closing Date, they and their respective affiliates (including, without limitation, any company or other entity controlled by Seller or Verso (whether currently existing or hereafter acquired or formed)) shall not, directly or indirectly, engage (whether as principal, agent, partner, shareholder, or otherwise, whether alone or in association with any other person, corporation or other entity) in any transaction or otherwise involving the sale and/or installation of a TDM Prepaid Application (the "Restricted Business"). Notwithstanding the foregoing, Verso and its affiliates shall, to the extent that they make internal use of Purchaser's TDM Prepaid Application, be permitted to engage in the Restricted Business.

            (b) Seller and Verso each hereby covenant and agree that on and after the Closing until the fifth anniversary of the Closing Date, they and their respective affiliates (including, without limitation, any company or other entity controlled by Seller or Verso (whether currently existing or hereafter acquired or formed)) shall not, directly or indirectly, (i) solicit or induce, or attempt to solicit or induce, any Seller Employee who accepts employment with Purchaser to leave the employ of Purchaser or any of its affiliates for any reason whatsoever, (ii) without the prior written consent of Purchaser, employ any Seller Employee who does not accept employment with Purchaser or (iii) solicit or induce, or attempt to solicit or induce, any customer of the Business to purchase any goods or products with respect to the Restricted Business, or otherwise impede or interfere in any way with any customer relationship of any of the Business, Purchaser or any of their respective affiliates; provided however that neither Seller nor Verso will be deemed to have violated this clause merely as a result of publishing a solicitation of general circulation.

            (c) Seller and Verso each acknowledge that their covenants contained in Sections 9.6(a) and 9.6(b) hereof are of a special, unique, unusual and extraordinary character, which give them peculiar value, the loss of which cannot be reasonably or adequately compensated in an action at law, and that, in the event there is a breach thereof by Seller, Verso or any of their respective affiliates, Purchaser will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, Purchaser, shall be entitled, if either so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Seller, Verso or any of their respective affiliates from committing any act in breach of any covenant contained in Sections 9.6(a) and 9.6(b) of this Agreement. If Purchaser is obliged to resort to the courts for the enforcement of any of the covenants contained in this Section 9.6, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

            (d) Notwithstanding Section 9.6(a) hereof, nothing contained herein shall prohibit Seller, Verso or any of their affiliates from owning not in excess of 2% in the aggregate of the capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or reported on an automated quotation system of a registered securities association.

            (e) If, at the time of enforcement of this Section 9.6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                                   ARTICLE 10
                          SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

            All representations, warranties, covenants and agreements in this Agreement shall survive the execution and delivery hereof and the Closing hereunder. All representations and warranties contained in this Agreement shall terminate and expire eighteen months after the Closing Date, except for (i) those representations and warranties in Sections 4.1, 4.2, 4.3, 4.10, 4.29, 4.30, 5.1, 5.2, 5.3 and 5.4 and the first sentence of Section 4.20 (which representations and warranties shall survive without any limitation); (ii) those representations and warranties in Sections 4.7, 4.11 and 4.22 (which representations and warranties shall survive until 90 days after claims in respect thereof are barred by the respective applicable statutes of limitation); and (iii) any representation or warranty breached as a result of fraudulent or intentional conduct (which representations and warranties shall survive without any limitation). In the event any claim for indemnification under Sections 11.1 or 11.2, as the case may be, shall have been asserted within the applicable survival period, the representation, warranty, covenant or agreement that is the subject of such indemnification claim shall survive until such time as such claim is finally resolved. No claim may be asserted for breach of any representation or warranty after the expiration of any applicable time period referred to above.

                                   ARTICLE 11
                                 INDEMNIFICATION

      11.1 OBLIGATION OF SELLER TO INDEMNIFY. Subject to the limitations contained in Article 10 and this Article 11, Seller and Verso jointly and severally agree to indemnify, defend and hold harmless Purchaser and its directors, officers, employees, affiliates, successors and assigns (collectively, the "Purchaser Indemnitees") from and against all losses, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs, expenses or other liabilities (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts and consultants) incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party (including, without limitation, any action to enforce this Section 11.1) or between the indemnified party and any third party, or otherwise) ("Losses") based upon, arising out of or otherwise in respect of: (a) any breach of any representation or warranty of Seller or Verso contained in this Agreement or in any Documents delivered by or on behalf of Seller or Verso pursuant to this Agreement; (b) any breach of any covenant or agreement of Seller or Verso contained in this Agreement or in any Document delivered by or on behalf of Seller or Verso pursuant to this Agreement; (c) any violation of or liability arising under any applicable bulk sales law in connection with the transfer of the Assets; or (d) any Excluded Liability including, without limitation, any Pre-Closing Environmental Liability (whether or not technically constituting "liabilities and/or obligations of Seller" for the purposes of Section 1.5); provided that solely with respect to Losses arising under clause (a) of this Section 11.1 (other than as a result of a breach of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.7, 4.10, 4.11, 4.29 and 4.30 and the first sentence of Section 4.20),
Seller shall be required to indemnify the Purchaser Indemnitees only to the extent that the aggregate amount of all Losses arising under clause (a) of this
Section 11.1 exceeds $100,000 (the "Basket Amount"). With respect to Losses arising under clause (a) of this Section 11.1 (other than as a result of a breach of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.7, 4.10, 4.11, 4.29, 4.30 and the first sentence of Section 4.20), the
Purchaser Indemnitees shall be entitled to recover no more, in the aggregate, than $2,500,000 (the "Cap Amount"). With respect to any claim of indemnification related to any breach of Sections 4.4 or 4.5 (the "Financial Statements Representations"), the amount of any recovery by the Purchaser Indemnitees for indemnification pursuant to clause (a) of this Section 11.1 as a result of any breach of any Financial Statements Representation, shall be reduced by any Balance Sheet Gains (as hereinafter defined). Upon any such claim by a Purchaser Indemnitee for recovery for any breach of any Financial Statements Representation, or upon the reasonable request of Verso after a claim has been made by a Purchaser Indemnitee hereunder for any breach of any Financial Statements Representation, Purchaser shall deliver to Verso a report identifying Balance Sheet Gains then known to Purchaser or will represent in writing to Verso that there are no Balance Sheet Gains then known to Purchaser. For purposes of this Agreement, the term "Balance Sheet Gains" means any realization by Purchaser with respect to any current asset of the Business in excess of its value as reflected on the balance sheet included in the Financial Statements for the fiscal year ended December 31, 2004 (as adjusted to account for any ordinary course changes thereto through the Closing Date), to the extent that such current asset is an Asset hereunder, or any positive realization by Purchaser with respect to any current liability of the Business reflected on the balance sheet included in the Financial Statements for the fiscal year ended December 31, 2004 (as adjusted to account for any ordinary course changes thereto through the Closing Date) (in that the Purchaser is actually responsible for any amount less than that reflected thereon), to the extent that such current liability is a Closing Date Operating Current Liability hereunder.

      11.2 OBLIGATION OF PURCHASER TO INDEMNIFY. Subject to the limitations contained in Article 10, Purchaser agrees to indemnify, defend and hold harmless Seller and Verso and their respective directors, officers, affiliates, successors and assigns from and against any Losses based upon, arising out of or otherwise in respect of: (a) any breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or in any Documents delivered by or on behalf of Purchaser pursuant to this Agreement; (b) any Assumed Liability; (c) all Losses arising solely from the operation of the Business by Purchaser after the Closing; and (d) any Taxes attributable to the operations of Purchaser after the Closing; provided that, as a point of clarification, notwithstanding anything contained in this Section 11.2 to the contrary, in no event will Purchaser have any responsibility for any Excluded Liabilities. With respect to

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

Losses arising under clause (a) of this Section 11.2 (other than as a result of a breach of the representations and warranties contained in Sections 5.1, 5.2,
5.3 and 5.4), Seller shall be entitled to recover no more, in the aggregate, than the Cap Amount.

      11.3 NOTICE AND OPPORTUNITY TO DEFEND.

            (a) The party making a claim under this Article 11 is referred to as the "Indemnitee," and the party against whom such claims are asserted under this
Article 11 is referred to as the "Indemnifying Party." All claims by any Indemnitee under this Article 11 in respect of a third party claim shall be asserted and resolved as follows: promptly after receipt by an Indemnitee of notice of any demand, claim or circumstances from any third party which, with the lapse of time, would or is reasonably likely to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that is reasonably likely to result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the Indemnifying Party even if as of such date the Basket Amount has not been reached. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or is reasonably likely to be suffered by the Indemnitee. The failure by the Indemnitee to give any such Claims Notice in a prompt manner shall not relieve the Indemnifying Party of any indemnification obligation hereunder, except and solely to the extent that the Indemnifying Party is materially prejudiced thereby.

            (b) Subject to Section 11.3(c), the Indemnifying Party may elect to defend, at its own expense and by its own counsel (which counsel shall be reasonably acceptable to the Indemnitee), any Asserted Liability. If the Indemnifying Party elects to defend such Asserted Liability, it shall promptly (but in any event within ten days) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense against such Asserted Liability. Notwithstanding the foregoing, during the interim period, the Indemnitee may take such reasonable actions as it deems necessary to preserve any and all rights with respect to such claim, without such actions being construed as a waiver of the Indemnitee's rights to defense and indemnification pursuant hereto. If the Indemnifying Party elects to assume the defense, the Indemnifying Party shall keep the Indemnitee informed as to the status of such matter and shall promptly send copies of all pleadings and written correspondence to the Indemnitee. If the Indemnifying Party elects not to defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, assumes the defense but thereafter fails to defend the matter or contests its obligation to indemnify under this Agreement, the Indemnitee may pay or defend such Asserted Liability, at the Indemnifying Party's expense, on such terms as the Indemnitee may deem appropriate. Subject to the foregoing, neither the Indemnifying Party nor the Indemnitee may settle any claim over the objection of the other; provided, however, consent to settlement shall not be unreasonably withheld or delayed. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability; provided, however, if the defendants in any action or proceeding shall include both an Indemnitee and the Indemnifying Party and such Indemnitee shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest, such Indemnitee shall have the right to select separate counsel to participate in the defense of such claim, at the expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, subject to appropriate

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

confidentiality restrictions, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

            (c) Notwithstanding anything to the contrary in Section 11.3(b), the Indemnitee shall have the exclusive right at its option to manage and control all Remedial Actions with respect to which the Indemnitee has made a claim for indemnification pursuant to Section 11.1 hereof. The Indemnitee shall keep the Indemnifying Party fully informed of the progress of such actions. The Indemnifying Party shall be obligated to indemnify the Indemnitee for all Environmental Compliance Costs resulting from such actions. The Indemnitee shall undertake to complete any Remedial Actions for which it seeks indemnification in a manner in which a prudent business person acting in a commercially reasonable manner, seeking to mitigate such Environmental Compliance Costs to the extent reasonably possible, would do so.

      11.4 CHARACTERIZATION OF INDEMNITY PAYMENTS. The parties hereto agree, for Tax purposes only, to treat any Indemnity Payments made pursuant to this Article 11 as an adjustment to the Purchase Price.

      11.5 EXCLUSIVITY. From and after the Closing, except in the case of fraud and except that a party shall be entitled to equitable remedies (other than rescission) in connection with a breach by the other party of a covenant, the right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Article 11 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by such other party hereto of any representation, warranty, covenant or agreement contained in this Agreement.

      11.6 NO CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained herein, no Indemnifying Party shall be liable or otherwise responsible to an Indemnified Party for consequential damages or for diminution in value that arises out of or relates to this Agreement or the performance or breach hereof or any liability retained or assumed hereunder.

      11.7 NET OF INSURANCE. The amount of any amounts payable to any Purchaser Indemnitees pursuant to this Article 11 for any Loss will be determined net of any amounts recovered by such Purchaser Indemnitees under insurance policies with respect to such Loss.

      11.8 RELIANCE ON THE MANAGEMENT GROUP. The Purchaser hereby acknowledges and agrees that the representations and warranties of the Seller set forth in
Article 4 and the schedules attached hereto with respect to such representations and warranties are based on information furnished by Eric F. Gurr, Gary D. Brown, Brett D. Parkinson or Benjamin D. Winnie (the "Management Group"). The Purchaser agrees that (A) it shall not be entitled to: (i) make any claim for breach of any of representation or warranty of the Seller contained in Article 4 or in any closing certificate delivered pursuant hereto or (ii) attempt to enforce any indemnification right pursuant to clause (a) of Section 11.1, in each case, based on a breach of any representation or warranty by the Seller to the extent such breach was actually known by a member of the Management Group as of the Closing Date and such member of the Management Group failed to disclose such breach of the applicable representation or warranty to Verso prior to the Closing. Notwithstanding anything contained herein to the contrary, the Seller and Verso hereby acknowledge and agree that nothing contained in this Section 11.8 shall (x) result in the Purchaser having any liability or obligation with respect to any Excluded Liabilities or (y) result in any additional liabilities or obligations being included in the Assumed Liabilities.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

            "Accounts Receivable" has the meaning set forth in Section 1.2(ii).

            "Additional Operating Current Liabilities" means any and all current liabilities of the Business incurred by the Seller during the period beginning January 1, 2005 and ending as of the Closing, and solely of the type included in the December Operating Current Liabilities as calculated in the same manner and on the same basis as the December Operating Current Liabilities, but only to the extent that such current liabilities of the Business are incurred in the ordinary course of business, consistent with past practices.

            "affiliate" (whether or not capitalized) means, with respect to any person, any other person controlling, controlled by or under common control with, such person.

            "Agreement" has the meaning set forth in the recitals.

            "Asserted Liability" has the meaning set forth in Section 11.3(a).

            "Assets" has the meaning set forth in Section 1.2.

            "Assignment of Intellectual Property" has the meaning set forth in
Section 1.2.

            "Assumed Contracts" has the meaning set forth in Section 1.4.

            "Assumed Liabilities" has the meaning set forth in Section 1.4.

            "Balance Sheet Date" has the meaning set forth in Section 4.6.

            "Balance Sheet Gains" has the meaning set forth in Section 11.1.

            "Basket Amount" has the meaning set forth in Section 11.1.

            "Bill of Sale" has the meaning set forth in Section 1.2.

            "Business" means the business conducted by Seller, including, without limitation, providing software and hardware for switching, billing, provisioning and management solutions for the telecommunications and related industries.

            "Business Contracts" has the meaning set forth in Section 1.2(i).

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

            "Business Insurance Policies" has the meaning set forth in Section 4.24.

            "Business Intellectual Property" has the meaning set forth in
Section 1.2(x).

            "Business Products" has the meaning set forth in Section 4.12.

            "Business Software" has the meaning set forth in Section 4.19(b)(xiii).

            "Call Center Services Agreement" has the meaning set forth in
Section 7.11.

            "Cap Amount" has the meaning set forth in Section 11.1.

            "Cash Consideration" has the meaning set forth in Section 2.1(a).

            "Claims" has the meaning set forth in Section 4.12.

            "Claims Notice" has the meaning set forth in Section 11.3(a).

            "Closing" has the meaning set forth in Article 3.

            "Closing Date" has the meaning set forth in Article 3.

            "Closing Date Operating Current Liabilities" means all Operating Current Liabilities but only to the extent such Operating Current Liabilities have not been satisfied on or prior to the Closing or are not included in the definition of Excluded Liabilities (including, without limitation, the items described in clause (vii) of the definition of Excluded Liabilities); provided that, notwithstanding anything contained herein to the contrary, in no event will the Closing Date Operating Current Liabilities include (i) any amounts payable for fees or expenses incurred by the Seller in respect to this Agreement, the agreements contemplated hereby and/or the transactions contemplated hereby and thereby or otherwise in connection with the Seller's sale of the Business, including, all amounts payable to Rogers & Hardin LLP or
(ii) any amounts payable to any Affiliate of the Seller (including Verso). Notwithstanding anything contained herein to the contrary, the Seller hereby acknowledges and agrees that all of the liabilities and obligations described in the immediately preceding proviso are "Excluded Liabilities" for all purposes of this Agreement.

            "Closing Required Consents" has the meaning set forth in Section
7.2.

            "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Condition of the Business" means the business, properties, assets (including the Assets), liabilities (including the Assumed Liabilities) and condition (financial or otherwise) of the Business.

            "Contemplated Transactions" has the meaning set forth in the recitals.

            "December Operating Current Liabilities" means the current liabilities of the Business as of December 31, 2004 set forth on Schedule 12.1 attached hereto.

            "Documents" means documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever.

            "Employee Benefit Plan" means any employee benefit plan (as such term is defined in Section 3(3) of ERISA) and any other material employee benefit plan, program or arrangement that is maintained, sponsored or contributed to by Seller or any ERISA Affiliate for the benefit of any Seller Employee.

            "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

            "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

            "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, air, and plant and animal life on earth.

            "Environmental Claim" means any oral or written notice, request for information, report, or other information from any private party or Governmental Body regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental Laws or the common law relating to environmental matters.

            "Environmental Compliance Costs" means any expenditures, costs, assessments or expenses (including, without limitation, any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), necessary to cause the Business (or any portion thereof) or any of the Assets to be in compliance with any and all requirements, as in effect at the Closing Date, of Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

            "Environmental Laws" means all Laws and Orders and all common law relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Oil Pollution Act of 1990 and analogous state acts, each as amended and as now, previously, or hereafter in effect.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that together with Seller would be deemed a "single employer" within the meaning of Section 414 of the Code.

            "Excluded Assets" has the meaning set forth in Section 1.3.

            "Excluded Liabilities" has the meaning set forth in Section 1.5(b).

            "Financial Statements" has the meaning set forth in Section 4.4(a).

            "Financing Statements" has the meaning set forth in Section 4.31.

            "Financial Statements Representations" has the meaning set forth in
Section 11.1.

            "GAAP" means generally accepted accounting principles in the United States.

            "Hazardous Substance" means any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any other substance regulated under or as to which liability or standards of conduct are imposed by any Environmental Law.

            "Indemnitee" has the meaning set forth in Section 11.3(a).

            "Indemnifying Party" has the meaning set forth in Section 11.3(a).

            "Instrument of Assumption" has the meaning set forth in Section 1.4.

            "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, network configurations and architecture protocols, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (f) all computer software, software code (whether in object or source code form), subroutines and user interfaces (including, without limitation, data and related documentation) (collectively, "Software"); (g) all other proprietary rights; (h) all copies and tangible embodiments in any of the foregoing (in whatever form or medium); and (i) all licenses, sublicenses and other assignments or permissions related to the property described in (a) - (h).

            "Inventory" has the meaning set forth in Section 1.2(vi).

            "IRS" means the Internal Revenue Service.

            "knowledge of Seller" (whether or not capitalized) means the actual knowledge of Lew Jaffe, Steven A. Odom or Juliet M. Reising based solely on their conscious awareness or a certificate or other document delivered to them from one or more of the senior officers of Seller.

            "Laws" has the meaning set forth in Section 4.8.

            "Leased Real Property" has the meaning set forth in Section 4.15.

            "License Agreements" has the meaning set forth in Section
4.19(a)(v).

            "Lien" means any lien, pledge, mortgage, security interest, claim, lease, license, charge, conditional sale agreement, title exception, option, right of first refusal, easement, servitude, transfer restriction or encumbrance.

            "Losses" has the meaning set forth in Section 11.1.

            "Management Group" has the meaning set forth in Section 11.8.

            "Material Adverse Effect" means a material adverse effect on the business, results of operation or condition (financial or other) of Seller, taken as a whole, or the Business, other than any effect (i) occurring as a result of general economic conditions, or conditions generally affecting persons in the industries in which Seller participate or (ii) arising from this Agreement and the transactions contemplated hereby.

            "Material Contracts" has the meaning set forth in Section 4.13.

            "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

            "NACT Acquisition Europe" has the meaning set forth in Section 6.9.

            "Non-Assignable Right" has the meaning set forth in Section 9.2.

            "NTS License Agreement" has the meaning set forth in Section 7.9.

            "Operating Current Liabilities" means the December Operating Current Liabilities and the Additional Operating Current Liabilities.

            "Orders" has the meaning set forth in Section 4.8.

            "Permits" has the meaning set forth in Section 4.8.

            "Permitted Liens" mean (a) minor imperfections of title that do not detract from the value or impair the use of any Asset, (b) liens for Taxes not yet due or which are being contested in good faith by appropriate action, and
(c) statutory liens of mechanics, materialmen, warehouse men or suppliers and similar liens arising by operation of law in the ordinary course of business for sums not yet due or being contested in good faith.

            "person" (whether or not capitalized) means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            "Pre-Closing Environmental Liabilities" has the meaning set forth in
Section 1.5(b)(iii).

            "Prepayments and Deposits" has the meaning set forth in Section 1.2(viii).

            "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

            "property" or "properties" (whether or not capitalized) means real, personal or mixed property, tangible or intangible.

            "Provo Lease" means that certain Lease Agreement, dated December 30, 1999 between Boggess Holdings, L.L.C. (as successor in interest to Boggess-Riverwood Company, L.L.C.) and Seller regarding the Lease of an office building located at 191 West 5200 North Street, Provo, Utah.

            "Provo Lease Bank Account" has the meaning set forth in Section
6.11.

            "Provo Lease Funds" has the meaning set forth in Section 6.11.

            "Purchase Price" has the meaning set forth in Section 2.1.

            "Purchaser Indemnitees" has the meaning set forth in Section 11.1.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions reasonably necessary to comply with, or discharge any obligation under, Environmental Laws to: (a) clean up, remove, or treat, Hazardous Substances in the Environment; (b) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or
(c) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

            "Reseller Agreement" has the meaning set forth in Section 7.10.

            "Restricted Business" has the meaning set forth in Section 9.6.

            "Seller Employee" means (a) each individual listed on Schedule 1.6,
(b) any employee recruited to replace any of the individuals listed on Schedule
1.6 after the entering into of this Agreement but before the Closing, and (c) any other individual recruited into the Business before the Closing with the express written approval of Purchaser (unless in the case of any individual falling within (a), (b) or (c) that individual ceases to be employed by Seller before the Closing).

            "Seller Received Cash" has the meaning set forth in Section
1.2(xii).

            "Seller's Required Consents" has the meaning set forth in Section 4.10.

            "Services" has the meaning set forth in Section 6.10.

            "Systems" has the meaning set forth in Section 4.19(b)(xvi).

            "Tangible Property" has the meaning set forth in Section 1.2(vii).

            "Tax" means any tax of any kind, including, without limitation, any duty, contribution, impost, withholding tax, levy, franchise tax, net worth tax, sales tax, income tax, corporation tax, capital gains tax, use tax, payroll tax, property tax or charge in the nature of tax, whether domestic or foreign, and any fine, penalty, surcharge or interest connected therewith.

            "Tax Return" means all tax returns, reports, forms, and other such documents.

            "Taxation Authority" means the Internal Revenue Service or such other authority whatsoever competent to impose and Tax whether in the United States or elsewhere.

            "TDM Prepaid Application" means installations utilizing Class 4 tandem switching systems that incorporate integrated or host-based prepaid calling applications and not utilizing any internet protocol prepaid applications.

            "Transferred Employees" has the meaning set forth in Section 1.6(a).

            'U.K. Assets" has the meaning set forth in Section 4.32.

            "Webconnect Marks" has the meaning set forth in Section 6.13.

      12.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

            if to Purchaser, to:

                  c/o Kinderhook Industries, LLC
                  888 Seventh Avenue, Suite 1600
                  New York, New York 10106
                  Attention: Christian Michalik
                  Facsimile: (212) 201-6790

            and with a copy (which shall not constitute notice) to:

                  Kirkland & Ellis LLP
                  Citigroup Center
                  153 East 53rd Street, Suite 3900
                  New York, New York 10022-4675
                  Attention: W. Brian Raftery, Esq.
                  Facsimile: (212) 446-4900

            if to Seller or Verso to:

                  c/o Verso Technologies, Inc.
                  400 Galleria Parkway
                  Suite 300
                  Atlanta, Georgia 30339
                  Attention: Juliet M. Reising
                  Facsimile: (678) 589-3750

            with a copy (which shall not constitute notice) to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street NE
                  Atlanta, Georgia 30303
                  Attention: Robert C. Hussle, Esq.
                  Facsimile: (404) 525-2224

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

      12.3 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the Exhibits and Schedules hereto) and any collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

      12.4 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damages would occur in the event that any provision in this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity that may be available.

      12.5 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, only by a written instrument signed by Seller and Purchaser or, in the case of a waiver, only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

      12.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, permitted assigns and legal representatives. This Agreement is not assignable except by operation of law, except that Purchaser, after written notice to Seller, may assign its rights hereunder to any of its affiliates, to any successor to all or substantially all of its business or assets or to any bank or other financial institution that may provide financing to Purchaser; provided, that any such assignment shall not relieve Purchaser of any of its obligation or liabilities hereunder.

      12.7 COUNTERPARTS AND FACSIMILE. This Agreement and any amendment, supplement, restatement, or termination of any provision of this Agreement, may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party or parties.

      12.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

      12.9 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

      12.10 USAGE. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any statute referred to herein means such statute as from time to time amended, modified or supplemented.

      12.11 INTERPRETATION. The parties hereto acknowledge and agree that (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement.

      12.12 CURRENCY. All references to currency or dollar amounts in this Agreement are to lawful currency of the United States of America.

      12.13 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable.

      12.14 FEES; EXPENSES AND CERTAIN TAXES. Except as expressly provided herein, whether or not the Closing occurs, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants shall be paid by the party hereto incurring such fees and expenses. Seller shall be solely responsible for all sales, transfer, use and other similar type Taxes that arise from the sale of the Assets to Purchaser.

      12.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      12.16 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                         NACT ACQUISITION, INC.

                                         By: /s/ Christian P. Michalik
                                             --------------------------------
                                             Name:  Christian P. Michalik
                                             Title: Vice President

                                         NACT TELECOMMUNICATIONS, INC.

                                         By: /s/ Juliet M. Reising
                                             --------------------------------
                                             Name: Juliet M. Reising
                                             Title: Vice President

                                         NACT LIMITED

                                         By: /s/ Juliet M. Reising
                                             --------------------------------
                                             Name: Juliet M. Reising
                                             Title: Director

                                         VERSO TECHNOLOGIES INC.

                                         By: /s/ Juliet M. Reising
                                             --------------------------------
                                             Name: Juliet M. Reising
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                                                    Exhibit 99.1

                    ASSIGNMENT AND ASSUMPTION AGREEMENT (UK)

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), dated as of January __, 2005, is entered into by and between Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms), (the "Asset Purchase Agreement"), dated as of January 21, 2005, by and among Purchaser, Sellers, Citel Technologies, Inc., a Delaware corporation, and MCK Canada Operations Inc., a corporation organized under the laws of British Columbia. Each of the Purchaser and Sellers is referred to herein individually as a "Party" and together as the "Parties." Capitalized terms used herein but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

                                    RECITALS:

      WHEREAS, pursuant to Section 2.1(j) of the Asset Purchase Agreement, Sellers and Purchaser have agreed that the Purchaser shall purchase, acquire, accept and assume from Sellers, all of each Seller's right, title and interest in, to and under, and all obligations under or relating to, the Contracts set forth on Annex A hereto (the "Assigned Contracts"); and

      WHEREAS, pursuant to Section 3.1 of the Asset Purchase Agreement and subject to Section 3.2 thereto, Sellers and Purchaser have agreed that the Purchaser shall assume and become liable for each of the Liabilities set forth on Annex B hereto (the "Assumed Liabilities").

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, each Party hereby agrees as follows:

      1. Assignment and Assumption of Assigned Contracts. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement from and after the Closing, (a) each Seller does hereby assign and delegate to Purchaser all of such Seller's right, title and interest in, to and under, and all obligations under or relating to, the Assigned Contracts and (b) Purchaser does hereby assume and agrees to pay, defend, discharge and perform as and when due all Liabilities and obligations to perform arising under or relating to each of the Assigned Contracts, except Liabilities, even if arising post-Closing, for performance under the Assigned Contracts prior to Closing.

      2. Assumption of Assumed Liabilities. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement, Purchaser does hereby assume, and from and after the Closing shall be obligated to pay, perform and discharge when due the Assumed Liabilities. Purchaser assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Sellers.

                                        Assignment and Assumption Agreement (UK)

      3. Relationship to Asset Purchase Agreement. Sellers make no express or implied representations or warranties in this Agreement of any kind whatsoever with respect to the Assigned Contracts. This Agreement in no way defeats, limits, alters, impairs, enhances or enlarges any right, obligation, claim or remedy under the Asset Purchase Agreement, including any rights the Parties may have under the representations, warranties and indemnities set forth therein. If any provision of this Agreement is construed to conflict with a provision of the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall be deemed controlling.

      4. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within that State, without reference to its conflict of laws rules. Each of the Sellers and Purchaser irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 15.4 of the Asset Purchase Agreement. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law or regulation or to obtain execution of judgment in any other jurisdiction.

      5. Binding Effect; Assignment: No Third Party Beneficiary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, each of the Sellers and Purchaser and its respective successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                                                         Assignm

      IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:                                       MCK Communications, Inc. (NV)
Verso Technologies, Inc.
                                               By:/s/ Juliet M. Reising
By:/s/ Juliet M. Reising                          ------------------------------
   --------------------------------            Name: Juliet M. Reising
Name: Juliet M. Reising                             ----------------------------
     ------------------------------            Title: Vice President
Title: Executive Vice President and                   --------------------------
       Chief Financial Officer
      -----------------------------            MCK Telecommunications Inc.

MCK Communications, Inc. (DE)                  By: Juliet M. Reising
                                                  ------------------------------
By: /s/ Juliet M. Reising                      Name: Juliet M. Reising
   --------------------------------                 ----------------------------
Name: Juliet M. Reising                        Title: President
     ------------------------------                  ---------------------------
Title: Vice President
      -----------------------------

Digital Techniques, Inc.

By: /s/ Juliet M. Reising
   --------------------------------
Name: Juliet M. Reising
     ------------------------------
Title: Vice President
      -----------------------------

PURCHASER:                                     CIKL Technologies Limited
Citel Technologies Limited
                                               By:/s/ Nicholas G. Gretton
By: /s/ Michael Joseph Robinson                   ------------------------------
   --------------------------------            Name: Nicholas G. Gretton
Name: Michael Joseph Robinson                       ----------------------------
     ------------------------------            Title: Secretary
Title: Chief Executive Officer                       ---------------------------
                                                                        Assignm

                                     ANNEX A

                               ASSIGNED CONTRACTS

SCHEDULE 2.1(j): CONTRACTS - The Assigned Contracts are those identified with an X in the Purchased Asset column.

MATERIAL SOFTWARE LICENSE AGREEMENTS


MCK PARTY          COUNTERPARTY                      AGREEMENT                             LICENSED PRODUCTS
---------          ------------                      ---------                             -----------------
MCK-MA        Sipro Lab Telecom Inc.      License Agreement for G.729 Annex A    G.729 Annex A
MCK-?         Integrated Systems Inc.     Software License & Distribution        SNMP and MIB compiler
                                          Agreement

MCK-?         Rapid Logic, Inc.           Software License Agreement             WebControl Integration Tool, WebControl target
                                                                                 software, MIBway SNMP MIB
MCK-?         Signal Processing           Software License Agreement             G.729 Annex A
              Associates Pty Ltd
MCK-DE        Sylantro Systems            License Agreement                      MGCP stack, MGCP extensions, XML code, registration
              Corporation                                                        and authentication code, diagnostic and boot and
                                                                                 remote software functionality, basic and extended
                                                                                 business call flows, sample and test code
MCK-?         Open Systems Solutions,     Software License Agreement             OSS ASN.1 Compiler for Windows NT
              Inc.

MCK-?         Open Systems Solutions,     Software License Agreement             OSS ASN.1 tools for Vx Works; BER encoder/decorder,
              Inc.                                                               PER encoder/decoder, DER encoder/decoder

                                          AGREEMENT DATE          PURCHASED ASSET     EXCLUDED ASSET      CONSENT REQUIRED
MCK PARTY          COUNTERPARTY             MM/DD/YY              SCHEDULE 2.1(j)     SCHEDULE 2.2        SCHEDULE 5.3
---------          ------------             --------              ---------------     ------------        ------------
MCK-MA        Sipro Lab Telecom Inc.        12/15/00                   X                                       Yes
MCK-?         Integrated Systems Inc.       01/05/99                   X                                       Yes

MCK-?         Rapid Logic, Inc.             03/31/99                   X                                        No

MCK-?         Signal Processing             10/21/98                   X                                       Yes
              Associates Pty Ltd
MCK-DE        Sylantro Systems              05/10/01                   X                                       Yes
              Corporation
MCK-?         Open Systems Solutions,       License No. 7791           X                                       Yes
              Inc.

MCK-?         Open Systems Solutions,       License No. 7792           X                                       Yes
              Inc.

                                        Assignment and Assumption Agreement (UK)


  TYPE             ACCOUNT NUMBER                     MCK PARTY                                COUNTERPARTY
  ----             --------------                     ---------                                ------------
MCK-DE          Trillium Digital Systems,   Software License Agreement       Frame Relay Control Protocol, Q.9222, VxWorks/Tornado
                Inc.                                                         Systems Services, MOS Binary-Sun C for Solaris 2.X,
                                                                             MTSS-Windows NT Binary, GCP-Media Gateway, GCP-Media
                                                                             Gateway Controller

No copy         WindRiver Systems, Inc.     License Agreement
MCK-?           Analog Devices, Inc.        Customer License Agreement       G.729A
MCK-?           Technology Rendezvous,      Software License Agreement       Flash Media Manager
                Inc.

                                              AGREEMENT            PURCHASED ASSET         EXCLUDED ASSET      CONSENT REQUIRED
  TYPE             ACCOUNT NUMBER           DATE MM/DD/YY          SCHEDULE 2.1(j)          SCHEDULE 2.2         SCHEDULE 5.3
  ----             --------------           -------------          ---------------          ------------         ------------
MCK-DE          Trillium Digital Systems,   02/04/00;                     X                                          Yes
                Inc.                        amended
                                            05/09/00

No copy         WindRiver Systems, Inc.     10/11/99                      X                                        No copy
MCK-?           Analog Devices, Inc.        08/23/99                      X                                          Yes
MCK-?           Technology Rendezvous,      07/07/98                      X                     Open                 Yes
                Inc.

LICENSED SOFTWARE

                                                                                                  PURCHASED ASSET    EXCLUDED ASSET
    ITEM                         DESCRIPTION                                                      SCHEDULE 2.1(j)     SCHEDULE 2.2
    ----                         -----------                                                      ---------------     ------------
Schematic Capture    Protel 99SE version 6.67                                                            X
                     eProduct Designer (Mentor Graphics)                                                 X

FPGA/PLD             Synplify version 7.5.1                                                              X
                     Aldec Active HDL version 6.3                                                        X
                     Altera Quartus II version 4.0                                                       X
                     Xilinx ISE version 6.2i                                                             X
                     Altera Nios Development Kit Cyclone Edition NIOS II version 1.0                     X

DSP                  ADI Visual DSP Version 1.2 and 1.6 complier                                         X
                     ADDS-BF533-EZLITE Development Kit                                                   X
                     ADDS-2192-12EXLITE Development Kit                                                  X

                                        Assignment and Assumption Agreement (UK)

                                                                                                  PURCHASED ASSET    EXCLUDED ASSET
    ITEM                          DESCRIPTION                                                     SCHEDULE 2.1(j)     SCHEDULE 2.2
    ----                          -----------                                                     ---------------     ------------
                     ADDS-2189M-EZLITE Development Kit                                                   X
                     ADDS-2191-EZLITE Development Kit                                                    X
                     ADDS-218x - EZ-ICE Development Kit                                                  X
                     G711 CODEC ADI Source Code                                                          X
                     G726 CODEC ADI Source Code                                                          X
                     DTMF Detector ADI Source Code                                                       X
                     GSM CODEC ADI Source Code                                                           X
                     VAD Silence Detector ADI Source Code                                                X
                     883 Line EC ADI Source Code                                                         X
                     G.165 Acoustical EC Analogical Source Code                                          X
                     G.723 CODEC Library SPA-DOCSPG-006 Rev D                                            X
                     G.729a CODEC Library SPA-SWASPG-016 Rev A                                           X
                     G.168 EC Library SPA-DEVMKT-014 Rev A                                               X
                     Code Composer v1.2 and v2.00 compiler                                               X
Software             Windriver VxWorks (Tornado 1 & 2)
                       VxWorks 5.4/BSP 1.2/Tornado 1.x/Tornado 2.0 & 1.0.2                               X
                     Trillium Frame Relay and MGCP stacks                                                X
                     Elemedia H.323 stack                                                                X
                     Sylantro MGCP stack                                                                 X
                     Windriver Envoy SNMP v2 compiler                                                    X
                     Packeteer Packetwise traffic shaping                                                X
                     Rapid Logic Web Server                                                              X
                     Motorola M68HC11EVM Development Kit                                                 X
                     Atlas ACE360/2T1 Volcano Development Kit                                            X
                     Dallas DS2151DK Development Kit                                                     X
                     Rockwell AK56-D190 Development Kit                                                  X
                     Telesoft ISDN Stack                                                                 X
                     Intertools Compiler                                                                 X
                     Borland Compiler                                                                    X
                     Araxismerge (Diff tool)                                                             X
                     Telco Sys Brick API rev 10                                                          X
                     Telco Sys Brick ISA PC API Interface                                                X
                     Mapletree Net OEM Development Kit                                                   X
                     Starbase Code Wright version 6.5a                                                   X

                                        Assignment and Assumption Agreement (UK)

                                                                                                  PURCHASED ASSET    EXCLUDED ASSET
    ITEM                                 DESCRIPTION                                              SCHEDULE 2.1(j)     SCHEDULE 2.2
    ----                                 -----------                                              ---------------     ------------
                     Rational Rose C++ Pro version 2002.05.20                                            X
                     Syntrillum Cool Edit Pro version 2.1                                                X
                     Symantec Procomm Plus version 4.8                                                   X
                     Vmware Workstation version 4.5.2                                                    X
                     Microsoft Visual Studio .NET 2002 version v7.0.9466                                 X
                     VisionCLICK Rev 7.70A                                                               X
                     Advin Captain NT v1.63                                                              X
                     DriverLINX Port I/O driver                                                          X
                     Max+plus II 10.23 programmer                                                        X
                     GoodTech Telnet Server V4.0                                                         X
                     Hexedit                                                                             X
                     Infographics Allegro Interface                                                      X
                     TCS M3905 Sets Rel 3                                                                X
                     Rational Rose Professional                                                          X
                     TCS West 6.0s/w w/English Document                                                  X
                     Upgrade Norstar, MICS 6.1                                                           X
                     Upgrade NEC 2400                                                                    X
                     Nortel Networks Software (Purchased Tool)                                           X
                     Schiff InstallShield Professional v7.0                                              X
                     Networks Ahead Virus Defense SW                                                     X
                     Astaro ASL Pro Addition                                                             X

SOFTWARE APPLICATIONS

                                                               PURCHASED ASSET         EXCLUDED ASSET
                  DESCRIPTION                                  SCHEDULE 2.1(j)          SCHEDULE 2.2
                  -----------                                  ---------------          ------------
Agile Software v.6.00                                                 X
Expandable II (ERI)                                                   X
Great Plains (ERP)                                                                           X
Siebel (CRM)                                                          X
Visual (ERP)                                                          X

                                        Assignment and Assumption Agreement (UK)

APPLICATION DATABASES:

                                                               PURCHASED ASSET         EXCLUDED ASSET
                DESCRIPTION                                    SCHEDULE 2.1(j)          SCHEDULE 2.2
                -----------                                    ---------------          ------------
Agile database                                                        X
Expandable II database                                                X
Great Plains database                                                                        X
Siebel Database                                                       X
Visual database                                                       X

OPEN SOURCE, PUBLIC SOURCE, OR FREEWARE (SCHEDULE 5.7(g))

                                                                                                                PURCHASED ASSET
    OPEN SOURCE PRODUCT USED            MCK PRODUCT USING THE OPEN SOURCE SOFTWARE           LICENSE FORM       SCHEDULE 2.1(j)
    ------------------------            ------------------------------------------           ------------       ---------------
zmodem code                             M2 code base, GW2, GW1, 7000, 6000,                   GNU General             X
GNU I/O libraries as supplied by
 Windriver Systems in VxWorks           M2 code base.  GW2, GW1, 7000, 6000, 4000             GNU General             X
Menu libraries for UI display           M2 code base.  GW2, GW1, 7000, 6000, 4000             GNU General             X

PROTOCOL LICENSE AGREEMENTS

Note: Certain of the agreements listed below also appear in the tables under the distributor, OEM and reseller category because those agreements include a distribution component as well as a protocol license.

                                                                                                                     AGREEMENT DATE
           AGREEMENT                                    MCK PARTY                    COUNTERPARTY                       MM/DD/YY
           ---------                                    ---------                    ------------                       --------
Development/manufacturing                                 MCK-NV               ABS Business Systems (Alcatel)           04/27/99
Protocol Specification License Agreement                  MCK-?                Ericsson Business Networks AB            02/15/00
Supply Agreement                                          MCK-?                Ericsson Business Networks AB            08/01/00
Distribution Agreement                                    MCK-DE               Iwatsu America, Inc.                     07/31/00

                                                          PURCHASED ASSET             EXCLUDED ASSET               CONSENT REQUIRED
           AGREEMENT                                      SCHEDULE 2.1(j)              SCHEDULE 2.2                  SCHEDULE 5.3
           ---------                                      ---------------              ------------                  ------------
Development/manufacturing                                                                     X                          Yes
Protocol Specification License Agreement                          X                                                       No
Supply Agreement                                                  X                                                       No
Distribution Agreement                                            X                                                      Yes

                                        Assignment and Assumption Agreement (UK)

                                                                                                                     AGREEMENT DATE
           AGREEMENT                                    MCK PARTY                    COUNTERPARTY                       MM/DD/YY
           ---------                                    ---------                    ------------                       --------
Agreement and License                                     MCK-?                Lucent Technologies, Inc.                08/20/98
Agreement No. LFM305D                                     MCK-NE               Lucent Technologies, Inc.                02/15/96
License Agreement                                         MCK-?                Mitel Corporation                        06/04/92
Product Development and Distribution Agreement            MCK-DE               NEC America, Inc.                        01/25/00
Product Development and Distribution Agreement            MCK-NV               NEC America, Inc.                        01/22/99
Intellectual Property License Agreement                   MCK-DE               NEC America, Inc. and NEC                11/14/03
                                                                               Infrontia, Inc.

Product Development Agreement                             MCK-NV               NEC Corporation and NEC America,         01/31/97
                                                                               Inc.

OEM Agreement                                             MCK-DE               Nitsuko America                          07/26/00
Interface License Agreement                               MCK-?                Northern Telecom Canada Limited          07/21/90
Interface License Agreement                               MCK-?                Northern Telecom Inc.                    03/27/92
Development Agreement                                     MCK-DE               Panasonic Communications Co.,            12/10/03
                                                                               Ltd.

Distributor Agreement                                     MCK-DE               Toshiba America Information              04/17/00
                                                                               Systems, Inc.

                                                          PURCHASED ASSET             EXCLUDED ASSET               CONSENT REQUIRED
           AGREEMENT                                      SCHEDULE 2.1(j)              SCHEDULE 2.2                  SCHEDULE 5.3
           ---------                                      ---------------              ------------                  ------------
Agreement and License                                                                         X                          Yes
Agreement No. LFM305D                                                                         X                          Yes
License Agreement                                                                             X                          Yes
Product Development and Distribution Agreement                    X                                                      Yes
Product Development and Distribution Agreement                    X                                                      Yes
Intellectual Property License Agreement                    See note below*             See note below*                   Yes

Product Development Agreement                              See note below*             See note below*                   Yes

OEM Agreement                                              See note below*             See note below*                   Yes
Interface License Agreement                                See note below*             See note below*                   Yes
Interface License Agreement                                See note below*             See note below*                   Yes
Development Agreement                                             X                                                      Yes

Distributor Agreement                                             X                                                      Yes

SCHEDULE 2.1(i): RIGHTS OF INDEMNITY

      Certain contracts between certain of the Sellers and their customers and vendors contain indemnity provisions. Purchaser will obtain the rights to such indemnity provisions for contracts that are duly assigned to or assumed by Purchaser.

                                        Assignment and Assumption Agreement (UK)

                                     ANNEX B

                               ASSUMED LIABILITIES

Any Liability arising after the Closing Date under the Contracts that are included among the Assets in Annex A, other than any Liability arising out of or relating to a Seller's breach of such Contract that occurred on or before the Closing Date.

                                        Assignment and Assumption Agreement (UK)

                                                                    Exhibit 99.2

                    ASSIGNMENT AND ASSUMPTION AGREEMENT (US)

      This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of January 21, 2005, is entered into by and between Citel Technologies, Inc., a Delaware corporation ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Asset Purchase Agreement"), dated as of January 21, 2005, by and among Purchaser, Sellers, Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales, and MCK Canada Operations Inc., a corporation organized under the laws of British Columbia. Each of the Purchaser and Sellers is referred to herein individually as a "Party" and together as the "Parties." Capitalized terms used herein but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

                                    RECITALS:

      WHEREAS, pursuant to Section 2.1(j) of the Asset Purchase Agreement, Sellers and Purchaser have agreed that the Purchaser shall purchase, acquire, accept and assume from Sellers, all of each Seller's right, title and interest in, to and under, and all obligations under or relating to, the Contracts set forth on Annex A hereto (the "Assigned Contracts"); and

      WHEREAS, pursuant to Section 3.1 of the Asset Purchase Agreement and subject to Section 3.2 thereto, Sellers and Purchaser have agreed that the Purchaser shall assume and become liable for each of the Liabilities set forth on Annex B hereto (the "Assumed Liabilities").

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, each Party hereby agrees as follows:

      1. Assignment and Assumption of Assigned Contracts. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement from and after the Closing, (a) each Seller does hereby assign and delegate to Purchaser all of such Seller's right, title and interest in, to and under, and all obligations under or relating to, the Assigned Contracts and (b) Purchaser does hereby assume and agrees to pay, defend, discharge and perform as and when due all Liabilities and obligations to perform arising under or relating to each of the Assigned Contracts, except Liabilities, even if arising post-Closing, for performance under the Assigned Contracts prior to Closing.

      2. Assumption of Assumed Liabilities. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement, Purchaser does hereby assume, and from and after the Closing shall be obligated to pay, perform and discharge when due the Assumed Liabilities. Purchaser assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Sellers.

                                        Assignment and Assumption Agreement (US)

      3. Relationship to Asset Purchase Agreement. Sellers make no express or implied representations or warranties in this Agreement of any kind whatsoever with respect to the Assigned Contracts. This Agreement in no way defeats, limits, alters, impairs, enhances or enlarges any right, obligation, claim or remedy under the Asset Purchase Agreement, including any rights the Parties may have under the representations, warranties and indemnities set forth therein. If any provision of this Agreement is construed to conflict with a provision of the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall be deemed controlling.

      4. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within that State, without reference to its conflict of laws rules. Each of the Sellers and Purchaser irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 15.4 of the Asset Purchase Agreement. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law or regulation or to obtain execution of judgment in any other jurisdiction.

      5. Binding Effect; Assignment: No Third Party Beneficiary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, each of the Sellers and Purchaser and its respective successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                        Assignment and Assumption Agreement (US)

      IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:
Verso Technologies, Inc.                       MCK Communications, Inc. (NV)

By: /s/ Juliet M. Reising                      By: /s/ Juliet M. Reising
   --------------------------------               ------------------------------
Name:   Juliet M. Reising                      Name:   Juliet M. Reising
     ------------------------------                 ----------------------------
Title:  Executive Vice President               Title:  Vice President
        and Chief Financial Officer                  ---------------------------
      -----------------------------

MCK Communications, Inc. (DE)                  MCK Telecommunications Inc.

By: /s/ Juliet M. Reising                      By: /s/ Juliet M. Reising
   --------------------------------               ------------------------------
Name:   Juliet M. Reising                      Name:   Juliet M. Reising
     ------------------------------                 ----------------------------
Title:  Vice President                         Title:  President
      -----------------------------                  ---------------------------

Digital Techniques, Inc.

By: /s/ Juliet M. Reising
   --------------------------------
Name:   Juliet M. Reising
     ------------------------------
Title:  Vice President
      -----------------------------

PURCHASER:
Citel Technologies, Inc.

By: /s/ Nicholas G. Gretton
   --------------------------------
Name:   Nicholas G. Gretton
     ------------------------------
Title:  Chief Executive Officer,
        President and Secretary
      -----------------------------



                                        Assignment and Assumption Agreement (US)

                                     ANNEX A

                               ASSIGNED CONTRACTS

SCHEDULE 2.1(j): CONTRACTS - The Assigned Contracts are those identified with an X in the Purchased Asset column.

ACTIVE (NON-DTI)


                             ACCOUNT          MCK
     TYPE                    NUMBER          PARTY                    COUNTERPARTY
     ----                    ------          -----                    ------------
Development/manufacturing                    MCK-NV             ABS Business Systems (Alcatel)
OEM                          ALC003          MCK-?              Alcatel Business Systems
Distributor                  ANI006          MCK-NV             Anixter Canada
Distributor                  ANI010          MCK-NV             Anixter Europe Holdings B.V.

Reseller                     BCS001          MCK-NE             BellSouth Communication Systems, LLC
Value Add Distributor                        MCK-DE             Dacon Electronics Plc
Distributor                                  MCK-NV             Dacon Electronics Plc
OEM                                          MCK-NV             Dictaphone Corporation
Value Add Distributor        DIG013          MCK-DE             Digital Techniques (Asia) Limited
OEM                                          MCK-DE             Ericsson Business Networks AB
Distributor                  GBH002          MCK-DE             GBH Distributing, Inc.
Value Add Distributor        IME001          MCK-DE             Imeco Telecom Inc.
Distributor                                  MCK-DE             Iwatsu America, Inc.
Distributor                  NEC001          MCK-DE             NEC America, Inc.
Distributor                                  MCK-NV             NEC America, Inc.
Product Development                          MCK-NV             NEC Corporation and NEC America, Inc.

                                                 AGREEMENT              PURCHASED               EXCLUDED                 CONSENT
                             ACCOUNT               DATE                   ASSET                   ASSET                  REQUIRED
     TYPE                    NUMBER              MM/DD/YY             SCHEDULE 2.1(j)          SCHEDULE 2.2            SCHEDULE 5.3
     ----                    ------              --------             ---------------          ------------            ------------
Development/manufacturing                            04/27/99                                      X                       Yes
OEM                          ALC003                  11/14/00              X                                               Yes
Distributor                  ANI006                  06/10/99              X                                                No
Distributor                  ANI010          06/3/01,05/12/04              X                                                No
                                                    amendment
Reseller                     BCS001                  09/11/98              X                                               Yes
Value Add Distributor                                03/05/02              X                                                No
Distributor                                          01/14/99              X                                                No
OEM                                                  03/03/98              X                                               Yes
Value Add Distributor        DIG013                  07/02/02              X                                                No
OEM                                                  08/01/00              X                                                No
Distributor                  GBH002                  10/26/01              X                                                No
Value Add Distributor        IME001                  07/31/02              X                                                No
Distributor                                          07/31/00              X                                               Yes
Distributor                  NEC001                  01/25/00              X                                               Yes
Distributor                                          01/22/99              X                                               Yes
Product Development                                  01/31/97       See note below*            See note below*             Yes

                                        Assignment and Assumption Agreement (US)


                             ACCOUNT          MCK
     TYPE                    NUMBER          PARTY                    COUNTERPARTY
     ----                    ------          -----                    ------------
OEM                                          MCK-DE             Nitsuko America
Distributor                  SPR005          MCK-NV             North Supply Company (Sprint)
Manufacturer                                 MCK- ?             OEM Worldwide LLC
Distributor                                  MCK-DE             Optus, Inc.
Distributor                  PAN002          Verso              Panasonic Communications Company (UK) Ltd. and Panasonic
                                                                Business Systems
Distributor                                  Verso              Panasonic Communications Company (UK) Ltd. and Panasonic
                                                                Marketing Europe GmbH
OEM                          POS002          MCK-DE             Positron Public Safety Systems, Inc.

Distributor                  SBC002          MCK-DE             SBC Services, Inc.
Distribution                 CAT005          MCK-?              ScanSource, Inc. d/b/a Catalyst Telecom
Distributor                  TEL119          MCK-DE             TeleCorp, Inc.
Value Add Distributor        TEL122          MCK-DE             Teleswitch Communications, Inc.
Distributor                  TOS001          MCK-DE             Toshiba America Information Systems, Inc.
Distributor                  VER012          MCK-?              Verizon  Network Integration Corp.
Master Support Agreement                     MCK- ?             Vital Network Services, L.L.C.
Distributor                  VOD002          MCK-DE             Voda One Corp.(nka Westcon Group Inc.)
Distributor                  WHI003          MCK-DE             White Radio, a division of Cygnal Technologies Ltd.
Value Add Distributor        WIL012          MCK-DE             Williams Telecommunications Systems

                                           AGREEMENT         PURCHASED           EXCLUDED                     CONSENT
                             ACCOUNT         DATE              ASSET               ASSET                      REQUIRED
     TYPE                    NUMBER        MM/DD/YY        SCHEDULE 2.1(j)      SCHEDULE 2.2                SCHEDULE 5.3
     ----                    ------        --------        ---------------      ------------                ------------
OEM                                        07/26/00        See note below*      See note below*                   Yes
Distributor                  SPR005        02/01/99               X                                               Yes
Manufacturer                               08/29/03               X                                                No
Distributor                                02/01/02               X                                                No
Distributor                  PAN002        04/15/04               X                                               Yes

Distributor                                04/15/04               X                                               Yes

OEM                          POS002        01/31/01               X                                     Positron has termination
                                                                                                                 right
Distributor                  SBC002        08/10/01               X                                               Yes
Distribution                 CAT005        12/10/99               X                                               Yes
Distributor                  TEL119        12/03/03               X                                                No
Value Add Distributor        TEL122        10/26/02               X                                                No
Distributor                  TOS001        04/17/00               X                                               Yes
Distributor                  VER012        03/11/02               X                                               Yes
Master Support Agreement                    No date               X                                                No
Distributor                  VOD002        01/22/01               X                                               Yes
Distributor                  WHI003        07/30/01               X                                                No
Value Add Distributor        WIL012        04/14/03               X                                                No

                                        Assignment and Assumption Agreement (US)

INACTIVE (NON-DTI)

                                                                                                                           CONSENT
               ACCOUNT      MCK                                  AGREEMENT DATE    PURCHASED ASSET    EXCLUDED ASSET      REQUIRED
   TYPE         NUMBER     PARTY         COUNTERPARTY               MM/DD/YY       SCHEDULE 2.1(J)    SCHEDULE 2.2      SCHEDULE 5.3
   ----         ------     -----         ------------               --------       ---------------    ------------      ------------
Distributor    NOR014      MCK-CA    Northern Telecom Limited       07/17/95       See note below*    See note below*       Yes

REAL ESTATE LEASES

                                                                                   PURCHASED         EXCLUDED         CONSENT
                                             MCK                                     ASSET             ASSET          REQUIRED
    AGREEMENT               ADDRESS         PARTY     COUNTERPARTY      DATE    SCHEDULE 2.1(J)    SCHEDULE 2.2     SCHEDULE 5.3
    ---------               -------         -----     ------------      ----    ---------------    ------------     ------------
Phone switch letter   117 Kendrick Street   MCK-DE    Upromise, Inc.                  X                                   ?
agreement

DTI ACTIVE DISTRIBUTION AGREEMENTS (* SIGNIFIES NON-STANDARD AGREEMENT)

                                                                                  PURCHASED         EXCLUDED            CONSENT
                                                ACCOUNT      AGREEMENT              ASSET             ASSET             REQUIRED
       COUNTERPARTY                             NUMBER      DATE MM/DD/YY       SCHEDULE 2.1(j)    SCHEDULE 2.2      SCHEDULE 5.3
       ------------                             ------      -------------       ---------------    ------------      ------------
BellSouth Services Incorporated                               05/01/94                X                                   Yes
Canadian Communications Products, Inc.                        07/12/93                X                                   Yes
Collins Communications Systems Co.                            08/01/93                X                                   Yes
Dictaphone Corporation                                        01/12/98                X                                   Yes
DTI Asia                                                      10/04/99                X                                   Yes
DTI Asia                                                      04/21/98                X                                   Yes
Goserco Inc.                                                  08/08/00                X                                   Yes
GTE Communication Systems Corporation*                        10/01/96                                 X                  Yes
Oscar Communications, Pty. Ltd.                               06/30/95                X                                   Yes

                                        Assignment and Assumption Agreement (US)

                                                                                  PURCHASED         EXCLUDED            CONSENT
                                                ACCOUNT      AGREEMENT              ASSET             ASSET             REQUIRED
       COUNTERPARTY                             NUMBER      DATE MM/DD/YY       SCHEDULE 2.1(j)    SCHEDULE 2.2      SCHEDULE 5.3
       ------------                             ------      -------------       ---------------    ------------      ------------
Oscar Communications, Pty. Ltd.                               07/15/94                X                                   Yes
Southwestern Bell (SBC)                                       05/01/94                X                                   Yes
Sprint*                                                       04/01/97                                 X                  Yes
Tanta Communication Systems                                   04/10/97                X                                   Yes
Teleswitch Telecommunications                                 04/25/96                X                                   Yes
Teleswitch Telecommunications                                 10/05/94                X                                   Yes
Williams Telecommunications Systems, Inc.                     07/11/96                X                                   Yes

DTI ACTIVE OEM AGREEMENTS

                                                 AGREEMENT        PURCHASED ASSET     EXCLUDED ASSET        CONSENT REQUIRED
        COUNTERPARTY                               DATE           SCHEDULE 2.1(j)      SCHEDULE 2.2           SCHEDULE 5.3
        ------------                               ----           ---------------      ------------           ------------
OEM Agreement between MCK-DE and Ascom
 Wireless Solutions Inc.                         08/21/00                X                                        Yes
OEM Agreement between DTI and Dialogic           04/29/92                X                                        Yes
Manufacturing and Supply Agreement
 between DTI and Northern Telecom Limited         07/98           See note below*      See note below*            Yes
Manufacturing and Supply Agreement between
 DTI and Northern Telecom Inc.                   03/30/99         See note below*      See note below*            Yes

DTI INACTIVE OEM AGREEMENTS

                                                 AGREEMENT        PURCHASED ASSET     EXCLUDED ASSET        CONSENT REQUIRED
        COUNTERPARTY                               DATE           SCHEDULE 2.1(j)      SCHEDULE 2.2           SCHEDULE 5.3
        ------------                               ----           ---------------      ------------           ------------
OEM Agreement between MCK-DE and Brooktrout
 Technology, Inc.                                 10/25/00                                  X                      No
OEM Agreement between DTI and E/O Networks        11/18/95                                  X                      No
Development Agreement between DTI and
 Northern Telecom Inc.                            02/01/99        See note below*     See note below*             Yes
DTI Development Agreement between DTI and
 Northern Telecom Ltd                             07/15/97        See note below*     See note below*             Yes
OEM Agreement between DTI and Security
 Dynamics                                         03/20/90                                  X                     Yes

                                        Assignment and Assumption Agreement (US)

DTI ACTIVE RESELLER AGREEMENTS

                            AGREEMENT        PURCHASED ASSET     EXCLUDED ASSET        CONSENT REQUIRED
        COUNTERPARTY          DATE           SCHEDULE 2.1(j)      SCHEDULE 2.2           SCHEDULE 5.3
        ------------          ----           ---------------      ------------           ------------
Anixter Inc.                03/11/99               X                                          No

* Contracts marked with "*" denote agreements for which Buyers have up to 90 days after closing of the Purchase to request assignment of the contracts from Sellers. Buyers shall notify Sellers in writing of their determination no later than 90 days after closing of the Purchase. Sellers agree not to terminate these contracts until the earlier of receipt of notification from Buyers or expiration of the 90 day period. Notwithstanding the foregoing in this note, Buyers shall have until January 27, 2005 to determine whether to assume the Manufacturing and Supply Agreement between DTI and Northern Telecom Inc. dated March 30, 1999.

SCHEDULE 2.1(i): RIGHTS OF INDEMNITY

      Certain contracts between certain of the Sellers and their customers and vendors contain indemnity provisions. Purchaser will obtain the rights to such indemnity provisions for contracts that are duly assigned to or assumed by Purchaser.

                                        Assignment and Assumption Agreement (US)

                                     ANNEX B

                               ASSUMED LIABILITIES

1. Any Liability arising after the Closing Date under the Contracts that are included among the Assets in Annex A, other than any Liability arising out of or relating to a Seller's breach of such Contract that occurred on or before the Closing Date.

2. Accrued warranty obligations and deferred service revenue for the following
Contracts:

2.1 CUSTOMER DETAIL FOR ACCRUED WARRANTY OBLIGATIONS (SCHEDULE 3.1(b)

                                              ESTIMATED
                                             NET BILLINGS
            CUSTOMER                         YE 12-31-04
            --------                         -----------
1099 PRO                                     $        29
A-1 TELETRONICS INC.                         $    26,118
ABRIVO COMMUNICATIONS                        $    28,030
ADVANCED BUSINESS COMMUNICATION              $       400
ADVANCED TELECOMMUNICATIONS                  $     9,369
AFFILIATED TELEPHONE INC.                    $     7,948
ALCATEL BUSINESS SYSTEMS                     $    14,500
ALLIANCE TELECOM, LTD                        $       620
ALL-MODE COMMUNICATIONS INC.                 $       156
AMERICAN COMMUNICATIONS SUPPLY               $     1,617
AMERICAN HORIZONS BANK                       $     1,275
AMG TECHNOLOGY LTD                           $     4,225
AMTEC COMMUNICATIONS                         $       520
ANIXTER CANADA, INC.                         $     3,650
ANIXTER EUROPE                               $    45,650
ANIXTER EUROPE (BE)                          $     3,997
ANIXTER EUROPE (UK)                          $    84,774
ANIXTER INC.                                 $   218,906
APPLIED BIOSYSTEMS                           $    10,424
ARCOMM, INC                                  $     1,040
ASCOM WIRELESS SOLUTIONS INC                 $    60,110
A-TECK TELECOM, INC                          $       105
AUTOMATED TELECOM INC.                       $      (500)
AVAYA                                        $    18,770
AVAYA - ACCOUNTS PAYABLE PO                  $    80,285
AVAYA INC.                                   $       809
AXESS COMMUNICATIONS                         $       605
BADGER COMMUNICATIONS                        $     1,900
BAKER COMMUNICATIONS                         $    68,705
BALCOM SYSTEMS                               $       513
BAY AREA RAPID TRANSIT                       $     1,000
BCS                                          $   166,573
BCS NETWORKS, INC.                           $     1,250
BELL CANADA                                  $    23,084

                                        Assignment and Assumption Agreement (US)

BELL CANADA  (CAD$)                          $     5,869
BELL CANADA (U$ FUND$)                       $    18,291
BELL WEST, INC                               $     4,720
BENNETRENDS CONSULTING, LLC                  $       750
BIRNS TELECOM INC                            $     1,224
BLOUNT MEMORIAL HOSPITAL                     $    13,790
BOSTON WIRELESS INC                          $       124
BRANT TELEPHONE                              $     1,530
BRASIL TELECOM                               $     1,275
BROADBASED COMMUNICATIONS INC                $     1,718
BUBBLES ENTERPRISES LTD                      $     1,016
BUSINESS COMPUTER PRODUCTS                   $       405
BUSINESS ELECTRONICS INC                     $     1,032
CANADIAN COMMUNICATION PRODUCT               $    40,523
CAPISTRANO FORD                              $     1,275
CARTEL COMMUNICATIONS SYSTEMS                $     4,678
CATALYST                                     $     1,490
CATALYST TELECOM                             $ 1,200,791
CENTURY TEL SUPPLY GROUP, INC.               $       391
CHATHAM COMMUNICATIONS                       $     1,541
CIRCLE OF LIFE, LLC                          $        30
CITY OF AUBURN                               $       824
CITY OF VINELAND                             $     4,740
CITY YEAR                                    $     1,300
COASTCOM                                     $    15,811
COLGATE-PALMOLIVE CO.                        $     1,681
COLPEPER HOSPITAL                            $     2,002
COMMERCIAL TELECOM GROUP                     $       325
COMMUNICATIONS TEST DESIGN INC               $       507
COMMWORLD OF RICHARDSON                      $     1,225
COMP CAMS                                    $       725
COMPUSYSTEMS                                 $     2,475
CONVERGENCE COMMUNICATONS                    $     2,575
CONXTS                                       $     1,560
CORPORATE COMMUNICATIONS                     $       832
CORPORATE TELE CONSULTANTS                   $     1,476
CORUS PHARMA                                 $       210
COUNTY OF EL DORADO                          $     2,905
CREATIVE SWITCHING DESIGNS                   $     6,364
CREDIT UNION OF SOUTHERN CALIFORNIA          $       215
CRM LEARNING                                 $       380
CROSS TELECOM CORPORATION                    $       700
CSSA                                         $    16,577
CTAP L.L.C.                                  $        53
CTDI NETHOUSE                                $     2,732
CVDS INC                                     $     6,319
DACON ELECTRONICS PLC                        $    47,174
DATAPULSE LTD                                $     3,103
DATAVOX                                      $     4,714
DEPT OF NATIONAL DEFENSE                     $       772

                                        Assignment and Assumption Agreement (US)

DICTAPHONE CORPORATION                       $    66,322
DIGITAL TECHNIQUES/ASIA PTY LT               $   306,125
DIGITAL TELECOM, INC.                        $     2,173
DIRECT TELECOM SOLUTIONS                     $     1,000
DOHERTY EMPLOYMENT GROUP                     $       950
DTEL COMMUNICATIONS                          $       775
DYNAMETRIC, INC.                             $     1,386
ELIXIR INDUSTRIES                            $     1,664
ESL POWER SYSTEMS                            $       520
ESSEX COUNTY CORRECTIONAL FACILITY           $       938
ESSEX CTY CORRECTIONAL FACILITY              $     2,916
ETRALI  NORTH AMERICA, INC                   $     1,015
EVENTIDE                                     $    16,161
EXCEL SYSTEMS INC                            $       800
EXCEL TELECOM INC                            $     1,100
EXTEL COMMUNICATIONS                         $     1,050
F5 NETWORKS                                  $       120
FANEUIL GROUP                                $       840
FARMSTEAD TELEPHONE GROUP                    $    (2,400)
FEDERAL RESERVE BANK OF KANSAS CITY          $     3,007
FIRST FUTURE CREDIT UNION                    $     5,668
FIRST TEACHERS CREDIT UNION                  $     1,275
FORERUNNER NETWORK SYSTEMS                   $       506
FRONTIER ALUMINUM                            $       125
FRONTRUNNER NETWORK SYSTEMS                  $       100
FROST NATIONAL BANK                          $     1,569
FUTURE TECH ENTERPRISES                      $     3,554
GAFFNEY COMMUNICATIONS                       $     1,264
GAYLES BAKERY                                $     1,375
GBH                                          $     1,015
GBH DISTRIBUTING                             $ 1,070,729
GEOTRONICS                                   $       975
GIFT CERTIFICATES.COM                        $    (1,002)
GLOBENET BRASIL TELECOM                      $       300
GOSERCO, INC.                                $     4,487
GOVERNMENT OF CANADA                         $       317
GRAYBAR ELECTRIC COMPANY INC.                $     7,463
GULFCOAST                                    $        15
HANCOCK TELECOM                              $       230
HEALTHLINK, INC.                             $     2,220
HENRYS INSURANCE AGENCY                      $     3,075
HIGH SPEED COMMUNICATIONS INC.               $       500
HOGAN & HARTSON, LLP                         $     4,746
HOME SHOPPING NETWORK                        $     4,814
HORIZON TELEPHONE SYSTEMS                    $       225
HUGHES BUSINESS TELEPHONE                    $     1,015
IMECO CABLES (US FUND$)                      $     4,590
IMECO CABLES INC                             $   251,634
IN TRANSIT                                   $       100
INNOVATEL                                    $       900

                                        Assignment and Assumption Agreement (US)

INNOVATIVE SURVEILLANCE TECHNOLOGY           $     1,235
INTEL CORPORATION                            $    41,980
INTERNATIONAL TELEPHONE SOLUTIONS            $     3,150
IPC INFORMATION SYSTEMS                      $    26,272
JABIL CIRCUIT SAS                            $    96,182
JOHNSTON COMMUNICATIONS                      $     1,220
KAISER PERMANENTE/TECH SVC CTR               $       606
KAMO POWER                                   $       830
KEMIN INDUSTRIES                             $     1,250
KUDU INDUSTRIES INC.                         $      (761)
LECO CORPORATION                             $       750
LEXSYS NETWORKS INC                          $       510
LIBERTY COMMUNICATIONS INC                   $       505
LKQ CORPORATION                              $       380
LOFFLER COMPANIES INC                        $       246
LOFFLER COMPANIES, INC.                      $       200
LORD AECK SARGENT ARCHITECTURE               $     5,164
LWCC                                         $     1,075
MARATHON OIL COMPANY                         $       510
MARWOOD METAL FABRICATORS                    $     1,100
META GROUP - VA                              $       450
METROCOMM, INC.                              $     1,623
MID-ATLANTIC BUSINESS COMM                   $       250
MIDWEST TELECOM RESELLERS                    $       255
MIDWESTERN TELEPHONE                         $     4,547
MIMS MANAGEMENT                              $     1,020
MMG INSURANCE COMPANY                        $     1,275
MOCK ENGINEERING, INC                        $       120
MODULAR COMPONENTS                           $       800
MOHAWK LIMITED                               $       790
MULTINET COMMUNICATIONS                      $     1,142
NEC AMERICA                                  $   135,182
NEC BUSINESS COMM. SYSTEM INC                $     3,617
NEC BUSINESS NETWORK SOLUTIONS               $    11,857
NEC INFRONTIA INC                            $     4,015
NEC UNIFIED SOLUTIONS INC                    $    84,443
NELSON SYSTEMS                               $     1,026
NETWORK BUSINESS CO ENGRG. GRP               $    25,000
NEW DIRECTIONS BEHAVIORAL HEALTH             $       500
NEW WAVE COMMUNICATIONS                      $       525
NEXTIRA ONE LLC                              $     1,235
NEXXTWORKS                                   $       771
NICE SYSTEMS INC                             $     5,966
NORTH AMERICAN COM. RESOURCES                $       505
NORTH AMERICAN COMMUNICATIONS                $     2,926
NORTH DAKOTA TELEPHONE CO                    $     1,544
NORTHERN TELECOM                             $    31,843
NORTHWEST GEORGIA ONCOLOGY                   $     2,064
NYC STOCK/ ETRALI NA                         $     1,688
O.N. TELECOM                                 $       773

                                        Assignment and Assumption Agreement (US)

OPTUS TELEQUIP                               $       597
OSPREY CORP                                  $       600
OWENOKE CAPITAL                              $       520
PALATINE FIRE DEPARTMENT                     $     1,050
PANASONIC                                    $   234,079
PARTNERS HEALTHCARE SYSTEM INC               $    56,633
PB EXCHANGE                                  $     2,079
PENN STATE ALTOONA                           $     2,490
PERMANENT GENERAL                            $     1,996
PHONEAMERICA CORP                            $     1,330
PINE INSTRUMENT COMPANY                      $       996
PLATINUM COMMUNICATIONS                      $     1,220
POSITRON                                     $     9,351
POSITRON TECHNOLOGIES  INC                   $     8,996
PREMIUM STANDARD FARMS                       $       125
PRICE MODERN LLC                             $       515
PRINCETEL                                    $     1,200
PRINTER WORKS                                $       600
PRO PEST PRODUCTS                            $     1,162
PROSPECT COMPUTER & COMMUNICATION INC        $     2,364
REPLAY SYSTEMS                               $     1,179
RIMROCK TECHNOLOGIES                         $        57
RONCO                                        $     2,456
SBC                                          $    98,210
SBC SERVICES INC                             $    10,445
SBC/ AMERITECH PAYMENT CENTER                $   117,376
SBC/ SOUTHWESTERN BELL                       $     7,917
SBC/SOUTHWESTERN BELL TELECOM                $       523
SCANA SERVICES INC                           $       510
SHARED TECHNOLOGIES FAIRCHILD                $     1,805
SHARED TECHNOLOGIES INC                      $     8,656
SIEVERT ELECTRIC SERVICE                     $     1,380
SKYDEALS                                     $    20,000
SOLIST TECHNOLOGIES                          $     1,150
SOUND COMMUNICATIONS                         $     1,535
SOURCE INC                                   $        56
SOUTHWESTERN BELL TELECOM                    $    15,695
SPRINT DOCUMENT                              $       765
SPRINT NORTH SUPPLY                          $   546,893
SPRINT/UNITED                                $       999
SPRINT/UTD REF TO SPRINT NORTH               $      (689)
ST JOESPH CAPITAL BANK                       $       800
STARS & STRIPES TELECOM                      $       506
SUNLAND FORD INC.                            $     1,019
SWIFT COMPUTER INC                           $       802
SYMON COMMUNICATIONS INC.                    $     2,388
SYSCOM USA INC                               $     1,203
SYSTEME TELEPHONIQUE DE L'ESTRINE            $       650
TANTACOMM SYSTEMS                            $    10,000
TAYLORED SYSTEMS, INC                        $       977

                                        Assignment and Assumption Agreement (US)

TCI, TEL CONTROL INC.                        $     1,006
TD WATERHOUSE                                $     9,955
TD WATERHOUSE - HARBORSIDE                   $    56,220
TECH II BUSINESS SERVICES                    $       279
TECHTELE COMMUNICATIONS LLC                  $     3,243
TEL ASSIST                                   $     3,050
TELEBEC S E C                                $       515
TELECO OF THE ROCKIES                        $     1,052
TELECORP INC                                 $   196,669
TELECORP PRODUCTS                            $     2,843
TELEPERFORMANCE-NORWAY                       $     3,200
TELEPHASE COMMUNICATION TECH                 $       200
TELEPHONE CONNECTION                         $       111
TELESWITCH                                   $   285,873
TELUS                                        $       518
TELUS N. S. MARKHAM                          $       870
TELUS QUEBEC                                 $       520
TEXAS DIGITAL                                $     3,008
THE LIMITED                                  $       590
TOSHIBA AMERICA INFORMATION SY               $    19,337
TOSHIBA OF CANADA                            $       125
TRANSCOM SERVICES                            $     2,553
TRENDWOOD, INC                               $     1,685
TRIPCENTRAL.CA                               $     6,250
TRISTATE TELECOM                             $     4,450
UCI COMMUNIATIONS                            $       310
UNIFIED TELDATA INC                          $       400
UNIVERSITY OF MICHIGAN                       $    12,245
US VOICE & DATA LLC                          $       120
USEC                                         $       825
UTILITY VAULT                                $     1,275
VERINT SYSTEMS, INC.                         $     1,337
VERINT SYSTEMS, LTD                          $    19,211
VERIZON  MC: TXD01401                        $     2,161
VERIZON HAWAII 9WH                           $       129
VERIZON LOGISTICS                            $   152,189
VERIZON NORTH INC                            $     2,422
VOICE CONNECT PLUS, INC                      $       140
VOICE DATA SYSTEMS                           $       750
VOICE LOGGER, INC.                           $    13,964
VOLT INFORMATION SCIENCES INC                $       506
WAITSFIELD TELECOM                           $       120
WASECA COUNTY                                $       773
WEBSTER FIRST FEDERAL CREDIT U               $     4,950
WELDING SERVICES INC.                        $       406
WENDELL M LEE                                $       680
WESTCON GROUP NORTH AMER, INC.               $   329,980
WESTERN NRG, INC                             $     6,771
WESTGATE COMMUNICATIONS                      $       607
WHITE RADIO                                  $     1,481

                                        Assignment and Assumption Agreement (US)

WILLIAMS TELECOMMUNICATIONS CO               $    78,736
WYCKOFF HEIGHTS MEDICAL CENTER               $       607
XIT COMMUNICATION                            $       610
YOUNG'S WORLDWIDE AMEX TRAVEL                $       100
                                             -----------
Total                                        $ 7,030,687
                                             ===========

                                        Assignment and Assumption Agreement (US)

      2.2 DEFERRED SERVICE REVENUE (SCHEDULE 3.1(b))

  ORDER                                                  LIFE    ORIGINAL   RECOGNIZED  UNRECOGNIZED
  DATE     INVOICE  ORDER      CUSTOMER DESCRIPTION     (MTHS)   CONTRACT     REVENUE     REVENUE
  ----     -------  -----      --------------------     ------   --------     -------     -------
                                                                             12/31/04
5X8 ON SITE MAINTENANCE CONTRACTS

Feb-04     7000096          Westcon Group North           12      4,665.60    4,276.80      388.80

Feb-04     7000116          Springs Window Fashion        12      1,850.00    1,695.83      154.17

Mar-04     7000225          Paychex                       12      2,520.00    2,100.00      420.00

Mar-04     7000335          Kaiser Electronic             12      4,284.00    3,570.00      714.00

Mar-04     7000349          Catalyst Telecom              12      2,413.00    2,010.83      402.17

Mar-04     7000348          Resa III                      12      3,700.00    3,083.33      616.67

May-04     7000529          Catalyst Telecom              12        648.00      432.00      216.00

Apr-04     7000530          Catalyst Telecom              12        648.00      432.00      216.00

Jul-04     7000835          SNS                           12        833.00      416.50      416.50

                                                                                                      Starts in March
Dec-04     7001466          Paychex                        3      1,279.00           -     1,279.00   05

Dec-04     7001467          Paychex                       12      2,592.00      648.00     1,944.00   Starts 9/30/04

                                                                ----------  ----------    ---------
                                              TOTALS            $25,432.60  $18,665.30    $6,767.30
                                                                ==========  ==========    =========
24X7 ON SITE MAINTENANCE CONTRACTS

Jul-04     7000884          University of Michigan        12     12,245.00    6,122.50     6,122.50
Nov-04     7001338          Springs Window Fashio         12                                 716.66

                                        Assignment and Assumption Agreement (US)

                                                                    860.00      143.34
                                                                ----------   ---------  -----------
                                              TOTALS            $13,105.00   $6,265.84  $  6,839.16
                                                                ==========   =========  ===========
5X8 PHONE SUPPORT

                            Realcom Office (through
Sep-01       26586  S25573  Worldcom)                     60      4,400.00    2,933.34     1,466.66

Feb-04     7000092          GBH Distributing              12      1,082.00      991.83        90.17

Feb-04     7000093          GBH Distributing              12     12,760.20   11,696.85     1,063.35

Feb-04     7000095          Catalyst Telecom              12        298.00      273.17        24.83

Feb-04     7000116          Spring Window Fashions LP     12      1,309.00    1,199.92       109.08

Feb-04     7000094          Catalyst Telecom              12        280.00      256.67        23.33

Feb-04     7000161          GBH Distributing              12      1,916.00    1,756.33       159.67

Mar-04     7000361          New York State Senate         12        546.00      455.00        91.00

Apr-04     7000412          Catalyst Telecom              12        665.00      498.75       166.25

Apr-04     7000413          Catalyst Telecom              12        665.00      498.75       166.25

Apr-04     7000447          Catalyst Telecom              12        417.00      312.75       104.25

May-04     7000509          Catalyst Telecom              12      1,190.00      793.33       396.67

May-04     7000571          Catalyst Telecom              12        298.00      198.67        99.33

                            Nova Electronics Data,
06/0/104   7000607          Inc.                          12        952.00      555.33       396.67

Jun-04     7000606          Westcon Group                 12      1,330.00      775.83       554.17

Jun-04     7000608          Catalyst Telecom              12        417.00      243.25       173.75

                                        Assignment and Assumption Agreement (US)

06/30/0/4  7000609          Catalyst Telecom              12        417.00      243.25       173.75

                            Nova Electronics Data,
Jun-04     7000675          Inc.                          12        952.00      555.33       396.67

Aug-04     7000998          Westcon Group                 12      1,177.00      490.42       686.58

Jun-04     7000758          Teleswitch                    12      1,913.00    1,115.92       797.08

Aug-05     7000997          Sunland                       12      1,019.00      424.58       594.42

Jun-04     7000655          GBH  Distributing             12      2,632.00    1,535.33     1,096.67

Jul-04     7000815          Essex County                  12      1,040.00      520.00       520.00

Jul-04     7000814          Essex County                  12      1,876.00      938.00       938.00

Jul-04     7000813          Essex County                  12        938.00      469.00       469.00

Jul-04     7000880          Catalyst Telecom              12        834.00      417.00       417.00

Jul-04     7000881          Catalyst Telecom              12        560.00      280.00       280.00

Jul-04     7000882          Catalyst Telecom              12        417.00      208.50       208.50

Jul-04     7000879          Catalyst Telecom              12      2,660.00    1,330.00     1,330.00

Jul-04     7000878          Catalyst Telecom              12        417.00      208.50       208.50

Mar-04     7000877          Catalyst Telecom              12        834.00      695.00       139.00

Jun-04     7000710          Blount Memorial               12     13,790.00    8,044.17     5,745.83

Apr-04     7000916          Colgage Palmolive             12      1,681.00    1,260.75       420.25

Sep-04       7E+07          Gayles Bakery                 12      1,375.00      458.33       916.67

Oct-04     7001212          Temple Inland                 12      1,664.00      416.00     1,248.00

Nov-04       7E+07          Spring Window Fashions LP     12      3,328.00      554.66     2,773.34

                                        Assignment and Assumption Agreement (US)

Dec-04     7001507          Sprint North Supply           12        416.50       34.71       381.79

                                                                ----------  ----------   ----------
                                               TOTALS           $68,465.70  $43,639.22   $24,826.48
                                                                ==========  ==========   ==========

7X24 PHONE SUPPORT

Feb-04     7000100          Kirk Pinkerton                12        640.00      586.67        53.33

Aug-04     7000915          Penn State                    12      2,490.00    1,037.50     1,452.50

Jul-04     7000846          Pro Pest                      12        662.00      331.00       331.00

Jul-04      700883          Lord Aeck                     12      5,164.00    2,582.00     2,582.00

Jun-04     7000823          Healthlink                    12      2,220.00    1,295.00       925.00

Jun-04     7000708          Eltair                        12      1,664.00      970.67       693.33

Jul-04     7000966          County of El Dorado           12      2,905.00      968.33     1,936.67

Sep-04     7001191          Port Blakel Communities       12      1,600.00      533.33     1,066.67

Sep-04     7001173          G-111 Apparel Group           12      1,428.00      476.00       952.00

Sep-04     7001192          County of El Dorado           12      2,905.00      968.33     1,936.67

Sep-04     7001188          Catalyst Telecom              12      2,332.00      777.33     1,554.67

Sep-04     7001193          Antietam Cable Co             12      2,496.00    1,872.00       624.00

Sep-04     7001190          Advanced Call Center Tech     12        797.00      265.67       531.33

Oct-04     7001238          Catalyst Telecom              12      1,177.00      294.25       882.75

Oct-04     7001210          New Horizons Credit Uniton    10      5,855.00    1,756.50     4,098.50

Oct-04     7001204          Catalyst Telecom              12      1,664.30      416.08     1,248.23

                                        Assignment and Assumption Agreement (US)

Dec-04     7001485          LKG Corporation               12     11,392.00      949.33    10,442.67

Dec-04     7001469          Frankenmuth Credit                                                        2 years start
                            Union                         24      6,382.00      531.83     5,850.17   date 11/01

                                                                ----------  ----------   ----------
                                               TOTALS           $53,773.30  $16,611.83   $37,161.48
                                                                ==========  ==========   ==========

                                                               -----------  ----------   ----------
                                         GRAND TOTALS          $160,776.60  $85,182.19   $75,594.41
                                                               ===========  ==========   ==========
                                                                  ORIG.       RECGN       UNRECOG
                                                                CONTRACT     REVENUE      REVENUE

ACCOUNT 2550 BALANCE        $75,594.41                          $75,594.41

                                        Assignment and Assumption Agreement (US)

3. Stock rotation obligations under the following Contracts, where the amount of such obligation is determined by reference to the historical product cost for the inventory required to satisfy such stock rotation obligation):

INVENTORY STOCK ROTATION AS OF 12/31/04 (SCHEDULE 3.1(c))

CUSTOMER                    PERIOD COVERED      Q4 REV      ROTATION %   ROTATION $
--------                    --------------      ------      ----------   ----------
                                                (,000)                      (,000)
Catalyst                    90 days             $  364         15%         $   55
Westcon                     90 days             $    6         15%         $    1
SNS(Sprint)                 90 days             $  167         20%         $   33
GBH                         120 days            $  372(1)      15%         $   56
GTE/Verizon                 90 days             $   35         15%         $    5
Bell Canada                 90 days             $    7         20%         $    1
White Radio                 90 days             $    3         20%         $    1
Anixter, Inc                120 days            $  135(1)      20%         $   27
Anixter Europe              90 days             $   36         20%         $    7
                                                                           ------

Total                                                                      $  186
                                                                           ======

(1) Includes September 04 Revenue

4. All Liabilities arising out of or relating to the OEMW Open Orders included among the Contracts in Annex A.

                                        Assignment and Assumption Agreement (US)

                                                                    EXHIBIT 99.3

                  ASSIGNMENT AND ASSUMPTION AGREEMENT (CANADA)

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), dated as of January 21, 2005, is entered into by and between MCK Canada Operations Inc., a corporation organized under the laws of British Columbia ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Asset Purchase Agreement"), dated as of January 21, 2005, by and among Purchaser, Sellers, Citel Technologies, Inc., company number 02459517, a corporation organized under the laws of England and Wales, and Citel Technologies, Inc., a Delaware corporation. Each of the Purchaser and Sellers is referred to herein individually as a "Party" and together as the "Parties." Capitalized terms used herein but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

                                    RECITALS:

      WHEREAS, pursuant to Section 2.1(j) of the Asset Purchase Agreement, Sellers and Purchaser have agreed that the Purchaser shall purchase, acquire, accept and assume from Sellers, all of each Seller's right, title and interest in, to and under, and all obligations under or relating to, the Contracts set forth on Annex A hereto (the "Assigned Contracts"); and

      WHEREAS, pursuant to Section 3.1 of the Asset Purchase Agreement and subject to Section 3.2 thereto, Sellers and Purchaser have agreed that the Purchaser shall assume and become liable for each of the Liabilities set forth on Annex B hereto (the "Assumed Liabilities").

      NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, each Party hereby agrees as follows:

      1. Assignment and Assumption of Assigned Contracts. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement from and after the Closing, (a) each Seller does hereby assign and delegate to Purchaser all of such Seller's right, title and interest in, to and under, and all obligations under or relating to, the Assigned Contracts and (b) Purchaser does hereby assume and agrees to pay, defend, discharge and perform as and when due all Liabilities and obligations to perform arising under or relating to each of the Assigned Contracts, except Liabilities, even if arising post-Closing, for performance under the Assigned Contracts prior to Closing.

      2. Assumption of Assumed Liabilities. Upon the terms and subject to the condition set forth in the Asset Purchase Agreement, Purchaser does hereby assume, and from and after the Closing shall be obligated to pay, perform and discharge when due the Assumed Liabilities. Purchaser assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Sellers.

                                    Assignment and Assumption Agreement (Canada)

      3. Relationship to Asset Purchase Agreement. Sellers make no express or implied representations or warranties in this Agreement of any kind whatsoever with respect to the Assigned Contracts. This Agreement in no way defeats, limits, alters, impairs, enhances or enlarges any right, obligation, claim or remedy under the Asset Purchase Agreement, including any rights the Parties may have under the representations, warranties and indemnities set forth therein. If any provision of this Agreement is construed to conflict with a provision of the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall be deemed controlling.

      4. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within that State, without reference to its conflict of laws rules. Each of the Sellers and Purchaser irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 15.4 of the Asset Purchase Agreement. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law or regulation or to obtain execution of judgment in any other jurisdiction.

      5. Binding Effect; Assignment: No Third Party Beneficiary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, each of the Sellers and Purchaser and its respective successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                    Assignment and Assumption Agreement (Canada)

      IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:
Verso Technologies, Inc.                    MCK Communications, Inc. (NV)

By: /s/ Juliet M. Reising                   By: /s/ Juliet M. Reising
    -----------------------------               ------------------------------
Name: Juliet M. Reising                     Name: Juliet M. Reising
      ---------------------------                 ----------------------------
Title:  Executive Vice President and        Title:  Vice President
        Chief Financial Officer                   ----------------------------
        ----------------------------
MCK Communications, Inc. (DE)               MCK Telecommunications Inc.

By: /s/ Juliet M. Reising                   By:  /s/ Juliet M. Reising
    ------------------------------                ------------------------------
Name: Juliet M. Reising                     Name:  Juliet M. Reising
      ----------------------------                 -----------------------------
Title: Vice President                       Title: President
       ---------------------------                 -----------------------------
Digital Techniques, Inc.

By: /s/ Juliet M. Reising
    -------------------------------
Name: Juliet M. Reising
      -----------------------------
Title: Vice President
       ----------------------------
PURCHASER:
MCK Canada Operations Inc.

By: /s/ Nicholas G. Gretton
    -----------------------------
Name: Nicholas G. Gretton
      ---------------------------
Title: Chief Financial Officer
       --------------------------
                                    Assignment and Assumption Agreement (Canada)

                                     ANNEX A

                               ASSIGNED CONTRACTS

SCHEDULE 2.1(c)/ SCHEDULE 2.1(j) LEASEHOLD INTERESTS

That lease between MCK Communications Ltd. and BECA Corporation made the 1st day of November, 2000 for approximately 11,440 square feet of net rentable office area and 1,099 square feet of net rentable storage area located on certain lands situated at 4040 Bowness Road NW, Calgary Alberta, T3B 3R7, legally described as Plan 7610566 Maintenance Site Right of Way B, for a term of term of five years commencing November 1, 2000 and ending on October 31, 2005.

                                                                                                   CURRENT
                                                 SQUARE           EXPIRATION    CONSENT            MONTHLY
         PARCEL               LESSOR             FOOTAGE             DATE      REQUIRED             CND $
------------------------------------------------------------------------------------------------------------------
4040 Bowness Road NW,     BECA             Net Rentable         October 31,     Yes            Net Rentable Office
Calgary Alberta, T3B 3R7  Corporation      Office Area:         2005.                          Area: $12.00 per
Legal Description: Plan                    11,440 square feet                                  square foot
7610566 Maintenance                        Net Rentable                                        Net Rentable Storage
Site Right of Way B                        Storage Area:                                       Area: $5.00 per
                                           1,099 square feet                                   square foot

SCHEDULE 2.1(d) TANGIBLE PERSONAL PROPERTY/ SCHEDULE 2.1(j): CONTRACTS

The following items of tangible personal property are leased to Sellers. Sellers' ownership of title to this property is subject to the respective leases.

Products leased to Sellers by Avaya, pursuant to a single lease which Sellers have provided to the Buyers:

Product                               Quantity  Lease
Avaya Definity G3SI                       1     Lease to own w/ $3800.00 buyout option
Avaya Intuity Voice Mail                  1     Lease to own
Avaya 8410D sets                         39     Lease to own
Avaya 302 Attd Console                    1     Lease to own

      Sellers lease certain products from Pitney Bownes. Sellers have not provided to Buyers a copy of such lease but have provided to Buyers a copy of the most recent invoice pursuant to such lease dated October 13, 2004.

SCHEDULE 2.1(i): RIGHTS OF INDEMNITY

      Certain contracts between certain of the Sellers and their customers and vendors contain indemnity provisions. Purchaser will obtain the rights to such indemnity provisions for contracts that are duly assigned to or assumed by Purchaser.

                                    Assignment and Assumption Agreement (Canada)

                                     ANNEX B

                               ASSUMED LIABILITIES

Any Liability arising after the Closing Date under the Contracts that are included among the Assets in Annex A, other than any Liability arising out of or relating to a Seller's breach of such Contract that occurred on or before the Closing Date.

                                    Assignment and Assumption Agreement (Canada)

                                                                    EXHIBIT 99.4

                                BILL OF SALE (UK)

      THIS BILL OF SALE ("Bill of Sale"), dated as of January 21, 2005, is made by Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms) (the "Asset Purchase Agreement"), dated as of January 21, 2005, by and among Sellers, Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales ("Purchaser"), Citel Technologies, Inc., a Delaware corporation, and MCK Canada Operations Inc., a corporation organized under the laws of British Columbia. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

      1. Sale, Transfer, Assignment, Delivery and Conveyance. Upon the terms and subject to the conditions of the Asset Purchase Agreement (which shall govern in the event of a conflict between the terms hereof and those set forth in the Asset Purchase Agreement), for value received, each Seller does hereby absolutely, unconditionally and irrevocably sell, transfer, assign, deliver and otherwise convey to Purchaser, all of such Sellers' right, title and interest in, to and under, and all obligations under or relating to, the Assets identified on Annex A hereto (the "Assets") (other than those Assets consisting of the assigned Contracts, which are addressed by the Assignment and Assumption Agreement, and other than the assigned Intellectual Property, which are addressed by the Copyright Assignment, the Domain Name Assignment, the Patent Assignment and the Trademark Assignment), free and clear of any Encumbrances other than Permitted Encumbrances.

      2. Power of Attorney. Each Seller hereby constitutes and appoints Purchaser the true and lawful agent and attorney in fact of such Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of such Seller but on behalf and for the benefit of Purchaser and its successors and assigns, from time to time (a) to demand, receive and collect any and all of the Accounts Receivable purchased by Purchaser pursuant to the Asset Purchase Agreement and to give receipts and releases for and with respect to the same, or any part thereof; and (b) to institute and prosecute, in the name of such Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Purchaser or its successors and assigns may deem proper in order to collect or reduce to possession any of the Accounts Receivable purchased by Purchaser pursuant to the Asset Purchase Agreement.

      3. Limitation of Representations. Sellers make no express or implied representations or warranties in this Bill of Sale of any kind whatsoever with respect to the Assets. This Bill of Sale in no way defeats, limits, alters, impairs, enhances or enlarges any right, obligation, claim or remedy under the Asset Purchase Agreement, including any rights the parties hereto may have under the representations, warranties and indemnities set forth therein.

      4. Counterparts. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                                                               Bill of Sale (UK)

IN WITNESS WHEREOF, each Seller has caused this Bill of Sale to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:
Verso Technologies, Inc.                   MCK Communications, Inc. (NV)

By: /s/ Juliet M. Reising                  By:  /s/ Juliet M. Reising
    --------------------------------            ------------------------------
Name: Juliet M. Reising                    Name: Juliet M. Reising
      ------------------------------             -----------------------------
Title: Executive Vice President and        Title: Vice President
       Chief Financial Officer                   -----------------------------
       -----------------------------
MCK Communications, Inc. (DE)              MCK Telecommunications  Inc.

By: /s/ Juliet M. Reising                 By: /s/ Juliet M. Reising
    ------------------------------            ------------------------------
Name: Juliet M. Reising                   Name: Juliet M. Reising
      ----------------------------              ----------------------------
Title: Vice President                     Title: President
       ---------------------------               ---------------------------
Digital Techniques, Inc.

By: /s/ Juliet M. Reising
    ------------------------------
Name: Juliet M. Reising
      ----------------------------
Title: Vice President
       ---------------------------
                                                               Bill of Sale (UK)

                                     ANNEX A

                                     ASSETS

                 DESCRIPTION                                             LOCATION
Current (1 year) SW builds of all M2 branches   cgy01-fnp01/Departments/Engineering/QABuilds

All SW builds for Non M2 products               cgy01-fnp01/Departments/Engineering/Software/Products

Version Software Control Repository             cgy01-fnp01/Departments/Engineering/CVS

Firmware for all MCK Products                   cgy01-fnp01/Departments/Engineering/Hardware/fpga-pld

Firmware for all DTI Products                   ndm01-fnp01/Backup/DalNT/Engineering/Design

PCB fab information for all MCK products        cgy01-fnp01/Departments/Engineering/Hardware/Projects

PCB fab information for all DTI products        ndm01-fnp01/Backup/DalNT/Engineering/Design

Control Management application for
products/AVL/Documentation                      dB1Server

Defect description/resolution in ClearQuest     cgy01-cqs02/DB

ISO 9001:2000 company Quality Management
System                                          mcki

Design Milestone deliverables                   cgy01-fnp01/Departments/Projects/MCKgate/Products

User Documentation (MCK)                        cgy01-fnp01/Departments/Projects/User Documentation

User Documentation (DTI)                        Agile - dB1Server

Software Requirements and Use Case Analysis
(MCK)                                           cgy01-fnp01/Departments/Engineering/Software/SDF

Software Design Documents (DTI)                 ndm01-fnp01/Backup/DalNT/Engineering/Design

Hardware Design Documents (MCK)                 cgy01-fnp01/Departments/Engineering/Hardware/HW_Doc/HDD

Hardware Design Documents (DTI)                 ndm01-fnp01/Backup/DalNT/Engineering/Design

Schematic and Component layouts (MCK)           cgy01-fnp01/Departments/Engineering/Hardware/Projects

                                                               Bill of Sale (UK)

Schematic and Component layouts (DTI)           ndm01-fnp01/Backup/DalNT/Engineering/Design

EMI, EMC and Safety Reports (MCK and DTI)       Calgary Office - File Cabinets

Back-up tapes of nightly changes and complete
weekly                                          Calgary Office - IT File Cabinets

Back-up tapes of complete monthly               Dean Swanson - Home

                                                               Bill of Sale (UK)

                                                                    EXHIBIT 99.5

                                BILL OF SALE (US)

      THIS BILL OF SALE ("Bill of Sale"), dated as of January 21, 2005, is made by Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms) (the "Asset Purchase Agreement"), dated as of January 21, 2005, by and among Sellers, Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales, Citel Technologies, Inc., a Delaware corporation ("Purchaser"), and MCK Canada Operations Inc., a corporation organized under the laws of British Columbia. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

      1. Sale, Transfer, Assignment, Delivery and Conveyance. Upon the terms and subject to the conditions of the Asset Purchase Agreement (which shall govern in the event of a conflict between the terms hereof and those set forth in the Asset Purchase Agreement), for value received, each Seller does hereby absolutely, unconditionally and irrevocably sell, transfer, assign, deliver and otherwise convey to Purchaser, all of such Sellers' right, title and interest in, to and under, and all obligations under or relating to, the Assets identified on Annex A hereto (the "Assets") (other than those Assets consisting of the assigned Contracts, which are addressed by the Assignment and Assumption Agreement, and other than the assigned Intellectual Property, which are addressed by the Copyright Assignment, the Domain Name Assignment, the Patent Assignment and the Trademark Assignment), free and clear of any Encumbrances other than Permitted Encumbrances.

      2. Power of Attorney. Each Seller hereby constitutes and appoints Purchaser the true and lawful agent and attorney in fact of such Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of such Seller but on behalf and for the benefit of Purchaser and its successors and assigns, from time to time (a) to demand, receive and collect any and all of the Accounts Receivable purchased by Purchaser pursuant to the Asset Purchase Agreement and to give receipts and releases for and with respect to the same, or any part thereof; and (b) to institute and prosecute, in the name of such Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Purchaser or its successors and assigns may deem proper in order to collect or reduce to possession any of the Accounts Receivable purchased by Purchaser pursuant to the Asset Purchase Agreement.

      3. Limitation of Representations. Sellers make no express or implied representations or warranties in this Bill of Sale of any kind whatsoever with respect to the Assets. This Bill of Sale in no way defeats, limits, alters, impairs, enhances or enlarges any right, obligation, claim or remedy under the Asset Purchase Agreement, including any rights the parties hereto may have under the representations, warranties and indemnities set forth therein.

      4. Counterparts. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, each Seller has caused this Bill of Sale to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:
Verso Technologies, Inc.                     MCK Communications, Inc. (NV)

By: /s/ Juliet M. Reising                    By: /s/ Juliet M. Reising
    ------------------------------               ------------------------------
Name: Juliet M. Reising                      Name: Juliet M. Reising
      ----------------------------                 ----------------------------
Title: Executive Vice President and          Title: Vice President
       Chief Financial Officer                      ---------------------------
       ----------------------------
MCK Communications, Inc. (DE)                MCK Telecommunications Inc.

By:  /s/ Juliet M. Reising                  By: /s/ Juliet M. Reising
    ------------------------------              ------------------------------
Name: Juliet M. Reising                     Name: Juliet M. Reising
      ----------------------------                ----------------------------
Title: Vice President                       Title: President
       ---------------------------                 ---------------------------
Digital Techniques, Inc.

By: /s/ Juliet M. Reising
    ------------------------------
Name: Juliet M. Reising
      ----------------------------
Title: Vice President
       ---------------------------

                                     ANNEX A

                                     ASSETS

SCHEDULE 2.1(a) ACCOUNTS RECEIVABLE

See attached.

SCHEDULE 2.1(b) PREPAID EXPENSES AND PROCEEDS OF INSURANCE COVERAGE

PREPAID EXPENSES:

                                                       TIME            AMOUNT
                                                      PERIOD          IN US $
                                                 ----------------- -------------
Windriver - Prepaid royalty                                         76,190.00
Beca International                               January rent        6,804.77
Vital Network services                           various dates       1,244.52
Synplicity                                       04/12/04-04/11/05     680.00
Mentor Graphics                                  06/01/04-05/31/05     674.00
Aldec                                            05/01/04-04/30/05   1,453.36
Arrow Electronics                                06/01/04-05/31/05     449.53
CSA International                                09/07/04-09/06/05   1,680.00
Neopost                                          09/01/04-08/31/05     298.47
Alberta Health                                   January premium       803.45
SunLife                                          January premium     4,237.69

PROCEEDS OF INSURANCE COVERAGE:

None

      SCHEDULE 2.1(d) TANGIBLE PERSONAL PROPERTY

  FYE Month = December

MCK COMMUNICATIONS - US ASSETS IN US$

NET BOOK VALUE REPORT

                                                                                CURRENT ACCUM
                   CO ASSET NO      DESCRIPTION      IN SVC  DATE     BASIS     DEPRECIATION    NET BOOK VALUE
CLASS = E

                      MCK001     Dell PowerEdge        10/01/03     $2,984.99     $2,984.99      $     0.00
                                 8450
                                 Dell - 5
                      MCK002     Insprion              10/01/03      1,767.50      1,767.50            0.00
                                 4000
                                 Turbotex
                      MCK003     Symmetra &            10/01/03        700.47        700.47            0.00
                                 Battery
                      MCK004     Dell Exchange         10/01/03        629.66        629.66            0.00
                                 Svr Ent
                      MCK005     Dell Dimension        10/01/03        794.50        794.50            0.00
                                 8100 Series
                                 National
                      MCK006     Instruments           10/01/03        302.89        302.89            0.00
                                 GPIB-ENET HW
                      MCK007     Dess 5 Inspiron       10/01/03      3,143.44      3,143.44            0.00
                                 4000's
                      MCK008     Dell Dimension        10/01/03        351.23        351.23            0.00
                                 4100 Series
                      MCK009     Dell Latitude         10/01/03        904.09        904.09            0.00
                                 L400
                      MCK010     Dell Inspiron         10/01/03        878.55        878.55            0.00
                                 4000
                                 TurboTek
                      MCK011     Composer Disc         10/01/03      1,939.22      1,264.71          674.51
                                 Duplicator
                                 TurboTex
                      MCK012     Magicolor 2200        10/01/03      1,036.74        676.14          360.60
                                 Desklaser
                      MCK013     Dell inspirion        10/01/03        971.83        416.50          555.33
                                 1100
                                 Excel Telecom
                      MCK022     20% Deposit on        10/01/03        654.71        654.71            0.00
                                 Alcatel Equ
                      MCK023     Nova/TopDog-          10/01/03      8,048.72      8,048.72            0.00
                                 Tradeshow Booth
                      MCK024     PC Conn Cisco         10/01/03      1,090.80      1,090.80            0.00
                                 Switch
                      MCK025     Continental           10/01/03      1,266.64      1,266.64            0.00
                                 Resource Test Set
                      MCK026     W.B. Mason            10/01/03        218.91        218.91            0.00
                                 Shredder
                                 Redding/Black
                      MCK027     Box Nitsuko Test      10/01/03        379.79        379.79            0.00
                                 Station
                      MCK028     Avaya Merlin          10/01/03      1,680.84      1,680.84            0.00

                                 Messaging
                                 Equipment
                      MCK029     Avay PRI for          10/01/03      4,785.88      4,785.88            0.00
                                 Definity
                                 Nationwide
                                 Recording On
                      MCK030     Hold Message          10/01/03        393.79        393.79            0.00
                                 Equ
                                 TestEquity
                      MCK031     Xantrex Power         10/01/03        701.10        701.10            0.00
                                 Supply
                      MCK032     Sun WS SB 100         10/01/03      1,044.75      1,044.75            0.00
                      MCK033     Quality Comm          10/01/03        295.00        295.00            0.00
                                 NEC NEAX 2400
                                 Redding/Blackbox
                      MCK034     Panasonic Test        10/01/03      1,101.30      1,101.30            0.00
                                 Equip
                      MCK035     Schiff/Sayson         10/01/03      1,192.75      1,118.20           74.55
                                 Phones
                                 Bouchard/A&B
                      MCK036     Elect Tape            10/01/03        753.66        665.00           88.66
                                 Backup Unit
                      MCK037     Dell Latitude         10/01/03      1,097.77        914.81          182.96
                                 C400
                      MCK038     Schiff/Sayson         10/01/03      1,792.96      1,494.14          298.82
                                 Phones
                                 Swartz/Dell
                      MCK039     Replacement           10/01/03        604.00        503.34          100.66
                                 Laptop
                      MCK040     Turbotek Cisco        10/01/03      1,353.26      1,127.71          225.55
                                 1720
                      MCK041     Sayson Tech           10/01/03        672.92        531.25          141.67
                                 PT390 Charcoal
                      MCK042     Sayson Tech           10/01/03      2,391.67      1,793.75          597.92
                                 PT390 Charcoal
                                 Solutions4Sure
                      MCK043     IS330DC Flatbed       10/01/03      1,493.21      1,018.10          475.11
                                 Scanner
                      MCK044     Telpro                10/01/03        813.89        488.34          325.55
                                 Speakerphones
                      MCK045     Ascom Equipment       10/01/03      5,321.52      3,192.91        2,128.61
                      MCK046     Trinet Systems        10/01/03      1,136.61        608.90          527.71
                                 DSI Card
                      MCK047     Heger/Adtran          10/01/03      1,585.62        820.15          765.47
                                 Atlas 550
                      MCK048     Aspect Comm           10/01/03      1,590.46        822.65          767.81
                                 Addon Teleset
                                 Redding/Spectrum
                      MCK049     Digital JTAG          10/01/03      1,111.67        555.84          555.83
                                 Emulator
                      MCK050     Advanta Leasing       10/01/03      2,107.86        988.06        1,119.80
                                 Copier Buyout
                      MCK051     OEM Worldwide         10/01/03      2,030.56        895.84        1,134.72
                                 Gatewary & 7000
                      MCK052     Pulse Adtran          10/01/03      2,984.67      1,279.15        1,705.52
                                 Atlas 550
                      MCK081     MCK opening           10/01/03        (19.68)        (9.45)         (10.23)
                                 Entry
                                 OEM Mfg
                      MCK082     Tooling- ITC and      12/21/04     33,710.00          0.00       33,710.00
                                 Wave

                                                                  -----------------------------------------
            CLASS = E                                             $101,792.72    $55,285.59      $46,507.13

CLASS = PS

                       MCK072  Nortel Networks        10/01/03    $  1,183.88    $   394.64      $   789.24
                               SW
                               Schiff
                       MCK073  InstallShield          10/01/03         657.04        657.04            0.00
                               Professional v7.0
                       MCK074  Networks Ahead         10/01/03       3,624.45      3,624.45            0.00
                               Virus Defense SW
                       MCK075  Astaro ASL Pro         10/01/03       2,117.91      1,868.74          249.17
                               Addition
                                                                  -----------------------------------------
            CLASS = PS                                            $  7,583.28    $ 6,544.87      $ 1,038.41

                    Additions to Sellers' assets used in
                    the MCK Business since 9-03
Asset No.                      Description                        In Svc. Date        Basis
V611                MCK-Trunk Upgrade Card                          09/30/03        1,471.13
V613                MCK-CD Duplicator                               09/30/03        1,312.00
V615                MCK-DTE-400P-REM                                10/31/03        1,264.00
V627                Compaq Compute-MCK                              11/30/03        1,008.87
V629                2 Comm-Watch+Kit Rem Mon/Alrm                   11/30/03        3,829.45
V638                450 Multi Orientation Desktop-MCK Boston        09/30/03        1,656.10
V640                Tape Backup for Needham                         01/31/04        2,494.00
V642                UPS for Server Room-Needham                     01/31/04        1,195.00
V698                Laptop for Mobile Tech Person-Needham           06/30/04        1,437.50

                                                                                   15,668.05

SCHEDULE 2.1(e) INVENTORIES

INVENTORY VALUE US$ BY TYPE
PRODUCT TYPE        COMP        FAB        FGI        REFURB       SUB           TOTAL
---------------------------------------------------------------------------------------
D-ACD                                    $    386    $      0                $      386
D-BEEP                                   $  7,714    $      0                $    7,714
D-COMP            $119,345               $  1,084                $  5,074    $  125,503
D-D2DC            $ 19,933               $  3,439    $    182    $  8,852    $   32,406
D-DLU             $ 40,800               $  8,524    $      0    $      0    $   49,324
D-DSS9            $ 64,428               $  2,277    $      0    $  7,796    $   74,502
D-EDAC            $101,241               $ 26,115    $ 12,482    $  2,001    $  141,838
D-INRP            $  1,764               $    881    $      0    $ 30,157    $   32,802
D-MOD             $  4,989               $  1,545    $    568    $      0    $    7,103
D-QV              $  1,032               $  2,520    $    230    $      0    $    3,782
D-SV              $     32               $    718    $      0                $      750
DTI-OBS           $ 13,447               $  2,699    $      0                $   16,146
D-WALL            $  3,004               $  7,861    $    606                $   11,471
E-1000            $  8,791               $ 93,325    $ 21,790    $  1,327    $  125,233
E-2000                                   $      0    $  3,702                $    3,702
E-3000            $ 53,315    $13,719    $120,303    $  1,627    $360,244    $  549,208
E-4000            $  4,968               $ 31,545    $  4,421    $ 23,903    $   64,836
E-6000            $ 25,456               $ 79,366    $ 35,972    $ 10,281    $  151,074
E-6100                                   $  1,575                            $    1,575
E-7000            $193,545    $ 1,456    $131,651    $ 19,736    $  1,561    $  347,949
E-ACC             $    699               $ 39,148    $      0                $   39,847
E-CCX             $    577               $      0    $      0                $      577
E-COMP            $185,512    $ 2,171                            $  1,148    $  188,832
E-MCDK            $  6,580    $ 2,872    $ 24,721    $    549    $ 64,019    $   98,741
E-PBXT            $     22               $ 29,312    $    458                $   29,792
E-RCX             $    155                           $  2,050                $    2,204
E-STR             $102,740                                                   $  102,740
E-TELB            $ 15,611    $ 4,372    $  1,245    $      0                $   21,228
E-EDAC                                   $  1,405                            $    1,405
TOTAL             $967,986    $24,591    $619,360    $104,373    $516,363    $2,232,673

SCHEDULE 2.1(e)(CONTD.)

INVENTORY # BY TYPE
PRODUCT TYPE               COMP              FAB            FGI            REFURB         SUB          TOTAL
--------------------------------------------------------------------------------------------------------------
D-ACD                                                          4              -                              4
D-BEEP                                                       384              -                            384
D-COMP                   875,814                             427                            11         876,252
D-D2DC                     8,279                              14              1             63           8,357
D-DLU                     29,047                              26              -              -          29,073
D-DSS9                   105,668                               6              -            873         106,547
D-EDAC                   122,985                             728            227            119         124,059
D-INRP                     1,192                              18              1            348           1,559
D-MOD                     15,052                               8              6              -          15,066
D-QV                       9,612                              23              2              -           9,637
D-SV                           4                               6              -                             10
DTI-OBS                   79,092                              16              -                         79,108
D-WALL                       160                              34              4                            198
E-1000                     4,938                             453            115              9           5,515
E-2000                                                         -             32                             32
E-3000                    68,699           1,814             617              8          2,383          73,521
E-4000                    19,776                             138             21            223          20,158
E-6000                    38,807                             139             67             49          39,062
E-6100                                                         3                                             3
E-7000                    45,076              36             135             23              3          45,273
E-ACC                        102                           6,623              -                          6,725
E-CCX                        251                               -              -                            251
E-COMP                   958,260             538                                         1,726         960,524
E-MCDK                    25,687             240             128              5            791          26,851
E-PBXT                        38                              64              1                            103
E-RCX                         43                                              7                             50
E-STR                     13,178                                                                        13,178
E-TELB                    56,287             605              15              -                         56,907
E-EDAC                                                        48                                            48
TOTAL                  2,478,047           3,233          10,057            520          6,598       2,498,455

SCHEDULE 2.1(e) (CONTD.)

INVENTORY VALUE US$ BY LOCATION
PRODUCT TYPE     1   85    NEEDHAM     OEM_FG   OEM_REC    OEM_RM    SCRAP  STORES   DEC TOTAL
----------------------------------------------------------------------------------------------
    D-ACD                $         0  $      0  $     0  $      386                 $      386
   D-BEEP                $         0  $  7,394  $   321  $        0    $0           $    7,714
   D-COMP                $         0  $      0  $     0  $  125,503                 $  125,503
   D-D2DC                $         0  $  3,621  $     0  $   28,785    $0           $   32,406
    D-DLU                $         0  $      0  $ 8,524  $   40,800                 $   49,324
   D-DSS9                $         0  $  2,486  $     0  $   72,016    $0           $   74,502
   D-EDAC            $0  $       337  $ 33,250  $ 5,030  $  103,222    $0           $  141,838
   D-INRP                $         0  $ 18,954  $   414  $   13,434    $0     $0    $   32,802
    D-MOD                $       480  $  1,633  $     0  $    4,989    $0           $    7,103
    D-QV                 $         0  $  2,750  $     0  $    1,032    $0           $    3,782
    D-SV                 $         0  $    750  $     0  $        0                 $      750
   DTI-OBS               $         0  $  2,730  $     0  $   13,417                 $   16,146
   D-WALL        $0      $         0  $  6,356  $ 2,330  $    2,785    $0     $0    $   11,471
   E-1000                $         0  $114,128  $ 1,184  $   10,118    $0     $0    $  125,430
   E-2000                $         0  $  3,702  $     0  $        0    $0           $    3,702
   E-3000                $         0  $117,016  $ 1,398  $  445,793    $0           $  564,207
   E-4000                $         0  $ 35,179  $   786  $   30,136    $0           $   66,101
   E-6000                $     4,412  $104,261  $ 7,294  $   37,914    $0     $0    $  153,880
   E-6100                $       420  $  1,575  $     0                             $    1,995
   E-7000                $     4,944  $200,402  $14,921  $  127,682    $0           $  347,949
    E-ACC                $         0  $  3,746  $     0  $      725                 $    4,470
    E-CCX                $         0  $      0  $     0  $      577                 $      577
   E-COMP                $         0  $  3,304  $   146  $  189,516    $0           $  192,966
   E-MCDK                $         0  $ 24,253  $ 1,018  $   75,978    $0     $0    $  101,249
   E-PBXT                $         0  $ 29,770  $     0  $       22    $0           $   29,792
    E-RCX                $         0  $  2,050  $     0  $   10,607    $0           $   12,656
    E-STR                $         0  $      0  $     0  $  102,740                 $  102,740
   E-TELB                $         0  $  1,245  $     0  $   19,983                 $   21,228
  DEC TOTAL      $0  $0  $    10,593  $720,553  $43,367  $1,458,160    $0     $0    $2,232,673

SCHEDULE 2.1(n)(i): OEM PURCHASE ORDERS FOR PRODUCTION THROUGH JANUARY 31, 2005

AS OF JANUARY 11, 2004

PO NUMBER          PO STATUS      PO TYPE       DOCUMENT DATE     REMAINING SUBTOTAL       VENDOR ID
----------------------------------------------------------------------------------------------------
ME-PO-7000836    Change Order     INV             10/20/2004          $ 39,249.71           OEM001
ME-PO-7000841    Change Order     INV             10/28/2004          $ 90,618.94           OEM001
ME-PO-7000848    Change Order     INV             11/10/2004          $ 38,603.45           OEM001
ME-PO-7000852    Released         INV              12/3/2004          $  1,095.22           OEM001
ME-PO-7000853    Change Order     INV             12/13/2004          $  9,025.69           OEM001
ME-PO-7000854    Released         INV             12/14/2004          $  1,026.74           OEM001
ME-PO-7000857    Released         INV             12/23/2004          $122,007.35           OEM001
ME-PO-7000859    Released         INV             12/31/2004          $     51.28           OEM001
ME-PO-7000862    Released         EXC/OBS           1/7/2005          $ 24,920.81           OEM001
ME-PO-7000863    Released         INV               1/7/2005          $  2,726.40           OEM001
TOTALS                                                                $329,325.59

SCHEDULE 2.1(n)(ii): SALES ORDERS

                                                              ORIGINATING                                      COUNTRY
  ORDER                                            SOP         DOCUMENT       SALES ACCOUNT     SALESPERSON   FROM SALES
   DATE             CUSTOMER NAME                 NUMBER        AMOUNT           NUMBER             ID       TRANSACTION
  -----             -------------                 ------      -----------     -------------     -----------  -----------
9/15/2004      CHAPMAN AUTOMOTIVE GROUP     ME-ORD-107001033   $ 2,690.00  00-70-000-000-26500    US DBE         USA
11/19/2004            PANASONIC             ME-ORD-107001287   $17,311.84  00-70-000-000-40000   EUR APH         UK
11/22/2004        JABIL CIRCUIT SAS         ME-ORD-107001315   $11,250.00  00-70-000-000-40000   EUR APH       FRANCE
12/29/2004            PANASONIC             ME-ORD-107001337   $26,231.66  00-70-000-000-40000   EUR APH         UK
12/6/2004             PANASONIC             ME-ORD-107001341   $15,411.76  00-70-000-000-40000   EUR APH         UK
12/16/2004    NEC UNIFIED SOLUTIONS INC     ME-ORD-107001374   $12,000.00  00-70-000-000-40000    US PSC         USA
12/16/2004    NEC UNIFIED SOLUTIONS INC     ME-ORD-107001377   $ 3,200.00  00-70-000-000-40000    US PSC         USA
12/20/2004    NEC UNIFIED SOLUTIONS INC     ME-ORD-107001386   $ 4,000.00  00-70-000-000-40000    US PSC         USA
12/21/2004   FLEXTRONICS INTERNATIONAL AB   ME-ORD-107001397   $28,951.28  00-70-000-000-40000   EUR APH       SWEDEN
12/21/2004   FLEXTRONICS INTERNATIONAL AB   ME-ORD-107001398   $17,380.94  00-70-000-000-40000   EUR APH       SWEDEN
12/29/2004       VERINT SYSTEMS, LTD        ME-ORD-107001407   $22,240.00  00-70-000-000-40000    US DBE       ISRAEL
12/29/2004              IWATSU              ME-ORD-107001422   $ 1,725.00  00-70-000-000-40000    US PSC         USA
12/30/2004         GBH DISTRIBUTING         ME-ORD-107001427   $    97.91  00-70-000-000-40000    US PSC         USA
12/30/2004  GRAYBAR ELECTRIC COMPANY INC.   ME-ORD-107001428   $   240.50  00-70-000-000-40000    US DBE         USA
12/31/2004  DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001430   $   717.00  00-70-000-000-40000    US DBE      HONG KONG
1/4/2005    DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001432   $   696.00  00-70-000-000-40000    US DBE      HONG KONG
1/4/2005    WESTCON GROUP NORTH AMER, INC.  ME-ORD-107001433   $ 4,495.00  00-70-000-000-40000    US PSC         USA
1/4/2005           CATALYST TELECOM         ME-ORD-107001434   $ 3,300.00  00-70-000-000-40000    US PSC         USA

                                                                SALES
                                                              TERRITORY
                                                                FROM
  ORDER                                            SOP         CUSTOMER                     ON
   DATE             CUSTOMER NAME                 NUMBER        MASTER         BATCH       HOLD?         COMMENTS
  -----             -------------                 ------      ----------       -----       -----         --------
                                                                                                  CIA..WILL PROBABLY BE
9/15/2004      CHAPMAN AUTOMOTIVE GROUP     ME-ORD-107001033     AM       120-ORD-SOA_HLD    X           CANCELED
11/19/2004            PANASONIC             ME-ORD-107001287     AP         250-MFG_WRK                  1/18/2005
11/22/2004        JABIL CIRCUIT SAS         ME-ORD-107001315     EU         250-MFG_WRK                  1/18/2005
12/29/2004            PANASONIC             ME-ORD-107001337     AP       315-ORD-HALFSHP               12/29/2004
12/6/2004             PANASONIC             ME-ORD-107001341     AP         250-MFG_WRK                  2/10/2005
12/16/2004    NEC UNIFIED SOLUTIONS INC     ME-ORD-107001374     AM         250-MFG_WRK                  2/25/2005
12/16/2004    NEC UNIFIED SOLUTIONS INC     ME-ORD-107001377     AM         250-MFG_WRK                  1/24/2005
12/20/2004    NEC UNIFIED SOLUTIONS INC     ME-ORD-107001386     AM         250-MFG_WRK                  3/8/2005
12/21/2004   FLEXTRONICS INTERNATIONAL AB   ME-ORD-107001397     EU       310-ORD-SHIPPED            NEEDS PROCESSING
12/21/2004   FLEXTRONICS INTERNATIONAL AB   ME-ORD-107001398     EU       310-ORD-SHIPPED            NEEDS PROCESSING
12/29/2004       VERINT SYSTEMS, LTD        ME-ORD-107001407     AM       315-ORD-HALFSHP                3/2/2005
12/29/2004              IWATSU              ME-ORD-107001422     AM         250-MFG_WRK                  1/26/2005
12/30/2004         GBH DISTRIBUTING         ME-ORD-107001427     AM       300-ORD-SHIP_IN            NEEDS PROCESSING
12/30/2004  GRAYBAR ELECTRIC COMPANY INC.   ME-ORD-107001428     AM       310-ORD-SHIPPED            NEEDS PROCESSING
12/31/2004  DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001430     AP       310-ORD-SHIPPED            NEEDS PROCESSING
1/4/2005    DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001432     AP         250-MFG_WRK                  1/14/2005
1/4/2005    WESTCON GROUP NORTH AMER, INC.  ME-ORD-107001433     AM       120-ORD-SOA_HLD    X    Credit Hold...Delinquent
1/4/2005           CATALYST TELECOM         ME-ORD-107001434     AM         250-MFG_WRK                  1/24/2005

                                                               Bill of Sale (US)

SCHEDULE 2.1(n)(ii) (CONTD.)

                                                              ORIGINATING                                      COUNTRY
 ORDER                                            SOP          DOCUMENT       SALES ACCOUNT     SALESPERSON   FROM SALES
  DATE             CUSTOMER NAME                 NUMBER         AMOUNT           NUMBER             ID       TRANSACTION
 -----             -------------                 ------       -----------     -------------     -----------  -----------
1/4/2005    CENTURY TEL SUPPLY GROUP, INC.  ME-ORD-107001437  $    530.00  00-70-000-000-40000    US DBE         USA
1/4/2005         SPRINT NORTH SUPPLY        ME-ORD-107001438  $ 16,185.00  00-70-000-000-40000    US PSC         USA
1/4/2005        ABRIVO COMMUNICATIONS       ME-ORD-107001439  $  5,985.00  00-70-000-000-40000    US PSC         USA
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001440  $  6,261.00  00-70-000-000-40000    US PSC         USA
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001441  $  4,394.00  00-70-000-000-40000    US PSC         USA
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001442  $  1,458.00  00-70-000-000-40000    US PSC         USA
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001443  $  3,402.00  00-70-000-000-40000    US PSC         USA
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001444  $    198.00  00-70-000-000-40000    US PSC         USA
1/5/2005      POSITRON TECHNOLOGIES INC     ME-ORD-107001445  $  1,819.00  00-70-000-000-41000    US PSC        CANADA
1/6/2005       IPC INFORMATION SYSTEMS      ME-ORD-107001446  $  1,740.00  00-70-000-000-40000    US DBE         USA
1/6/2005    WESTCON GROUP NORTH AMER, INC.  ME-ORD-107001447  $    685.00  00-70-000-000-40000    US PSC         USA
1/6/2005           GBH DISTRIBUTING         ME-ORD-107001448  $  6,475.00  00-70-000-000-40000    US PSC         USA
1/7/2005    DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001449  $    630.00  00-70-000-000-40000    US DBE      HONG KONG
1/7/2005    DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001450  $    198.00  00-70-000-000-40000    US DBE      HONG KONG
1/7/2005                 BCS                ME-ORD-107001451  $  1,325.00  00-70-000-000-40000    US MAU         USA
1/7/2005    GRAYBAR ELECTRIC COMPANY INC.   ME-ORD-107001452  $    165.60  00-70-000-000-40000    US DBE         USA
1/7/2005          VERIZON LOGISTICS         ME-ORD-107001453  $  1,188.00  00-70-000-000-40000    US MAU         USA
1/7/2005    CANADIAN COMMUNICATION PRODUCT  ME-ORD-107001454  $  3,825.00  00-70-000-000-40000    US DBE         USA

                                                                SALES
                                                              TERRITORY
                                                                FROM
 ORDER                                            SOP          CUSTOMER                     ON
  DATE             CUSTOMER NAME                 NUMBER         MASTER         BATCH       HOLD?         COMMENTS
 -----             -------------                 ------       ----------       -----       -----         --------
1/4/2005    CENTURY TEL SUPPLY GROUP, INC.  ME-ORD-107001437     AM         250-MFG_WRK                  1/12/2005
1/4/2005         SPRINT NORTH SUPPLY        ME-ORD-107001438     AM         250-MFG_WRK                  1/28/2005
1/4/2005        ABRIVO COMMUNICATIONS       ME-ORD-107001439     AM         250-MFG_WRK                  1/14/2005
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001440     AM         250-MFG_WRK                  2/1/2005
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001441     AM         250-MFG_WRK                  1/31/2005
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001442     AM         250-MFG_WRK                  2/1/2005
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001443     AM         250-MFG_WRK                  2/1/2005
1/5/2005         SPRINT NORTH SUPPLY        ME-ORD-107001444     AM         250-MFG_WRK                  1/12/2005
1/5/2005      POSITRON TECHNOLOGIES INC     ME-ORD-107001445     AM         250-MFG_WRK                  2/3/2005
1/6/2005       IPC INFORMATION SYSTEMS      ME-ORD-107001446     AM         250-MFG_WRK                  1/12/2005
1/6/2005    WESTCON GROUP NORTH AMER, INC.  ME-ORD-107001447     AM       120-ORD-SOA_HLD    X    Credit Hold...Delinquent
1/6/2005           GBH DISTRIBUTING         ME-ORD-107001448     AM         250-MFG_WRK                  1/26/2005
1/7/2005    DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001449     AP         250-MFG_WRK                  1/14/2005
1/7/2005    DIGITAL TECHNIQUES/ASIA PTY LT  ME-ORD-107001450     AP         250-MFG_WRK                  1/14/2005
1/7/2005                 BCS                ME-ORD-107001451     AM         250-MFG_WRK                  1/11/2005
1/7/2005    GRAYBAR ELECTRIC COMPANY INC.   ME-ORD-107001452     AM         250-MFG_WRK                  1/13/2005
1/7/2005          VERIZON LOGISTICS         ME-ORD-107001453     AM       310-ORD-SHIPPED            Needs Processing
1/7/2005    CANADIAN COMMUNICATION PRODUCT  ME-ORD-107001454     AM         250-MFG_WRK                  1/17/2005

                                                               Bill of Sale (US)

SCHEDULE 2.1(n)(ii) (CONTD.)

                                                         ORIGINATING                                      COUNTRY
 ORDER                                       SOP          DOCUMENT       SALES ACCOUNT     SALESPERSON  FROM SALES
  DATE         CUSTOMER NAME                NUMBER         AMOUNT           NUMBER             ID       TRANSACTION
  ----         -------------                ------         ------           ------             --       -----------
 1/7/2005              SBC             ME-ORD-107001455  $10,260.00   00-70-000-000-40000    US MAU         USA
 1/7/2005       GBH DISTRIBUTING       ME-ORD-107001456  $   294.00   00-70-000-000-26500    US PSC         USA
 1/7/2005          TELESWITCH          ME-ORD-107001457  $   300.00   00-70-000-000-40000    US DBE         USA
1/10/2005       CATALYST TELECOM       ME-ORD-107001458  $10,210.00   00-70-000-000-40000    US PSC         USA
1/10/2005   NEC UNIFIED SOLUTIONS INC  ME-ORD-107001459  $20,400.00   00-70-000-000-40000    US PSC         USA
1/10/2005   NEC UNIFIED SOLUTIONS INC  ME-ORD-107001460  $ 6,700.00   00-70-000-000-40000    US PSC         USA
1/10/2005   NEC UNIFIED SOLUTIONS INC  ME-ORD-107001461  $12,000.00   00-70-000-000-40000    US PSC         USA
1/10/2005       GBH DISTRIBUTING       ME-ORD-107001462  $26,355.00   00-70-000-000-40000    US PSC         USA
1/10/2005       JABIL CIRCUIT SAS      ME-ORD-107001463  $ 4,500.00   00-70-000-000-40000    EUR APH       FRANCE
                LORD AECK SARGENT
8/16/2004         ARCHITECTURE         ME-REN-507000020  $ 5,164.00   00-70-000-000-26500   GNERGARD        USA
6/30/2004    TELECOM RESOURCES INC.    ME-RMO-707000261  $     0.00   00-70-000-000-40000    US MAU         USA
 8/3/2004      SPRINT NORTH SUPPLY     ME-RMO-707000321  $     0.00   00-70-000-000-40000    US PSC         USA
             DIGITAL TECHNIQUES/ASIA
8/27/2004            PTY LT            ME-RMO-707000365  $     0.00   00-70-000-000-40000    US DBE      HONG KONG
9/22/2004      ATLANTA TECH WORKS      ME-RMO-707000405  $     0.00   00-70-000-000-40000    US MAU         USA
9/24/2004        TRIPCENTRAL.CA        ME-RMO-707000411  $     0.00   00-70-000-000-40000   CAN KERRY     CANADA
12/8/2004         CORNING, INC         ME-RMO-707000498  $   600.00   00-70-000-000-40000                   USA
12/8/2004         CORNING, INC         ME-RMO-707000500  $   964.00   00-70-000-000-40000                   USA
12/31/2004           METLIFE           ME-RMO-707000530  $     0.00   00-70-000-000-40000                   USA
12/31/2004    CRUMP COMMUNICATIONS     ME-RMO-707000531  $     0.00   00-70-000-000-40000                   USA

                                                           SALES
                                                         TERRITORY
                                                           FROM
 ORDER                                       SOP         CUSTOMER                     ON
  DATE         CUSTOMER NAME                NUMBER        MASTER        BATCH        HOLD?      COMMENTS
  ----         -------------                ------        ------        -----        -----      --------
 1/7/2005              SBC             ME-ORD-107001455     AM        250-MFG_WRK              1/11/2005
 1/7/2005       GBH DISTRIBUTING       ME-ORD-107001456     AM        200-MFG_IN                9/9/9999
 1/7/2005          TELESWITCH          ME-ORD-107001457     AM        250-MFG_WRK              1/12/2005
1/10/2005       CATALYST TELECOM       ME-ORD-107001458     AM        200-MFG_IN               New Order
1/10/2005   NEC UNIFIED SOLUTIONS INC  ME-ORD-107001459     AM        200-MFG_IN               New Order
1/10/2005   NEC UNIFIED SOLUTIONS INC  ME-ORD-107001460     AM        200-MFG_IN               New Order
1/10/2005   NEC UNIFIED SOLUTIONS INC  ME-ORD-107001461     AM        200-MFG_IN               New Order
1/10/2005       GBH DISTRIBUTING       ME-ORD-107001462     AM        200-MFG_IN               New Order
1/10/2005       JABIL CIRCUIT SAS      ME-ORD-107001463     EU        200-MFG_IN               New Order
                LORD AECK SARGENT
8/16/2004         ARCHITECTURE         ME-REN-507000020     AM      120-ORD-SOA_HLD    X     Future Support
6/30/2004    TELECOM RESOURCES INC.    ME-RMO-707000261     AM       720-RMA_WORK                 RMA
 8/3/2004      SPRINT NORTH SUPPLY     ME-RMO-707000321     AM       720-RMA_WORK                 RMA
             DIGITAL TECHNIQUES/ASIA
8/27/2004            PTY LT            ME-RMO-707000365     AP       720-RMA_WORK                 RMA
9/22/2004      ATLANTA TECH WORKS      ME-RMO-707000405     AM        500-INV_IN            Needs Processing
9/24/2004        TRIPCENTRAL.CA        ME-RMO-707000411     AM       720-RMA_WORK                 RMA
12/8/2004         CORNING, INC         ME-RMO-707000498     AM       720-RMA_WORK                 RMA
12/8/2004         CORNING, INC         ME-RMO-707000500     AM       720-RMA_WORK                 RMA
12/31/2004           METLIFE           ME-RMO-707000530     AM        500-INV_IN            Needs Processing
12/31/2004    CRUMP COMMUNICATIONS     ME-RMO-707000531     AM        500-INV_IN            Needs Processing

                                                               Bill of Sale (US)

SCHEDULE 2.1(n)(ii) (CONTD.)



                                                        ORIGINATING                                       COUNTRY
   ORDER                                    SOP           DOCUMENT                         SALESPERSON  FROM SALES
   DATE          CUSTOMER NAME             NUMBER          AMOUNT    SALES ACCOUNT NUMBER      ID       TRANSACTION
----------  ------------------------  ----------------  -----------  --------------------  -----------  -----------
12/31/2004           LENSCO           ME-RMO-707000532  $      0.00   00-70-000-000-40000                   USA
12/31/2004           METLIFE          ME-RMO-707000533  $      0.00   00-70-000-000-40000                   USA
 1/7/2005      SPRINT NORTH SUPPLY    ME-RMO-707000534  $      0.00   00-70-000-000-40000     US PSC        USA
 1/7/2005          TDS TELECOM        ME-RMO-707000535  $      0.00   00-70-000-000-40000                   USA
1/10/2005   PRIME TELECOMMUNICATIONS  ME-RMO-707000536  $         0   00-70-000-000-40000                   USA
                                           TOTAL        $330,926.92

                                                          SALES
                                                        TERRITORY
                                                          FROM
   ORDER                                    SOP          CUSTOMER
   DATE          CUSTOMER NAME             NUMBER         MASTER      BATCH      ON HOLD?      COMMENTS
----------  ------------------------  ----------------  ---------  ------------  --------  ----------------
12/31/2004           LENSCO           ME-RMO-707000532     AM       500-INV_IN             Needs Processing
12/31/2004           METLIFE          ME-RMO-707000533     AM       500-INV_IN             Needs Processing
 1/7/2005      SPRINT NORTH SUPPLY    ME-RMO-707000534     AM      260-MFG_HOLD     X          1/7/2005
 1/7/2005          TDS TELECOM        ME-RMO-707000535     AM       500-INV_IN             Needs Processing
1/10/2005   PRIME TELECOMMUNICATIONS  ME-RMO-707000536     AM      700-RMA_OPEN                  RMA
                                           TOTAL

                                                                Bill of Sale(US)

                                                                    EXHIBIT 99.6

                              BILL OF SALE (CANADA)

      THIS BILL OF SALE ("Bill of Sale"), dated as of January 21, 2005, is made by Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"), pursuant to the Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms) (the "Asset Purchase Agreement"), dated as of January 21, 2005, by and among Sellers, Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales, Citel Technologies, Inc., a Delaware corporation, and MCK Canada Operations Inc., a corporation organized under the laws of British Columbia ("Purchaser"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

      1. Sale, Transfer, Assignment, Delivery and Conveyance. Upon the terms and subject to the conditions of the Asset Purchase Agreement (which shall govern in the event of a conflict between the terms hereof and those set forth in the Asset Purchase Agreement), for value received, each Seller does hereby absolutely, unconditionally and irrevocably sell, transfer, assign, deliver and otherwise convey to Purchaser, all of such Sellers' right, title and interest in, to and under, and all obligations under or relating to, the Assets identified on Annex A hereto (the "Assets") (other than those Assets consisting of the assigned Contracts, which are addressed by the Assignment and Assumption Agreement, and other than the assigned Intellectual Property, which are addressed by the Copyright Assignment, the Domain Name Assignment, the Patent Assignment and the Trademark Assignment), free and clear of any Encumbrances other than Permitted Encumbrances.

      2. Power of Attorney. Each Seller hereby constitutes and appoints Purchaser the true and lawful agent and attorney in fact of such Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of such Seller but on behalf and for the benefit of Purchaser and its successors and assigns, from time to time (a) to demand, receive and collect any and all of the Accounts Receivable purchased by Purchaser pursuant to the Asset Purchase Agreement and to give receipts and releases for and with respect to the same, or any part thereof; and (b) to institute and prosecute, in the name of such Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Purchaser or its successors and assigns may deem proper in order to collect or reduce to possession any of the Accounts Receivable purchased by Purchaser pursuant to the Asset Purchase Agreement.

      3. Limitation of Representations. Sellers make no express or implied representations or warranties in this Bill of Sale of any kind whatsoever with respect to the Assets. This Bill of Sale in no way defeats, limits, alters, impairs, enhances or enlarges any right, obligation, claim or remedy under the Asset Purchase Agreement, including any rights the parties hereto may have under the representations, warranties and indemnities set forth therein.

      4. Counterparts. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                                                           Bill of Sale (Canada)

IN WITNESS WHEREOF, each Seller has caused this Bill of Sale to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:
Verso Technologies, Inc.                        MCK Communications, Inc. (NV)

By: /s/ Juliet M. Reising                       By: /s/ Juliet M. Reising
   --------------------------------                -----------------------------
Name: Juliet M. Reising                        Name:  Juliet M. Reising
     ------------------------------                  ---------------------------
Title: Executive Vice President                 Title:  Vice President
       and Chief Financial Officer                    --------------------------
      -----------------------------

MCK Communications, Inc. (DE)                   MCK Telecommunications Inc.

By: /s/ Juliet M. Reising                       By: /s/ Juliet M. Reising
   --------------------------------                -----------------------------
Name: Juliet M. Reising                        Name:  Juliet M. Reising
     ------------------------------                  ---------------------------
Title: Vice President                          Title:  President
      -----------------------------                  ---------------------------

Digital Techniques, Inc.

By: /s/ Juliet M. Reising
   --------------------------------
Name: Juliet M. Reising
     ------------------------------
Title: Vice President
      -----------------------------

                                                           Bill of Sale (Canada)

                                     ANNEX A

                                     ASSETS

SCHEDULE 2.1(c) LEASEHOLD INTERESTS

LEASEHOLD IMPROVEMENTS:

FYE MONTH = DECEMBER

                                                                                 CURRENT
                                                      IN SVC                      ACCUM
             CO ASSET NO          DESCRIPTION          DATE        BASIS        DEPRECIATION    NET BOOK VALUE
CLASS = LH- IN CANADIAN
$
           MCAN065            Additions MCK Canada   10/01/03  $    215.48       $    129.32      $     86.16
           MCAN066            Additions MCK Canada   10/01/03     1,169.28            701.60           467.68
           MCAN067            Additions MCK Canada   10/01/03    36,032.26         21,619.39        14,412.87
           MCAN068            Additions MCK Canada   10/01/03    45,908.72         27,545.21        18,363.51
           MCAN069            Additions MCK Canada   10/01/03     2,629.38          1,577.61         1,051.77
           MCAN070            Additions MCK Canada   10/01/03     5,575.84          3,345.49         2,230.35
           MCAN071            Additions MCK Canada   10/01/03       454.42            272.66           181.76
           MCAN072            Additions MCK Canada   10/01/03       580.61            348.35           232.26
                                                               $ 92,565.99       $ 55,539.63      $ 37,026.36

                                                           Bill of Sale (Canada)

      SCHEDULE 2.1(d) TANGIBLE PERSONAL PROPERTY

FYE Month = December

MCK TELECOMMUNICATIONS CANADA IN CND$


                                                                                                 CURRENT
                                                                                                  ACCUM         NET BOOK
             EXT       CO ASSET NO       DESCRIPTION         IN SVC DATE          BASIS        DEPRECIATION      VALUE
CLASS = E
                         MCAN001        Disposal               10/01/03      ($  5,038.74)   ($  4,030.99)    ($ 1,007.75)
                         MCAN002        Additions              10/01/03              0.12            0.00            0.12
                         MCAN003        Additions MCK          10/01/03             (0.09)           0.00           (0.09)
                                        Canada
                         MCAN004        Additions MCK          10/01/03             (0.05)          (0.05)           0.00
                                        Canada
                         MCAN005        Additions MCK          10/01/03            130.14          130.14            0.00
                                        Canada
                         MCAN006        Additions MCK          10/01/03          1,359.25        1,359.25            0.00
                                        Canada
                         MCAN007        Additions MCK          10/01/03            236.23          236.23            0.00
                                        Canada
                         MCAN008        Additions MCK          10/01/03          1,479.00        1,479.00            0.00
                                        Canada
                         MCAN009        Additions MCK          10/01/03          1,137.65        1,137.65            0.00
                                        Canada
                         MCAN010        Additions MCK          10/01/03            869.95          869.95            0.00
                                        Canada
                         MCAN011        Additions MCK          10/01/03            994.22          994.22            0.00
                                        Canada
                         MCAN012        Additions MCK          10/01/03          2,168.00        2,168.00            0.00
                                        Canada
                         MCAN013        Additions MCK          10/01/03          2,958.69        2,958.69            0.00
                                        Canada
                         MCAN014        Additions MCK          10/01/03          1,400.00        1,400.00            0.00
                                        Canada
                         MCAN015        Dean Swanson ER        10/01/03          1,190.00          595.01          594.99
                                        Hard Drives
                         MCAN016        Dean Swanson ER        10/01/03            964.23          482.11          482.12
                                        RAM Upgrades
                         MCAN017        WB Mason Dterm         10/01/03          1,001.39          429.16          572.23
                                        Series Computer
                         MCAN018        Additions MCK          10/01/03             (0.03)          (0.03)           0.00
                                        Canda
                         MCAN019        Additions MCK          10/01/03             (0.09)           0.00           (0.09)
                                        Canada
                         MCAN020        Additions MCK          10/01/03              0.09            0.00            0.09
                                        Canada
                         MCAN021        Additions MCK          10/01/03             (0.11)           0.00           (0.11)
                                        Canada
                         MCAN022        Additions MCK          10/01/03              1.14            1.14            0.00
                                        Canada
                         MCAN023        Additions MCK          10/01/03            183.25          183.25            0.00
                                        Canada
                         MCAN024        Additions MCK          10/01/03          4,679.87        4,679.87            0.00
                                        Canada
                         MCAN025        Additions MCK          10/01/03            273.38          273.38            0.00
                                        Canada
                         MCAN026        Additions MCK          10/01/03          1,033.33        1,033.33            0.00
                                        Canada

                                                           Bill of Sale (Canada)

                         MCAN027        Additions MCK          10/01/03            308.39          308.39            0.00
                                        Canada
                         MCAN028        Additions MCK          10/01/03            949.55          547.81          401.74
                                        Canada
                         MCAN029        Additions MCK          10/01/03              0.06            0.00            0.06
                                        Canada
                         MCAN030        Additions MCK          10/01/03              0.11            0.00            0.11
                                        Canada
                         MCAN031        Additions MCK          10/01/03              0.12            0.00            0.12
                                        Canada
                         MCAN032        Additions MCK          10/01/03            294.26          294.15            0.11
                                        Canada
                         MCAN034        Additions MCK          10/01/03            168.06          167.94            0.12
                                        Canada
                         MCAN035        Additions MCK          10/01/03          1,697.81        1,697.81            0.00
                                        Canada
                         MCAN036        Additions MCK          10/01/03         29,394.62       29,394.62            0.00
                                        Canada
                         MCAN037        Additions MCK          10/01/03         14,672.22       14,672.22            0.00
                                        Canada
                         MCAN038        Additions MCK          10/01/03          2,276.39        2,276.39            0.00
                                        Canada
                         MCAN039        Additions MCK          10/01/03          3,207.09        3,207.09            0.00
                                        Canada
                         MCAN040        Additions MCK          10/01/03         14,072.86       14,072.86            0.00
                                        Canada
                         MCAN041        Additions MCK          10/01/03            988.00          823.31          164.69
                                        Canada
                         MCAN042        TCS BCM Units          10/01/03          7,161.94        5,654.15        1,507.79
                         MCAN043        Transtalk 9040         10/01/03          1,715.77        1,169.85          545.92
                                        Radio Module
                         MCAN044        Quick Eagle            10/01/03          1,212.74          790.92          421.82
                                        Network
                         MCAN045        ICT Tool               10/01/03         18,812.08       12,268.76        6,543.32
                         MCAN046        Equipment              10/01/03         12,628.25        7,892.67        4,735.58
                         MCAN047        Siemens Hicom          10/01/03         15,226.66        9,136.01        6,090.65
                                        150 PBX
                         MCAN048        Alcatel T1 LIM         10/01/03          1,666.67        1,000.01          666.66
                                        Module
                         MCAN049        Alcatel Dual T1        10/01/03          4,166.67        2,500.01        1,666.66
                                        1.544 MBPS Card
                         MCAN050        ATL Call Center        10/01/03         11,028.13        6,126.74        4,901.39
                                        System
                         MCAN051        Acrodex                10/01/03          1,323.78          709.18          614.60
                         MCAN052        TCSWest                10/01/03            946.68          507.15          439.53
                         MCAN053        TCS West Avaya         10/01/03          1,617.48          808.75          808.73
                                        Digital Line Card
                                        WBM Office
                         MCAN054        Systems NEAX           10/01/03          2,603.57        1,220.42        1,383.15
                                        2000 IVS
                         MCAN055        WBM Office             10/01/03         23,620.14       10,122.92       13,497.22
                                        Systems CPUI
                                        WBM Office
                         MCAN073        Systems NEC I          10/01/03          3,023.32        1,267.36        1,755.96
                                        Series
                         MCAN074        Additions MCK          10/01/03             (0.15)           0.00           (0.15)
                                        Canada
                         MCAN055        WBM Office             10/01/03          1,742.22          816.65          925.57
                                        Supply CPUI
                         MCAN078        Upgrade NEC 24000      03/01/04         18,604.13        5,167.81       13,436.32
                         MCAN079        2 Flat Panel           03/04/04          1,794.33          498.43        1,295.90
                                        Monitors

                                                           Bill of Sale (Canada)

                             MCAN080        5 Dell Optiplex        06/01/04         11,525.00        2,240.97        9,284.03
                                            computers/printers
                                                                                  -----------     -----------      ----------
              CLASS = E                                                           $225,469.77     $153,740.66      $71,729.11



CLASS = F

                             MCAN057        Additions MCK          10/01/03       $      0.13      $     0.00      $     0.13
                                            Canada
                             MCAN075        6000 CR Board          01/18/04         13,958.70        4,265.16        9,693.54
                                            Layout
                                                                                  -----------      ----------      ----------
              CLASS = F                                                           $ 13,958.83      $ 4,265.16      $ 9,693.67


CLASS = PS

                             MCAN061        Infographics           10/01/03       $    839.97      $   839.97      $    0.00
                                            Allegro Interface
                             MCAN062        TCS M3905 Sets         10/01/03          1,327.47        1,327.47            0.00
                                            Rel 3
                             MCAN063        Rational Rose          10/01/03          1,309.65        1,309.65            0.00
                                            Professional
                                            TCS West 6.0s/w
                             MCAN064        w/English              10/01/03            861.14          717.60          143.54
                                            Document
                             MCAN076        Upgrade Norstar,       01/19/04          2,171.40          663.48        1,507.92
                                            MICS 6.1
                             MCAN077        Upgrade NEC 2400       03/01/04          2,156.25          598.96        1,557.29
                                                                                  -----------      -----------     ----------
             CLASS = PS                                                           $  8,665.88      $ 5,457.13      $ 3,208.75

                                                           Bill of Sale (Canada)

                                                                    EXHIBIT 99.7

THIS NOTE, AND ANY STOCK ISSUED UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES ACTS (THE "ACTS"). THIS NOTE AND SUCH STOCK MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH TRANSFER IS REGISTERED UNDER THE ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                       SECURED CONVERTIBLE PROMISSORY NOTE

$3,500,000                                                      January 21, 2005
                                                             Seattle, Washington

      1. PROMISE TO PAY. FOR VALUE RECEIVED, CITEL Technologies Limited, a company organized under the laws of England and Wales ("CITEL (U.K.) "), and CITEL Technologies, Inc., a Delaware corporation ("CITEL (U.S.)" jointly and severally, promise to pay in lawful money of the United States to Verso Technologies, Inc., a Minnesota corporation ("Verso"), at 400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339, or at such other place as Verso from time to time may designate in writing, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000). This Note is issued pursuant to that certain Asset Purchase Agreement by and among CITEL (U.K.), CITEL (U.S.), Verso and the other parties named therein, dated as of January 21, 2005, as the same may from time to time be amended, modified or supplemented (the "Asset Purchase Agreement"). As used herein, the term "Note" means this Secured Convertible Promissory Note issued pursuant to the Asset Purchase Agreement.

      2. PAYMENT OF PRINCIPAL AND INTEREST. If not sooner paid or converted according to the terms hereof, and if the due date is not accelerated according to the terms hereof or extended by the mutual written agreement of CITEL (U.K.), CITEL (U.S.) and Verso, the principal balance of this Note and any accrued interest thereon shall be due and payable in monthly installments, with fourteen
(14) such monthly payments of $60,000 to commence on July 21, 2005 followed by sixteen (16) monthly payments of $75,000, and all remaining outstanding principal and accrued and unpaid interest under this Note will be due and payable on the third (3rd) anniversary of the date hereof.

      3. INTEREST. Interest will accrue on the outstanding principal balance of this Note from the date hereof until the date this Note is paid in full at the rate of six percent (6%) per annum (or the Default Rate, as hereinafter defined, if applicable). In the event of a conversion election by Verso pursuant to
Section 6, CITEL (U.K.) shall pay to Verso in cash all accrued but unpaid interest on this Note within three (3) business days after the Conversion Date (as defined below).

      4. APPLICATION OF PAYMENTS. Each payment, prepayment or partial conversion hereunder shall be first applied to the payment of any costs and expenses for which CITEL (U.K.) and CITEL (U.S.) is liable hereunder, next to the payment of accrued interest, and lastly to the reduction of principal in the order due. This Note shall continue to bear interest as provided herein until and including the date of collection.

5. PREPAYMENT.

            5.1 Optional Prepayment. All or any portion of the outstanding principal and accrued interest under this Note may be prepaid at any time without premium or penalty at the sole election of CITEL (U.K.) or CITEL (U.S.)

            5.2 Mandatory Prepayment. If CITEL (U.K.) receives net proceeds in excess of an aggregate of eight million dollars ($8,000,000) through the issuance of its debt or equity securities ("Net Proceeds"), then CITEL (U.K.) shall prepay this Note to the extent of 50% of such excess amount, provided that there shall be excluded from the calculation of Net Proceeds the in-kind value to CITEL (U.K.) from issuances (or deemed issuances) of debt or equity securities (i) to CITEL (U.K.)'s employees or directors pursuant to a compensatory plan, agreement or arrangement; (ii) to banks, equipment lessors or other financial institutions or real property lessors pursuant to commercial loan, equipment leasing or real property leasing transactions; (iii) to suppliers or third party service providers in connection with the provision of goods or services to CITEL (U.K.); (iv) in connection with the acquisition by CITEL (U.K.) of another entity by merger, purchase of substantially all of the assets or other reorganization or joint venture; or (v) in connection with research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

      6. CONVERSION.

            6.1 Conversion at the Option of Verso. Subject to Section 6.2, all or any portion of the outstanding principal under this Note is convertible at Verso's option into shares of the capital stock of CITEL (U.K.) (the "Conversion Shares") if (i) CITEL (U.K.) has a class of equity securities listed for quotation or otherwise quoted on a national securities exchange, designated offshore securities market, automated quotation system or other quotation system with sufficient trading volume and liquidity for the sale of such equity securities; (ii) CITEL (U.K.) has registered for resale for the account of Verso a number of shares of CITEL (U.K.)'s equity securities with an aggregate value equal to the amount of the outstanding principal under this Note that Verso elects to have converted as of the Conversion Date (as defined below), with each such share valued at the fair market value per share of such equity securities on the Conversion Date, where such value is determined by reference to the arithmetic average closing price of such shares for the twenty (20) trading days immediately preceding (and not including) the two (2) trading days prior to the Conversion Date; and (iii) the Conversion Shares have been approved for quotation on a national securities exchange, designated offshore securities market, automated quotation system or other quotation system with sufficient trading volume and liquidity for Verso to sell such shares as desired.

            6.2 CITEL (U.K.)'s Option to Prepay upon Conversion Notice. Upon receipt of a written notice from Verso of its irrevocable election to convert this Note pursuant to Section 6.1 (a "Conversion Notice"), CITEL (U.K.) may elect to prepay all or any portion of this Note, and any such portion of this Note that is so prepaid shall not be subject to conversion. If CITEL (U.K.) elects to prepay all or any portion of this Note, it shall deliver to Verso a written notice within two (2) business days of its receipt of the Conversion Notice, and it shall prepay the Note in the amount specified in such written notice within thirty (30) days of its receipt of such Conversion Notice.

            6.3 Exercise of Conversion Privilege. Unless CITEL (U.K.) elects to prepay all or any portion of this Note pursuant to Section 6.2, CITEL (U.K.) shall, after receipt of a Conversion Notice: (i) within three (3) business days cause to be issued and deliver to Verso a certificate or certificates as Verso may request for the number of Conversion Shares issuable in accordance with the provisions of this Section 6 upon the conversion of this Note; and (ii) pay to Verso in cash by wire transfer, within three (3) business days after the Conversion Date, (x) all accrued but unpaid interest on this Note through (and including) the date of such payment and (y) the amount of any fraction of a Conversion Share issuable upon such conversion, as provided in Section 6.3.2. Except in the event that CITEL (U.K.) elects to prepay this Note in full, the conversion of this Note shall be deemed to have been effected on the date that CITEL (U.K.) receives the Conversion Notice (the "Conversion Date"), and at such time the rights of Verso as holder of the portion of this Note so converted (other than the right to be paid the accrued and unpaid interest thereon as provided in clause (ii) of the immediately preceeding sentence) shall cease, and Verso shall be deemed to have become the holder of record of the Conversion Shares represented thereby.

                  6.3.1 Delivery of Note. Verso shall be required to physically surrender this Note to CITEL (U.K.) prior to and as a condition to receipt of the Conversion Shares and payment set forth in this Section 6; provided, however, that even if Verso fails to surrender this Note, upon CITEL (U.K.)'s receipt of the Conversion Notice, Verso shall have no further rights under this Note except the right to receive the Conversion Shares and the payment set forth in this Section 6.

                  6.3.2 Cash in Lieu of Fractional Shares. No fractional shares of Conversion Shares or scrip representing fractional shares shall be issued upon the conversion of all or a portion of this Note, but CITEL (U.K.) shall pay to Verso a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per Conversion Share (as determined in good faith in a reasonable manner by the Board of Directors of CITEL (U.K.)) at the close of business on the Conversion Date.

            6.4 Legend. All Conversion Shares issued upon conversion shall be stamped or imprinted with legends in substantially the following form (in addition to any other legend required by applicable securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO BUYER IN CONNECTION THEREWITH.

      7. NOTICES. Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

            To Verso:

                  Verso Technologies, Inc.
                  400 Galleria Parkway, Suite 300
                  Atlanta, GA  30339
                  Attn:  Juliet M. Reising
                  Facsimile:  678-589-3750

            To CITEL (U.K.) and CITEL (U.S.):

                  CITEL Technologies, Inc.
                  1420 Fifth Avenue, Suite 1650
                  Seattle, WA 98101
                  Attn:  Chief Financial Officer
                  Facsimile:  206-957-9275

      8. EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("Event of Default") hereunder:

            8.1 Failure of CITEL (U.S.) or CITEL (U.K.) to make any payment of principal or interest upon this Note when due, whether at stated monthly or final maturity, upon mandatory prepayment, by acceleration or otherwise;

            8.2 Failure of CITEL (U.K.) to issue the Conversion Shares when due;

            8.3 There exists an "Event of Default" under the Security Agreement by and between CITEL (U.K), CITEL (U.S.) and Verso, dated as of the date hereof (the "Security Agreement"), as such term is defined therein;

            8.4 There shall have occurred (a) a payment default by CITEL (U.K.) or CITEL (U.S.) under any mortgage, indenture, loan agreement or instrument which evidences or secures any indebtedness for borrowed money borrowed by any of CITEL (U.K.) or CITEL (U.S.) (or the payment of which is guaranteed by either such entity or any subsidiary of either such entity), whether such indebtedness or guarantee now exists or is created after the date of this Note, or (b) a default which results in the acceleration of any such indebtedness by more than thirty days prior to its maturity, where the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness on which CITEL (U.K.) or

CITEL (U.S) has defaulted on payment or the maturity of which has been so accelerated, as the case may be, aggregates $2,000,000 or more;

            8.5 Filing by CITEL (U.K.) or CITEL (U.S.) of a voluntary petition in bankruptcy or filing of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by CITEL (U.K.) or CITEL (U.S.) in the appointment of any trustee, receiver, custodian, conservator or liquidator for CITEL (U.K.) or CITEL (U.S.), or the making by CITEL (U.K.) or CITEL (U.S.) of any general assignment for the benefit of creditors; or

            8.6 Filing of a petition against CITEL (U.K.) or CITEL (U.S.) seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of CITEL (U.K.) or CITEL (U.S.), unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition.

Upon the occurrence of any Event of Default described in Sections 8.1, 8.2, 8.3 or 8.4 at the option of Verso and upon not less than thirty (30) days' written notice of such default, if the Event of Default is not cured prior to the expiration of that 30-day period, and automatically upon the occurrence of any Event of Default described in Section 8.5 or Section 8.6, the entire indebtedness represented by this Note shall become immediately due and payable. Upon the occurrence and during the continuance of an Event of Default, all amounts owing hereunder shall bear interest at a rate equal to the lower of eight percent (8%) and the maximum amount permissible by law (which, under the laws of the State of New York, shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (such lower rate is referred to herein the "Default Rate").

      9. SECURED NOTE. The full amount of this Note is secured by the Collateral referred to in the Security Agreement, to the extent provided therein.

      10. NEGATIVE COVENANT. Until all outstanding principal and interest on this Note is paid in full, neither CITEL (U.K.), nor CITEL (U.S.) shall create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

      11. CERTAIN DEFINITIONS. As used in this Note, the following terms shall have the following meanings:

      "Contingent Obligation" means any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another required to be reserved or accrued in accordance with generally accepted accounting principles as in effect from time to time, provided that in no event shall Contingent Obligation mean any trade payables, accrued expenses, liability for unearned revenue or customer deposits, in each case arising in the ordinary course of business.

      "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all capital lease obligations and (c) all Contingent Obligations.

      "Permitted Indebtedness" means (a) all Senior Indebtedness, (b) trade debt incurred in the ordinary course of business, (c) Indebtedness subordinated to the obligations of CITEL (U.K.) and CITEL (U.S.) represented by this Note on terms reasonably satisfactory to Verso or (d) Indebtedness existing on the date hereof and disclosed on Schedule I attached hereto.

      "Senior Indebtedness" means (a) the principal of, and premium, if any, and interest on all Indebtedness of CITEL (U.K.) or CITEL (U.S.) for monies borrowed from banks, trust companies, insurance companies and other financial institutions whose primary business is lending money, including commercial paper and accounts receivable sold or assigned by CITEL (U.K.) or CITEL (U.S.), including that certain mortgage debenture dated the 13th day of February, 1996 between CITEL (U.K.) and National Westminster Bank, (b) the principal of, and premium, if any, and interest on all facilities or special payment arrangements that may be extended to either CITEL (U.K.) or CITEL (U.S.) by OEMW or a subsequent principal supplier or manufacturer of CITEL products, and (c) the principal of, and premium, if any, and interest on any Indebtedness of a Subsidiary of the kinds described in clauses (a) and (b) above, which are assumed or guaranteed in any manner by CITEL (U.K.) or CITEL (U.S.), as any of such Indebtedness described in the foregoing clauses (a), (b) or (c) may be amended, modified, restated, replaced, extended, refinanced, renewed or supplemented from time to time; provided, however, in no event shall the outstanding amount of Senior Indebtedness ever exceed $8,000,000 in the aggregate.

      "Senior Creditor" shall mean the holder of any Senior Indebtedness.

      "Subsidiary" means any corporation, partnership or other entity in which CITEL (U.K.) or CITEL (U.S.) owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

      12. SUBORDINATION TO SENIOR INDEBTEDNESS. The indebtedness evidenced by this Note is hereby subordinated in right of payment to the prior payment in full of the Senior Indebtedness, but only to the extent and in the manner expressly hereinafter set forth.

            12.1 INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of CITEL (U.K.) or CITEL (U.S.), (a) no amount shall be paid by CITEL (U.K.) or CITEL (U.S.) in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Verso which shall assert any right to receive any payments in respect of the principal of and interest on this Note, except that Verso may file a claim or proof of claim asserting rights to receive principal and interest subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

            12.2 FURTHER ASSURANCES. By acceptance of this Note, Verso agrees to execute and deliver customary forms of subordination agreements requested from time to time by the Senior Creditors, and CITEL (U.K.) or CITEL (U.S.) may require that Verso execute such forms of subordination agreement, provided that in each case, such forms shall not impose on Verso terms less favorable than those provided herein.

            12.3 OTHER INDEBTEDNESS. Indebtedness of CITEL (U.K.) or CITEL (U.S.) whether incurred before or after the date hereof that does not constitute Senior Indebtedness shall not be senior in any respect to the indebtedness represented by this Note.

            12.4 SUBROGATION. Subject to the payment in full of the Senior Indebtedness, Verso shall be subrogated to the rights of the Senior Creditors (to the extent of the payments or distributions made to such Senior Creditors pursuant to the provisions of this Section 10) to receive payments and distributions of assets of CITEL (U.K.) or CITEL (U.S.) applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between CITEL (U.K.) or CITEL (U.S.) and their creditors, other than the Senior Creditors and Verso, be deemed to be a payment by either CITEL (U.K.) or CITEL (U.S.) to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the Senior Creditors to which Verso would be entitled except for the provisions of this Section 10 shall, as between either CITEL (U.K.) or CITEL (U.S.) and their creditors, other than the Senior Creditors and Verso, be deemed to be a payment by CITEL (U.K.) or CITEL (U.S.) to or on account of the Senior Indebtedness.

            12.5 LIEN SUBORDINATION. Any lien or security interest of Verso, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of CITEL (U.K.) or CITEL (U.S.), or any proceeds or revenues therefrom which Verso may have at any time as security for any amounts due and obligations under this Note, shall be subordinate to all liens or security interests granted to a Senior Creditor by CITEL (U.K.) or CITEL (U.S.) in respect of Senior Indebtedness or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

            12.6 NO IMPAIRMENT. Subject to the rights, if any, of the Senior Creditors under this Section 12 to receive payments otherwise payable or deliverable to Verso, nothing contained in this Section 12 shall impair, as between CITEL (U.K.), CITEL (U.S.), and Verso, the obligation of CITEL (U.K.) or CITEL (U.S.), subject to the terms and conditions hereof, to pay to Verso the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Verso, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            12.7 APPLICABILITY OF PRIORITIES. The priority of the Senior Creditors provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the Senior Creditors or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Verso covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent it secures any of the Senior Indebtedness.

            12.8 RELIANCE OF SENIOR CREDITORS. Verso, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Creditor, and each such Senior Creditor shall be deemed conclusively to have relied on such subordination provisions in continuing to hold, such Senior Indebtedness.

      13. OBLIGATIONS. Except as otherwise provided in this Note as to notices, the undersigned and all endorsers and all persons liable or to become liable on this Note waive presentment, demand, protest and notice of demand, protest and nonpayment, and consent to any and all renewals and extensions of the time of payment hereof and further agree that at any time the terms of payment hereof may be modified or any security released without affecting the liability of any party to this Note or any person liable or to become liable with respect to any indebtedness evidenced hereby.

      14. GOVERNING LAW AND INTERPRETATION. This Note shall be governed by and construed in accordance with the internal laws of New York applicable to contracts executed and to be performed wholly in that state. This Note (together with the other agreements relating to CITEL (U.K.) or CITEL (U.S.) that are referenced herein or that are being executed contemporaneously herewith) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes any and all previous agreements, understandings, term sheets, commitments or discussions relating thereto. This Note and all documents executed in connection with this Note have been reviewed and negotiated by CITEL (U.K.), CITEL (U.S.) and Verso at arms' length with each party having had the benefit of, or the opportunity to seek the assistance of, legal counsel and shall not be construed against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope or intent of this Note.

      15. EXPENSES. CITEL (U.K.) or CITEL (U.S.) shall pay Verso, on demand, all reasonable and necessary documented costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by Verso in the enforcement or collection of this Note.

      16. NATURE OF DEBT. CITEL (U.K.) and CITEL (U.S.) represent that the debt evidenced hereby has been incurred exclusively for business and commercial purposes, and not for consumer, personal, family or household purposes.

      17. ASSIGNMENT. This Note may not be assigned, pledged or otherwise transferred without the express written consent of CITEL (U.K.) and CITEL (U.S.) The rights and obligations of CITEL (U.K.), CITEL (U.S.), and Verso shall be binding upon and shall inure to the benefit of their successors and permitted assigns, if any.

      18. AMENDMENTS AND WAIVERS. Any term of this Note may be amended or waived pursuant to a writing signed by the party against which enforcement is sought.

      19. REMEDIES CUMULATIVE. No remedy herein conferred upon Verso is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or failure to exercise any right on the part of Verso shall operate as a waiver of such right or otherwise prejudice Verso' rights, power or remedies.

                            [Signatures on next page]

      IN WITNESS WHEREOF, CITEL (U.K.) and CITEL (U.S.) have caused this Note to be executed as of the date and year first above written.

                                                CITEL TECHNOLOGIES, INC.

                                                By: /s/ Nicholas G. Gretton
                                                   -----------------------------
                                                Name: Nicholas G. Gretton
                                                     ---------------------------
                                                Title: Chief Executive Officer,
                                                       President and Secretary
                                                      --------------------------

                                                CITEL TECHNOLOGIES LIMITED

                                                By: /s/ Michael Joseph Robinson
                                                   -----------------------------
                                                Name:  Michael Joseph Robinson
                                                     ---------------------------
                                                Title:  Chief Executive Officer
                                                      --------------------------

Acknowledged and agreed:

VERSO TECHNOLOGIES, INC.                        CITEL TECHNOLOGIES LIMITED

By: /s/ Juliet M. Reising                       By: /s/ Nicholas G. Gretton
   --------------------------------                -----------------------------
Name: Juliet M. Reising                         Name:  Nicholas G. Gretton
     ------------------------------                  ---------------------------
Title: Executive Vice President                 Title:  Secretary
       and Chief Financial Officer                    --------------------------
      -----------------------------

                                                                    EXHIBIT 99.8

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT dated as of January 21, 2005 (this "Agreement"), is executed by CITEL TECHNOLOGIES LIMITED, a company organized under the laws of England and Wales with its chief executive office and principal place of business located at Wheatcroft Business Park, Landmere Lane, Edwalton, Nottingham, United Kingdom, NG12 4DG ("CITEL U.K."), and CITEL TECHNOLOGIES, INC., a Delaware corporation with its chief executive office and principal place of business located at 1420 Fifth Avenue, Suite 1650, Seattle, Washington 98101 ("CITEL U.S." and, together with CITEL U.K., the "CITEL Parties"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "Secured Party").

      WHEREAS, pursuant to Section 4.2(b) of that certain Asset Purchase Agreement, dated January 21, 2005 by and among the Secured Party, certain subsidiaries of the Secured Party, the CITEL Parties, MCK CANADA OPERATIONS INC., a company organized under the laws of the Province of British Columbia (the "Purchase Agreement"), CITEL U.K. and CITEL U.S. executed and delivered to the Secured Party that certain Secured Convertible Promissory Note in original aggregate principal amount of $3,500,000.00 (the "Note") in partial payment of the purchase price payable pursuant to the Purchase Agreement;

      WHEREAS, the CITEL Parties benefit from the loan evidenced by the Note;
and

      WHEREAS, the Note is intended to be secured by a security interest in the Assets and this Agreement is intended to be the Security Agreement referred to in the Note;

      NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the CITEL Parties, the CITEL Parties hereby agree with the Secured Party as follows:

SECTION 1. DEFINITIONS.

      (a) As used herein, the terms "ASSETS" and "INTELLECTUAL PROPERTY" shall have the meanings ascribed thereto in the Purchase Agreement.

      (b) For the purposes of this Agreement:

      "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders, rulings and decrees of all courts and arbitrators.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required by law to close.

      "COLLATERAL" means (a) all of the Assets, including the Intellectual Property, except the Assets described in Schedule 1 hereto, to the extent that such Assets are utilized in the products manufactured or sold by the MCK Business as of the Closing, but excluding any derivations thereof developed by or on behalf of the CITEL Parties on or after the date hereof, wherever such Assets are located, and (b) all products and proceeds of or pertaining to the foregoing, including cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by any CITEL Party.

      "DEFAULT" means any of the events specified in the definition of Event of Default, whether or not there has been satisfied any requirement for giving of notice, lapse of time or the happening of any other condition.

      "EVENT OF DEFAULT" means (a) a breach by any CITEL Party of any of its representations or warranties contained herein, or (b) a breach by either CITEL Party signatory to the Note of any of its covenants or agreements contained herein or in the Note, and such breach is not cured within fifteen (15) Business Days after the earlier of (i) such CITEL Party's receipt of written notice of such breach and (ii) such CITEL Party's actual knowledge of such breach.

      "LIEN," as applied to the property of any Person, means any security interest, lien, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind covering any property of such Person, or upon the income or profits therefrom or any agreement to convey any of the foregoing or any other agreement or interest covering the property of a Person which is intended to provide collateral security for the obligation of such Person.

      "OBLIGATIONS" means, individually and collectively:

            (i) all obligations of the CITEL Parties owing to the Secured Party under or with respect to this Agreement or the Note; and

            (ii) all renewals, substitutions, modifications, extensions and supplements to any of the foregoing.

      "PERMITTED LIENS" means:

            (i) Liens securing taxes, assessments and other governmental charges or levies not yet due and payable unless contested in good faith pursuant to appropriate procedures;

            (ii) Liens securing obligations to materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals, and other similar Liens arising in the ordinary course of business, provided in each such case that the Lien is either not yet due and payable, is contested in good faith pursuant to appropriate procedures, or does not concern a material portion of the Collateral;

            (iii) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar legislation;

            (iv) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, that do not materially detract from the value of such property or impair the use thereof in the business of any CITEL Party;

            (v) Liens in favor of any Senior Creditor (as that term is used in the Note);

            (vi) Liens in favor of the Secured Party;

            (vii) Liens in favor of National Westminster Bank plc pursuant to a mortgage debenture, dated February 13, 1996, or any extension, renewal, refinancing or replacement thereof;

            (viii) Liens arising from pre- or post-judgment attachment, seizure, a writ or distress warrant, levy, or other similar process (A) the enforcement of which is stayed or satisfied within 30 days after entry or (B) which do not secure amounts individually or in the aggregate at any time exceeding $100,000;

            (ix) Liens in favor of banks or other financial institutions arising in connection with deposit accounts held at such institutions; and

            (x) any other Liens not described above arising in the ordinary course of business and securing in the aggregate not more than $100,000 from time to time.

      "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

      (c) Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the UCC are used herein with the meanings ascribed to them in the UCC. However, if a term is defined in
Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

SECTION 2. GRANT OF SECURITY. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, the CITEL Parties hereby collaterally assign and pledge to the Secured Party, and grant to the Secured Party a security interest and lien in and to, the Collateral to the extent each CITEL Party has an interest therein. The security interest granted herein shall be second in priority only to the Lien in favor of any Senior Creditor.

SECTION 3. FINANCING STATEMENTS; PPSA FILINGS.

      (a) The CITEL Parties agree to furnish to the Secured Party promptly upon request therefor any information required by part 5 of Article 9 of the UCC or the analogous part of Article 9 of the Uniform Commercial Code of any Uniform Commercial Code jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment.

      (b) With respect to any collateral that resides in Canada, each CITEL Party jointly and severally covenants and agrees with the Secured Party that each CITEL Party shall from time to time forthwith at the request of the Secured Party execute and deliver all such financing statements, schedules, assignments and documents, and do all such further acts and things as may be reasonably required by the Secured Party to: effectively carry out the full intent and meaning of this Agreement; to better evidence and perfect the security interest, lien, assignment and pledge granted hereby pursuant to the Personal Property Security Act (or similar legislation) of any jurisdiction in Canada; or to enforce the security interest, lien, assignment, pledge and remedies provided hereunder, and the CITEL Party hereby irrevocably constitutes and appoints the Secured Party, or any receiver appointed by the court or the Secured Party, the true and lawful attorney of the CITEL Party, with full power of substitution, to do any of the foregoing in the name of the CITEL Party whenever and wherever the Secured Party or any such receiver may consider it to be necessary or expedient.

      (c) With respect to any collateral that resides in the United Kingdom, each CITEL Party jointly and severally covenants and agrees with the Secured Party that the security agreement will be registered at the UK Companies Registry within 21 days of the date hereof.

SECTION 4. OTHER ACTIONS. Further to insure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in the Collateral, each CITEL Party agrees, in each case at such CITEL Party's own expense, to take any other action reasonably requested by the Secured Party to insure the attachment, perfection and, first priority (subject to Permitted Liens) of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral.

SECTION 5. REPRESENTATIONS AND WARRANTIES REGARDING LEGAL STATUS. The CITEL Parties jointly and severally represent and warrant to the Secured Party as follows: (a) the correct corporate or limited liability company name of each CITEL Party is set forth in the first paragraph of this Agreement, and no CITEL Party conducts business under any trade name other than as set forth on Schedule 5, (b) the Internal Revenue Service taxpayer identification number, as applicable, of each CITEL Party is as set forth on Schedule 5, (c) each CITEL Party is a Person of the type, and is organized in the jurisdiction, set forth in the introductory paragraph hereof, (d) each CITEL Party's principal place of business is accurately set forth in the introductory paragraph hereof, (e) each CITEL Party has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, (f) the execution and delivery and performance by each CITEL Party of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such CITEL Party, (g) this Agreement has been duly and validly executed and delivered by each CITEL Party and constitutes each CITEL Party's legal, valid and binding obligation, enforceable in accordance with its terms and (h) the execution and delivery of this Agreement by each CITEL Party, the consummation by each CITEL Party of the transactions contemplated herein and the performance of the covenants and agreements of each CITEL Party contained herein will not, with or without the giving of notice or the lapse of time, or both (i) violate or conflict with any of the provisions of the articles or certificate of incorporation or bylaws or other organizational documents of such CITEL Party, (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument or other agreement to which such CITEL Party is a party or by which such CITEL Party or any of its assets may be bound or (iii) violate any Applicable Law to which such CITEL Party is a party or by which such CITEL Party or any of its assets may be bound.

SECTION 6. COVENANTS REGARDING LEGAL STATUS. Each CITEL Party covenants with the Secured Party as follows: without providing at least fifteen (15) Business Days' prior written notice to the Secured Party, such CITEL Party will not change (a) its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or
(b) its type of organization, jurisdiction of organization or other legal structure.

SECTION 7. INTENTIONALLY OMITTED.

SECTION 8. COVENANTS REGARDING COLLATERAL GENERALLY. Each CITEL Party further covenants with the Secured Party as follows: (a) except for items that are not material, and except as permitted by Section 8(h) below, tangible items of the Collateral will be kept at such CITEL Party's principal place of business as set forth in the first paragraph hereof or those locations listed in Schedule 5 hereto, and such CITEL Party will not remove the Collateral from such locations, without providing at least two (2) Business Days' prior written notice to the Secured Party, (b) except for the security interest herein granted and Permitted Liens, such CITEL Party shall own the Collateral free from any Lien, and such CITEL Party shall defend the same against all claims and demands of all persons at any time claiming any such Lien therein, (c) other than Permitted Liens, such CITEL Party shall not pledge, mortgage or create, or suffer to exist any Lien, in the Collateral in favor of any Person other than the Secured Party, (d) except for items that are not material, such CITEL Party shall keep the tangible Collateral in good order and repair, ordinary wear and tear excepted, and will not use the same in violation of any Applicable Law or any policy of insurance thereon, (e) such CITEL Party shall permit the Secured Party, or its designee, to inspect the tangible Collateral during normal business hours upon reasonable prior notice, (f) such CITEL Party will promptly pay when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection therewith, except for such taxes, assessments, governmental charges and levies contested in good faith pursuant to appropriate procedures, (g) such CITEL Party shall use the Collateral in compliance in all material respects with all Applicable Laws and (h) such CITEL Party shall not sell, transfer or otherwise dispose, or offer to sell, transfer or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory in the ordinary course of business; and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment in the ordinary course of business; and (iii) other sales of tangible items of Collateral that are not material. For purposes of the foregoing clause
(h), the non-exclusive licensing of Collateral constituting Intellectual Property shall not constitute a sale, transfer or disposition of Collateral or an interest therein.

SECTION 9. INSURANCE. The CITEL Parties shall at all times maintain insurance on the Collateral against loss or damage by fire, theft, burglary, pilferage, loss in transit and similar hazards and risks in such minimum amounts and on such terms as the CITEL Parties maintain for their other properties of like kind and character, and in any event, consistent with prevailing business practices for other companies in the CITEL Parties' industry and locations. All such policies shall be issued under policies with the CITEL Parties' existing insurers, or by other or different insurers reasonably acceptable to the Secured Party. All premiums on such insurance shall be paid by the CITEL Parties and certified copies of the policies, or other evidence of insurance reasonably acceptable to the Secured Party, shall be delivered to the Secured Party promptly upon the Secured Party's reasonable request. All insurance policies required under this Section shall contain standard lender's loss payable clauses, naming the Secured Party, as loss payee, and providing that: (i) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, subject to policy terms and conditions; and (ii) such policies and loss payable clauses may not be canceled, materially amended or terminated with respect to the Secured Party unless at least twenty (20) (or in the case of a material amendment or termination, ten (10)) Business Days' prior written notice is given to the Secured Party.

SECTION 10. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

      (a) Expenses Incurred by the Secured Party. In the Secured Party's reasonable discretion, if any CITEL Party fails to do so in accordance with the terms of Sections 8 and 9 hereof, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral (other than Permitted Liens), maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The CITEL Parties agree to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to any CITEL Party or any other person to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

      (b) Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, the CITEL Parties shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the CITEL

Party thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any CITEL Party under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in their possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

SECTION 11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. The CITEL Parties shall, at the request and option of the Secured Party during a continuance of an Event of Default, and subject to the rights of holders of Permitted Liens, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party, in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party, or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without demand upon the CITEL Parties, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each CITEL Party shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such CITEL Party as trustee for the Secured Party without commingling the same with other funds of such CITEL Party and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

SECTION 12. POWER OF ATTORNEY.

      (a) Appointment and Powers of Secured Party. Each CITEL Party hereby irrevocably constitutes and appoints the Secured Party, and any officer of the Secured Party, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such CITEL Party or in such Person's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such CITEL Party, without notice to or assent by such CITEL Party, to do the following: during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at such CITEL Party's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or advisable to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such CITEL Party might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, and (B) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

      (b) Ratification by the CITEL Party. To the extent permitted by Applicable Law, the CITEL Parties hereby ratify all that said attorneys shall lawfully do or cause to be done in accordance with the terms and by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

      (c) No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any officers, directors or employees of the Secured Party shall be responsible to any CITEL Party for any act or failure to act, except for the such Person's own gross negligence or willful misconduct.

SECTION 13. RIGHTS AND REMEDIES. During the continuance of an Event of Default, the Secured Party, without any other notice to or demand upon the CITEL Parties, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located or enforcement is sought, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the CITEL Parties can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in their discretion require the CITEL Parties to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the CITEL Parties' principal office(s). Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the CITEL Parties at least ten (10) Business Days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The CITEL Parties hereby acknowledge that ten (10) Business Days' prior written notice of such sale or sales shall be reasonable notice.

SECTION 14. NO WAIVER BY SECURED PARTY, ETC. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

SECTION 15. SURETYSHIP WAIVERS BY CITEL PARTIES. Each of the CITEL Parties in its capacity as a surety for the other CITEL Parties waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of each description. With respect to both the Obligations and the Collateral, the CITEL Parties assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall not have any duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond any duties imposed by Applicable Law and the Purchase Agreement. The CITEL Parties further waive any and all other suretyship defenses.

SECTION 16. MARSHALLING. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that they lawfully may, the CITEL Parties hereby agree that they will not invoke any Applicable Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that they lawfully may, the CITEL Parties hereby irrevocably waive the benefits of all such laws.

SECTION 17. PROCEEDS OF DISPOSITIONS; EXPENSES. The CITEL Parties agree to pay to the Secured Party on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess shall be returned to the CITEL Parties. In the absence of final payment and satisfaction in full of all of the Obligations, the CITEL Parties shall remain liable for any deficiency.

SECTION 18. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the CITEL Parties hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest set forth in the Note for overdue principal.

SECTION 19. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 20. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the CITEL Parties herefrom shall in any event be effective unless the same shall be in writing and signed by the party or parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 21. NOTICES. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied, couriered or delivered, as follows: if to the CITEL Parties, to their addresses for notices set forth in the Purchase Agreement; if to the Secured Party, to the address for notices of the Secured Party set forth in the Note; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications to the CITEL Parties or the Secured Party shall be deemed given when delivered personally, or faxed (transmission confirmed), or otherwise actually received; shall be deemed given three (3) Business Days after they are mailed by certified mail (postage pre-paid and return receipt requested); and shall be deemed given one (1) Business Day after they are sent by overnight courier service.

SECTION 22. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 23. INTENTIONALLY OMITTED.

SECTION 24. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

SECTION 25. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. All Schedules attached hereto are incorporated herein and made a part hereof. This Agreement and all rights and obligations hereunder shall be binding upon the CITEL Parties and their respective successors and assigns, and shall inure to the benefit of the Secured Party and its respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The CITEL Parties acknowledge receipt of a copy of this Agreement.

                           [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, each of the Secured Party and the CITEL Parties has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day first above written.

                                       CITEL TECHNOLOGIES LIMITED

                                       By:  /s/ Michael Joseph Robinson
                                           ------------------------------------
                                       Title:   Chief Executive Officer
                                             ----------------------------------

                                       CITEL TECHNOLOGIES LIMITED

                                       By:  /s/ Nicholas G. Gretton
                                           ------------------------------------
                                       Title:   Secretary
                                             ----------------------------------

                                       CITEL TECHNOLOGIES, INC.

                                       By:  /s/ Nicholas G. Gretton
                                           ------------------------------------
                                       Title:   Chief Executive Officer,
                                                President and Secretary
                                             ----------------------------------


                                       VERSO TECHNOLOGIES, INC.

                                       By:  /s/ Juliet M. Reising
                                           ------------------------------------
                                       Title:   Executive Vice President and
                                                Chief Financial Officer
                                             ----------------------------------

                                   SCHEDULE 1

                                   SCHEDULE 5

                                       3
+

                                                                    EXHIBIT 99.9

                              COPYRIGHT ASSIGNMENT

      THIS COPYRIGHT ASSIGNMENT ("Assignment") is made the 21st day of January, 2005, and is entered into by and between Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"). Each of the foregoing parties is referred to herein individually as a "Party" and together as the "Parties."

                                   RECITALS:

      WHEREAS each Seller is the sole and exclusive owner of all rights in and to the original U.S., Canadian, and foreign registered and unregistered copyright works (including rights in computer software and databases and all documentation relating to the same) rights of publicity and all registrations and applications to register the same as listed in Annex A hereto (the "Assigned Copyrights"), and Sellers and Purchaser have agreed that the Purchaser is to acquire all of Sellers' right, title and interest in and to the Assigned Copyrights,

      NOW, THEREFORE, each Seller has entered into this Assignment to acknowledge and confirm that the ownership of the Assigned Copyrights is vested in such Seller and to assign its interest in the same to the Purchaser.

      IT IS AGREED as follows:

      1.    Assignment.

      1.1 Each Seller as the sole and exclusive owner of the applicable Assigned Copyrights hereby irrevocably sells, assigns, transfers, conveys and delivers to Purchaser and its successors and assigns, and Purchaser hereby purchases and accepts from Sellers, all of Sellers' right, title and interest in and to the Assigned Copyrights including without limitation all renewals, extensions and reversions of the same and the right to sue and recover damages and other remedies for past infringements of the same and all right title and interest in and to any physical embodiment of the Assigned Copyrights (including in relation to computer software all source codes).

      1.2 To the extent that any of the rights to be assigned under Clause 1.1 above are not wholly or validly assigned to the Purchaser, the applicable Seller shall hold them on trust for the full and exclusive benefit of the Purchaser.

      2. Cooperation and Recordation. Each Seller hereby agrees to cooperate with Purchaser as reasonably necessary and to execute any further documents and/or deeds and do any such things as the Purchaser may require to give full effect to and perfect the rights of Purchaser in the Assigned Copyrights and/or the benefit of this Assignment. The Parties agree that Purchaser may record this Assignment in the United States Copyright Office, Canadian

                                                            Copyright Assignment

Intellectual Property Office, and the equivalent governmental authority in any jurisdiction applicable to the Assigned Copyrights, and take any other necessary action, to effect the transfer of rights contemplated herein. Purchaser shall be responsible for all reasonable expenses and costs associated therewith. Purchaser shall be responsible for all reasonable expenses and costs associated therewith. Seller hereby authorizes and requests that the Registrar of Copyrights of the United States, and the equivalent governmental authority in any jurisdiction applicable to the Assigned Copyrights, issue to, and record in the name of, Purchaser all right, title, and interest in and to the Assigned Copyrights. Seller will deliver up to Purchaser all documents, materials and/or other media which may be in the Sellers' possession, power or control and which comprises or contains any part of or information in relation to the Assigned Copyrights (including all attorney's files and papers) with thirty (30) business days after execution of this Agreement, and each Seller undertakes to take such action as the Purchaser may reasonably require to assist the Purchaser in bringing or defending any proceedings relating to the Assigned Copyrights.

      3. Moral Rights. Each Seller irrevocably and unconditionally waives and has procured or shall procure from all employees and third parties who have created works for or on behalf of such Seller in relation to the MCK business the irrevocable and unconditional waiver of all their moral rights in such works.

      4. Miscellaneous. This Assignment shall be governed by, and interpreted in accordance with, the laws of England and Wales, without reference to its conflict of laws rules. Any provision of this Assignment may only be amended, modified, waived or supplemented in whole or in part at any time by an agreement in writing among the Parties executed in the same manner as this Assignment. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either Party of any right preclude any other or future exercise thereof or the exercise of any other right. This Assignment shall bind and inure to the benefit of the respective Parties and their assigns, transferees and successors. It is intended by the Parties that this Assignment shall be effected as a deed and may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                                            Copyright Assignment

      IN WITNESS WHEREOF, the Parties have caused this Copyright Assignment to be executed and delivered as a deed on the date first written above by their respective officers thereunto duly authorized.

SELLERS:

Executed as a deed by                               Executed as a deed by
VERSO TECHNOLOGIES, INC. in accordance              MCK COMMUNICATIONS, INC. (NV) in
with its Articles of Incorporation                  accordance with its Articles of Incorporation

By: /s/ Juliet M. Reising                          By: /s/ Juliet M. Reising
    -------------------------------                     ------------------------------
Name: Juliet M. Reising                            Name:  Juliet M. Reising
      -----------------------------                        ----------------------------
Title: Executive Vice President and
       Chief Financial Officer                     Title:  Vice President
       ----------------------------                         ---------------------------
Executed as a deed by                               Executed as a deed by
MCK COMMUNICATIONS, INC. (DE) in                    MCK TELECOMMUNICATIONS INC. in
accordance with its Certificate of Incorporation    accordance with its Articles of Incorporation

By: /s/ Juliet M. Reising                           By: /s/ Juliet M. Reising
    ------------------------------                      ------------------------------
Name: Juliet M. Reising                             Name: Juliet M. Reising
      ----------------------------                        ----------------------------
Title: Vice President                               Title: President
       ---------------------------                         ---------------------------
Executed as a deed by
DIGITAL TECHNIQUES, INC. in accordance with
its Articles of Incorporation

By: /s/ Juliet Reising
    ------------------------------
Name: Juliet Reising
      ----------------------------
Title: Vice President
       ---------------------------
PURCHASER:

Executed as a deed by
CITEL TECHNOLOGIES LIMITED in accordance with its constitution

Acting by:
/s/ Michael Joseph Robinson
-----------------------------------
      Director

/s/ Nicholas G. Gretton
-----------------------------------
      Director / Secretary

                                                            Copyright Assignment

                                     ANNEX A

                               ASSIGNED COPYRIGHTS

Computer Software:

                     DESCRIPTION                                        LOCATION
Current (1 year) SW builds of all M2 branches          cgy01-fnp01/Departments/Engineering/QABuilds

All SW builds for Non M2 products                      cgy01-fnp01/Departments/Engineering/Software/Products

Version Software Control Repository                    cgy01-fnp01/Departments/Engineering/CVS

Firmware for all MCK Products                          cgy01-fnp01/Departments/Engineering/Hardware/fpga-pld

Firmware for all DTI Products                          ndm01-fnp01/Backup/DalNT/Engineering/Design

PCB fab information for all MCK products               cgy01-fnp01/Departments/Engineering/Hardware/Projects

PCB fab information for all DTI products               ndm01-fnp01/Backup/DalNT/Engineering/Design

Control Management application for
products/AVL/Documentation                             dB1Server

Defect description/resolution in ClearQuest            cgy01-cqs02/DB

ISO 9001:2000 company Quality Management System        mcki

Design Milestone deliverables                          cgy01-fnp01/Departments/Projects/MCKgate/Products

User Documentation (MCK)                               cgy01-fnp01/Departments/Projects/User Documentation

User Documentation (DTI)                               Agile - dB1Server

Software Requirements and Use Case Analysis (MCK)      cgy01-fnp01/Departments/Engineering/Software/SDF

Software Design Documents (DTI)                        ndm01-fnp01/Backup/DalNT/Engineering/Design

Hardware Design Documents (MCK)                        cgy01-fnp01/Departments/Engineering/Hardware/HW_Doc/HDD

Hardware Design Documents (DTI)                        ndm01-fnp01/Backup/DalNT/Engineering/Design

Schematic and Component layouts (MCK)                  cgy01-fnp01/Departments/Engineering/Hardware/Projects

                                                            Copyright Assignment

Schematic and Component layouts (DTI)                  ndm01-fnp01/Backup/DalNT/Engineering/Design

EMI, EMC and Safety Reports (MCK and DTI)              Calgary Office - File Cabinets

Back-up tapes of nightly changes and complete weekly   Calgary Office - IT File Cabinets

Back-up tapes of complete monthly                      Dean Swanson - Home

                                                            Copyright Assignment

                                                                   EXHIBIT 99.10

                             DOMAIN NAME ASSIGNMENT

      THIS DOMAIN NAME ASSIGNMENT ("Assignment") is made the 21st day of January, 2005, and is entered into by and between Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation ("Seller"). Each of the foregoing parties is referred to herein individually as a "Party" and together as the "Parties."

                                   RECITALS:

      WHEREAS, Seller is the sole and exclusive owner of all rights in and to the internet domain name registration listed in Annex A hereto (the "Assigned Domain Name"), and Seller and Purchaser have agreed that the Purchaser is to acquire all of Seller's right, title and interest in and to the Assigned Domain Name,

      NOW, THEREFORE, the Seller has entered into this Assignment to acknowledge and confirm that the ownership of the Assigned Domain Name is vested in the Seller and to assign all its interests in the same to the Purchaser.

      IT IS AGREED as follows:

      1.    Assignment.

      1.1 Seller as the sole and exclusive owner of the Assigned Domain Name hereby irrevocably sells, assigns, transfers, conveys and delivers to Purchaser and its successors and assigns, and Purchaser hereby purchases and accepts from Seller, all of Seller's right, title and interest in and to the Assigned Domain Name, including, without limitation, all renewals, extensions and reversions of such rights and the right to sue and recover damages and other remedies for past infringements of the same and all trademark rights and associated goodwill Seller may have in them and all right title and interest in any physical embodiment of the Assigned Domain Name (including any certificates).

      1.2 To the extent that any of the rights to be assigned under Clause 1.1 above are not wholly and/or validly assigned to the Purchaser, the Seller shall hold them upon trust for the full and exclusive benefit of the Purchaser.

      2. Cooperation and Recordation. Seller hereby agrees to cooperate with Purchaser as reasonably necessary and to execute any further documents and / or deeds and/or do any such things as the Purchaser may require to give full effect to the rights of the Purchaser in the Assigned Domain Name and /or the benefit of this Assignment including with respect to making any necessary filings with the applicable domain name registrars. The Parties agree that Purchaser may file this Assignment with the applicable domain name registrars, and take any other necessary action, to effect the transfer of rights contemplated herein. Purchaser shall be responsible for all reasonable expenses and costs associated therewith. Seller will deliver up to the Purchaser all documents, material and/or other media which may be in the Seller's

                                                          Domain Name Assignment
possession, power or control which comprises or contains any part of or information in relation to the Assigned Domain Names (including all attorneys' files and papers) with thirty (30) business days after execution of this Agreement, and the Seller undertakes to take such action as the Purchaser may reasonably require to assist the Purchaser in bringing or defending any proceedings relating to the Assigned Domain Names.

      3. Moral Rights. The Seller irrevocably and unconditionally waives and has procured or shall procure from all employees and third parties who have created works for or on behalf of the Seller in relation to the MCK business the irrevocable and unconditional waiver of all their moral rights in such works.

      4. Miscellaneous. This Assignment shall be governed by, and interpreted in accordance with, the laws of England and Wales, without reference to its conflict of laws rules. Any provision of this Assignment may only be amended, modified, waived or supplemented in whole or in part at any time by an agreement in writing among the Parties executed in the same manner as this Assignment. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either Party of any right preclude any other or future exercise thereof or the exercise of any other right. This Assignment shall bind and inure to the benefit of the respective Parties and their assigns, transferees and successors. It is intended by the Parties that this Assignment shall be effected as a deed and may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                                          Domain Name Assignment

      IN WITNESS WHEREOF, the Parties have caused this Domain Name Assignment to be executed and delivered as a deed on the date first written above by their respective officers thereunto duly authorized.

SELLER:

Executed as a deed by
VERSO TECHNOLOGIES, INC. in accordance with its Articles of Incorporation

By: /s/ Juliet M. Reising
    ------------------------------
Name: Juliet M. Reising
      ----------------------------
Title: Executive Vice President and
       Chief Financial Officer
       ---------------------------
PURCHASER:

Executed as a deed by
CITEL TECHNOLOGIES LIMITED in accordance with its constitution

Acting by:

/s/ Michael Joseph Robinson
---------------------------------
      Director

/s/ Nicholas G. Gretton
---------------------------------
      Director / Secretary

                                                          Domain Name Assignment

                                     ANNEX A

                              ASSIGNED DOMAIN NAME

DOMAIN NAME     OWNER                           REGISTRAR                       EXPIRATION DATE
MCK.com         Verso Technologies, Inc.        Network Solutions, LLC          January 20, 2008

                                                          Domain Name Assignment

                                                                   EXHIBIT 99.11

                                PATENT ASSIGNMENT

      THIS PATENT ASSIGNMENT ("Assignment") is made the 21st day of January, 2005, and is entered into by and between Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"). Each of the foregoing parties is referred to herein individually as a "Party" and together as the "Parties."

                                   RECITALS:

      WHEREAS each Seller is the sole and exclusive owner of all rights in and to the U.S. and foreign patents and pending patent applications as listed in Annex A hereto and any and all divisions, continuations, continuations in part, re-issues, re-examinations and extensions of the same and any counterparts and any applications claiming priority from the same, (the "Assigned Patents"), and the Sellers and Purchaser have agreed that the Purchaser is to acquire all of Sellers' right, title and interest in and to the Assigned Patents,

      NOW, THEREFORE, each Seller has entered into this Assignment to acknowledge and confirm the ownership of the Assigned Patents is vested in such Seller and to assign all interest in the same to the Purchaser.

      IT IS AGREED as follows:

      1.    Assignment.

      1.1 Each Seller as the sole and exclusive owner of the applicable Assigned Patents hereby irrevocably sells, assigns, transfers, conveys and delivers to Purchaser and its successors and assigns, and Purchaser hereby purchases and accepts from such Seller, all of Sellers' right, title and interest in and to the Assigned Patents including without limitation all reissue, reexamination, continuations, and foreign corresponding patents that may issue therefrom and the rights to sue and recover damages and other remedies for past infringements of the same and all right title and interest in any physical embodiment of the Assigned Patents.

      1.2 To the extent that any rights to be assigned under Clause 1.1 above are not wholly and/or validly assigned to the Purchaser, the Sellers shall hold them upon trust for the full and exclusive benefit of the Purchaser.

      2. Cooperation and Recordation. Each Seller hereby agrees to cooperate with Purchaser as reasonably necessary and to execute any further documents and/or deed and/or do any such things as the Purchaser may require to give full effect to and perfect the rights of Purchaser in the Assigned Patents and/or the benefit of this Assignment. The Parties agree that Purchaser may record this Assignment in the United States Patent and Trademark Office and the

                                                               Patent Assignment
equivalent governmental authority in any jurisdiction applicable to the Assigned Patents, and take any other action, to effect the transfer of the rights contemplated herein. Purchaser shall be responsible for all reasonable expenses and costs associated therewith. Seller hereby authorizes and requests that the Commissioner of Patents and Trademarks of the United States, and the equivalent governmental authority in any jurisdiction applicable to the Assigned Patents, issue to, and record in the name of, Purchaser all right, title, and interest in and to the Assigned Patents. Sellers will deliver up to Purchaser all documents, materials and/or other media which may be in the Sellers' possession, power or control and which comprises or contains any part of or information in relation to the Assigned Patents (including all patent attorney's files and papers) with thirty (30) business days after execution of this Agreement, and each Seller undertakes to take such action as the Purchaser may reasonably require to assist the Purchaser in bringing or defending any proceedings relating to the Assigned Patents.

      3. Moral Rights. Each Seller irrevocably and unconditionally waives, and has procured or shall procure from all employees and third parties who have created works for or on behalf of such Seller in relation to the MCK business, the irrevocable and unconditional waiver of all their moral rights in such works.

      4. Miscellaneous. This Assignment shall be governed by, and interpreted in accordance with, the laws of England and Wales, without reference to its conflict of laws rules. Any provision of this Assignment may only be amended, modified, waived or supplemented in whole or in part at any time by an agreement in writing among the Parties executed in the same manner as this Assignment. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either Party of any right preclude any other or future exercise thereof or the exercise of any other right. This Assignment shall bind and inure to the benefit of the respective parties and their assigns, transferees and successors. It is intended by the Parties that this Assignment shall be effected as a deed and may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                                               Patent Assignment

      IN WITNESS WHEREOF, the Parties have caused this Patent Assignment to be executed and delivered as a deed on the date first written above by their respective officers thereunto duly authorized.

SELLERS:

Executed as a deed by                               Executed as a deed by
VERSO TECHNOLOGIES, INC. in accordance with         MCK COMMUNICATIONS, INC. (NV) in
its Articles of Incorporation                       accordance with its Articles of Incorporation

By: /s/ Juliet M. Reising                           By: /s/ Juliet M. Reising
    --------------------------------                    ------------------------------
Name: Juliet M. Reising                             Name: Juliet M. Reising
      ------------------------------                      ----------------------------
Title: Executive Vice President and                 Title: Vice President
       Chief Financial Officer                             ---------------------------
       -----------------------------
Executed as a deed by                               Executed as a deed by
MCK COMMUNICATIONS, INC. (DE) in                    MCK TELECOMMUNICATIONS INC. in
accordance with its Certificate of Incorporation    accordance with its Articles of Incorporation

By: /s/ Juliet M. Reising                           By: /s/ Juliet M. Reising
    ------------------------------                      ------------------------------
Name: Juliet M. Reising                             Name: Juliet M. Reising
      ----------------------------                        ----------------------------
Title: Vice President                               Title: President
       ---------------------------                         ---------------------------
Executed as a deed by
DIGITAL TECHNIQUES, INC. in accordance with
its Articles of Incorporation

By: /s/ Juliet M. Reising
    ----------------------------
Name: Juliet M. Reising
      --------------------------
Title: Vice President
       -------------------------
PURCHASER:

Executed as a deed by
CITEL TECHNOLOGIES LIMITED in accordance with its constitution

Acting by:

/s/ Michael Joseph Robinson
-------------------------------
      Director

/s/ Nicholas G. Gretton
-------------------------------
      Director / Secretary

                                                               Patent Assignment

                                     ANNEX A

                    ASSIGNED PATENTS AND PATENT APPLICATIONS

ISSUED PATENTS

                                          U.S. PATENT
PATENT                                    NUMBER               DATE ISSUED      OWNER
PBX Phone Port to Remote Phone Device     US 6,516,061         02/04/2003       MCK Communications, Inc., a Nevada
                                          B2                                    corporation
                                          US5,757,897          05/26/98         Digital Techniques, Inc.
Telephone Switch Call Control Unit                                              a Texas corporation

PATENT APPLICATIONS

      United States Patent Application No. 10/199,178: System for and method of hairpinning a remote PBX or KTS or gateway phone call to a local call, filed on July 19, 2002.

      European Patent Application Pending: System for and method of extending a PBX phone port to a remote phone device, filed on September 18, 2001.

      Japanese Patent Application Pending: System for and method of extending a PBX phone port to a remote phone device, filed on September 18, 2001.

      International PCT Patent Application No. PC/US01/29122: System for and method of extending a PBX phone port to a remote phone device, filed on September 18, 2001.

      International PCT Patent Application No. PCT/USO3/21557: System for and Method of Hairpinning a Remote PBX or KTS or Gateway Phone Call to a Local Call, filed on July 19, 2002

                                                               Patent Assignment

                                                                   EXHIBIT 99.12

                              TRADEMARK ASSIGNMENT

      THIS TRADEMARK ASSIGNMENT ("Assignment") is made the 21st day of January, 2005, and is entered into by and between Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation, MCK Communications, Inc., a Nevada corporation, MCK Communications, Inc., a Delaware corporation, MCK Telecommunications Inc., a Yukon Territory corporation, and Digital Techniques, Inc., a Texas corporation (collectively, "Sellers"). Each of the foregoing parties is referred to herein individually as a "Party" and together as the "Parties."

                                    RECITALS:

      WHEREAS, each Seller is the sole and exclusive owner of all rights in and to the U.S., Canadian, and foreign registered and unregistered trade marks, trade dress, service marks, logos, trade names, corporate names and all applications to register the same as listed in Annex A hereto (the "Assigned Trademarks"), and Sellers and Purchaser have agreed that the Purchaser is to acquire all of Sellers' right, title and interest in and to the Assigned Trademarks,

      NOW, THEREFORE, each Seller has entered into this Assignment to acknowledge and confirm that the ownership of the Assigned Trademarks is vested in such Seller and to assign all interest in the same to the Purchaser.

      IT IS HEREBY AGREED as follows:

      1. Assignment.

      1.1 Each Seller as the sole and exclusive owner of the applicable Assigned Trademarks hereby irrevocably sells, assigns, transfers, conveys and delivers to Purchaser and its successors and assigns, and Purchaser hereby purchases and accepts from Seller, all of Sellers' right, title and interest in and to the Assigned Trademarks, and all goodwill associated with the Assigned Trademarks and symbolized thereby including all renewals, extensions and reversions of the Assigned Trademarks and the right to sue and recover damages and other remedies for past infringements of the same and all right title and interest in any physical embodiment of the Assigned Trademarks.

      1.2 To the extent that any rights to be assigned under Clause 1.1 above are not wholly and/or validly assigned to the Purchaser, the Sellers shall hold them upon trust for the full and exclusive benefit of the Purchaser.

      2. Cooperation and Recordation. Each Seller hereby agrees to cooperate with Purchaser as reasonably necessary and to execute any further documents and/or deeds and/or do any such things as the Purchaser may require to give full effect to and perfect the rights of Purchaser in the Assigned Trademarks and/or the benefit of this Assignment. The Parties agree that Purchaser may record this Assignment in the United States Patent and Trademark Office,

                                                            Trademark Assignment

Canadian Intellectual Property Office, and the equivalent governmental authority in any jurisdiction applicable to the Assigned Trademarks, and take any other necessary action, to effect the transfer of rights contemplated herein. Purchaser shall be responsible for all reasonable expenses and costs associated therewith. Seller hereby authorizes and requests that the Commissioner of Patents and Trademarks of the United States, and the equivalent governmental authority in any jurisdiction applicable to the Assigned Trademarks, issue to, and record in the name of, Purchaser all right, title, and interest in and to the Assigned Trademarks. Sellers will deliver up to Purchaser all documents, material and/or other media which may be in the Sellers' possession power or control which comprises or contains any part of or information in relation to the Assigned Trademarks (including all trademark attorneys' files and papers) with thirty (30) business days after execution of this Agreement, and each Seller undertakes to take such action as the Purchaser may reasonably require to assist the Purchaser in bringing or defending any proceedings relating to the Assigned Trademarks.

      3. Moral Rights. Each Seller irrevocably and unconditionally waives and has procured or shall procure from all employees and third parties who have created works for or on behalf of such Seller in relation to the MCK business the irrevocable and unconditional waiver of all their moral rights in such works.

      4. Miscellaneous. This Assignment shall be governed by, and interpreted in accordance with, the laws of England and Wales without reference to its conflict of laws rules. Any provision of this Assignment may only be amended, modified, waived or supplemented in whole or in part at any time by an agreement in writing among the Parties executed in the same manner as this Assignment. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either Party of any right preclude any other or future exercise thereof or the exercise of any other right. This Assignment shall bind and inure to the benefit of the respective Parties and their assigns, transferees and successors. It is intended by the Parties that this Assignment shall be effected as a deed and may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                [Remainder of this Page Intentionally Left Blank]

                                                            Trademark Assignment

      IN WITNESS WHEREOF, the Parties have caused this Trademark Assignment to be executed and delivered as a deed on the date first written above by their respective officers thereunto duly authorized.

SELLERS:
Executed as a deed by                      Executed as a deed by
VERSO TECHNOLOGIES, INC. in accordance     MCK COMMUNICATIONS, INC. (NV) in
with its Articles of Incorporation         accordance with its Articles of
                                           Incorporation

By: /s/ Juliet M. Reising                  By: /s/ Juliet M. Reising
    -------------------------------            ------------------------------
Name: Juliet M. Reising                    Name: Juliet M. Reising
      -----------------------------              ----------------------------
Title: Executive Vice President and        Title: Vice President
       Chief Financial Officer                    ---------------------------
       ----------------------------
Executed as a deed by                      Executed as a deed by
MCK COMMUNICATIONS, INC. (DE) in           MCK TELECOMMUNICATIONS INC. in
accordance with its Certificate of         accordance with its Articles of
Incorporation                              Incorporation

By: /s/ Juliet M. Reising                  By: /s/ Juliet M. Reising
    ------------------------------             ------------------------------
Name: Juliet M. Reising                    Name: Juliet M. Reising
      ----------------------------               ----------------------------
Title: Vice President                      Title: President
       ---------------------------                ---------------------------
Executed as a deed by
DIGITAL TECHNIQUES, INC. in accordance with
its Articles of Incorporation

By: /s/ Juliet M. Reising
    ------------------------------
Name: Juliet M. Reising
      ----------------------------
Title: Vice President
       ---------------------------
PURCHASER:
Executed as a deed by
CITEL TECHNOLOGIES LIMITED in accordance
with its constitution

Acting by:
/s/ Michael Joseph Robinson
----------------------------------
         Director
/s/ Nicholas G. Gretton
----------------------------------
         Director / Secretary

                                                            Trademark Assignment

                                     ANNEX A

                               ASSIGNED TRADEMARKS

        MARK                     NUMBER                  DATE REGISTERED                       APPLICANT/REGISTRANT
MCK plus symbol          Reg. No.: 2,713,809     05/06/2003                        MCK Communications, Inc. a Nevada corporation

CAMPUSCONNEX             Serial No.  76/498,497  Abandoned for failure             MCK Communications, Inc. a Nevada corporation
                                                 to file statement of use

SETCONNEX                Serial No.  76/325,016  Abandon in due course: no         MCK Communications, Inc. a Nevada corporation
                                                 record of a third extension
                                                 having been filed by the
                                                 05/05/2004 deadline

MCK EXTENDER             Reg. No.: 2,704,962     04/08/2003                        MCK Communications, Inc., a Nevada corporation

PBXGATEWAY               Reg. No.: 2,497,294     10/09/2001                        MCK Communications, Inc. a Nevada corporation
                         Supplemental

KNOWLEDGE CENTER         Reg. No.: 2,667,646     12/31/2002                        Digital Techniques, Inc., a Texas corporation

REMOTECONNEX PBXGATEWAY  Reg. No.: 2,738,556     07/15/2003                        MCK Communications, Inc., a Nevada corporation

TELEBRIDGE               Reg. No.: TMA447154     09/01/1995                        MCK Telecommunications Inc.

Unregistered Trademark:    MobileConnex

                                                            Trademark Assignment

                                                                   EXHIBIT 99.13

                                  BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is entered into on January 21, 2005, by and between NACT Acquisition, Inc., a Delaware corporation (the "Purchaser"), and NACT Telecommunications, Inc., a Delaware corporation ("Seller").

      WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among Seller, Verso Technologies, Inc., a Minnesota corporation ("Verso"), NACT Limited, an English private limited company ("NACT Limited") and Purchaser, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of the Assets; and

      WHEREAS, Seller desires to deliver to Purchaser such instruments of sale, transfer, conveyance, assignment and delivery as are required to vest in Purchaser all of Seller's right, title and interest in and to the Assets.

      NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which Seller and Purchaser each acknowledge, the parties agree as follows:

      1. Each capitalized term used but not defined in this Bill of Sale shall have the meaning ascribed to it in the Purchase Agreement.

      2. Effective as of the Closing, Seller hereby sells, transfers, assigns, conveys and delivers to Purchaser all of Seller's right, title and interest in and to all of the Assets (other than those Assets that are effectively sold, transferred, assigned, conveyed and delivered by Seller to Purchaser as of the Closing pursuant to other bills of sale or other instruments of sale, transfer, assignment and conveyance executed by Seller and Purchaser), free and clear of all Liens, other than Permitted Liens.

      3. Nothing in this Bill of Sale shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which survive the execution and delivery of this Bill of Sale as provided and subject to the limitations set forth in the Purchase Agreement. If any conflict exists between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

      4. Seller does hereby constitute and appoint Purchaser, its successors and assigns, as the attorney-in-fact of Seller, with full power of substitution, in Seller's name and stead, as the case may be, on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Assets and to give receipts and releases for and in respect of the Assets, or any part thereof, and from time to time to institute and prosecute in Seller's name for the benefit of

            Purchaser, its successors and assigns, any and all reasonable proceedings at law, in equity or otherwise, which Purchaser, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Assets and to do all things reasonably necessary to recover and collect the Assets.

      5. Seller agrees that from time to time at Purchaser's request, Seller will, and will use its commercially reasonable efforts to cause its Affiliates (including Verso and NACT Limited) to, execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably required to carry out the purposes of this Bill of Sale. Seller shall bear its own costs and expenses in compliance with this Section 5.

      6. This Bill of Sale is made for the sole benefit of the parties hereto and their respective successors, executors and permitted assigns, and nothing contained herein, express or implied, is intended to or shall confer upon any other Person any third-party beneficiary right or any other legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Bill of Sale.

      7. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any of the conflict of law rules thereof.

      8.    This Bill of Sale shall be effective as of the Closing.

      9. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                     [Remainder of page intentionally blank]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered as of the date first above written.

                                                 NACT ACQUISITION, INC.

                                                 By: /s/ Christian P. Michalik
                                                     ---------------------------
                                                     Name: Christian P. Michalik
                                                     Title: Vice President

                                                 NACT TELECOMMUNICATIONS, INC.

                                                 By: /s/ Juliet M. Reising
                                                     ---------------------------
                                                     Name: Juliet M. Reising
                                                     Title: Vice President

                         Signature page to Bill of Sale

                                                                   EXHIBIT 99.14

                                                                  EXECUTION COPY

                              COPYRIGHT ASSIGNMENT

            THIS COPYRIGHT ASSIGNMENT (this "Assignment") is made and entered into as of January 21, 2005 ("Effective Date") by and between NACT Telecommunications, Inc., a Delaware corporation ("Assignor"), and NACT Acquisition, Inc., a Delaware corporation ("Assignee").

            WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated January 21, 2005 (the "Agreement") pursuant to which Assignee agreed to purchase from Assignor and Assignor agreed to sell certain of the assets, properties, rights and businesses of Assignor, subject to the terms and conditions of the Agreement;

            WHEREAS, pursuant to the Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, the copyright registrations and applications for copyright registration set forth on Schedule A, in each case, together with the goodwill of the business associated therewith (collectively, the "Copyrights"); and

            WHEREAS, Assignee is a successor to Assignor's business, and that business is ongoing and existing.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee the entire right, title and interest in and to the Copyrights, for the United States and for all foreign countries, including, without limitation, any and renewals in connection therewith, for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, together with all income, royalties or payments due or payable as of the Effective Date or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Copyrights, with the right to sue for, and collect the same for Assignee's own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

            Assignor hereby requests the United States Register of Copyrights, and the corresponding entities or agencies in any applicable foreign countries, to record Assignee as the assignee and owner of the Copyrights.

            IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the Effective Date.

NACT TELECOMMUNICATIONS, INC.                    NACT ACQUISITION, INC.

By: /s/ Juliet M. Reising                        By: /s/ Christian P. Michalik
   ----------------------------                     ----------------------------
Name:   Juliet M. Reising                        Name:   Christian P. Michalik
     --------------------------                       --------------------------
Title:  Vice President                           Title:  Vice President
      -------------------------                        -------------------------

                                   SCHEDULE A

U.S. Copyright Reg. No. TXu-1-027-342 for NTS software

                                                                   EXHIBIT 99.15

                                                                  EXECUTION COPY

                              TRADEMARK ASSIGNMENT

            THIS TRADEMARK ASSIGNMENT (this "Assignment") is made and entered into as of January 21, 2005 ("Effective Date") by and between NACT Telecommunications, Inc., a Delaware corporation ("Assignor"), and NACT Acquisition, Inc., a Delaware corporation ("Assignee").

            WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated January 21, 2005 (the "Agreement") pursuant to which Assignee agreed to purchase from Assignor and Assignor agreed to sell certain of the assets, properties, rights and businesses of Assignor, subject to the terms and conditions of the Agreement;

            WHEREAS, pursuant to the Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, the trademark registrations and applications for trademark registration set forth on Schedule A, in each case, together with the goodwill of the business associated therewith (collectively, the "Marks"); and

            WHEREAS, Assignee is a successor to Assignor's business, and that business is ongoing and existing.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee the entire right, title and interest in and to the Marks, for the United States and for all foreign countries, including, without limitation, any translations, adaptations, derivations and combinations thereof and renewals in connection therewith, for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, together with all income, royalties or payments due or payable as of the Effective Date or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement, dilution or other unauthorized use of the Marks, with the right to sue for, and collect the same for Assignee's own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

            Assignor hereby requests the United States Commissioner of Patents and Trademarks, and the corresponding entities or agencies in any applicable foreign countries, to record Assignee as the assignee and owner of the Marks.

            IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the Effective Date.

NACT TELECOMMUNICATIONS, INC.             NACT ACQUISITION, INC.

By: /s/ Juliet M. Reising                 By: /s/ Christian P. Michalik
    ------------------------------            ------------------------------
Name: Juliet M. Reising                   Name: Christian P. Michalik
      ----------------------------              ----------------------------
Title: Vice President                     Title: Vice President
       ---------------------------               ---------------------------

                                   SCHEDULE A

U.S. Trademark Reg. No. 2,051,537 for STX

U.S. Trademark Reg. No. 2,171,599 for NTS 2000

U.S. Trademark Reg. No. 2,797,908 WEBCONNECT:CONSUMER

Application for IPAX; U.S. Trademark Serial Number 76/255,395

                                                                   EXHIBIT 99.16

                                                                  EXECUTION COPY

                                PATENT ASSIGNMENT

            THIS PATENT ASSIGNMENT (this "Assignment") is made and entered into as of January 21, 2005 ("Effective Date") by and between NACT
Telecommunications, Inc., a Delaware corporation ("Assignor"), and NACT Acquisition, Inc., a Delaware corporation ("Assignee").

            WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated January 21, 2005 (the "Agreement") pursuant to which Assignee agreed to purchase from Assignor and Assignor agreed to sell certain of the assets, properties, rights and business of Assignor, subject to the terms and conditions of the Agreement; and

            WHEREAS, pursuant to the Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, the patents and applications for patent set forth on Schedule A (collectively, the "Patents").

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and delivers to Assignee, the entire right, title and interest in and to the Patents, for the United States and for all foreign countries, including, without limitation, any continuations, divisions, continuations in part, reissuances, reexaminations, extensions or foreign equivalents thereof, and including the subject matter of all claims which may be obtained therefrom for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made, together with all income, royalties, damages or payments due or payable as of the Effective Date or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement, misappropriation or other unauthorized use of the Patents, with the right to sue for, and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns, or other legal representatives.

            Assignor authorizes and requests the United States Commissioner of Patents and Trademarks to record Assignee as owner of the Patents, including, without limitation, any continuations, divisions, continuations-in-part, reissues, reexaminations or extensions thereof, and to issue any and all letters patent of the United States thereon to Assignee, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

            IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the Effective Date.

NACT TELECOMMUNICATIONS, INC.              NACT ACQUISITION, INC.

By: /s/ Juliet M. Reising                  By: /s/ Christian P. Michalik
    -------------------------                  -------------------------

Name: Juliet M. Reising                    Name: Christian P. Michalik
      -----------------------                    -----------------------

Title: Vice President                      Title: Vice President
       ----------------------                    -----------------------

                                   SCHEDULE A

U.S. Patent Serial No. 09/821,256 for System, Apparatus and Method for Voice over Internet Protocol Telephone Calling Using Enhanced Signaling Packets and Localized Time Slot Interchanging, filed March 29, 2001

U.S. Patent Serial No. 10/147,289 for System, Apparatus and Method for Dynamically Mapping Virtual Signaling System 7 Circuit Identification Codes for Use Between VoIP Gateways on IP Networks, filed May 16, 2002

                                                                   EXHIBIT 99.17

                                                                  EXECUTION COPY

                                                                       EXHIBIT D

                                LICENSE AGREEMENT

      This License Agreement (the "AGREEMENT") is entered into effective this 21st day of January, 2005 (the "EFFECTIVE DATE") by and between NACT Acquisition, Inc., a Delaware corporation ("NACT"), and Verso Technologies, Inc., a Minnesota corporation ("VERSO").

      WHEREAS, Verso and NACT are parties to an Asset Purchase Agreement dated as of even date hereof (the "ASSET PURCHASE AGREEMENT"); and

      WHEREAS, pursuant to the Asset Purchase Agreement, NACT agreed to purchase substantially all of the assets of NACT Telecommunications, Inc., a wholly owned subsidiary of Verso; and

      WHEREAS, the NTS software product created by NACT Telecommunications, Inc. is included among the assets transferred to NACT under the Asset Purchase Agreement; and

      WHEREAS, NACT agreed in the Asset Purchase Agreement to grant to Verso a license to the source code of the NTS product and certain other rights in partial consideration for the transfer of assets to NACT; and

      WHEREAS, Verso and Jacksonville Technology Associates, Inc. ("JTA") are in negotiations for the purchase of substantially all of the assets of JTA by Verso (the "JTA TRANSACTION").

      NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, Verso and NACT agree as follows:

1.    Definitions.

      In addition to the other terms defined herein, the following definitions shall apply to this Agreement:

      "Affiliate" means any entity in which a party owns or controls 50% or more of the voting securities or interest and any entity which controls 50% or more of the voting securities or interest of a party.

      "Documentation" means all notes, drawings, commentary, flow charts, user documentation, and other documentation pertaining to the Licensed Software that is reasonably required for Verso to integrate the Licensed Software into Verso Products and to support and maintain the Licensed Software.

      "Intellectual Property Rights" means all (i) rights associated with works of authorship, including, without limitation, exclusive exploitation rights, copyrights and moral rights; (ii) trademark, trade dress, and trade name rights;
(iii) trade secret rights; (iv) designs, algorithms, and all other industrial property rights; (v) patents, patent applications, extensions, combinations, divisions, or reissues of the foregoing; and (vi) other intellectual property and proprietary rights of every kind.

      "Licensed Software" means the NTS software version 2.5, in source code form, including, without limitation, all software which makes up the build environment required to compile and package the entire NTS product line and any modifications, upgrades, updates and enhancements thereto in existence as of the Effective Date or provided to Verso pursuant to Section 8(b) of this Agreement.

      "Verso Products" means the products manufactured, offered, sold, licensed or distributed by Verso and its Affiliates as of the Effective Date (which shall include for this purpose (i) the products of JTA in existence as of the Effective Date, provided that Verso and JTA consummate the JTA Transaction and
(ii) the Deliverables delivered to JTA in accordance with the Cable & Wireless Project (as defined below)), and any future releases, upgrades, new versions or enhanced versions of such products.

2.    License.

      NACT hereby grants to Verso and its Affiliates, effective as of the Effective Date, a perpetual, irrevocable (except as expressly provided in Section 13), non-exclusive, non-transferable (except as expressly provided in
Section 14(a)), world-wide, fully paid up, royalty free right and license (the "LICENSE") to:

      (a) use, merge, translate, reproduce, install, perform, display, modify, alter, and adapt the Licensed Software and the Documentation, and to create derivative works from the Licensed Software and the Documentation, solely for purposes of integrating the Licensed Software into Verso Products and maintaining such Licensed Software;

      (b) compile the Licensed Software and any modifications or derivates thereof into executable or machine readable versions, solely for purposes of integrating the Licensed Software into Verso Products and maintaining such Licensed Software;

      (c) directly or through resellers or distributors, distribute, license, and sublicense the Licensed Software and any modifications or derivatives thereof created by Verso to end users and other customers in executable or machine readable form only as a component and solely as a component of Verso Products;

      (d) create documentation for end users and other customers using all or parts of the Documentation and to distribute such documentation to resellers, distributors and end users and other customers of Verso Products; and

      (e) escrow the source code of versions of the Licensed Software (excluding any third-party software contained therein) distributed in executable form under subparagraph (c) above in escrow accounts for the benefit of third parties; provided, that (i) such escrow is subject to an agreement substantially in the form of the Master Preferred Source Code Escrow Agreement attached as Attachment A and (ii) the Addendum to the Master Preferred Source Code Escrow Agreement attached as Attachment B is executed by the Escrow Agent, Preferred Beneficiary and Verso prior to the deposit of such source code with the Escrow Agent.

3.    Delivery.

      NACT hereby acknowledges the receipt of a CD purporting to contain the Licensed Software and Documentation. To the extent such CD does not contain the Licensed Software and Documentation, NACT shall promptly remedy such defect.

4.    Limitations; Covenants.

      (a) Except as provided in Section 1(e) and Section 14(a), Verso shall not disclose, distribute or otherwise make available the Licensed Software in source code form to any third party other than to employees and contractors of Verso and its Affiliates who (i) have signed a written confidentiality agreement (containing provisions no less restrictive than the provisions set forth in Section 11 hereof) and (ii) need to have access to such information for purposes of exercising the rights granted to Verso under this Agreement on behalf of Verso.

      (b) In connection with distributing, licensing or sublicensing the Licensed Software pursuant to Section 2(c) hereof, Verso shall enter into a written agreement (or cause its distributors or resellers to enter into a written agreement) with each end user or other customer containing terms no less protective of the Licensed Software than the terms contained in Verso's form of End User License Agreement set forth in Attachment C.

      (c) Verso shall promptly deliver to NACT an executed copy of any Addendum to the Master Preferred Source Code Escrow Agreement executed pursuant to the terms of Section 2(e) or otherwise. NACT agrees that the information contained in such documents shall be deemed to be the Confidential Information of Verso as provided in Section 11 of this Agreement; provided, however, that NACT may disclose any Addendum to the Master Source Code Escrow Agreement to the extent necessary to enforce its rights thereunder or otherwise to effectuate the purposes of such document.

5.    Third Party Software.

      To the knowledge of NACT, Verso will not need to license any third-party software to exercise or enjoy any of its rights under this Agreement to develop the Licensed Software except for the following third-party development tools:
(a) Informix Dynamic Server database licensed by IBM, (b) Rave 4.0 and 5.0 licensed by Nevrona Designs, (c) Infopower 2000 and 3000 Pro licensed by Woll2Woll Software, (d) CodeSite 2 licensed by Raize Software, (e) Raize Components 2.52 licensed by Raize Software, and (f) Delphi 6 Enterprise licensed by Borland. Verso will be responsible, at its own cost, for obtaining its own licenses of these development tools. In addition, Verso will need to obtain run time licenses of Informix Dynamic Server database and Rave prior to distributing, licensing, and/or sublicensing products containing the Licensed Software to third parties.

6.    Ownership.

      (a) The Licensed Software and the Documentation and the Intellectual Property Rights contained therein are owned by NACT. Verso shall have no right, title or interest therein except as expressly set forth in this Agreement, and NACT reserves all right in the Licensed Software and Documentation not expressly granted herein.

      (b) All modifications, alterations, and derivations of the Licensed Software and Documentation created by or on behalf of Verso and at Verso's expense in accordance with the terms of this Agreement shall be the proprietary information of Verso, and NACT shall have no right, title or interest therein. Verso and its licensors shall own all Intellectual Property Rights in and to such modifications, alterations and derivations subject only to NACT's rights in the Licensed Software and Documentation. For the avoidance of doubt, NACT shall retain all right, title and interest in and to corrected versions of the Licensed Software provided to Verso in accordance with Section 8(b).

7.    Bankruptcy.

      In the event of the dissolution, bankruptcy or insolvency of NACT, NACT acknowledges that, if NACT rejects this Agreement in any bankruptcy proceeding, Verso may elect to retain its rights under this Agreement as provided in Section 365(n) of the United States Bankruptcy Code.

8.    Warranties.

      NACT hereby warrants and represents to Verso as follows:

      (a) NACT has the right to grant the License to Verso, and, subject to
Section 5, Verso's exercise of its rights under this Agreement shall not violate the rights of any third party granted by NACT or violate the obligations of NACT under any agreement with a third party. As of the Effective Date, there is no actual or, to the knowledge of NACT, threatened suit or claims by any third party based on any of the foregoing.

      (b) For a period of one (1) year from the Effective Date (the "WARRANTY PERIOD"), (i) the version of the Licensed Software delivered to Verso by NACT (as may, from time to time, be modified by updates, upgrades, modifications or enhancements distributed by NACT to Verso in accordance with this Section 8(b)) shall be free from defects and shall operate in accordance with the specifications for the Licensed Software and the relevant portions of the Documentation in all material respects; and (ii) the Documentation shall reflect the operation of the Licensed Software, in each case in all material respects. NACT shall promptly correct any errors, defects or malfunctions in the Licensed Software and Documentation reported by Verso during the Warranty Period and shall promptly provide Verso with the corrected versions of the Licensed Software and the Documentation free of charge. NACT agrees to respond to Verso's requests for corrections to errors with a time estimate for the correction of such errors as follows: those classified as high priority within 48 hours, those classified as medium priority within 5 (five) business days, and those classified as low priority within fifteen (15) business days, in each case following written notice by Verso to NACT of such errors and the applicable priority level. After expiration of the Warranty Period, NACT shall provide Verso with the ability to obtain support and maintenance on terms and conditions mutually agreeable to the parties.

      (c) THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE LICENSED SOFTWARE AND THE DOCUMENTATION, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.

9.    Additional Support.

      (a) During the Warranty Period, NACT shall provide to Verso, without additional charge, reasonably necessary telephone or email consultation requested by Verso in connection with its use and operation of the Licensed Software or any problems therewith. Telephone consultation shall be requested and provided only during NACT's normal business hours. NACT shall provide one
(1) standard two (2)-week training course on the Licensed Software to up to five
(5) Verso personnel without charge to Verso. The training course shall be provided at NACT's Provo, Utah facility at a time mutually agreeable to the parties. Verso shall be responsible for all travel, lodging and other living costs for its personnel attending the training course.

      (b) The effectiveness of subsections (i) and (ii) immediately below shall be contingent on the consummation of the JTA Transaction or Verso entering into a subcontract agreement with JTA to perform services for JTA for the Cable & Wireless Project (as defined below).

            (i) NACT agrees to provide the deliverables listed in Attachment D hereto (the "DELIVERABLES") to Verso free of charge in connection with the Cable & Wireless Panama S.A. ("CABLE & WIRELESS") project being performed by Verso in Panama (the "CABLE AND WIRELESS PROJECT"). Verso hereby acknowledges the receipt of the Phase 1 Deliverables. The Phase 3 Deliverables shall be delivered by NACT no later than thirty (30) business days after specifications and definitions for such Deliverables have been provided by Verso to NACT. The parties acknowledge that the definition of the Phase 3 Deliverables has not been fully defined. The Deliverables shall be subject to approval and acceptance by Cable & Wireless. NACT agrees to make all corrections and changes in the Deliverables required to obtain such acceptance and approval without charge; provided, that NACT shall be obligated to contribute no more than 160 hours of development for and testing of the Phase 3 Deliverables without charge. Once this level is exceeded, Verso will pay NACT the rate of $100/hour for development for and $80/hour for testing of the Phase 3 Deliverables. If the 160-hour level is exceeded, NACT will provide weekly time reports for work performed on the Phase 3 Deliverables stating in reasonable detail the work performed and hours worked for each individual assigned to the Cable & Wireless Project.

            (ii) NACT will provide a warranty on each Deliverable at no charge in accordance with the terms set forth in Section 8(b) for a one (1)-year period commencing on the date of the acceptance of the Deliverable by Cable & Wireless. Thereafter, NACT shall make support available for the Deliverables at an additional charge on reasonable terms (including, without limitation, price) mutually agreed upon by the parties.

      (c) NACT and Verso agree that Verso may only seek damages or any other remedy for breach of this Section 9 if Verso requests to NACT in writing performance (or re-performance) by NACT of the applicable service and, within 30 days of the receipt of such notice, NACT has failed to cure such breach.

10.   Indemnity.

      (a) NACT, at its own cost and expense, shall indemnify and hold harmless Verso, its Affiliates or assignees, and their respective directors, officers, employees and agents from and against any claim, demand, cause of action, debt or liability, including, without limitation, costs and reasonable attorneys' fees (collectively, "LOSSES"), to the extent that such Losses result from a third-party claim that the Licensed Software or Documentation, as provided to Verso by NACT, infringes or violates the Intellectual Property Rights of any third party.

      (b) Verso, at its own cost and expense, shall indemnify and hold harmless NACT, its Affiliates or assignees, and their respective directors, officers, employees and agents from and against any Losses to the extent that such Losses result from a third-party claim that any modifications or alterations of the Licensed Software or Documentation created by Verso infringe or violate any Intellectual Property Rights of any third party, or any other third-party claim arising from the exercise by Verso of its rights hereunder, except to the extent
(i) such Losses result from NACT's gross negligence or willful misconduct or
(ii) NACT would otherwise be responsible for such Losses pursuant to Section 10(a).

      (c) The indemnifying party shall be responsible, at its cost and expense, for the defense and all negotiations relative to the settlement of any claim subject to the indemnification provisions of this Section 10; provided, however, that (i) Verso may not settle any claim in a manner that would have an adverse affect on the rights of NACT in the Licensed Software or Documentation without the prior written consent of NACT (to be granted in its sole discretion) and
(ii) nothing in this Section 10(c) shall be deemed to prohibit either party from engaging its own counsel in connection with such claim and participating in its own defense. The indemnified party shall promptly provide the indemnifying party with written notice of any claim which the indemnified party believes falls within the scope of this Section 10 and, at the indemnifying party's cost and expense, shall provide reasonable assistance to the indemnifying party in connection with such claims.

      (d) Limitation on Liability. EXCEPT FOR DAMAGES ARISING FROM CLAIMS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, CLAIMS OF BREACH OF SECTION 11 ("CONFIDENTIALITY") OR EITHER PARTIES' INDEMNIFICATION OBLIGATIONS UNDER THIS
SECTION 10, NEITHER PARTY, NOR ITS AFFILIATES NOR ITS NOR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AFFILIATES, SUBCONTRACTORS OR LICENSORS, SHALL BE LIABLE TO THE OTHER PARTY, OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AFFILIATES, SUBCONTRACTORS OR LICENSORS, FOR INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE, LOSS OF SAVINGS, OR LOSSES BY REASON OF COST OF CAPITAL, CONNECTED WITH OR ARISING OR RESULTING FROM ANY PERFORMANCE OR LACK OF PERFORMANCE UNDER THIS AGREEMENT, EVEN IF SUCH DAMAGES WERE FORESEEABLE OR A PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF

WHETHER A CLAIM FOR SUCH DAMAGES IS BASED ON CONTRACT, WARRANTY, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR OTHER LAW OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

11.   Confidentiality.

      (a) During the term of this Agreement, one party (the "DISCLOSING PARTY") may disclose proprietary and/or confidential information ("CONFIDENTIAL INFORMATION") to the other party (the "RECEIVING PARTY"). Information shall be treated as Confidential Information under this Agreement if the information is identified or labeled as confidential or proprietary by the Disclosing Party at the time of disclosure. Notwithstanding the above, the parties agree that the Licensed Software and the Documentation shall be deemed to be the Confidential Information of NACT and may be disclosed by Verso only as expressly provided in this Agreement. Except as expressly provided in this Agreement, the Receiving Party shall maintain the confidentiality of and shall not disclose the Confidential Information of the Disclosing Party to any third party. The Receiving Party shall require its employees, agents and consultants to comply with this Section. The Receiving Party shall use (and require that employees, agents and contractors agree in writing to use) at least the same standard of care as the Receiving Party uses to protect its own Confidential Information of a similar nature from unauthorized use or disclosure, but in no event less than reasonable care in the industry. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of Confidential Information.

      (b) The obligations contained in this Section shall not apply if the information: (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party (provided that this exclusion shall not apply to the Licensed Software and Documentation); (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through an act or omission of the Receiving Party in breach of this Agreement; or (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others.

12.   Proprietary Notices.

      Verso agrees that any copies of the Licensed Software or Documentation (or documentation containing parts of the Documentation) which it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by NACT or otherwise reasonably requested by NACT. Notwithstanding the preceding sentence, Verso may add its own copyright or other proprietary notice to any modification, alteration or derivative of the Licensed Program or Documentation; provided, however, that such additional notice does not cover or obliterate any proprietary notice included or requested by NACT.

13.   Termination.

      (a) Upon any material breach or default under this Agreement by either party, this Agreement may be terminated by the non-breaching party upon thirty
(30) days' written notice to the breaching party. Such notice shall become effective at the end of such thirty (30) day period, unless such breach or default is cured during such thirty (30) day period.

      (b) In the event that this Agreement terminates, Verso shall immediately cease all use of the Licensed Software and Documentation and return all tangible embodiments thereof to NACT.

14.   General Provisions.

      (a) Neither Verso nor NACT may assign this Agreement without the other party's prior written consent, except Verso or NACT may assign this Agreement without the other party's consent to any Affiliate, or as part of the sale of all or any part of its business that includes the Licensed Software, or pursuant to any merger, consolidation, acquisition or reorganization. An assignee of either party, if authorized hereunder, shall be deemed to have all of the rights and obligations of the assigning party set forth in this Agreement. It is understood that no assignment shall release the assigning party from any of its obligations hereunder.

      (b) Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the parties. Verso and NACT shall have no power to control the activities and operations of the other and their relationship shall be as independent contractor with respect to each other.

      (c) All notices required or permitted to be given by one party to the other under this Agreement will be sufficient if in writing and sent by certified mail, return receipt requested, to the parties at the following addresses or to such other address as the party to receive the notice has designated by notice to the other party pursuant to this paragraph:

      if to NACT:

            NACT Acquisition, Inc.
            191 West 5200 North
            Provo, Utah  84604
            Attention:  Brett Parkinson

      if to Verso:

            Verso Technologies, Inc.
            400 Galleria Parkway, Suite 300
            Atlanta, Georgia  30339
            Attention:  CFO

      (d) This Agreement shall be governed by and construed under the laws of the State of Utah.

      (e) If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions of this Agreement will not be impaired thereby.

      (f) The failure by any party to exercise any right or remedy provided for herein will not be deemed a waiver of any right or remedy hereunder.

      (g) This Agreement sets forth the entire understanding of the parties as to the subject matter hereof and may not be modified except in a writing executed by both parties.

      (h) Except as expressly provided herein, the rights and remedies of the parties set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it in law or in equity. Each party agrees that certain breaches of this Agreement may result in irreparable harm to the other party, the extent of which would be difficult and impracticable to assess, and that money damages would not be an adequate remedy for such breach. Accordingly, each party shall be entitled to seek immediate equitable and other provisional relief, including, without limitation, specific performance, a temporary restraining order, and preliminary and permanent injunction, as a remedy for such breach in addition and without prejudice to any other remedies available at law or in equity.

      (i) The following provisions shall survive any termination or expiration of this Agreement: Sections 4(a), 5, 6, 7, 8(c), 9(c), 10, 11, 12, 13(c), and
14.

      (j) Any delay in or failure of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent such delay or failure is caused by an occurrence or occurrences beyond the reasonable control of the party affected, including, without limitation, acts of God; acts, regulations or laws of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; terrorism, illness; death; incapacity; disability; wars; rebellion and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

      (k) This Agreement and any amendment may be signed in counterparts, each of which will constitute an original and all of which together shall constitute one and the same instrument. Any signature may be delivered by facsimile, which shall have the effect of an original signature.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above.

                                        VERSO TECHNOLOGIES, INC.

                                        By: /s/ Juliet M. Reising
                                            --------------------------------
                                            Name:  Juliet M. Reising
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        NACT ACQUISITION, INC.

                                        By: /s/ Christian P. Michalik
                                            --------------------------------
                                            Name:  Christian P. Michalik
                                            Title: Vice President

                                  ATTACHMENT A

                                  SEE ATTACHED.

                                  ATTACHMENT B

                                    ADDENDUM
                                       TO
                  MASTER PREFERRED SOURCE CODE ESCROW AGREEMENT

      This ADDENDUM to the Master Preferred Source Code Escrow Agreement (this "Addendum") is made as of January ___, 2005 among DSI Technology Escrow Services, Inc. ("Escrow Agent"), Verso Technologies, Inc. ("Depositor"), and ________________________ ("Preferred Beneficiary"), who may collectively be referred to in this Addendum as the Parties.

            WHEREAS, Escrow Agent, Depositor (as successor in interest to all of the assets of Clarent Corporation) and Preferred Beneficiary are parties to a Master Source Code Escrow Agreement, Master Number 0312027 (together with all acceptance forms, schedules, addendums, riders, terms and conditions and amendments thereto, the "Escrow Agreement"), pursuant to which Depositor and Preferred Beneficiary agree to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor or otherwise in Depositor's possession (the "Deposit Materials");

            WHEREAS, the Deposit Materials include certain proprietary technology and other materials of NACT (the "NACT Materials"); and

            WHEREAS, the Parties wish to grant NACT sufficient rights, independent of Verso, to protect the NACT Materials against unauthorized disclosure to or use by Escrow Agent or Preferred Beneficiary.

      NOW THEREFORE, the Parties hereby agree to modify and supplement the terms of the Escrow Agreement as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Escrow Agreement.

2. Third Party Beneficiary. The Parties agree that NACT shall be an express third party beneficiary of the Escrow Agreement with rights to enforce the provisions of the Escrow Agreement (including, without limitation, Section 2.1, Section 3.3, Article 4 and Section 5.5) with respect to the NACT Materials against Preferred Beneficiary and Escrow Agent as if it were the Depositor thereunder.

3. NACT Materials. Depositor shall, in connection with providing any Deposit Materials to Escrow Agent under the Escrow Agreement, designate for Escrow Agent that portion of the Deposit Materials constituting NACT Materials and Escrow Agent agrees to hold such NACT Materials in a separate escrow account.

4. Notices. Escrow Agent and Preferred Beneficiary shall provide to NACT all notices (or copies of notices) required to be given to Depositor under the Escrow Agreement in the same manner and within the same time period for giving such notice (or copy of such notice) specified in the Escrow Agreement.

5. Audit Rights. During the term of the Escrow Agreement, NACT shall have the right to inspect the written records of Escrow Agent pertaining to the NACT Materials. Any inspection shall be held during normal business hours and following reasonable prior notice.

6. Replacement of Escrow Agent. In the event that a new escrow agent is designated by Depositor and/or Preferred Beneficiary in accordance with
      Section 5.3 of the Escrow Agreement or otherwise, such new escrow agent shall agree to the terms and conditions of this Addendum and (along with Preferred Beneficiary) terms and conditions substantially similar to the terms and conditions of the Escrow Agreement prior to the deposit of any NACT Materials with such escrow agent.

7. Precedence. Except as expressly set forth herein, all provisions of the Escrow Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Escrow Agreement and this Addendum, the terms of this Addendum shall control.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date by their duly authorized representatives.

VERSO TECHNOLOGIES, INC.           DSI TECHNOLOGY ESCROW SERVICES, INC.

By:                                By:

Title:                             Title:

Date:                              Date:

PREFERRED BENEFICIARY

By:

Title:

Date:

                                  ATTACHMENT C

                    VERSO END USER SOFTWARE LICENSE AGREEMENT

This Verso End User Software License Agreement ("Agreement") governs the provision of software and related documentation ("Software" or "Product") from Verso Technologies, Inc., a Minnesota corporation ("Verso" or "Seller") to you ("Buyer" or "you") unless you have previously entered into an agreement that by its provisions supersedes this Agreement. BY USING THE SOFTWARE OR PRODUCT, BUYER IS EXPRESSLY ACCEPTING ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF BUYER DOES NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, BUYER IS NOT ENTITLED TO USE THE SOFTWARE OR PRODUCT. BUYER MAY RETURN THE SOFTWARE OR PRODUCT TO THE SOURCE FROM WHICH IT WAS PURCHASED FOR A REFUND IF THE TERMS AND CONDITIONS OF PURCHASE SO PROVIDE.

1. SOFTWARE LICENSE. The Software is licensed, not sold, to Buyer, and is provided in object code form only. Subject to the terms of this Agreement ("Terms"), Verso grants to Buyer a personal, non-transferable, non-exclusive license to use the object code of the Software solely for Buyer's own internal business purposes (or the provision of telecommunication services to Buyer's direct customers) in accordance with the documentation, in the country in which Buyer acquired the Software, and only on the computer on which the Software is first installed (or a similar replacement unit) (the "License"). UNLESS OTHERWISE PROVIDED, EACH COPY OF THE SOFTWARE MAY BE USED ON A SINGLE COMPUTER ONLY. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE LICENSE IS LIMITED TO BUYER AND IS NON-TRANSFERABLE. ANY ATTEMPTED TRANSFER OF THE SOFTWARE IN VIOLATION OF THIS RESTRICTION WILL BE VOID.

Buyer shall not (nor shall Buyer permit any third party to): (i) use the Software to manage, use or control telephony resources in excess of those for which Buyer have validly acquired the right to do so (e.g. the maximum number of "ports", "spans" or other measures for which a valid and accepted sales order has been placed with Verso or its authorized resellers); (ii) decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code of the Software; (iii) embed the Software, in whole or in part, within another product; (iv) modify, adapt, translate, copy, create derivative works of the Software; (v) distribute, sell or resell, assign, pledge, sublicense, lease, loan, rent, timeshare, use in a service bureau, assign, deliver or otherwise transfer the Software; and (vi) remove from the Software or alter any of the trademarks, trade names, logos, patent or copyright notices or markings, or add any other notices or markings to the Software. Buyer may copy the Software solely for archival and back-up purposes or to replace a worn or defective copy.

All copies of the Software and Product documentation including, without limitation, translations, compilations, or partial copies, are the proprietary property and confidential information of Verso and may not be used or disclosed except as permitted by these Terms. Buyer shall not disclose, provide or otherwise make available the Software or Product documentation or any part or copies thereof to any person other than employees of the Buyer who have a legitimate need to know. Buyer shall take all appropriate actions necessary to extend Buyer's confidentiality obligations under these Terms to any person permitted access to the Software or Product documentation.

All right, title and interest to, and all applicable rights in patents, copyrights, trademarks, trade names and trade secrets and other proprietary rights relating to or in the Software or any of its parts shall remain solely vested in Verso or its suppliers. The License is strictly limited to its express terms and Verso reserves any rights in the Software not explicitly granted to Buyer. Any use of the Software outside the scope of the License will be deemed to be a material breach of these Terms.

Verso may terminate the License if (i) Buyer breaches any of the provisions of these Terms and fails to cure such breach within fifteen (15) days after receipt of written notice thereof from Verso or (ii) if payment to Verso for Product is more than thirty (30) days past due. Buyer agrees that upon expiration of the License, it will immediately return or destroy all copies of the Software of portions thereof and, if requested by Verso, will certify in writing to Verso the destruction or return of the Software and all copies thereof. Buyer acknowledges that Products may contain features that would prevent the use of the Products without a valid license. Buyer agrees that Verso may update, upgrade or revise its software products at any time and in doing so incurs no obligation to furnish the same to Buyer under these Terms. Additional restrictions may apply if a new or updated version of the Software is provided to Buyer.

2. LIMITED SOFTWARE WARRANTY. If Buyer has purchased the software directly from Verso, then Verso warrants to Buyer that for a period of ninety (90) days (the "Software Warranty Period") beginning upon the date of shipment, the Software will substantially conform to its associated documentation when used in a computing environment (including on computer hardware and with operating systems) specified as "compatible" in the documentation. Verso's sole and exclusive obligation, and Buyer's sole and exclusive remedy, for breach of the foregoing warranty shall be, at Verso's option, to (a) correct any reproducible error in the Software; (b) replace the Software with a substantially equivalent substitute that conforms to the warranty set forth above; or (c) refund to Buyer the fees actually paid by Buyer to Verso for the non-conforming Software.

THE EXPRESS WARRANTIES IN THIS SECTION 2 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, QUIET ENJOYMENT, AND ACCURACY. NEITHER VERSO NOR ITS SUPPLIER REPRESENT OR WARRANT THAT THE OPERATION OF THE PRODUCTS (INCLUDING THE SOFTWARE) WILL BE UNINTERRUPTED OR ERROR-FREE. BUYER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS SECTION 2 AND THAT NO WARRANTIES ARE MADE BY VERSO OR ANY OF ITS SUPPLIERS.

Some jurisdictions do not allow the disclaimer of implied warranties, so the above disclaimer of implied warranties may not apply to Buyer, in which case the duration of the implied warranties is sixty (60) days from when the Product is received by Buyer.

3. LIMITATION OF LIABILITY. IN NO EVENT WILL VERSO OR ITS SUPPLIERS BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) ARISING UNDER THESE TERMS, ANY ORDER OR IN CONNECTION WITH THE PRODUCT REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH DAMAGES (WHETHER IN CONTRACT, TORT, OR OTHERWISE), EVEN IF VERSO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE FORESEEABLE. VERSO'S TOTAL AGGREGATE LIABILITY IN CONNECTION WITH THESE TERMS, ANY ORDER AND THE PRODUCTS REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL NOT EXCEED THE ORIGINAL COST TO BUYER OF THE SPECIFIC PRODUCT, PRO-RATED ON A MONTHLY BASIS OVER THE SIXTY (60) MONTH PERIOD BEGINNING ON ITS INSTALLATION DATE. THE BUYER AGREES THAT SECTIONS 2 AND 3 SHALL BE ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND ARE FUNDAMENTAL PARTS OF THE BASIS OF VERSO'S BARGAIN HEREUNDER, AND VERSO WOULD NOT BE ABLE TO PROVIDE THE PRODUCT TO BUYER ABSENT SUCH LIMITATIONS. "DAMAGES" AS USED IN THESE TERMS MEANS CLAIMS, LIABILITIES, DAMAGES, LOSSES AND EXPENSES OF ANY KIND.

NEITHER VERSO NOR ITS SUPPLIERS SHALL BE LIABLE FOR ANY THIRD PARTY CLAIMS RELATING TO THE PRODUCTS AND BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD VERSO AND ITS SUPPLIERS HARMLESS AGAINST ANY SUCH CLAIMS OR DAMAGES RELATED THERETO.

4. INTELLECTUAL PROPERTY INFRINGEMENT. Verso will defend any action brought by a third party against Buyer to the extent that the action is based upon a claim that Product in its original manufactured form when used strictly in accordance with Verso documentation infringes any U.S. patent, copyright or trademark or misappropriates any trade secret, and will pay those costs and damages finally awarded in any such action that are specifically attributable to such claim, provided that Verso is notified promptly in writing of the action, and at Verso's request and at its expense, is given control of such action and Buyer provides all requested information and assistance to settle or defend the same. Verso may also, at its option, (a) obtain for Buyer the right to continue to use the Product; (b) modify or replace the Product with non-infringing Product; or
(c) require Buyer to return the Product and upon its return refund the value of the Product as amortized over a presumed sixty (60) month depreciation period. Verso shall have no obligation to defend or indemnify Buyer for any claims arising out of (i) combinations of the Product with other products not of Verso's original manufacture or (ii) any use of the Product not in strict accordance with the Verso documentation or these Terms. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF VERSO AND BUYER'S SOLE AND EXCLUSIVE REMEDY FOR CLAIMS AND ACTIONS RELATING TO OR ARISING OUT OF THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND IS IN LIEU OF ANY WARRANTY AGAINST INFRINGEMENT OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY.

5. ENTIRE AGREEMENT. These Terms constitutes the entire understanding between the parties relating to the subject matter hereof and supersede all prior or concurrent communications, representations or agreements, either oral or written, with respect to the subject matter hereof. No amendment or modification of any provision of these Terms or waiver thereof shall be binding upon Verso unless made in writing by Verso. ANY OF THE TERMS AND PROVISIONS OF BUYER'S PURCHASE ORDER OR OTHER DOCUMENTS WHICH ARE DIFFERENT FROM, IN ADDITION TO, OR INCONSISTENT WITH CONDITIONS HEREOF OR WHICH CREATE ADDITIONAL OBLIGATIONS ON VERSO ARE REJECTED AND SHALL NOT BE BINDING ON VERSO.

6. MISCELLANEOUS. Buyer may not assign this Agreement or its rights hereunder without obtaining the prior written approval of Verso. Any assignment in violation of the foregoing will be voidable at the election of Verso. If the Software or Product is for use outside the United States, Buyer agrees to comply fully with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to insure that the Software and Product is not exported in violation of United States law. Buyer shall defend, indemnify and hold Verso and Verso suppliers harmless from and against any claims arising out of its violation of any export control laws. These Terms shall for all purposes be governed by and interpreted in accordance with the laws of the State of Georgia as those laws are applied to contracts entered into and to be performed entirely in Georgia by Georgia residents. The parties expressly agree that the United Nations Convention on the International Sale of Goods shall not apply to these Terms. The Buyer agrees that it shall commence any suit or proceeding arising out of or relating to this Agreement in a federal court in Atlanta, Georgia or in state court in Fulton County, Georgia, and irrevocably submits to the jurisdiction and venue of such courts. No action, regardless of form, arising out of this Agreement may be brought by Buyer more than two (2) years after the cause of action has arisen. The waiver by either party of a breach of any obligation shall not constitute a waiver of any subsequent breach. All prices are in U.S. dollars unless otherwise indicated or apparent from the context. All subsequent purchases of Product by Buyer shall be subject to these same terms and conditions unless otherwise provided. This Agreement is prepared and executed in the English language only, which language shall be controlling in all respects. If any provision (or portions thereof) of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions (or portions thereof) shall be unaffected and remain in full force and effect and the unenforceable provision shall be given effect as near as possible to its original intent. Signatures on documents may be in counterparts, which together constitute one and the same document. Signatures may be transmitted by facsimile and are deemed delivered when transmitted to the other party.

Version dated: April 23, 2003

                                  ATTACHMENT D

                              PHASE 1 DELIVERABLES

NTS Modifications

      -     Call detail report

      -     Account revenue report

      -     Global revenue report

      -     International revenue report

      -     Regional revenue report

      -     Public telephone revenue report

      -     Public versus other revenue report

      -     CDR export to NTS

            This task is necessary to off-load the CDRs to the NTS for detailed reporting. This task is also beneficial as it will be required to integrate the JTA and NACT products.

      -     Fraud control report

                              PHASE 3 DELIVERABLES

-     Generate queries

      Cable & Wireless to provide a definition of queries that will be run against the CDR database that will check user activity against history looking for various types of potential fraud activity.

      As of the Effective Date, NACT does not have the definition of these queries

-     Generate alerts

      When offending accounts are found using the process outlined in the prior requirement, Cable & Wireless wants to send out alerts via email and/or lock the account. The definition of the action to take will be defined by Cable & Wireless.

      As of the Effective Date, NACT does not have the definition of the action to take.

                                                                   EXHIBIT 99.18

[VERSO TECHNOLOGIES LOGO]

                         RECIPROCAL RESELLER AGREEMENT

      THIS RECIPROCAL RESELLER AGREEMENT ("Agreement"), effective as of January ____, 2005 ("Effective Date"), is entered into by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Verso"), and NACT ACQUISITION, INC., a Delaware corporation ("NACT").

      Whereas, Verso and NACT are parties to an Asset Purchase Agreement of even date herewith ("Asset Purchase Agreement") under which NACT is purchasing certain assets from Verso and/or Verso's affiliates; and

      Whereas, the Asset Purchase Agreement provides that NACT and Verso will enter into a an agreement whereby each party is authorized to resell certain products of the other party.

      Now, therefore, in consideration of the mutual promises contained in this Agreement, Verso and NACT agree as follows:

1. DEFINITIONS.

      1.1 "DISTRIBUTOR" means either Verso or NACT depending on which entity is acting as a reseller of Products under this Agreement.

      1.2 "END USER" means a person or entity in the Territory that acquires Products for its own internal use from Reseller, including a service provider that acquires Products to provide services to its customers.

      1.3 "EULA" means a written agreement between Distributor and an End User granting the End User the right to use Software in accordance with the limitations contained in the EULA.

      1.4 "INTELLECTUAL PROPERTY RIGHTS" means all (i) rights associated with works of authorship throughout the world, including exclusive exploitation rights, copyrights and moral rights; (ii) trademark, trade dress, and trade name rights; (iii) trade secret rights; (iv) designs, algorithms, and all other industrial property rights; (v) patents, patent applications, extensions, combinations, divisions, or reissues of the foregoing; and (vi) other intellectual property and proprietary rights of every kind and nature throughout the world, whether arising by operation of law, contract, license, or otherwise.

      1.5 "LIST PRICE" means Supplier's list price for a single unit of a Product as specified in the Price List at the time the Manufacturer receives an Order from Distributor.

      1.6 "MARKS" means the trademarks, logos, and trade names of Supplier or its subsidiaries placed on the Products or made available by Supplier for use by Distributor under this Agreement.

      1.7 "NACT PRODUCTS" means the products and services of NACT set forth on Exhibit A that Verso is authorized to resell under this Agreement.

      1.8 "ORDER" means a written purchase order pursuant to which Distributor orders Products.

Verso Reciprocal Distributionr Agreement (rev. 10-01-04)

      1.9 "PRICE LIST" means the official Supplier documents establishing the List Prices for the Products in effect at the time Supplier receives an Order from Distributor.

      1.10 "PRODUCTS" means the respective Verso and NACT products and related services listed in Exhibit A hereto that are authorized for Resale by the other party under this Agreement. When Verso is acting as Distributor under this Agreement, Products means the NACT Products and when NACT is acting as Distributor, Products means the Verso Products.

      1.11 "RESALE" means (i) for hardware Products, the transfer of title to the Products to an End User or to an authorized Reseller, and (ii) for Software, the sublicense of Software by Distributor or an authorized Reseller to an End User pursuant to a EULA.

      1.12 "RESELLER" means an entity authorized to be engaged in the Resale of Products.

      1.13 "SOFTWARE" means the proprietary software Products and related documentation owned or licensed by Supplier in executable form, including proprietary software components imbedded in hardware Products sold by Supplier.

      1.14 "STANDARD RMA PROCEDURES" means the terms and conditions under which Supplier accepts Product returns.

      1.15 "SUPPLIER" means either Verso or NACT depending on which entity is acting as the supplier of Products to Distributor under this Agreement

      1.16 "TERRITORY" means worldwide.

      1.17 "VERSO PRODUCTS" means the products and services of Verso set forth on Exhibit A that NACT is authorized to resell under this Agreement.

2. APPOINTMENT.

      2.1 AUTHORIZATION. Subject to the terms and conditions of this Agreement, Verso hereby appoints NACT, and NACT accepts appointment, as an authorized, non-exclusive Reseller of the Verso Products to End Users and authorized second tier Resellers located in the Territory. Subject to the terms and conditions of this Agreement, NACT hereby appoints Verso, and Verso accepts appointment, as an authorized, non-exclusive Reseller of the NACT Products to End Users and authorized second tier Resellers located in the Territory. If Verso or NACT wish to designate a second tier Reseller for the respective Products of the other party, the provisions of Exhibit B shall apply. Notwithstanding provisions of this Agreement to the contrary, Verso authorizes NACT to label the Verso Products as NACT products, provided that NACT may not remove or modify any trademarks, copyright notices, or proprietary notices of any third party vendor or licensor of Verso.

      2.2 SALES COMMISSIONS FOR PROFESSIONAL SERVICES. Verso and NACT acknowledge that the Discounts set forth in Section 5.1 and Exhibit D shall not be applicable to training, customer support and maintenance services, installation services, and consulting services offered by Supplier in connection with the Products ("Professional Services"). Distributor shall receive a sales commission equal to 10% of the sales price of Professional Services sold by Distributor as provided in Section 2.4 below. Distributor shall quote Professional Services only at the List Price provided by Supplier.

      2.3 COMMISSIONS FOR SALE OF VERSO COMMISSIONED PRODUCTS. NACT shall receive a sales commission (the "Referral Commission") for purchases of the Verso Commissioned Products set forth on

Exhibit A made by customers referred to Verso by NACT. For purposes of clarity, NACT is not authorized to act as Distributor or Reseller with respect to the Verso Commissioned Products. The Referral Commission paid to NACT shall be 3% of the net sale for net sales of $100,000 or less and 5% of the net sale for net sales over $100,000 payable in accordance with Section 2.5 below. Verso will pay additional Referral Commissions to NACT for any other orders for sales of Verso Commissioned Products received by Verso from the referral customer within ninety
(90) days after the initial commissioned sales order from the customer was received by Verso. To be eligible for any Referral Commissions for a customer, NACT must submit written notice of the referral to Verso before Verso is contacted by the customer and Verso must not have been in contact with the customer regarding purchase of Verso Commissioned Products within the preceding one-year period.

      2.4 VERSO COMMISSION OPTION. Verso shall have the option to refer customers to NACT for a Referral Commission. The Referral Commission paid to Verso shall be 3% of the net sale for net sales of $100,000 or less and 5% of the net sale for net sales over $100,000. NACT will pay additional Referral Commissions to Verso for any other orders for sales of NACT Products received by NACT from the referral customer within ninety (90) days after the initial commissioned sales order from the customer was received by NACT. To be eligible for any Referral Commissions for a customer, Verso must submit written notice of the referral to NACT before NACT is contacted by the customer and NACT must not have been in contact with the customer regarding purchase of NACT Products within the preceding one-year period.

      2.5 PAYMENT OF COMMISSIONS. Commissions earned pursuant to Sections 2.2,
2.3 and 2.4 above shall be paid within ninety (90) days after receipt of the order by Supplier. The commissions shall be based on the net sales price. The net sales price shall equal the total price of the commissionable products or services less sales and use taxes, value added taxes, import and export duties and fees, insurance, shipping and handling charges.

      2.6 SCOPE OF AUTHORIZATION. Distributor shall make reasonable commercial efforts to market, promote and sell Products in the Territory. Supplier shall have the absolute right to appoint other entities in the Territory to sell or distribute its products and services and to engage in any other activity in the Territory.

3. ORDERING, SHIPPING AND DELIVERY.

      3.1 ORDERING. Distributor shall order Products by submitting an Order to Supplier. Any terms, conditions or contingencies in an Order that are inconsistent with or additions to the terms of this Agreement shall be void and are hereby expressly rejected by Supplier, regardless of whether Supplier accepts the Order. All Orders shall refer to this Agreement and shall specify the quantities of Products ordered, the requested shipment date, and the shipment destination. All Orders shall be subject to acceptance by Supplier. Supplier agrees to accept all Orders during the term of this Agreement unless the shipment date or quantity ordered are not commercially feasible for Supplier. In such event, Supplier shall provide an alternative shipment dates and/or quantity to Distributor that is as close to Distributor's original request as is commercially feasible. Supplier's acceptance of the Order or the alternative provisions offered by Supplier shall be delivered to Distributor by fax or email within five (5) business days after receipt of the Order. If alternative provisions are not provided by Supplier within such five (5) day period, the Order shall be deemed to be accepted by Supplier. If Supplier delivers alternative provisions to Distributor, Distributor shall notify Supplier within five (5) business days after receipt of Supplier's alternative provisions whether Distributor accepts or rejects the alternative provisions. If Distributor does not provide written notice of its acceptance of the alternative provisions within such five (5) day period, the Order shall be deemed to be rescinded. If Distributor accepts the alternative provisions, the Order as revised by the alternative provisions shall be deemed to be accepted upon

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Supplier's receipt of Distributor's acceptance of the alternative provisions.
Distributor may cancel or reschedule all or any portion of an Order if notice of the cancellation or rescheduling is delivered to Supplier at least forty-five
(45) days prior to the scheduled delivery date. Except as provided above, Distributor cannot cancel or reschedule an Order in whole or in part without the written approval of Supplier.

      3.2 SHIPMENT. Supplier will ship the Order on the shipping date established in the accepted Order. Supplier may not make partial shipments without the written approval of Distributor. If Distributor approves a partial shipment, Supplier may invoice Distributor for the partial shipment. All shipments of Products shall be EXW (Ex Works, Incoterms 2000) from Supplier's place of manufacture. Distributor shall be responsible for selecting the carrier and the shipping terms. Supplier may select a carrier if Distributor fails to select a carrier or if Distributor's designated carrier fails to promptly accept delivery of goods. If Supplier selects the carrier, Supplier shall insure the Products for the purchase price. Distributor shall be responsible for all costs of shipping and insurance if Supplier selects the carrier as provided in this section. Risk of loss, passage of title to hardware Products and delivery to Distributor will be deemed to have occurred upon delivery to the carrier. Distributor is entitled to inspect any Product prior to scheduled shipment upon reasonable advance notice to Supplier. All sales are final. Unless expressly provided in an Order accepted by Supplier, Supplier shall have no obligation to perform any installation services with regard to an Order.

      3.3 CANCELLATION. Supplier reserves the right to refuse or delay shipment if Distributor (i) is past due on any payment owed to Supplier; (ii) fails to meet the reasonable credit or financial requirements established by Supplier, including the established credit limit; or (iii) is not in compliance with the material terms and conditions of this Agreement. Exercise of these rights shall not limit any other remedy available to Supplier.

      3.4 DISCONTINUATION OR SHORT SUPPLY OF PRODUCTS. Supplier has the right to discontinue the availability of any Products at any time by providing Distributor one hundred twenty (120) days advance notice. Supplier shall discontinue availability of a Product to Distributor only if Supplier is discontinuing the availability of the Product to substantially all of its distributors and customers. Supplier agrees to fill Orders for discontinued Products during the one hundred twenty (120) day notice period, subject to the terms and conditions of this Agreement.

4. INTELLECTUAL PROPERTY.

      4.1 SOFTWARE LICENSE.

            4.1.1 GRANT. Subject to the terms and conditions of this Agreement, Supplier grants Distributor a non-exclusive, non-transferable (except as set forth in Section 13.2), and limited license without the right to sublicense (except as specifically provided below), to: (i) use and display Software acquired for demonstration purposes for the purpose of demonstrating Products in the Territory; (ii) distribute one (1) copy of Software to a second tier Reseller or an End User in its original form for each copy purchased pursuant to an Order (as a standalone Product or integrated into a hardware Product as the case may be); and (iii) sublicense to a second tier Reseller or an End User the nontransferable, personal right (without the right to sublicense) to install (if not already installed), perform, display, and operate one (1) copy of the Software for each copy of Software purchased pursuant to an Order in strict accordance with the applicable documentation, this Agreement and the EULA.

            4.1.2 LICENSE RESTRICTIONS. Distributor acknowledges and agrees that the Software and its structure, sequence, organization and source code constitute valuable trade secrets of Supplier and its licensors. Distributor shall not and shall not cause or permit others to: (i) use, reproduce, distribute,

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perform, display, sublicense, sell, assign, pledge, timeshare, lease, loan, or rent, or otherwise transfer the Software, except as expressly permitted in
Section 4.1.1; (ii) except as permitted by established right under applicable law, decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code for the Software for any reason; (iii) modify, adapt, alter, translate, or create derivative works of the Software; (iv) use the Software to manage, use or control telephony resources in excess of those that have been validly acquired (e.g. the maximum number of "ports", "spans" or other measures for which a valid, accepted Order has been placed with Supplier); or (v) merge the Software with other software or products. Distributor shall not and shall not cause or permit others to remove, alter or obscure any proprietary or copyright notices on the Software. Supplier has the right to immediately terminate this Agreement if Distributor fails to abide by any of these restrictions.

            4.1.3 OWNERSHIP. The Software is licensed, not sold, and Distributor acknowledges and agrees that any invoices or other documentation purporting to "sell" or "transfer" Software do not convey title to any Intellectual Property Rights in such Software. Distributor acknowledges and agrees that (i) Supplier and its licensors shall remain the sole and exclusive owners of all Intellectual Property Rights in and to all Products, including any improvements or modifications; and (ii) Distributor has no rights in the Intellectual Property Rights in Products or any improvements or components of Products. Distributor agrees that it will only use and authorize others to use the Software as expressly permitted by this Agreement. There are no implied licenses in this Agreement, and Supplier reserves all rights in the Software not expressly granted under this Agreement.

            4.1.4 END USER LICENSE AGREEMENTS.

                  (a) GENERAL. Distributor will distribute Software to second tier Resellers in accordance with this Agreement and to End Users subject to a binding EULA that (i) disclaims all warranties to the End User on the part of Supplier and its licensors, except for express warranties that Supplier makes directly to the End User; (ii) disclaims all direct, indirect, consequential, special, incidental, and all other damages or liability of any kind on the part of Supplier and its licensors to the End User; (iii) gives the End User the right to transition support without further obligations to Distributor if Distributor fails to fulfill its support obligations; (iv) prohibits the transfer, lease, loan or assignment of the Software license as provided in
Section 4.1.3(b); (v) makes Supplier an intended third-party beneficiary of the EULA; (vi) requires the End User to use the Software in strict accordance with the Software documentation; (vii) includes any terms which Supplier is required to impose on End Users from time-to-time as a result of third party obligations; and (viii) gives Distributor and Supplier reasonable access to the books, records and systems of the End User to ensure compliance with the terms of the EULA. Without limiting the above, each EULA shall contain terms and conditions at least as protective of Supplier as the EULA attached as Exhibit C protects the rights of Verso. The EULA must be in writing and legally binding upon the End User. Distributor shall promptly notify Supplier if it becomes aware of any breach of a EULA, and agrees to cooperate with Supplier in any legal action to enforce the EULA or halt any unauthorized activity regarding the Software.

                  (b) NON-TRANSFERABILITY. Distributor acknowledges that it has no right under this Agreement to authorize an End User to assign, sublicense, or otherwise transfer to a third party any right or license to use the Software. The EULA shall expressly prohibit an End User from doing so and shall provide that any such attempt will be void. Distributor will inform End Users that if Products containing Software are resold to a third-party buyer, such third-party buyer will be required to purchase a separate end user license in order to use the Software.

      4.2 TRADEMARK LICENSE. Supplier grants to Distributor a non-transferable, non-exclusive and limited right (without the right to sublicense) to use the Marks in the Territory on Products and on promotional materials used in connection with Distributor's marketing and distribution of Products under this Agreement. Distributor shall not alter, remove, replace, obscure, or change the Marks, or use any other marks on Products or Supplier promotional materials unless approved in advance in writing by Supplier. Distributor acknowledges Supplier's exclusive ownership of the Marks, agrees not to take any action inconsistent with such ownership, and agrees to take any action at Supplier's expense that Supplier deems necessary to establish and preserve Supplier's rights in the Marks. Distributor shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the Marks or in a way as to create combination marks with the Marks. Distributor shall not place any other trademarks, logos or trade names on Products without Supplier's prior written approval. Distributor shall maintain a high standard of quality in marketing Products in connection with the Marks. Distributor shall promptly provide Supplier upon request with samples of all materials that use the Marks. Supplier may terminate Distributor's license to use the Marks if Supplier reasonably determines that Distributor's use of the Marks does not comply with this Agreement or otherwise dilutes or tarnishes the Marks and Distributor fails to take corrective action reasonably required by Supplier within thirty (30) days.

5. PAYMENT.

      5.1 PRODUCT PRICING. During the term of this Agreement, Distributor may purchase each Product at the List Price corresponding to the Product discounted by the applicable discount rate provided in Exhibit D (the "Discount"). Distributor will have the sole and exclusive right and ability to independently determine all prices charged to its customers for Products that are sold to Distributor at the Discount. Supplier may modify the Price List or the List Price at any time in its sole discretion by written notice to Distributor. These modifications shall be effective sixty (60) days after Distributor is notified in writing by Supplier.

      5.2 PRODUCT PAYMENT TERMS. Terms of payment shall be net thirty (30) days from Supplier's invoice date unless Supplier agrees in writing to other terms. Supplier shall not invoice for Products any earlier than five (5) days after shipment of the Products. Supplier reserves the right to revise or revoke Distributor's credit terms if Distributor is more than twenty (20) days past due on any payment to Supplier, Distributor has been late in payments to Supplier more than two times in any twelve (12) month period, or Supplier has commercially reasonable grounds to believe that Distributor's credit worthiness has diminished. In such instances, Distributor will be required to pay cash in advance of shipment of an Order. Cash in advance payments may be made (i) via wire transfer for payment of the full amount for Products ordered; or (ii) by an irrevocable letter of credit in a form and from a bank approved in advance in writing by Supplier. If Distributor orders Products that would cause Distributor to exceed its approved credit line (if any), Supplier may require Distributor to pay the excess amount of the Order by cash in advance. If credits are owed to Distributor by Supplier, Supplier will issue credits against Distributor's account and offset the credits against the next invoice. Distributor shall not deduct or offset credited amounts from any invoiced amounts due to Supplier without Supplier's prior written approval. Distributor shall be liable to Supplier for all of Supplier's costs of collection of any overdue invoice, including attorneys' fees and other costs of any related proceeding, lawsuit or appeal.

      5.3 SECURITY INTEREST. To secure Distributor's payment obligations, Distributor hereby grants Supplier a purchase money security interest on the Products ordered by Distributor and all proceeds from the Products. Distributor agrees to sign and deliver any documents and take other actions required for Supplier to perfect and maintain the priority of the security interest, including the filing of financing statements. Supplier will have all rights and remedies available to a secured party under the applicable law governing the locations of Supplier, Distributor, and the Products. Supplier agrees that any such security interest shall automatically terminate upon payment by Distributor for the Products. Supplier shall promptly file a release or termination of any financing statement filed with regard to the particular Products upon payment for the Products.

      5.4 CURRENCY. Unless otherwise indicated, all references to prices in this Agreement, the Exhibits, and Orders shall mean United States dollars. All payments due under this Agreement shall be made in United States currency.

      5.5 TAXES AND FEES. Distributor agrees to pay, to indemnify Supplier against, and hold Supplier harmless from, all (i) sales, use, excise, withholding, import, export, value added or other tax related to any transaction under this Agreement (except for taxes based on Supplier's net income); (ii) government permits or license fees; (iii) customs, duties, tariffs and similar fees levied upon the delivery of Products, deliverables or benefits in connection with this Agreement, and (iv) any costs associated with the collection or withholding of the preceding items, including penalties and interest. If any amount payable by Distributor to Supplier under this Agreement should be subject to deduction or withholding on account of any tax or charge, Distributor shall be responsible for remitting such amounts to the proper taxing authorities without any offset or deduction to the amounts payable to Supplier.

      5.6 LATE CHARGE. For any amount that is past due, Distributor shall pay to Supplier a late charge equal to one and one-half percent (1-1/2%) per month (or the maximum legal rate in effect, whichever is less) of all outstanding amounts, accruing from the due date until final payment. This late charge shall not limit any other remedy available to Supplier.

      5.7 REPORTING REQUIREMENTS AND RECORDS. Distributor will keep full, true, and accurate records and accounts of each Product acquired under this Agreement and will maintain such records during the term of this Agreement and for three
(3) years thereafter. Upon the request of Supplier (which request Supplier will not make more than once per calendar quarter), Distributor shall provide Supplier with a report for the quarter then-ended listing Products sold or licensed by type, the names and addresses of purchasers, inventory levels, technical support problems, marketing activities, list of Products used for support and demonstration purposes, and such other information as Supplier may reasonably request. The report shall also include (a) a rolling, non-binding good-faith estimate by Distributor of its 12-month sales forecast for Products, including, but not limited to, the anticipated monthly number of Products sold by type, and (b) a marketing report setting forth Distributor's marketing plans in reasonable detail for the upcoming quarter.

      5.8 AUDIT. During the term of this Agreement and for three (3) years thereafter, Supplier or its designated representatives shall have the right to inspect and audit Distributor's records relating to Distributor's activities in order to verify that Distributor has complied with the terms of this Agreement. Such audit will be conducted on a date mutually agreed upon by both parties, during normal business hours on Distributor's premises in a manner that does not unreasonably interrupt the conduct of business. Audits will be conducted at Supplier's sole expense and no more frequently than once per calendar quarter; provided that Distributor will reimburse Supplier for the costs of the audit if the audit reveals (i) an underpayment by Distributor equal to or greater than five percent (5%) of the total amount actually due; or (ii) material non-compliance by Distributor with its obligations under this Agreement. Distributor shall promptly pay to Supplier all out-of-pocket fees and expenses incurred by Supplier in connection with an audit as described in clauses (i) and
(ii) above. Such reimbursement amount shall be due and payable no later than thirty days from the date Supplier is invoiced for such audit plus late charges, if any , as set forth in Section 5.6.

6. SUPPORT; OTHER OBLIGATIONS; RMA; DEVELOPMENT.

      6.1 SUPPORT. Each Supplier is responsible for providing support, training, installation, maintenance, and other Professional Services for its respective Products as may be required pursuant to its agreements with End Users directly to End Users. Distributor shall not provide any Professional Services for the Products to second tier Resellers or End User without Supplier's prior written approval.

      Distributor shall not quote pricing other than the List Price for any Professional Services of Supplier without Supplier's prior written approval. Verso and NACT's support directors shall cooperate to coordinate support requirements as needed under this Agreement.

      6.2 OTHER OBLIGATIONS.

            6.2.1 PUBLICITY. Verso and NACT may issue press releases regarding this Agreement in a form to be approved by both parties, which approval shall not be unreasonably withheld or delayed. Distributor agrees that Supplier may list Distributor on its list of customers during the term of this Agreement. Supplier may include Distributor contact information on Supplier's web pages. Distributor grants Supplier all necessary rights to include such information and Distributor's trademark on Supplier's web pages and to include Distributor on Supplier's customer list. Distributor agrees to use the Supplier Website and the information on it only in a reasonable manner consistent with the role of a Reseller.

            6.2.2 TRAINING SEMINARS. Prior to ordering Product, Distributor shall ensure that it obtains sufficient sales training from Supplier. Supplier will be obligated to provide sales training to Distributor on a periodic basis free of charge. Supplier shall make reasonable efforts to make such training available on the web. If Distributor travels to obtain training, Distributor shall be responsible for all travel and out of pocket expenses incurred in connection with attending.

      6.3 STANDARD RMA PROCEDURES. All requests for return of Products shall be directed to the appropriate Supplier technical support entity for review and processing in accordance with the Standard RMA Procedures applicable to the particular Product. The applicable technical support entity will verify warranty and support coverage prior to authorizing any return materials authorization ("RMA"). Distributor shall use the RMA process for all evaluation returns, internal order returns, customer/external returns, and warranty and support returns. No material shall be sent to Supplier prior to Distributor's receipt of a completed RMA form and RMA number.

      6.4 DEVELOPMENT SERVICES. Verso agrees to make software development services available to NACT for modifications and feature enhancements of the Verso Products and NACT agrees to make development services available to Verso for modifications and feature enhancements of the NACT Products. The development services shall be sold to each party by the other party on a time and materials basis at a rate of $150 per hour. The parties shall prepare and sign a statement of work prior to each engagement for development services. Each party agrees to use diligent efforts to schedule the development requests of the other party as soon as reasonably possible in view of the other development commitments of the servicing party.

7. CONFIDENTIALITY.

      7.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, one party (the "Disclosing Party") may disclose proprietary and/or confidential information to the other party (the "Receiving Party"). Such information shall be treated as Confidential Information under this Agreement if the information is identified or labeled as confidential or proprietary by the Disclosing Party at the time of disclosure. Notwithstanding the above, the parties agree that all software; source code; designs; documentation; development, engineering, manufacturing, marketing or business plans; suppliers and customers; prices; and discounts disclosed by Supplier to Distributor shall be deemed to be the Confidential Information of Supplier, whether disclosed in oral, written, graphic or electronic form. The Receiving Party shall maintain the confidentiality of and shall not disclose the Confidential Information of the Disclosing Party. The Receiving Party shall not use or permit the use of Confidential Information except for the purposes of performing its obligations or exercising its rights under this Agreement. The Receiving Party shall require its employees, agents and consultants to comply with this Section 7.1. The

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Receiving Party shall use (and require that employees, agents and consultants use) at least the same standard of care as the Receiving Party uses to protect its own Confidential Information of a similar nature from unauthorized use or disclosure, but in no event less than reasonable care. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

      7.2 EXCEPTIONS. The obligations contained in Section 7.1 shall not apply if the information: (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through an act or omission of the Receiving Party in breach of this Agreement; or (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others.

8. WARRANTY.

      8.1 SOFTWARE WARRANTY. Supplier warrants to Distributor that for a period of ninety (90) days (the "Software Warranty Period") following delivery of Software to the Distributor, the Software will substantially conform to its documentation when used as specified in the documentation. If a defect covered by this warranty is reported to Supplier during the Software Warranty Period, Supplier at its option will (i) correct a reproducible error in the Software;
(ii) replace the Software with a substantially equivalent substitute that conforms to the above warranty; or (iii) refund the amounts actually paid by Distributor to Supplier for the nonconforming Software. The foregoing warranty shall not apply to any Software that has been modified or altered in any way by any person or entity other than Supplier or Supplier's authorized agents or contractors. Any error correction provided to Distributor hereunder shall not extend the original Software Warranty Period. The remedies set forth above shall be Supplier's sole and exclusive obligation and Distributor's sole and exclusive remedy with regard to any defects or errors in Software.

      8.2 HARDWARE WARRANTY. Supplier warrants to Distributor that for a period of fifteen (15) months (the "Hardware Warranty Period") following delivery to Distributor of a hardware Product ("Hardware"), the Hardware, when used in accordance with its documentation, will operate substantially as described in the documentation and will be free of defects in materials or workmanship that materially affect the operation of the Product. If a defect covered by this warranty is reported to Supplier during the Hardware Warranty Period, Supplier at its option will (i) repair the Hardware so that it conforms to the above warranty; (ii) replace the Hardware with a conforming replacement at no additional charge to Distributor; or (iii) refund the amounts actually paid by Distributor to Supplier for the nonconforming Product. Any repair or replacement shall not extend the original Hardware Warranty Period (but shall have a minimum thirty (30) days warranty after receipt of replacement by Distributor) and may consist of new or refurbished product. This warranty does not apply to any Hardware that has been damaged, altered, repaired or used outside the operating conditions specified for such Hardware. Any Hardware shipped back to Supplier must be returned according to the Standard RMA Procedures for the Product. Distributor shall bear the cost of freight and insurance of returned Products, and Supplier shall bear the cost of freight and insurance of repaired Products. All Products shall be returned in the original or substantially similar packaging and shall conspicuously display a valid RMA number. The remedies set forth above shall be Supplier's sole and exclusive obligation and Distributor's sole and exclusive remedy with regard to any defect in Hardware.

      8.3 SERVICES WARRANTY PROVIDED SEPARATELY. Supplier provides no warranties under this Agreement for Professional Services.

      8.4 NO WARRANTIES TO END USERS. Except as expressly provided in writing by Supplier, (i) the warranties set forth in this Agreement are made exclusively to Distributor and are non-transferable, and (ii) Supplier makes no representations or warranties to Resellers or End Users. Distributor shall not make any representations or warranties to any third party on behalf of Supplier. Distributor will defend, indemnify, and hold Supplier harmless from and against, any and all third party claims, damages, liabilities, losses, costs or expenses, including attorneys' fees, arising out of any breach of the above obligations. For certain Products, Supplier may make express limited warranties available directly to the End User. In those cases, Distributor acknowledges and agrees that (i) the warranties to Distributor contained in Sections 8.1 and 8.2 do not apply, and (ii) it shall have no rights or interest in any warranty made by Supplier to the End User.

      8.5 WARRANTY DISCLAIMER. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, QUIET ENJOYMENT, AND ACCURACY. SUPPLIER DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF THE PRODUCTS (INCLUDING THE SOFTWARE) WILL BE UNINTERRUPTED OR ERROR-FREE. DISTRIBUTOR ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT AND THAT NO WARRANTIES ARE MADE BY ANY OF SUPPLIER'S SUPPLIERS.

      8.6 WARRANTY SUPPLEMENT. In the event that the legally mandated minimum warranty in a particular jurisdiction exceeds the warranty provided above, either in scope, length or otherwise, then Supplier shall be entitled to assess a reasonable supplemental warranty surcharge to the price of the Product for the additional warranty coverage to be provided.

9. INDEMNIFICATION.

      9.1 SUPPLIER INDEMNITY. Supplier agrees to defend Distributor at Supplier's expense against any action brought by a third party to the extent such action is based upon a claim that a Product, when used in strict accordance with Supplier's specifications and documentation, infringes any U.S., Canadian, or European Union patent, trademark or copyright. Supplier shall pay those costs and damages finally awarded against Distributor in any such action that are specifically attributable to such claim or those costs and damages agreed to by Supplier in a monetary settlement of such action. Supplier shall not defend or pay costs or damages arising from such claim if the alleged infringement arises from (i) changes or modifications to Products by Distributor or a third party not authorized by Supplier; (ii) any incorporation of a Product into any other product or process unless authorized or specified by Supplier; (iii) any use by Distributor of any Products if redesigned or otherwise superseding versions of such Products have been made available to Distributor without additional charge;
(iv) use of Product outside of standard configuration with Supplier specified hardware or outside of the written documentation or specifications; (v) any unauthorized use, reproduction or distribution of Products by Distributor, Resellers or End Users; or (vi) Supplier's compliance with technical specifications or instructions provided by Distributor. The foregoing describes Distributor's sole and exclusive remedy with respect to any infringement or any claim of infringement of any Intellectual Property Right relating to Products. If any Product becomes, or in Supplier's opinion is likely to become, the subject of an infringement claim, Supplier may, at its option and expense, either (x) procure for Distributor the right to continue exercising the rights licensed to Distributor in this Agreement; (y) replace or modify the Product so that it becomes non-infringing; or (z) terminate this Agreement with respect to the infringing Product by written notice to Distributor and refund to Distributor the amounts actually paid by Distributor to Supplier for the affected

Product, less a reasonable charge for past beneficial use calculated on a straight-line basis over a deemed useful service life of three (3) years.

      9.2 DISTRIBUTOR INDEMNITY. Distributor, at its own expense, shall indemnify and hold Supplier harmless from and shall defend Supplier against any and all third party claims, suits, losses, damages, costs, fees and expenses, including attorneys' fees, brought against Supplier that arise from or relate to
(i) an infringement of a third party's Intellectual Property Rights resulting from any of excepted items (i) through (vi) enumerated in Section 9.1; (ii) any statements made by Distributor relating to Products that were not either approved in advance in writing by Supplier or contained in documentation accompanying such Product; and (iii) Distributor's failure to provide binding EULAs to End Users.

      9.3 NOTICE AND ASSISTANCE. An indemnifying party under this Section 9 shall only be liable for providing indemnification if the indemnified party (i) notifies the indemnifying party promptly in writing of the claim; (ii) gives the indemnifying party sole control to defend, compromise or settle the claim; and
(iii) provides all available information, assistance and authority to enable the indemnifying party to do so. The indemnified party may participate in the defense or settlement of any such claim with counsel of its choice at its own expense.

10. LIMITATION OF LIABILITY.

EXCEPT FOR BREACHES OF SECTIONS 4, AND 7, AND FOR THE PARTIES' OBLIGATIONS UNDER
SECTION 9, NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH SUPPLIER'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO ITS ROLE AS A SUPPLIER UNDER THIS AGREEMENT AND FROM THE PRODUCTS SUPPLIED BY SUCH SUPPLIER, WHETHER IN CONTRACT, TORT, INDEMNIFICATION, OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AMOUNTS PAID BY DISTRIBUTOR TO SUCH SUPPLIER UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION OF LIABILITY SHALL NOT APPLY TO BREACHES BY SUPPLIER OF SECTION 7, AND TO ITS OBLIGATIONS UNDER SECTION 9. EACH DISTRIBUTER'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO ITS ROLE AS A DISTRIBUTOR UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT, INDEMNIFICATION, OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AMOUNTS PAID BY SUCH DISTRIBUTOR TO SUPPLIER UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION OF LIABILITY SHALL NOT APPLY TO BREACHES BY DISTRIBUTOR OF SECTIONS 4, AND 7, AND TO ITS OBLIGATIONS UNDER SECTION 9. MULTIPLE CLAIMS SHALL NOT EXPAND THIS LIMITATION. THIS SECTION SHALL BE GIVEN FULL EFFECT EVEN IF THE WARRANTY PROVIDED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

11. TERM AND TERMINATION.

      11.1 TERM. This Agreement is effective on the Effective Date and shall continue in effect for two (2) years unless terminated in accordance with its provisions. This Agreement shall automatically renew for successive additional one (1) year periods unless one party gives written notice of non-renewal to the other party at least thirty (30) days prior to the next renewal date.

      11.2 TERMINATION FOR CAUSE. In addition to any other termination rights set forth in this Agreement, either Verso or NACT may terminate the right of the other party to act as Distributor under this Agreement if the other party breaches any provision of this Agreement and fails to remedy the breach within thirty (30) days after receiving written notice from the non-breaching party specifying the breach. If either Verso or NACT terminates the right of the other party to act as Distributor under this Section 11.2, this Agreement shall remain in effect with regard to the non-defaulting party acting as Distributor.

      11.3 OTHER TERMINATION. Either party may terminate this Agreement without cause at any time effective upon one hundred and twenty (120) days written notice to the other party.

      11.4 EFFECT OF TERMINATION. Upon expiration or termination of this Agreement for any reason, or upon termination of a Distributor's right to act as Distributor under Section 11.2, (i) Distributor shall immediately cease acting and representing itself as a distributor or Reseller of Supplier; (ii) Distributor's right to acquire and distribute Products hereunder and to receive commissions for the sale of Products and Professional Services shall immediately terminate; (iii) any amounts owed to Supplier under this Agreement shall be immediately due and payable; (iv) all license rights granted to Distributor under this Agreement shall immediately cease; (v) Distributor shall deliver to Supplier Distributor's current Reseller and End User list for Products, current lists and documentation relating to open Reseller and End User issues; and (vi) Distributor shall return to Supplier all Confidential Information relating to Distributor's role as Distributor and shall certify in writing that it has fully complied with this requirement.

      11.5 NO LIABILITY FOR TERMINATION OR NON-RENEWAL. DISTRIBUTOR AGREES THAT, IN THE EVENT OF ANY TERMINATION OR NON-RENEWAL OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, IT SHALL HAVE NO RIGHTS TO COMPENSATION, CLAIMS, DAMAGES, OR INDEMNIFICATION OF ANY NATURE, SPECIFICALLY INCLUDING COMMERCIAL SEVERANCE PAY, WHETHER BY WAY OF LOSS OF FUTURE PROFITS, REIMBURSEMENT FOR EXPENDITURES FOR PROMOTION OF ANY PRODUCT, OR OTHER COMMITMENTS OR COSTS IN CONNECTION WITH THE BUSINESS AND GOODWILL OF DISTRIBUTOR. DISTRIBUTOR EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM TO COMPENSATION OR INDEMNITIES FOR ANY TERMINATION OR NON-RENEWAL OF A BUSINESS RELATIONSHIP WITH SUPPLIER. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT SUPPLIER HAS NO OBLIGATION UNDER THIS AGREEMENT TO REPURCHASE ANY PRODUCTS IN DISTRIBUTOR'S INVENTORY, INCLUDING UPON ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT.

      11.6 SURVIVAL. Upon any termination or expiration of this Agreement,
Section 1, Section 4.1.2, 4.3, Sections 5.2 through 5.8, Sections 7 through 13, and any payment obligations incurred prior to termination or expiration of this Agreement shall survive.

12. EXPORT. Distributor shall comply with all applicable export and import laws and regulations in its use and distribution of Products and, in particular, Distributor shall not import, export, or re-export Products without obtaining or making all required United States and foreign government licenses, filings, and notifications. Distributor shall defend, indemnify, and hold harmless Supplier from and against all fines, penalties, liabilities, damages, costs, and expenses incurred by Supplier as a result of any violation of such laws or regulations by Distributor, any of its agents, employees, Resellers or any End User.

13. MISCELLANEOUS.

      13.1 INDEPENDENT CONTRACTORS. Each party is an independent contractor of the other and neither shall be deemed an employee, agent, partner or joint venture of the other, regardless of the use of the word "partner" in this Agreement. Neither party shall make any commitment, by contract or otherwise, binding upon the other or represent that it has any authority to do so.

      13.2 ASSIGNMENT. Neither this Agreement nor any right or duty under this Agreement may be assigned or delegated by Distributor, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment and delegation without such consent shall be void and without effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns except as otherwise provided.

      13.3 NOTICES. Any notices or other communications required or permitted under this Agreement or by law to be served or given to either party by the other party shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom it is directed, or in lieu of personal service, (i) on the same day of transmission by confirmed facsimile; (ii) seven
(7) days after deposit in the mail, first class air mail postage prepaid; or
(iii) two (2) business days after being sent by express courier, addressed to the respective addresses set forth on the signature page to this Agreement or such updated addresses as the parties may indicate in writing from time to time.

      13.4 FORCE MAJEURE. Except for the duty of payment for Products previously supplied, neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, government-imposed embargos, wars, disruptions in telecommunications services or the Internet, acts of terrorism, energy crises, riots, strikes or other labor disputes, shortages of labor or materials or other causes beyond the reasonable control of the non-performing or delayed party.

      13.5 LANGUAGE. This Agreement and its Exhibits are prepared and executed in the English language only, which language shall be controlling in all respects. Any translations of this Agreement into any other language are for reference only and shall have no legal or other effect. Any notice which is required or permitted to be given by one party to the other under this Agreement shall be in the English language.

      13.6 NO WAIVER. Any waiver (express or implied) by either party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach. No provision of the Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

      13.7 COMPLIANCE WITH LAWS. Each party shall obey all applicable laws and regulations in the performance of its duties and tasks under this Agreement. Distributor agrees to obtain, at its own expense, all registrations, licenses and approvals from the any authorities and agencies in the Territory which may be needed in order for Distributor to import, market and distribute Products. Any such applications shall identify Products as originating from Supplier and its suppliers. Whenever possible, the registration shall be made on Supplier's behalf, and Products shall be registered in the name of Supplier and its suppliers. Distributor shall indemnify, defend, and hold Supplier harmless from and against any claims, liabilities, damages, losses, costs or expenses, including reasonable attorneys' fees, incurred by Supplier as a result of any failure to comply with all applicable laws and to bring this Agreement or Products into compliance with any applicable laws. Any failure by Distributor to adhere to such laws and obtain the necessary licenses shall be grounds for immediate termination of this Agreement.

      13.8 FOREIGN CORRUPT PRACTICES ACT. Distributor agrees that any sums paid to Distributor under this Agreement are for Distributor's own account, and that except as appropriate to carry out

Distributor's duties set forth herein in a legal manner, Distributor has not, has no obligation to, and shall not, directly or indirectly, give, offer, pay, promise to pay, or authorize the payment of money or any thing of value to any other person in connection with the distribution of Products or other hardware, software or services. Distributor agrees not to take any actions that would cause it or Supplier to violate the U.S. Foreign Corrupt Practices Act of 1977, as amended. Distributor further agrees that no officer, director, employee, or agent of Distributor is an "official" of any government located within the Territory as that term is defined in such Act, nor shall Distributor employ any such "official."

      13.9 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

      13.10 GOVERNING LAW AND JURISDICTION. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of Georgia without giving effect to any conflict of laws principles that require the application of the laws of a different jurisdiction. The parties expressly agree that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement. Any dispute arising out of or relating to this Agreement shall be commenced in a federal court in Atlanta, Georgia or in state court in Fulton County, Georgia, and each party irrevocably submits to the exclusive jurisdiction and venue of such courts. Subject to the agreement of the parties, any dispute arising out of or relating to this Agreement may be resolved by binding arbitration conducted by a panel of three (3) arbitrators to be held in Atlanta under the Rules of Arbitration of the International Chamber of Commerce. Any such arbitration shall be conducted in the English language and the arbitrators will issue a final written, English-language opinion supporting their decision. The arbitrators will not have the authority to assess indirect, consequential, indirect or punitive damages.

      13.11 U.S. GOVERNMENT END USERS. The Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, Distributor shall provide Software to U.S. Government End Users pursuant to the terms and conditions herein. In the event that Distributor receives a request from any agency of the U.S. Government to provide Software with rights beyond those set forth above, Distributor shall notify Supplier of the scope of rights requested and the agency making such request and Supplier shall, in its sole discretion, accept or reject such request.

      13.12 EQUITABLE RELIEF. Distributor agrees that certain breaches of this Agreement by Distributor (including breaches of Section 4.1.2, Section 4.3, and
Section 7) may result in irreparable harm to Supplier, the extent of which would be difficult and impracticable to assess, and that money damages would not be an adequate remedy for such breach. Accordingly, Supplier shall be entitled to seek immediate equitable and other provisional relief, including specific performance of this Agreement and a temporary restraining order and preliminary and permanent injunction, as a remedy for such breach in addition to any and all other remedies available to Supplier at law or in equity and without prejudice to any such other remedies.

      13.13 CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise provided, the term "including" as used herein shall mean "including without limitation."

      13.14 ENTIRE AGREEMENT. This Agreement together with its exhibits constitutes the entire agreement of Verso and NACT with regard to the subject matter hereof and supersedes all prior and contemporaneous negotiations, statements and agreements, whether written or oral. Any preprinted terms and conditions, including modifications thereto, that appear on any other document shall be without effect and shall be superseded in their entirety by the terms and conditions of this Agreement unless: (i) such document has been executed by the duly authorized representatives of the parties; and (ii) such document expressly indicates the parties' intent that such preprinted terms and conditions, including modifications thereto, shall be deemed to prevail over this Agreement. This Agreement may be amended only by a written document executed by duly authorized representatives of Verso and NACT.

      13.15 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement, and any amendment or waiver of the terms hereof, may be signed in counterparts, each of which will constitute an original and all of which together shall constitute one and the same instrument. Any signature may be delivered by facsimile, which shall have the effect of an original signature.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered effective as of the Effective Date.

NACT ACQUISITION, INC.                     VERSO TECHNOLOGIES, INC.

By:  /s/ Christian P. Michalik             By:  /s/ Juliet M. Reising
     --------------------------------           --------------------------------
Name: Christian P. Michalik                Name: Juliet M. Reising
      -------------------------------            -------------------------------
Title: Vice President                      Title:  Executive Vice President and
      -------------------------------              Chief Financial Officer
Date: 1/21/2005                                   ------------------------------
      -------------------------------      Date:  1/21/2005
                                                  ------------------------------

Address:                                   Address:
NACT Acquisition, Inc.                     Verso Technologies, Inc.
191 West 5200 North                        400 Galleria Parkway, Suite 300
North Provo, Utah 84604                    Atlanta, Georgia 30339 USA
Attention: President                       Attention: Chief Financial Officer
Phone: (801) 802-3200                      Phone: 678-589-3500
Fax: (801) 802-2009                        Fax: 678-587-3750

Exhibit A: Products
Exhibit B: Second Tier Reseller Terms
Exhibit C: End User License Agreement
Exhibit D: Discount Provisions

                                    EXHIBIT A

                                    PRODUCTS

PRODUCTS:

NACT PRODUCTS:

IPAX, IPAX - Pico, MCU II, IPAX-XL, Web Connect, Applications (Prepaid etc.), and Professional Services (training, installation, customer support, consulting) related to such products

VERSO PRODUCTS:

I-Master SES, IM Select, IP Unity, and Professional Services (training, installation, customer support, consulting) related to such products

VERSO COMMISSIONED PRODUCTS:

C4CM, C5CM, Command Center, BHG, Net Performer, Sky Performer, and Professional Services (training, installation, customer support, consulting) related to such products

                                   Exhibit A

                                   EXHIBIT B
                        SECOND TIER RESELLER PROVISIONS

For purposes of this Exhibit B, "Second Tier Reseller" means an entity to whom Distributor may Resell certain Products solely for Resale to End Users in the Territory.

(1) Subject to the terms and restrictions of this Addendum and the Agreement, Distributor is authorized to Resell Products to Second Tier Resellers. Upon request of Supplier, Distributor shall promptly provide Supplier with written notice containing the names and addresses of the Second Tier Resellers designated by Distributor and the Products the Second Tier Resellers are authorized to Resell.

(2) Before any Second Tier Reseller shall be authorized to Resell any Products, Distributor and the Second Tier Reseller shall enter into a written agreement (the "Second Tier Agreement") containing the following terms and conditions:

            (a) The Second Tier Reseller shall be authorized to Resell Products only to End Users in the Territory. Any (i) marketing or sales of Products by the Second Tier Reseller outside the Territory or (ii) sales of Products to entities that the Second Tier Reseller knows or has reason to believe are reselling Products, or that intend to deploy the Products outside the Territory, shall be considered a material breach of the Second Tier Agreement giving Distributor the right to immediately terminate such agreement.

            (b) Supplier shall in no way be limited from appointing other entities in the Territory to distribute Products to End Users or resellers for any purpose whatsoever, or from engaging in any other activity anywhere in the world, including the Territory.

            (c) The Second Tier Agreement shall terminate upon termination or expiration of the Agreement.

            (d) The Second Tier Reseller shall be expressly required to strictly comply with all of the terms, conditions and restrictions of the Agreement contained in Section 4 "Intellectual Property," Section 7 "Confidentiality," Section 9.2 "Distributor Indemnity," Section 12 "Imports," Section 13.7 "Compliance with Laws," Section 13.11 "U.S. Government End Users," and Section 13.12 "Equitable Relief." The Second Tier Agreement shall provide that such provisions survive the termination or expiration of the Second Tier Agreement.

            (e) The Second Tier Agreement shall contain the following disclaimers regarding warranty and liability:

      [INSERT NAME OF SUPPLIER] ("SUPPLIER") MAKES ABSOLUTELY NO WARRANTIES TO THE SECOND TIER RESELLER OR ANY THIRD PARTY WHATSOEVER REGARDING THE PRODUCTS, AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, ARE HEREBY DISCLAIMED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, QUIET ENJOYMENT, AND ACCURACY. VERSO DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF THE PRODUCTS (INCLUDING THE SOFTWARE) WILL BE UNINTERRUPTED OR ERROR-FREE. SECOND TIER RESELLER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OF SUPPLIER AND THAT NO WARRANTIES ARE MADE BY ANY OF SUPPLIER'S SUPPLIERS.

      SUPPLIER SHALL NOT BE LIABLE TO THE SECOND TIER RESELLER OR TO ANY THIRD PARTY FOR ANY DAMAGES OR LIABILITIES WHATSOEVER RELATING TO THE

      PRODUCTS OR THE SECOND TIER AGREEMENT, INCLUDING DAMAGES FOR LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY DIRECT, COMPENSATORY, INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      The Second Tier Agreement shall provide that these provisions will survive the termination or expiration of the Second Tier Agreement.

            (f) The Second Tier Reseller shall not be permitted to assign the Second Tier Agreement or any of its rights, obligations or interests in such agreement without the prior written approval of Distributor.

(3) Distributor agrees to diligently enforce the terms and conditions set forth in Section 2 above for the benefit of Supplier, or at Supplier's election, to assign the claims against the Second Tier Reseller to Supplier and to assist Supplier in the enforcement of such obligations against the Second Tier Reseller. Failure by Distributor to perform any of the terms of this Addendum shall be deemed to be a material breach of the Agreement.

(4) Distributor shall be responsible for performance of all obligations and duties of the Second Tier Reseller under the Second Tier Agreement. Supplier shall have no duties or obligations to the Second Tier Reseller or its customers. Distributor shall indemnify and hold Supplier harmless from and shall defend Supplier against any and all claims, suits, losses, damages, costs, fees and expenses, including attorneys' fees, resulting from or related to (a) claims by the Second Tier Reseller, or (b) any acts or omissions of Distributor or the Second Tier Reseller related to the Second Tier Agreement.

                                   EXHIBIT C

                          (END USER LICENSE AGREEMENT)

      This End User Software License Agreement ("Agreement") governs the provision of software and related documentation ("Software" or "Product") from Verso Technologies, Inc., a Minnesota corporation ("Verso" or "Seller") to you ("Buyer" or "you") unless you have previously entered into an agreement that by its provisions supersedes this Agreement. BY USING THE SOFTWARE OR PRODUCT, BUYER IS EXPRESSLY ACCEPTING ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF BUYER DOES NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, BUYER IS NOT ENTITLED TO USE THE SOFTWARE OR PRODUCT. BUYER MAY RETURN THE SOFTWARE OR PRODUCT TO THE SOURCE FROM WHICH IT WAS PURCHASED FOR A REFUND IF THE TERMS AND CONDITIONS OF PURCHASE SO PROVIDE.

1. SOFTWARE LICENSE. The Software is licensed, not sold, to Buyer, and is provided in object code form only. Subject to the terms of this Agreement ("Terms"), Verso grants to Buyer a personal, non-transferable, non-exclusive license to use the object code of the Software solely for Buyer's own internal business purposes (or the provision of telecommunication services to Buyer's direct customers) in accordance with the documentation, in the country in which Buyer acquired the Software, and only on the computer on which the Software is first installed (or a similar replacement unit) (the "License"). UNLESS OTHERWISE PROVIDED, EACH COPY OF THE SOFTWARE MAY BE USED ON A SINGLE COMPUTER ONLY. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE LICENSE IS LIMITED TO BUYER AND IS NON-TRANSFERRABLE. Any attempted transfer of the Software in violation of this restriction will be void.

Buyer shall not (nor shall Buyer permit any third party to): (i) use the Software to manage, use or control telephony resources in excess of those for which Buyer have validly acquired the right to do so (e.g. the maximum number of "ports", "spans" or other measures for which a valid and accepted sales order has been placed with Verso or its authorized resellers); (ii) decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code of the Software; (iii) embed the Software, in whole or in part, within another product; (iv) modify, adapt, translate, copy, create derivative works of the Software; (v) distribute, sell or resell, assign, pledge, sublicense, lease, loan, rent, timeshare, use in a service bureau, assign, deliver or otherwise transfer the Software; and (vi) remove from the Software or alter any of the trademarks, trade names, logos, patent or copyright notices or markings, or add any other notices or markings to the Software. Buyer may copy the Software solely for archival and back-up purposes or to replace a worn or defective copy.

      All copies of the Software and Product documentation including, without limitation, translations, compilations, or partial copies, are the proprietary property and confidential information of Verso and may not be used or disclosed except as permitted by these Terms. Buyer shall not disclose, provide or otherwise make available the Software or Product documentation or any part or copies thereof to any person other than employees of the Buyer who have a legitimate need to know. Buyer shall take all appropriate actions necessary to extend Buyer's confidentiality obligations under these Terms to any person permitted access to the Software or Product documentation.

All right, title and interest to, and all applicable rights in patents, copyrights, trademarks, trade names and trade secrets and other proprietary rights relating to or in the Software or any of its parts shall remain solely vested in Verso or its suppliers. The License is strictly limited to its express terms and Verso reserves any rights in the Software not explicitly granted to Buyer. Any use of the Software outside the scope of the License will be deemed to be a material breach of these Terms.

Verso may terminate the License if (i) Buyer breaches any of the provisions of these Terms and fails to cure such breach within fifteen (15) days after receipt of written notice thereof from Verso or (ii) if payment to Verso for Product is more than thirty (30) days past due. Buyer agrees that upon expiration of the License, it will immediately return or destroy all copies of the Software of portions thereof and, if requested by Verso, will certify in writing to Verso the destruction or return of the Software and all copies thereof. Buyer acknowledges that Products may contain features that would prevent the use of the Products without a valid license. Buyer agrees that Verso may update, upgrade or revise its software products at any time and in doing so incurs no obligation to furnish the same to Buyer under these Terms. Additional restrictions may apply if a new or updated version of the Software is provided to Buyer.

2. LIMITED SOFTWARE WARRANTY. If Buyer has purchased the software directly from Verso, then Verso warrants to Buyer that for a period of ninety (90) days (the "Software Warranty Period") beginning upon the date of shipment, the Software will substantially conform to its associated documentation when used in a computing environment (including on computer hardware and with operating systems) specified as "compatible" in the documentation. Verso's sole and exclusive obligation, and Buyer's sole and exclusive remedy, for breach of the foregoing warranty shall be, at Verso's option, to (a) correct any reproducible error in the Software; (b) replace the Software with a substantially equivalent substitute that conforms to the warranty set forth above; or (c) refund to Buyer the fees actually paid by Buyer to Verso for the non-conforming Software.

THE EXPRESS WARRANTIES IN THIS SECTION 2 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, QUIET ENJOYMENT, AND ACCURACY. NEITHER VERSO NOR ITS SUPPLIER REPRESENT OR WARRANT THAT THE OPERATION OF THE PRODUCTS (INCLUDING THE SOFTWARE) WILL BE UNINTERRUPTED OR ERROR-FREE. BUYER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS SECTION 2 AND THAT NO WARRANTIES ARE MADE BY VERSO OR ANY OF ITS SUPPLIERS.

Some jurisdictions do not allow the disclaimer of implied warranties, so the above disclaimer of implied warranties may not apply to Buyer, in which case the duration of the implied warranties is sixty (60) days from when the Product is received by Buyer.

3. LIMITATION OF LIABILITY. IN NO EVENT WILL VERSO OR ITS SUPPLIERS BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) ARISING UNDER THESE TERMS, ANY ORDER OR IN CONNECTION WITH THE PRODUCT REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH DAMAGES (WHETHER IN CONTRACT, TORT, OR OTHERWISE), EVEN IF VERSO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE FORESEEABLE. Verso'S total AGGREGATE LIABILITY IN CONNECTION WITH THESE TERMS, ANY ORDER AND THE PRODUCTS REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (whether IN contract, TORT or otherwise), shall not exceed the original cost to Buyer of the specific Product, pro-rated on a monthly basis over the sixty (60) month period beginning on ITS installation date. THE BUYER AGREES THAT SECTIONS 2 AND 3 SHALL BE ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND ARE FUNDAMENTAL PARTS OF THE BASIS OF VERSO'S BARGAIN HEREUNDER, AND VERSO WOULD NOT BE ABLE TO PROVIDE THE PRODUCT TO BUYER ABSENT SUCH LIMITATIONS. "Damages" as used in these Terms means claims, liabilities, damages, losses and expenses of any kind.

NEITHER VERSO NOR ITS SUPPLIERS SHALL BE LIABLE FOR ANY THIRD PARTY CLAIMS RELATING TO THE PRODUCTS AND BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD VERSO AND ITS SUPPLIERS HARMLESS AGAINST ANY SUCH CLAIMS OR DAMAGES RELATED THERETO.

4. INTELLECTUAL PROPERTY INFRINGEMENT. Verso will defend any action brought by a third party against Buyer to the extent that the action is based upon a claim that Product in its original manufactured form when used strictly in accordance with Verso documentation infringes any U.S. patent, copyright or trademark or misappropriates any trade secret, and will pay those costs and damages finally awarded in any such action that are specifically attributable to such claim, provided that Verso is notified promptly in writing of the action, and at Verso's request and at its expense, is given control of such action and Buyer provides all requested information and assistance to settle or defend the same. Verso may also, at its option, (a) obtain for Buyer the right to continue to use the Product; (b) modify or replace the Product with non-infringing Product; or
(c) require Buyer to return the Product and upon its return refund the value of the Product as amortized over a presumed sixty (60) month depreciation period. Verso shall have no obligation to defend or indemnify Buyer for any claims arising out of (i) combinations of the Product with other products not of Verso's original manufacture or (ii) any use of the Product not in strict accordance with the Verso documentation or these Terms. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF VERSO AND BUYER'S SOLE AND EXCLUSIVE REMEDY FOR CLAIMS AND ACTIONS RELATING TO OR ARISING OUT OF THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND IS IN LIEU OF ANY WARRANTY AGAINST INFRINGEMENT OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY.

5. ENTIRE AGREEMENT. These Terms constitutes the entire understanding between the parties relating to the subject matter hereof and supersede all prior or concurrent communications, representations or agreements, either oral or written, with respect to the subject matter hereof. No amendment or modification of any provision of these Terms or waiver thereof shall be binding upon Verso unless made in writing by Verso. ANY OF THE TERMS AND

PROVISIONS OF BUYER'S PURCHASE ORDER OR OTHER DOCUMENTS WHICH ARE DIFFERENT FROM, IN ADDITION TO, OR INCONSISTENT WITH CONDITIONS HEREOF OR WHICH CREATE ADDITIONAL OBLIGATIONS ON VERSO ARE REJECTED AND SHALL NOT BE BINDING ON VERSO.

6. MISCELLANEOUS. Buyer may not assign this Agreement or its rights hereunder without obtaining the prior written approval of Verso. Any assignment in violation of the foregoing will be voidable at the election of Verso. If the Software or Product is for use outside the United States, Buyer agrees to comply fully with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to insure that the Software and Product is not exported in violation of United States law. Buyer shall defend, indemnify and hold Verso and Verso suppliers harmless from and against any claims arising out of its violation of any export control laws. These Terms shall for all purposes be governed by and interpreted in accordance with the laws of the State of Georgia as those laws are applied to contracts entered into and to be performed entirely in Georgia by Georgia residents. The parties expressly agree that the United Nations Convention on the International Sale of Goods shall not apply to these Terms. The Buyer agrees that it shall commence any suit or proceeding arising out of or relating to this Agreement in a federal court in Atlanta, Georgia or in state court in Fulton County, Georgia, and irrevocably submits to the jurisdiction and venue of such courts. No action, regardless of form, arising out of this Agreement may be brought by Buyer more than two (2) years after the cause of action has arisen. The waiver by either party of a breach of any obligation shall not constitute a waiver of any subsequent breach. All prices are in U.S. dollars unless otherwise indicated or apparent from the context. All subsequent purchases of Product by Buyer shall be subject to these same terms and conditions unless otherwise provided. This Agreement is prepared and executed in the English language only, which language shall be controlling in all respects. If any provision (or portions thereof) of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions (or portions thereof) shall be unaffected and remain in full force and effect and the unenforceable provision shall be given effect as near as possible to its original intent. Signatures on documents may be in counterparts, which together constitute one and the same document. Signatures may be transmitted by facsimile and are deemed delivered when transmitted to the other party.

                                   EXHIBIT D
                              (DISCOUNT PROVISONS)

(1) PECIAL DISCOUNT RATES. Verso and NACT shall each provide to the other the most favorable discounts off of their standard list prices offered respectively to their resellers or distributors as of the Effective Date of this Agreement (the "Base Discounts"). Verso and NACT shall each immediately reduce the Base Discounts if they make lower discounts available to any of their resellers or distributors. If either party reduces its products and reduces its disount schedules as a result, the Base Discounts offered to the other party may be reduced consistent with such price reduction as long as the pricing is applied and the new Base Discounts are the most favorable made available by the seller to its resellers or distributors. The actual Discount provided by Verso to NACT and by NACT to Verso shall always be 10% BELOW THE BASE DISCOUNT provided by the applicable Supplier at the time the Order is submitted by the applicable Distributor.

(2) DETERMINING DISCOUNT LEVEL. During the first calendar quarter under this Agreement, the initial Base Discount percentage shall correspond to the lowest volume set forth below. At the beginning of each of the three subsequent calendar quarters of the first year under this Agreement, Supplier will (i) calculate a projection of total sales to Distributor during such year based on Distributor's amount of accepted Orders for Product placed with Verso during the previous quarter(s) (the "Projection"); and (ii) set the Base Discount applicable during such calendar quarter to the rate corresponding to the Projection in the discount schedule.

During subsequent years under this Agreement, the Base Discount level will be updated on a rolling quarterly basis and will be determined based upon the aggregate level of accepted Orders for Product placed by Distributor over the previous year period. As the level of sales to Distributor increase to the next spending range, Distributor will become eligible for the next higher Base Discount level on all spending within the ranges indicated in the table below. The increased Base Discount level shall only apply to spending within the ranges outlined below. Base Discount level increases or decreases will only apply to Orders on a prospective basis. For the purpose of the foregoing, "sales" shall mean shipped orders net of overdue payments and net of returns.

All discounts apply only to those Products in the applicable product category and do not apply to any Products or services that are listed on the Price List with a discount exception. Without limiting the foregoing, Distributor acknowledges and agrees that all Supplier services, including, but not limited to, support services, professional services, training, education or consulting services, are not eligible for discounts.

(3) INITIAL BASE DISCOUNTS VERSO PRODUCTS

AGGREGATE LEVEL OF SALES TO                      $3,000,001       $1,500,001
 THE DISTRIBUTOR OVER THE         $4,500,001         TO               TO        $500,001 TO      LESS THAN
       PREVIOUS YEAR              OR GREATER     $4,500,000       $3,000,000     $1,500,000       $500,000
       -------------              ----------     ----------       ----------    -----------      ---------
   DISCOUNT PERCENTAGE               50              45               40            35               30

NACT PRODUCTS

AGGREGATE LEVEL OF SALES TO                      $3,000,001       $1,500,001
 THE DISTRIBUTOR OVER THE         $4,500,001         TO               TO        $500,001 TO      LESS THAN
       PREVIOUS YEAR              OR GREATER     $4,500,000       $3,000,000     $1,500,000       $500,000
       -------------              ----------     ----------       ----------    -----------      ---------
   DISCOUNT PERCENTAGE               50              45               40            35               30

                                                                   EXHIBIT 99.19

                            [VERSO TECHNOLOGIES LOGO]

                            VERSO TECHNOLOGIES, INC.
                            MASTER SERVICE AGREEMENT

This Agreement ("Agreement") is made as of January 21, 2005 by and between Verso Technologies, Inc. ("Verso"), with an address of 400 Galleria Parkway, Suite 300, Atlanta, GA 30339 and NACT Acquisition, Inc. ("Customer"), with an address of 191 West 5200 North, Provo, UT, 84604

The parties agree as follows:

1. SCOPE OF AGREEMENT. Verso and Customer have agreed that Verso shall perform certain transition and call center services for Customer in connection with Customer's acquisition of assets from Verso and its affiliated entities pursuant to an Asset Purchase Agreement of even date herewith. The services to be performed by Verso are set forth in one or more Statements of Work each signed by both parties and attached as exhibits to this Agreement (collectively, the "SOWs" or individually, the "SOW"). This Agreement shall govern the SOWs and all services performed thereunder. In the event of a conflict between an SOW and this Agreement, this Agreement shall govern.

2. PERFORMANCE OF SERVICES. Subject to the terms and conditions of this Agreement, Verso agrees to perform the services set forth in the SOWs and Customer agrees that Verso is authorized to perform such services for Customer.

3. PAYMENT TERMS. Verso shall invoice Customer as provided in each SOW. If the SOW does not include invoice and payment provisions, (a) Verso shall invoice Customer on a monthly basis for all service performed under the SOW, and (b) payment shall be made by Customer no later than 30 days after the date of the invoice. Under all SOWs, Customer shall be responsible for paying all sales, use, value-added, and excise taxes in connection with the services.

4. LATE CHARGES. Late payments under all SOWs will bear a late charge of one and one-half (1.5) percent per month until paid. Customer shall pay all of Verso's costs incurred to collect delinquent payments under any SOW, including reasonable attorneys' fees.

5. OUT OF POCKET EXPENSES. Customer shall pay out-of-pocket expenses of Verso as set forth in the SOWs. Such amounts shall be due 30 days after the date of invoices issued therefore.

6.    WARRANTIES AND LIABILITY.

      VERSO WARRANTS THAT WORK WILL BE PERFORMED IN A PROFESSIONAL AND WORKMANLIKE MANNER CONSISTENT WITH INDUSTRY STANDARDS AND SUBSTANTIALLY IN ACCORDANCE WITH THE DESCRIPTION SET FORTH IN THE SOW.

      CUSTOMER ACKNOWLEDGES AND AGREES THAT THE WARRANTY SET FORTH ABOVE IS THE ONLY WARRANTY MADE TO CUSTOMER WITH REGARD TO THE SERVICES UNDER THE SOWS AND THIS AGREEMENT, AND THAT SUCH WARRANTY IS MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      VERSO SHALL NOT BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. VERSO'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT, THE SOWS, OR THE SERVICES, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE AMOUNT OF FEES PAID BY PURCHASER TO VERSO UNDER THIS AGREEMENT FOR THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CLAIM

      ACCRUED. MULTIPLE CLAIMS SHALL NOT EXPAND THIS LIMITATION. THIS SECTION SHALL BE GIVEN FULL EFFECT EVEN IF THE WARRANTY PROVIDED IN THIS SECTION IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

7. TERMINATION. This Agreement shall be effective upon completion or termination of all of the SOWs entered into under this Agreement. The term of each SOW shall be as set forth in the SOW. A party may terminate this Agreement effective upon 30 days' written notice if the other party is in breach of any term of this Agreement and fails to cure such breach within the 30 day notice period. Failure to pay invoices on a timely basis under an SOW two times or more in any 12-month period shall be grounds for immediate termination of this Agreement by Verso. Termination of this Agreement shall result in termination of all of the SOWs then in effect. If Verso terminates this Agreement as provided in this paragraph, Verso shall be entitled to payment of all amounts owed under this Agreement on all SOWs through the effective date of termination, including, without limitation, any applicable late fees.

8. RELATIONSHIP OF PARTIES. Verso is an independent contractor of the Customer.

9. CONFIDENTIALITY. Each party acknowledges that it may be exposed to confidential and proprietary information of the other party including, without limitation, software products and other technical information, functional and technical specifications, and other information labeled as confidential or proprietary information ("Confidential Information"). Confidential Information does not include information already known or independently developed by the recipient or information in the public domain through no wrongful act of the recipient, or information received by the recipient from a third party who was free to disclose it. Each party agrees not to divulge, disclose, or communicate in any manner any Confidential Information to any third party without the prior written consent of the other party and to use the Confidential Information only for purposes of performing under this Agreement. Each party will protect the Confidential Information of the other party and treat it as confidential for a period of 3 years after it was disclosed. All data and information regarding the calls processed by the call center shall be considered the Confidential Information of the Customer and copies shall be delivered to Customer upon its request.

10. UNAUTHORIZED DISCLOSURE OF INFORMATION. If either party has disclosed (or has threatened to disclose) Confidential Information in violation of this Agreement, the other party shall be entitled to seek an injunction to restrain the violating party from disclosing, in whole or in part, such Confidential Information. Such equitable relief shall not limit the parties' ability to pursue other remedies, including a claim for losses and damages.

11. SURVIVAL AFTER TERMINATION. The following provisions of this Agreement shall survive the termination or expiration of this Agreement: 6, 7, 9, 10 and 11.

12. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or 3 days after deposited in the United States mail, sent via certified mail, addressed as follows:

Company:
                                               Customer:
        Contract Administrator
        Verso Technologies, Inc.                       NACT Acquisition, Inc
        400 Galleria Parkway, Suite 300                192 West 5200 North
        Atlanta, GA 30339                              Provo, UT 84604

      Either party may change such address from time to time by providing written notice to the other in the manner set forth above.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the performance of the services in the SOWs. This Agreement may not be assigned by either party without the other party's prior written consent, not to be unreasonably withheld or delayed.

14. AMENDMENT. This Agreement can only be modified by a written Agreement duly signed by both parties. Each SOW can only be modified in accordance with the provisions set forth in the SOW. No oral statements, before or after the date of this Agreement, shall have the effect of in any way expending the warranties contained herein, or of modifying the limitation of liabilities contained herein.

15. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

16. WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

17. FAX COUNTERPARTS. A facsimile of this Agreement and notices sent according to any notice identified therein, shall be treated as "original" documents.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflict of laws principles.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

VERSO TECHNOLOGIES, INC.                    NACT ACQUISITION, INC.

By:  /s/ Juliet M. Reising                 By:  /s/ Christian P. Michalik
     --------------------------------           --------------------------------
Name: Juliet M. Reising                    Name: Christian P. Michalik
      -------------------------------            -------------------------------
Title: Executive Vice President and        Title:  Vice President
       Chief Financial Officer                   -------------------------------
      -------------------------------
Date: 1/21/2005                            Date:  1/21/2005
      -------------------------------             ------------------------------

                      EXHIBIT A TO MASTER SERVICE AGREEMENT
                   STATEMENT OF WORK FOR CALL CENTER SERVICES

GENERAL DESCRIPTION OF WORK

SERVICES

      Verso will provide a call center outsourced solution utilizing Verso's call center located at 400 Galleria Parkway in Atlanta, Georgia. Services Verso will provide to NACT under this SOW are:

            -     Call Center Services

            -     Account Management

TOOLS/RESOURCES

      1.    NACT CRM System (Clientele) (provided by NACT)

      2.    NACT's Customer Information Spreadsheet (provided by NACT)

      3.    Internet Access (provided by Verso)

      4.    Reference Manuals (provided by NACT)

      5.    Training Materials (provided by NACT)

      6.    NACT's Knowledgebase Material (provided by NACT)

      7.    WebConnect Internet CS system (provided by NACT)

GENERAL ASSUMPTIONS

      1. This SOW supersedes all pre-existing SOWs, proposals, summaries and addendums relating to the provision of call center and account management services. Any modifications or changes to this SOW must follow the change control process defined in section 5.2.

      2. Every six months, Verso will provide an operations activity summary and process and procedure flow charts for the designated services called out in this Statement of Work.

      3. This SOW assumes an average monthly call volume of 1200 calls which includes NACT and Yahoo. If the call volume exceeds this level, the parties will enter into a change order as provided in section 5.2.

      4. This SOW assumes approximately 5 minute average handle time per call. If the average handle time exceeds this level, the parties will enter into a change order as provided in section 5.2.

      5. The Service Level Agreements in this SOW (SLAs) shall not apply when failure to meet them is caused by the acts or omissions of NACT or its manufacturers, vendors, or carriers.

      6. The SLAs shall not apply when failure to meet them is caused by acts of God or other issues outside of the control of Verso, or by NACT outages and communication downtime.

      7. Verso will provide a work force to meet the provisioning of services and attainment of SLAs contained in each of the service categories in this SOW. The Operations Director will manage the daily re-allocation of excess capacity and re-deployment to cover over capacity categories.

      8. Verso management and NACT management personnel will mutually develop a training curriculum for inclusion in the Verso Standard Operation Procedure (SOP) orientation guides that will provide guidance to the support personnel and ensure coverage of all potential escalation issues.

      9. Verso will hold all responsibility for selection and management of Verso personnel necessary to fulfill the scope contained in the SOW.

      10. NACT will provide all information and access to knowledge holders required for Verso to fulfill the scope contained in this SOW.

      11. NACT will provide support for NACT owned telephony system and Customer Information Spreadsheet.

      12. Verso services, described in this SOW, are limited to the United States, District of Columbia and Canada. However, the Verso Help Desk function will accept calls from outside the U.S. where the English language and Spanish language are the consistent medium of communication.

      13. Verso requires 30 days advance notice to contract for additional personnel to handle additional responsibilities which are not defined in this SOW and where increased call volume is anticipated. Any requirement for additional personnel will be handled through the change control process identified in section 5.2 of the SOW.

      14. NACT will provide Verso reasonable network and system access to perform assigned duties.

      15. Verso and NACT will mutually develop and maintain procedural and reference documentation.

VERSO HOURS OF OPERATION

      1.    General

                  a. Unless noted otherwise, standard hours are 8:00 a.m. to 5:00 p.m. EST, Monday though Friday, excluding Verso observed holidays

      2.    Exceptions

 Function                                    Exception
 --------                                    ---------
Call Center                           7x24 coverage required

VERSO OBSERVED HOLIDAYS

      New Year's Day            Memorial Day

      Independence Day          Labor Day

      Thanksgiving Day          Day after Thanksgiving Day

      Christmas Eve Day         Christmas Day

CALL CENTER

DESCRIPTION OF SERVICE - CALL CENTER

      Verso will provide on-site Call Center personnel at Verso's location in Atlanta, GA. These personnel will provide a single-point-of-contact (SPOC) for clients to access the services contained in this SOW.

      Verso Help Desk support agents will provide first calls acceptance for NACT's customers, as they call for customer services as provided by NACT under their support contacts. Verso Help Desk will enter the customers request into NACT's Clientele trouble ticket management system, and then based upon the severity of the issue, transfer the call directly to NACT's customer service personnel or mainline operator during NACT's CS operating hours or to the on-call personnel in after hour situations. Verso Help Desk will also provide Customer Services for Yahoo/Moneygram customer as outlined in the current Viewing Yahoo! Account Information document.

TOOLS - CALL CENTER/RESOURCES

      1. Interactive Voice Response Unit (IVRU) - Call routing system (provided by Verso).

      2.    NACT CRM System (Clientele) (provided by NACT)

      3.    System reference manuals (provided by NACT).

      4.    ACD phones (provided by Verso)

      5.    Knowledgebase (provided by Verso)

      6.    Internet Access (provided by Verso)

      7.    NACT's Customer Information Spreadsheet (provided by NACT)

      8.    WebConnect Internet CS system (provided by NACT)

KEY ASSUMPTIONS - CALL CENTER

      1.    Average call handle time is 5 minutes.

      2. Verso will implement a new call flow process including call escalation to a subject matter expert on the Help Desk after five minutes' call duration average. This will be done to achieve call resolution goals.

TECHNOLOGY IMPLEMENTATION ASSUMPTIONS

      1. Verso will not implement significant technology initiatives within six months of contract signature.

      2. NACT will own all knowledge base data relating to its products under this SOW.

      3. NACT will maintain ownership of its existing technology and any technology implemented at NACT's expense for the duration of this contract.

RESPONSIBILITY MATRIX - CALL CENTER

                                Help Desk                                  Verso       NACT
                                ---------                                  -----       ----
1.   Provide ACD system to receive all client calls and ongoing              X
     maintenance and support

2.   Provide IVRU call routing system.                                       X

3.   Provide IVRU voice programming and ongoing functionality                X

4.   Develop and maintain support agent scripts.                             X          X

5.   Develop and maintain call flow and escalation processes.                X          X

6.   Provide analysts software that is required to perform the                          X
     assigned duties.

7.   Develop and maintain procedural and reference documentation             X          X
     (overall Help Desk operations).

8.   Knowledge base implementation/management                                X          X

9.   Develop, maintain and produce reporting as defined in SOW               X          X

10.  Provide and maintain call management software to monitor                X
     ACD activity.

SERVICE LEVEL SPECIFICATIONS

                                                                         MINIMAL ACCEPTABLE LEVEL
CALL CENTER SLAS                     DESCRIPTION OF SLA                       OF PERFORMANCE               RESOURCE RANGE
----------------                     ------------------                       --------------               --------------
Answer time                   The average time it takes a Help Desk      Target - 100%                           N/A
                              Analyst to answer an inbound ACD
      Average answer          call. The SLA is valid as long as the      Minimally acceptable - 95%
      speed of                inbound call volume to the Verso Help
      180 seconds             Desk does not exceed 150 calls per day.    Unacceptable - <90%
                              SLA measurements based on monthly data.

Abandonment Rate              Percentage of caller that hang up          Target - 100%                           N/A
                              prior to speaking with agent
      Less than 10%                                                      Minimally acceptable - 95%

                                                                         Unacceptable - <90%

SLAS MEASURED AND REPORTED MONTHLY.

CALL FLOW

                                  [FLOW CHART]

ACCOUNT MANAGEMENT

DESCRIPTION OF SERVICE - ACCOUNT MANAGEMENT

      Verso will provide an Account Manager to the NACT account, to be located at the Verso campus.

SUMMARY OF ACTIVITIES - ACCOUNT MANAGEMENT

      ACCOUNT MANAGER

      1.    Single point of contact for relationship management.

      2.    Issue escalation and resolution.

      3.    Change management authority.

      4.    Interface to Verso senior executive management.

      OPERATIONS MANAGER

      1.    Management of service delivery.

      2.    Developing and delivery of training.

      3.    Ensuring compliance with Verso and NACT standards.

      4.    Development of procedures to achieve quality and SLAs.

      5.    Define escalation policy and practices for problem resolution.

      6.    Reporting on team performance.

      7.    Personnel management.

      8.    Developing and implementing process improvement plans.

      9.    Management of facilities and security.

      10.   Development and maintenance of operational procedures.

      11.   Management of Verso capital assets.

      12.   Management of third party relationships.

      13. Development and implementation of resource allocation and scheduling plan.

      SUPERVISORS

      1.    Policy and procedures compliance management.

      2.    Direct management of technical support resources.

      3.    Management of training certifications and scheduling.

      4.    Management of quality and SLAs.

      5.    Management of resource allocation and scheduling.

      6.    Management of escalation issues.

      7.    Ensures operation consistency of service.

      8.    Prepare and deliver prescribed reporting.

      9.    Attends roll call and escalation meetings.

RESPONSIBILITY MATRIX - ACCOUNT MANAGEMENT

                     Account Management                         Verso           NACT
                     ------------------                         -----           ----
1.    Provide a single-point-of-contact for policy
      creation and resolution of escalated issues.                X              X

2.    Provide functional group interface for Verso line
      managers.                                                                  X

3.    V.P. of Business Development is responsible for
      Operational Excellence and Success at NACT.                 X

4.    Conduct Quarterly account reviews with appropriate
      parties.                                                    X

5.    Provide performance score sheets based on Service
      level attainment on a monthly basis.                        X

SERVICE IMPLEMENTATION

DESCRIPTION OF SERVICE - SERVICE IMPLEMENTATION

      Verso will provide implementation services required to establish the outsourced offering described in sections 4 and 5.

SUMMARY OF ACTIVITIES - SERVICE IMPLEMENTATION

      1.    Acquire/Develop support documentation.

      2.    Become familiar with NACT products and offerings.

      3.    Understand and refine escalation requirements.

      4.    Identify third party resources required to complete tasks.

      5.    Establish call routing scheme.

      6.    Define ACD reporting.

      7.    Establish telephony access from provider.

      8. Educate training and support staff on products and documented procedures.

      9.    Test documented processes.

6.3   RESPONSIBILITY MATRIX - SERVICE IMPLEMENTATION

                        Service Implementation                                 Verso         NACT
                        ----------------------                                 -----         ----
1.    Identify Agent Skills Required (Technical, Language)                                    X

2.    Provide any support FAQ's                                                               X

3.    Identify a Trainer                                                         X            X

4.    Identify best training strategy (lead agent, onsite, etc.)                 X            X

5.    Create Training Aids                                                       X            X

6.    Provide Training Materials                                                              X

7.    Ensure Knowledge Transfer to Knowledgebase                                 X

8.    Provide test accounts for training and testin                              X            X

9.    Provide any tools/software needed to analyst to perform duties             X            X

10.   Identify best method to connect to current technologies                    X            X

11.   Provide access to current technologies Passwords                                        X

12.   Identify any licensing issues                                              X            X

13.   Outline Knowledgebase owner/administration                                 X            X

14.   Outline telephony requirements/needs 800#, Local ANI,                      X            X
      Porting Issues for existing number, etc...

15.   Identify IVRU functionality                                                X

16.   Establish recordings/verbiage to be used                                   X            X

17.   Channel Contact Requirements and Information (Email, Fax, Chat)            X            X

18.   Identify any technology needed for off hours support                       X            X
      (routing, recordings etc)

19.   Identify any CRM needs                                                     X            X

20.   Identify any CTI needs                                                     X            X

21.   Identify any tools/software needed to perform duties                       X            X

22.   Define Levels of Support                                                   X            X

23.   Define Hardware to be supported (include limit of support)                 X            X

24.   Define Software to be supported (include limit of support)                 X            X

25.   Identify Points of Contact                                                 X            X

26.   Establish escalation procedures (Customer Escalations)                     X            X

27.   Establish escalation procedures (Misrouted Calls Escalations)              X            X

28.   Establish escalation procedures (Technical Escalations)                    X            X

29.   Establish escalation procedures (Vendor Escalations)                       X            X

30.   Outline specific call flows i.e. level 1 level 2 level 3 etc...            X            X

31.   Develop Agent Scripts                                                      X            X

CHANGE CONTROL PROCESS

      A Change control form must be completed for changes, requested by either Verso or NACT, from what is detailed in this SOW. To become effective, the form must be signed by both parties. The Verso Account Manager has the responsibility for managing changes for the required scope, cost, schedule and quality of work. A sample of the change control form to be completed is included in this section.

      The following chart outlines Verso's approval for change control.


            Verso

      Sr. VP, Advanced Application Services

      Chief Financial Officer, Verso Technologies, Inc.

VERSO/NACT CHANGE CONTROL FORM (SAMPLE)

CHANGE REQUEST #: _________________

PROJECT:           _____________________  PROJECT MANAGER: _____________________

CUSTOMER IMPACTED: _____________________  DATE SUBMITTED:  _____________________

TYPE OF CHANGE:

SERVICE LEVEL       SCOPE OF SERVICE      OPERATION/ PROCEDURES    OTHER

                                                                   _____________

REQUESTED BY               CUSTOMER CONTACT           DELIVERY MANAGER

NAME___________________    NAME___________________    NAME _____________________

STATE CURRENT SERVICE __________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

PROPOSED CHANGE ________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

IMPACT STATEMENT _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


IMPLEMENTATION DATE   ESTIMATED IMPLEMENTATION    APPROVAL  INT______ YES   NO

  ___/___/___         DAYS 30-60-90 OTHER______

SIGNATURE <CLIENT>

                  __________________________________________DATE ___/___/___/

SIGNATURE OUTSOURCE VENDOR MANAGEMENT

                  __________________________________________DATE ___/___/___/

CHANGE CONTROL PROCESS

All requests for changes to the Deliverables or delivery schedules are subject to the procedures set out in this section.

A. Customer may request change to the Deliverables or delivery schedules in accordance with the following procedures:

B. Using the Change Request attached to this Statement of Work, Customer shall notify Verso in writing of a requested change specifying the change with sufficient details to enable Verso to evaluate it ("Change Request").

C. Within 14 days following the date of receipt of such a Change Request, Verso shall provide to Customer a preliminary estimate at the then current standard rates that Verso charges for services of a similar nature and payment terms shall be in accordance with the Master Services Agreement.

D. Within the timeframe specified in the preliminary estimate ("Response Period") Customer will notify Verso in writing whether or not to proceed with Change Request. If Customer notifies Verso in writing not to proceed within the Response Period, then the Change Request shall be deemed withdrawn and Verso shall take no further action. If Verso has not received any notice within the Response Period, then Customer shall be deemed to have advised Verso not to proceed.

E. If Customer notifies Verso in writing to proceed with the Change Request within the Response Period, Verso will prepare a Change Control Document in accordance with the Preliminary Estimate which: (i) assesses the impact of the change on the total cost of the applicable deliverables, delivery schedules, other deliverables and any other areas which in the opinion of Verso are likely to be affected by the requested change; and (ii) incorporates a description of the requested change and its cost.

F. The price stated in the Change Control Document shall be deemed increases to any limit of maximum expenditure specified in this Agreement or the Schedules.

TERMS AND CONDITIONS

    SERVICE PRICING ASSUMPTIONS

      1.    Implementation charge: No Charge

      2.    Monthly Support Fee (see chart below)

 MONTHLY
 VOLUME          MONTHLY          OVER MINIMUM
(MINUTES)          FEE          PRICE PER MINUTE
  3500           $3,500               $1.00

      3. The term of the agreement will be one (1) year with automatic renewal if not terminated 60 days prior to renewal date. Verso may increase the monthly service fee for a new service year if it provides NACT with notice of the new pricing 90 days prior to the renewal date.

      4.    All telecom charges will be paid by NACT.

      5. All monthly service fees will be paid in advance. Overages will be billed in the following month.

      6. Payment for the base contracted services will be NET (30) from the date of a invoice. NACT will continuously strive to pay NET fifteen
            (15) when possible. NACT will pay one and a half percent on all past due invoices and will be included on the following months invoice.

    BILLING PROCESS

      1. Call Center and Account Management services are included in the per month fee and will be billed monthly.

      2. Upon approval, the Accounts Payable Agent processes the check and mails it using U.S. Mail to Verso's Lock Box.

STATEMENT OF WORK APPROVAL

The signature below of an authorized Customer representative indicates acceptance of the terms and conditions of this SOW by Customer. A signature by an authorized Verso representative below indicates Verso's agreement to perform the defined work under the terms of this SOW.

AGREED TO:                                AGREED TO:

      NACT ACQUISITION, INC.              VERSO TECHNOLOGIES, INC.

By: /s/ Eric Gurr                         By: /s/ Juliet M. Reising
    -----------------------------            -----------------------------
          (Authorized Signature)                    (Authorized Signature)

Name:  Eric Gurr                          Name: Juliet M. Reising
       --------------------------               --------------------------

(Print)

Title: Chief Executive Officer            Title: Executive Vice President and
       --------------------------                Chief Executive Officer
                                                 -------------------------

Date: 1/21/2005                           Date: 1/21/2005

PRODUCT LISTING

NACT Pre-Paid Platform

NTS

YAHOO/Moneygram Pre-paid customer service.

                                                                   EXHIBIT 99.20

                       INSTRUMENT OF ASSIGNMENT, AGREEMENT
                                   AND CONSENT

      This Instrument of Assignment, Agreement and Consent (this "Agreement") is executed and delivered as of the 21st day of January, 2005, among VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Guarantor"), NACT ACQUISITION, INC., a Delaware corporation ("NACT Acquisition"), BOGGESS HOLDINGS, L.L.C., a Utah limited liability company, as successor in interest to Boggess-Riverwoods Company, L.L.C., a Utah limited liability company ("Landlord"), NACT TELECOMMUNICATIONS, INC., a Delaware corporation ("NACT") and MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa corporation ("Lender").

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Lease Agreement dated December 30, 1999 (the "Lease"), Landlord and NACT entered into an agreement to lease to NACT an office building located at 191 West 5200 North Street, Provo, Utah (the "Demised Premises");

      WHEREAS, pursuant to that certain Instrument of Assumption and Substitution of Guarantor of Lease dated as of July 27, 2001, among World Access, Inc., Guarantor, Landlord and NACT (the "Instrument"), Guarantor (i) guaranteed NACT's obligations under the Lease and (ii) assumed the obligations of World Access, Inc. under that certain Guaranty of Lease dated December 30,1999 ((i) and (ii) together, the "Guaranty"); and

      WHEREAS, NACT Acquisition, NACT and Guarantor are considering entering into a proposed transaction pursuant to which, among other things, NACT will assign all of its right, title and interest in and to substantially all of its assets to NACT Acquisition as set forth in that certain Asset Purchase Agreement of even date among NACT, NACT Limited, Guarantor and NACT Acquisition (the "Asset Purchase Agreement");

      NOW, THEREFORE, for and in consideration of these premises and the terms and covenants contained herein, NACT, NACT Acquisition, Guarantor and Landlord hereby agree as follows:

      1. Effective as of and subject to the consummation of the transactions contemplated by the Asset Purchase Agreement (the "Closing"), NACT assigns, transfers and sets over all of its right, title and interest in and under the Lease to NACT Acquisition.

      2. Effective as of and subject to the Closing, NACT Acquisition assumes all duties, obligations and liabilities of NACT under the Lease and agrees to be bound and to perform all of the obligations, duties, covenants, stipulations and agreements of NACT therein contained.

      3. Effective as of and subject to the Closing, NACT Acquisition agrees to pay to Landlord all payments required by the Lease promptly when due. Effective as of and subject to the Closing, NACT Acquisition agrees to indemnify NACT and Guarantor against all actions, claims and demands whatsoever in respect to the obligations, liabilities, duties covenants, stipulations, agreements and conditions assumed by NACT Acquisition hereby from the date of the Closing through the expiration of the Lease.

      4. Neither Landlord nor its agents have made any representations with respect to the Demised Premises, except as expressly set forth in the provisions of the Lease.

      5. Landlord hereby consents to the assignment and transfer to NACT Acquisition of all of NACT's right, title and interest in and under the Lease, and NACT Acquisition's assumption of all obligations, duties, covenants, stipulations and agreements of NACT under the Lease as of the date of the Closing as contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement (i) shall relieve NACT of its obligations under the Lease for the remainder of the term of the Lease, and Landlord specifically reserves its rights and remedies with respect to NACT under the Lease or (ii) shall relieve Guarantor of its obligations under the Guaranty for the remainder of the term of the Guaranty, and Landlord specifically reserves its rights and remedies with respect to Guarantor under the Guaranty. Further, nothing in this Agreement shall be deemed to authorize any assignment or other transfer in whole or in part of the interest of NACT Acquisition under the Lease in violation of any provisions thereof.

      6. As an inducement to Landlord to execute this Agreement, NACT represents and warrants to Landlord that, (i) to the best of its knowledge, as of the date hereof, each of NACT and Landlord are in compliance with its respective obligations under the Lease; and (ii) the material elements of the transaction contemplated by the Asset Purchase Agreement are accurately described on Exhibit A attached hereto and incorporated herein by this reference.

      7. As a further inducement to Landlord to execute this Agreement, NACT Acquisition represents and warrants to Landlord that: (i) the material elements of the transaction contemplated by the Asset Purchase Agreement are accurately described on Exhibit A attached hereto and incorporated herein by this reference; (ii) NACT Acquisition is a newly formed company that is controlled by Kinderhook Capital SBIC Fund I, L.P. ("Kinderhook"); and (iii) as of the date hereof, NACT Acquisition will receive an indirect equity investment from Kinderhook of no less than $6 million cash; thus, as of the completion of the acquisition contemplated by the Asset Purchase Agreement, NACT Acquisition will have no less than $6 million of equity.

      8. As a further inducement to Landlord to execute this Agreement, Guarantor represents and warrants to Landlord that, (i) Guarantor acknowledges the assignment and transfer by NACT to NACT Acquisition as contemplated by this Agreement; (ii) NACT Acquisition is not an affiliate of Guarantor; (iii) Guarantor acknowledges and agrees that pursuant to the transactions contemplated by this Agreement and the Asset Purchase Agreement, the Guaranty shall continue to be enforceable and effective as against Guarantor with respect to the assumed duties, obligations and liabilities undertaken by NACT Acquisition pursuant to this Agreement; (iv) pursuant to the transactions contemplated by this Agreement and the Asset Purchase Agreement, Guarantor has received consideration supporting and sufficient to justify the continued effective nature of the Guaranty, notwithstanding the transactions contemplated by the Asset Purchase Agreement.

      9. This Agreement will be binding upon NACT, NACT Acquisition, Guarantor and Landlord, and their respective successors and assigns.

      10. Lender has executed this Agreement for the purposes of acknowledging its consent hereto; provided, however, that the other parties hereto recognize and acknowledge that

Lender's consent is made expressly subject to the terms of Sections 5, 6, 7 and 8 hereof, and Lender has relied on the provisions thereof in executing this Agreement.

      11. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

      12. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile transmission.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                         VERSO TECHNOLOGIES, INC.,
                                         a Minnesota corporation

                                         By:    /s/ Juliet M. Reising
                                                --------------------------------
                                         Name:  Juliet M. Reising
                                                --------------------------------
                                         Title: Executive Vice President and
                                                Chief Financial Officer
                                                --------------------------------

                                         BOGGESS HOLDINGS, L.L.C.,
                                         a Utah limited liability company

                                         By:    /s/ Bart Boggess
                                                --------------------------------
                                         Name:  Bart Boggess, Attorney in Fact
                                                --------------------------------
                                         Title: Jerry Boggess, Its Manager
                                                --------------------------------

                                         NACT TELECOMMUNICATIONS, INC.,
                                         a Delaware corporation

                                         By:    /s/ Juliet M. Reising
                                                --------------------------------
                                         Name:  Juliet M. Reising
                                                --------------------------------
                                         Title: Vice President
                                                --------------------------------

                                         NACT ACQUISITION, INC.,
                                         a Delaware corporation

                                         By:    /s/ Christian P. Michelik
                                                --------------------------------
                                         Name: Christian P. Michalik
                                         Title: Vice President

                                      MIDLAND NATIONAL LIFE INSURANCE
                                      COMPANY, an Iowa corporation

                                      By: /s/ E John Fromelt
                                          --------------------------------------
                                      Name: E John Fromelt
                                      Its: President, Midland Advisors Company
                                           As Agent for Midland National Life
                                           Insurance Company

                                    EXHIBIT A

                         DESCRIPTION OF THE TRANSACTION

NACT is in the business of providing software and hardware for switching, billing, provisioning, and management solutions for the telecommunications and related industries. NACT is (i) a wholly-owned subsidiary of Guarantor and (ii) is the tenant pursuant to the Lease, Verso has guaranteed NACT's obligations under the Lease. NACT Acquisition plans to purchase substantially all of the NACT assets (including its business as described above) pursuant to an Asset Purchase Agreement dated the date of the Instrument of Assignment, Agreement and Consent to which this Description of Transaction is attached as Exhibit A.